   As filed with the Securities and Exchange Commission on May 13, 1999

                                            Registration Statement No. 333-71937

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ----------------

                              Amendment No. 3
                                       to
                                    Form S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ----------------

                             iXL Enterprises, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                     7373                    58-2234342
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of              Industrial             Identification No.)
    incorporation or          Classification Code
      organization)                 Number)
                               ----------------
                               1888 Emery St., NW
                               Atlanta, GA 30318
                                 (800) 573-5544
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                               ----------------
                             U. BERTRAM ELLIS, JR.
                            Chief Executive Officer
                             iXL Enterprises, Inc.
                               1888 Emery St., NW
                               Atlanta, GA 30318
                                 (404) 267-3800
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                                   Copies to:
   JAMES S. ALTENBACH        MARGARET A. DAVENPORT        GREGORY C. SMITH
     Minkin & Snyder         Debevoise & Plimpton       Skadden, Arps, Slate,
   One Buckhead Plaza          875 Third Avenue          Meagher & Flom LLP
  3060 Peachtree Road,        New York, NY 10022        525 University Avenue
       Suite 1100               (212) 909-6000           Palo Alto, CA 94301
    Atlanta, GA 30305                                      (650) 470-4500
     (404) 261-8000

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

                               ----------------

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

      This Registration Statement contains two forms of prospectus: one to be used in connection with a U.S. and Canadian offering of the registrant's common stock and one to be used in a concurrent international offering of the common stock. The international prospectus will be identical to the U.S. prospectus except that it will have a different front cover page, underwriting section and back cover page. The U.S. prospectus is included herein and is followed by the alternate front cover page, underwriting section and back cover page to be used in the international prospectus, which have each been labeled "Alternative Page for International Prospectus."

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

                 Preliminary Prospectus dated May 13, 1999

P R O S P E C T U S
                        [Logo of iXL Enterprises, Inc.]

                                6,000,000 Shares

                             iXL ENTERPRISES, INC.

                                  Common Stock

                                 ------------

    This is iXL Enterprises, Inc.'s initial public offering of common stock. The U.S. underwriters will offer 4,800,000 shares in the United States and Canada and the international managers will offer 1,200,000 shares outside the United States and Canada.

    We expect the public offering price to be between $10.00 and $12.00 per share. Currently, no public market exists for the shares. After pricing of the offering, the common stock will trade on the Nasdaq National Market under the symbol "IIXL."

    Affiliates of General Electric Company have agreed to purchase an aggregate of 2,000,000 shares of common stock directly from iXL Enterprises, Inc. in a private placement transaction. This investment is expected to be completed concurrently with the closing of this initial public offering, if regulatory and other conditions are satisfied, at a price per share equal to the initial public offering price.

    Investing in the common stock involves risks which are described in the "Risk Factors" section beginning on page 12 of this prospectus.

                                 ------------

                                    Per Share   Total
                                    ---------   -----
     Public Offering Price .......  $           $

     Underwriting Discount .......  $           $

     Proceeds, before expenses, to
      iXL Enterprises, Inc. ......  $           $

    The U.S. underwriters may also purchase up to an additional 720,000 shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The international managers may similarly purchase up to an aggregate of an additional 180,000 shares.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares of common stock will be ready for delivery in New York, New
York, on or about    , 1999.

                                 ------------

Merrill Lynch & Co.                                 Donaldson, Lufkin & Jenrette

                                 ------------

BancBoston Robertson Stephens                                           SG Cowen

                                 ------------

                   The date of this prospectus is    , 1999.

{DIAGRAM PORTRAYING A DESCRIPTION OF THE COMPANY, ITS SERVICES, AND ITS ENGAGEMENT METHODOLOGY. THE LAYOUT AND TEXT CONTAINED IN THIS DOCUMENT IS AS FOLLOWS:}

{HEADING: TOP OF PAGE:}

{LEFT SIDE: iXL LOGO}

{CENTER: STYLIZED TEXT:}

(Our Vision) "To pioneer the use of digital technology to transform how business gets done."

{RIGHT SIDE: CFN LOGO}

{SECTION 1: MIDDLE OF PAGE: RIGHT SIDE}

{CAPTION: Services}

Internet Strategy Consulting

Internet-based Business Consulting
 . Business Design
 . Business Information Management Systems
 . E-Commerce Systems and Services
 . Interactive Learning Environments
 . Digital Media

Solution Sets(TM)
 . Pitchman/R/
 . Siteman /TM/

Industry Practice Groups
 . Banking & Financial Services
 . Healthcare
 . Media & Entertainment
 . Travel
 . Telecommunications

{SECTION 2: MIDDLE OF PAGE: RIGHT SIDE}

{CAPTION: iXL}

We are a leading Internet services company that provides Internet strategy consulting and comprehensive Internet-based business solutions to Fortune 1000 companies and other corporate users of information technology.

We help businesses identify how the Internet can be used to their competitive advantage and then use our expertise in creative design and systems engineering to help our clients take advantage of that opportunity - fast.

We create success for our clients by identifying and taking advantage of emerging business opportunities generated through the application and use of Internet-based technologies. We use that strength to help our clients create new relationships through previously unimagined uses of technology in their business.

Our core competencies include Internet business design, e-commerce, customer management, business information management, digital media including the development of Enhanced Television (E-TV), and the creation of interactive learning environments.

We succeed by shortening the distance between the creation of ideas and the realization of their economic benefit for our clients.

{CAPTION: CFN}

CFN is a sophisticated e-commerce platform for marketing financial services and employee benefits electronically. Through a corporate intranet, the Internet, as well as through a telesales center, CFN brings together providers of services and benefits together with employees who want to purchase those services. The CFN platform allows employees to electronically compare, shop and purchase the services they need easily and efficiently.

{SECTION 3: BOTTOM OF PAGE}

{CAPTION: iD5 Methodology}

{GRAPHIC OF FIVE POLYGONS DEPICTING iXL's FIVE STAGE ENGAGEMENT METHODOLOGY}

1. Discover     Collect information relative to the engagement objective.
2. Define       Formulate an Internet business strategy.
3. Design       Refine/document specifications of the Internet business
                strategy.
4. Develop      Build elements required to implement the Internet business.
5. Deploy       Deliver the final solution.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   4
Risk Factors.............................................................  12
Forward-looking Statements...............................................  21
Trademarks...............................................................  21
Information in Prospectus................................................  21
Relationship with General Electric.......................................  22
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Dilution.................................................................  27
Pro Forma Consolidated Financial Information.............................  29
Selected Consolidated Financial Data.....................................  38
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  39
Business.................................................................  57
Management...............................................................  76
Certain Transactions.....................................................  85
Principal Stockholders...................................................  90
Description of Capital Stock.............................................  93
Shares Eligible for Future Sale..........................................  97
United States Federal Tax Considerations for Non-U.S. Holders............  99
Underwriting............................................................. 101
Legal Matters............................................................ 105
Experts.................................................................. 105
Additional Information................................................... 105
Index to Financial Statements............................................ F-1

                                    SUMMARY

      This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the financial data and related notes, before making an investment decision.

                             iXL Enterprises, Inc.

      We are a leading Internet services company which provides Internet strategy consulting and comprehensive Internet-based solutions to Fortune 1000 companies and other corporate users of information technology. We help businesses identify how the Internet can be used to their competitive advantage and use our expertise in creative design and systems engineering to design, develop and deploy advanced Internet applications and solutions.

      Our service offerings include:
     .  Internet strategy consulting;
     .  e-commerce systems and services;
     .  business information management systems;
     .  interactive learning environments;
     .  digital media services;
     .  traditional website development;
     .  customized hosting;
     . proprietary sales presentation systems; and . Web publishing technology.

      We use our extensive engineering capabilities to deliver complex Internet-based business solutions by employing proven technologies such as Java, XML, Perl, CGI, C and C++. To foster the best possible solutions and service, we have assembled industry practice groups including professionals with expertise in the business practices and processes of specific industries. In addition, we utilize an engagement methodology called iD5 which defines and delineates business procedures and processes to take full advantage of best practices developed throughout iXL. We offer our services primarily on a fixed-price basis. In 1998 our clients included BellSouth, Carlson Wagonlit Travel, Chase Manhattan Bank, First USA, Gateway, GE, Lucent, Time Warner and WebMD.

      The Internet represents a revolutionary and powerful new opportunity for business. International Data Corporation expects dramatic growth in total e-commerce transaction volume, projecting an increase from $32 billion in 1998 to $426 billion in 2002. E-commerce refers to the buying and selling of goods and services on the Internet. Many companies currently do not have the capabilities required to conduct e-commerce with suppliers and customers. These companies are looking to independent service providers that can assist them in taking full advantage of the Internet's ability to improve their business. We expect this need to drive growth in the worldwide Internet development services market, which according to International Data Corporation, will grow from $7 billion in 1998 to $44 billion by 2002.

      We have expanded rapidly since our founding in March 1996 through a combination of acquisitions and internal growth. We have completed 34 acquisitions to gain critical mass, experienced professionals, industry expertise, technical skills and geographic coverage. We have invested in our management information systems to create a scalable organization capable of maximizing the sharing of our knowledge base and the utilization of our staff. As of April 30, 1999, we had approximately 1,475 employees. Our headquarters is located in Atlanta, Georgia, and we have 17 regional offices located throughout the United States and in England, Germany and Spain.

      In addition to our strategic Internet services offerings, we have developed Consumer Financial Network, Inc., a sophisticated e-commerce platform for marketing financial services and employee benefits over corporate intranets and the Internet, as well as through a telesales center. CFN's equity is owned 77% by iXL and 23% by General Electric after giving effect to General Electric's expected $50 million equity investment in CFN. CFN has contracted with competing providers of various financial and other services to create a platform for comparison shopping and purchase of these services. The CFN platform currently offers the following services:

      . automobile, homeowners and other lines of personal insurance; . home mortgages;
      .  home equity loans;
      .  auto finance;
      .  long-term care insurance;
      .  term life insurance; and
      .  prepaid legal services.

      CFN's platform is currently provided at no cost to large companies and associations for distribution as a human resources benefit to their employees or members. CFN also intends to make its platform available to the general public. CFN service providers include Nationwide Mutual Insurance Co., Liberty Mutual Insurance Co., and Chase Manhattan Mortgage Corporation. Member companies include Nextel, Coca-Cola, Delta Air Lines and BellSouth. CFN receives a fee from the service providers for each sale of their services through the CFN network.

      iXL's goal is to become the leading provider of strategic Internet services and to become a leader in Internet-delivered financial services and employee benefits. To achieve this goal, we intend to:

      .  leverage and expand our industry expertise;
      .  develop our technology capabilities;
      .  expand our geographic coverage;
      . capture and disseminate our knowledge and best practices; . expand our client relationships;
      . attract, train and retain experienced professionals; and . enhance and extend the CFN platform.

      Affiliates of General Electric Company have been iXL investors since December 1997 and made a first investment in CFN in November 1998. In April 1999, this relationship expanded when iXL and an affiliate of General Electric Company executed an agreement providing for the delivery of strategic Internet services to General Electric. iXL also issued to an affiliate of General Electric Company warrants to purchase 1,000,000 shares of common stock at an exercise price of $15.00 per share. In May 1999, iXL and an affiliate of General Electric also executed a marketing agreement. In April 1999, iXL, CFN and affiliates of General Electric Company also executed agreements which if consummated would expand this relationship to include:

      . the purchase by affiliates of General Electric Company of 2,000,000 shares of common stock at the initial public offering price;
      . a $50 million equity investment by affiliates of General Electric Company in CFN; and

      . the issuance by iXL to an affiliate of General Electric of warrants to purchase 1,500,000 shares of common stock at an exercise price equal to the initial public offering price; this issuance will be in connection with the marketing agreement and a reasonable efforts agreement to provide access to CFN's platform to employees of a General Electric affiliate.

      iXL is a Delaware corporation. Our principal executive offices are located at 1888 Emery St., NW, Atlanta, Georgia 30318, and our telephone number is (800) 573-5544. We maintain a World Wide Web site, at www.iXL.com. The reference to our World Wide Web address does not mean we are incorporating by reference the information contained at the site. In this prospectus, "iXL," "we," "us" and "our" refer to iXL Enterprises, Inc. and its subsidiaries, but not to the underwriters listed in this prospectus. These terms include the businesses we have acquired, unless the context otherwise requires. "CFN" refers to iXL's subsidiary, Consumer Financial Network, Inc., and its subsidiaries.

                             Prospectus Assumptions

      Upon the completion of this offering, the only class of our capital stock outstanding will be our common stock. Except where otherwise indicated, all information in this prospectus assumes:

     . the sale of the shares of common stock offered by this prospectus at an assumed offering price of $11.00 per share based on the midpoint of the range on the cover page of this prospectus;

     . the sale and issuance to affiliates of General Electric Company upon the closing of this offering of an aggregate of 2,000,000 shares of common stock at an assumed purchase price of $11.00 per share based on the midpoint of the range on the cover page of this prospectus;

     . the issuance to an affiliate of General Electric Company upon the closing of this offering of warrants to purchase 1,500,000 shares of common stock at an exercise price per share equal to the initial public offering price of the common stock;

     . the sale and issuance by CFN to affiliates of General Electric Company of 16,190,475 shares of CFN's Series B Convertible Preferred Stock for an aggregate purchase price of approximately $50 million;

     . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock;

     . the automatic conversion of warrants to purchase shares of Class B Convertible Preferred Stock and Class A and Class B Common Stock into warrants to purchase shares of common stock;

     . the exercise of warrants to purchase 1,246,000 shares of common stock, for cash consideration of $4.58 per share upon the closing of this offering;

     . the exercise of warrants to purchase 240,006 shares of common stock with a weighted average exercise price of $1.95 per share which are mandatorily exercisable upon the closing of this offering into 197,459 shares of common stock, assuming a cashless exercise based on the assumed initial public offering price of $11.00 per share;

     .  the underwriters' over-allotment option will not be exercised; and

     . for purposes of determining the number of shares of common stock issuable upon the reclassification of Class D Nonvoting Preferred Stock a reclassification date of April 30, 1999.

                                  The Offering

Common stock offered:

U.S. offering...............  4,800,000 shares
International offering......  1,200,000 shares
                             ------------------
 Total......................  6,000,000 shares

Shares outstanding after the
 U.S. and international
 offerings..................  63,579,194 shares

Over-allotment option.......  900,000 shares

Use of proceeds.............  We estimate that the net proceeds from this offering without exercise of the over-allotment option will be
                              approximately $57.5 million assuming an offering price of
                              $11.00 per share based on the midpoint of the range on
                              the cover page of this prospectus. We intend to use these
                              net proceeds for (a) repayment of indebtedness and (b)
                              general corporate purposes, including working capital
                              requirements and acquisitions. See "Use of Proceeds."
Risk factors................  See "Risk Factors" for a discussion of factors you should carefully consider before deciding to invest in shares of
                              the common stock.

Nasdaq National Market
 symbol.....................  "IIXL"

      The common stock outstanding after this offering excludes:

     . 24,585,707 shares of common stock issuable upon exercise of stock options outstanding as of the date of this prospectus at a weighted average exercise price of $7.89 per share;

     . 6,414,293 shares of common stock issuable upon exercise of stock options reserved for grant;

     . 3,500,000 shares of common stock issuable upon exercise of warrants with a weighted average exercise price of $13.57 per share; and

     . 4,000,000 shares of common stock to be registered for use in future acquisitions.

      See "Capitalization."

      Summary Historical and Pro Forma Consolidated Financial Information

      The following summary historical and pro forma consolidated financial information and pro forma as adjusted information should be read in conjunction with "Pro Forma Consolidated Financial Information," "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and iXL's audited Consolidated Financial Statements included elsewhere in this prospectus. The consolidated statement of operations data set forth below for the years ended December 31, 1997 and 1998 are derived from and qualified by reference to iXL's audited Consolidated Financial Statements, which appear elsewhere in this prospectus. The consolidated statement of operations data for the three months ended March 31, 1998 and 1999 and the consolidated balance sheet data at March 31, 1999 are derived from and are qualified by reference to, iXL's unaudited Consolidated Financial Statements, which appear elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for such periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year or for any future period. All of iXL's acquisitions have been accounted for using the purchase method and accordingly, the actual consolidated statement of operations data reflects the results of operations of these businesses from their respective acquisition dates. The summary pro forma and pro forma as adjusted information does not purport to represent what our results actually would have been if these events had occurred at the dates indicated, nor does this information purport to project our results for any future period.

      We adjust our historical condensed consolidated statement of operations for the year ended December 31, 1998 to arrive at the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 to reflect:

            . the acquisitions we have made since January 1, 1998 as if they occurred on January 1, 1998;

            . a reduction in interest expense due to the repayment of $9.4 million of revolving debt from the proceeds of the issuance of 22,825 shares of Class A Convertible Preferred Stock in January 1999; and

            . accretion on CFN Series B Convertible Preferred Stock as if it were outstanding for the full year; the issuance of the CFN Series B Convertible Preferred Stock is expected to occur on the earlier of the closing of this offering or August 31, 1999, assuming regulatory conditions are satisfied.

      We adjust our historical condensed consolidated statement of operations for the three months ended March 31, 1999 to arrive at the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 to reflect:

            . a reduction in interest expense due to the repayment of $9.4 million of revolving debt from the proceeds of the issuance of 22,825 shares of Class A Convertible Preferred Stock in January 1999; and

            . accretion on the CFN Series B Convertible Preferred Stock as if it were outstanding for the full three-month period; the issuance of the CFN Series B Convertible Preferred Stock is expected to occur on the earlier of the closing of this offering or August 31, 1999, assuming regulatory conditions are satisfied.

      We adjust our historical condensed consolidated balance sheet as of March 31, 1999 to arrive at the unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 as if the following event that is expected to occur after March 31, 1999 occurred on March 31, 1999:

            . the sale and issuance by CFN to General Electric of 16,190,475 shares of CFN's Series B Convertible Preferred Stock and the application of the estimated net proceeds of $49.3 million.

      We further adjust to arrive at our unaudited pro forma as adjusted condensed consolidated balance sheet as if the following events occurred on March 31, 1999:

            . the sale of the shares of common stock offered by this prospectus and the application of the resulting estimated net proceeds, including the repayment of $9.9 million of debt;

            . the sale and issuance to General Electric upon the closing of this offering of an aggregate of 2,000,000 shares of common stock at an assumed purchase price of $11.00 per share;

            . the exercise of warrants to purchase 1,246,000 shares of common stock for cash consideration of $4.58 per share upon the closing of this offering;

            . the exercise of warrants to purchase 240,006 shares of common stock with a weighted average exercise price of $1.95 per share which are mandatorily exercisable upon the closing of this offering into 197,459 shares of common stock, assuming a cashless exercise based on the assumed initial public offering price of $11.00 per share; the warrants have the following exercise prices: 9,106 at $0.0000439 per share, 150,000 at $2.50 per share, 46,200 at $1.2973 per share and 34,700 at $0.9514 per share; and

            . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock upon the closing of this offering.

                                                          Three Months Ended March
                           Years Ended December 31,                 31,
                          -----------------------------  ----------------------------
                            1997      1998      1998      1998      1999      1999
                           Actual    Actual   Pro Forma  Actual    Actual   Pro Forma
                          --------  --------  ---------  -------  --------  ---------
                                  (in thousands, except per share data)
Consolidated Statement
 of Operations Data:

Revenues................  $ 18,986  $ 64,767  $ 87,160   $ 6,864  $ 33,012  $ 33,012
Cost of revenues........    11,343    44,242    58,563     4,899    19,583    19,583
                          --------  --------  --------   -------  --------  --------
  Gross profit..........     7,643    20,525    28,597     1,965    13,429    13,429
Sales and marketing
 expenses...............     3,903    17,325    18,676     2,036     8,150     8,150
General and
 administrative
 expenses...............     9,114    30,163    39,648     2,956    15,725    15,725
Research and development
 expenses...............     4,820     4,408     4,413       907     1,058     1,058
Depreciation............     1,408     5,217     5,895       699     2,284     2,284
Amortization............     5,191    10,590    17,668     1,182     4,351     4,351
                          --------  --------  --------   -------  --------  --------
  Loss from operations..   (16,793)  (47,178)  (57,703)   (5,815)  (18,139)  (18,139)
Other income (expense),
 net....................       116       (28)     (138)       36        69        69
Loss on equity
 investment.............    (1,443)   (1,640)   (1,640)     (395)      (65)      (65)
Interest income.........       136       750       777       264       216       216
Interest expense........      (238)     (770)   (1,705)      (28)     (336)     (286)
                          --------  --------  --------   -------  --------  --------
  Loss before income
   taxes................   (18,222)  (48,866)  (60,409)   (5,938)  (18,255)  (18,205)
Income tax benefit
 (expense)..............     2,782        --        (8)       --        --        --
                          --------  --------  --------   -------  --------  --------
  Net loss..............   (15,440)  (48,866)  (60,417)   (5,938)  (18,255)  (18,205)
Dividends and accretion
 on mandatorily
 redeemable preferred
 stock..................        --    (9,099)  (10,642)     (725)   (5,293)   (5,679)
                          --------  --------  --------   -------  --------  --------
  Net loss available to
   common stockholders..  $(15,440) $(57,965) $(71,059)  $(6,663) $(23,548) $(23,884)
                          ========  ========  ========   =======  ========  ========

Basic and diluted net
 loss per common share..  $  (2.36) $  (4.92) $  (4.42)  $ (0.78)   $(1.46) $  (1.49)
                          ========  ========  ========   =======  ========  ========
Weighted average common
 shares outstanding.....     6,540    11,777    16,088     8,592    16,082    16,082

                                                    As of March 31, 1999
                                               -------------------------------
                                                                  Pro Forma as
                                                Actual  Pro Forma   Adjusted
                                               -------- --------- ------------
Consolidated Balance Sheet Data:
Cash and cash equivalents..................... $ 13,880 $ 63,180    $139,835
Working capital...............................   24,715   75,415     152,520
Total assets..................................  143,698  194,398     268,755
Debt, including current portion...............   12,000   12,000       2,100
Mandatorily redeemable preferred stock........   70,414   70,414         --
Mandatorily redeemable preferred stock of
 subsidiary...................................    9,839   49,039      49,039
Stockholders' equity..........................   26,645   38,145     193,266

                                  RISK FACTORS

      Investing in our common stock will provide you with an equity ownership interest in iXL. As an iXL stockholder, you may be exposed to risks inherent in our business. The performance of your shares will reflect the performance of our business relative to competition, industry conditions and general economic and market conditions. The value of your investment may increase or decline and could result in a loss. You should carefully consider the following factors as well as other information contained in this prospectus before deciding to invest in shares of our common stock.

Risks Related to iXL's Business

Our limited operating history makes it difficult to evaluate our business.

      We were founded in March 1996. As a result, we have a limited operating history on which you can base your evaluation of our business and prospects. Our business and prospects must be considered in light of the risks and uncertainties frequently encountered by companies in their early stages of development. These risks are further amplified by the fact that we are operating in the new and rapidly evolving strategic Internet services market. These risks and uncertainties include the following:

     . our business model and strategy have evolved and are continually being reviewed;

     . we may not be able to successfully implement our business model and strategy; and

     .  our management has not worked together for very long.

      We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in iXL will decline.

Potential fluctuations in our quarterly results make financial forecasting difficult and could affect our common stock trading price.

      As a result of our limited operating history, rapid growth, numerous acquisitions and the emerging nature of the markets in which we compete, we believe that quarter-to-quarter comparisons of results of operations for preceding quarters are not necessarily meaningful. Also, it is difficult to forecast our quarterly results due to the difficulty in predicting the amount and timing of client expenditures, our acquisitions and our employee utilization. Our quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. You should not rely on the results of any one quarter as an indication of our future performance. Revenue in the fourth quarter of 1998 was favorably impacted by several large engagements. We did not experience a comparable increase in revenue growth during the first quarter of 1999. We may not experience comparable increases in the remainder of 1999. If in some future quarter our results of operations were to fall below the expectations of securities analysts and investors, the trading price of our common stock would likely decline. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


We have an accumulated deficit, are not currently profitable and expect to incur future losses.

      We have incurred substantial losses since our inception and we anticipate continuing to incur substantial losses for the foreseeable future. As of March 31, 1999, we had an accumulated deficit of approximately $84 million. Additionally, our revenue composition has changed substantially from inception, and we expect further change as our business develops. Historically, a substantial majority of our revenue was derived from traditional website development and implementation of our Solution Sets(TM). Solution Sets are templated Internet applications which we customize for our clients. To succeed, we must take advantage of our existing relationships to substantially increase our revenue derived from more comprehensive strategic Internet services. To facilitate this increase in revenues, we intend to continue to invest heavily in acquisitions, infrastructure, development and marketing. As a result, we may not be able to achieve or sustain profitability. If we fail to achieve or sustain profitability, the value of your investment in iXL will decline. See "Selected Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

We may be unable to continue to grow at our historical growth rates or to effectively manage our growth.

      Continued, planned growth is a key component of increasing the value of our common stock. In the past two years our business has grown significantly, and we anticipate future internal growth and growth through acquisitions. From January 1, 1997 to April 30, 1999, our staff increased from approximately 90 to approximately 1,475 employees. This rapid growth places a significant demand on management and operational resources. In order to manage growth effectively, we must implement and improve our operational systems and controls.

      Our growth could also be adversely affected by many other factors, including economic downturns, as clients would reduce or delay their expenditures with us. As a result of these concerns, we cannot be sure that we will continue to grow, or, if we do grow, that we will be able to maintain our historical growth rate.

Our continued growth is dependent on the successful completion of acquisitions.

      Since our inception, we have made 34 acquisitions. We anticipate that a large portion of our future growth will continue to be accomplished through acquisitions. The success of this plan depends upon our ability to:

     .  identify suitable acquisition opportunities;

     . effectively integrate acquired personnel, operations, products and technologies into our organization;

     .  retain and motivate the personnel of acquired businesses;

     .  retain customers of acquired businesses; and

     .  obtain necessary financing on acceptable terms.

      Additionally, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, some of which may be larger than we are and have greater financial and other resources than we do. Competition for acquisition targets could also result in increased prices for acquisition targets and a diminished pool of companies available for acquisition.

We may not be able to keep up with the demand for services under our guaranteed payment services agreements.

      We have recently entered into multi-year services agreements with General Electric and Delta Air Lines for the delivery of strategic Internet services. These agreements guarantee minimum payments to iXL. We will be required to commit significant resources to meet the demands of these contracts. If we are unable to hire enough employees or deploy sufficient resources to meet these demands, we may not be able to provide these clients with the services requested by them. This could cause these clients to become dissatisfied with us and reduce their future demand for our services. It could also harm our reputation with other clients as well as decrease the resources available to services those clients. These impacts could harm our financial condition. We may execute additional agreements of this type in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions--Other Transactions."

Our fixed-price contracts involve financial risk.

      Most of our contracts are currently on a fixed-price basis, rather than a time and materials basis. We assume greater financial risk on fixed-price contracts than on time and materials engagements. We have a limited history in estimating our costs for our fixed-price engagements. Further, the average size of our contracts is currently increasing, resulting in a corresponding increase in our exposure to the financial risks of fixed-price contracts. If we fail to estimate costs accurately or encounter unexpected problems, our financial performance will be adversely effected. To reduce this financial risk, on larger contracts, we try to price these fixed-price contracts on a three-phase basis--strategic review, design and implementation. Each phase is priced separately, immediately prior to its commencement. We may not be able to price a majority of our larger contracts on a three-phase basis. Currently less than a third of our revenues are from contracts priced on a three-phase basis. We have had to commit unanticipated resources to complete some of our projects, resulting in lower gross margins. We may experience similar situations in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

If we fail to attract and retain employees, our growth could be limited and our costs could increase.

      Historically we have experienced significant employee turnover. Our future success will depend in large part upon our ability to attract, train and retain additional highly skilled executive-level management and creative, technical, consulting and sales personnel. The competition in the strategic Internet services industry for such personnel is intense, and we cannot be sure that we will be successful in attracting, training and retaining such personnel. Most of our employees and several of our executive officers have joined us recently, either through acquisitions or otherwise. Our ability to generate revenues is dependent upon the number and expertise of the personnel we employ. Most of our employees are not subject to noncompetition agreements or agreements which condition a portion of acquisition consideration on future performance of an acquired company's management. High turnover resulting in additional training expense would decrease our profitability. Also, we may have difficulty retaining employees who received significant amounts of common stock in connection with the acquisition by iXL of their previous employer once those employees are able to sell their shares of common stock following this offering.

We depend on our key management personnel for our future success.

      Our success depends largely on the skills of our key management and technical personnel. The loss of one or more of our key management and technical personnel may materially and adversely affect our business and results of operations. Currently, our key management and technical personnel are U. Bertram Ellis, our Chief Executive Officer, William C. Nussey, our subsidiary iXL, Inc.'s President and Chief Operating Officer, C. Cathleen Raffaeli, CFN's President and Chief Operating Officer, M. Wayne Boylston, our Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, Michael Chlan, CFN's Chief Information Officer, Barry Sikes, our Executive Vice President for Worldwide Operations, David Clauson, iXL, Inc.'s Executive Vice President for Worldwide Marketing, and Benjamin Chen, Chief Information Officer of iXL, Inc. We do not maintain key man insurance for any of our employees other than Mr. Ellis. We cannot guarantee that we will be able to replace any of these individuals in the event their services become unavailable. See "Management."

We generally do not have long-term contracts and need to establish relationships with new clients.

      Our clients generally retain us on a project-by-project basis, rather than under long-term contracts. As a result, a client may or may not engage us for further services once a project is completed or may unilaterally reduce the scope of, or terminate, existing projects. To become profitable, we need to establish and develop relationships with additional Fortune 1000 companies and other corporate users of information technology. The absence of long-term contracts and the need for new clients create an uncertain revenue stream, which could negatively affect our financial condition.

Failure to raise necessary capital could restrict our growth, limit our development of new products and services and hinder our ability to compete.

      We may need to raise significant additional funds in order to achieve our business objectives. Failure to raise these funds may:

     .  restrict our growth;

     .  limit our development of new products and services; and

     .  hinder our ability to compete.

Any of these consequences would have a material adverse effect on our business, results of operations and financial condition.

We may be liable for defects or errors in the solutions we develop.

      Many of the solutions we develop are critical to the operations of our clients' businesses. Any defects or errors in these solutions could result in:

     .  delayed or lost client revenues;

     .  adverse customer reaction toward iXL;

     .  negative publicity;

     .  additional expenditures to correct the problem; and

     .  claims against us.

      Our standard contracts limit our damages arising from our negligent conduct in rendering our services. These contractual provisions may not protect us from liability for damages. In addition, large claims may not be adequately covered by insurance and may raise our insurance costs.

Year 2000 risks may adversely affect our business.

      Many currently installed computer systems and software products are coded to accept only two-digit entries to identify a year in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish between 20th century dates and 21st century dates. Accordingly, in the coming year, many companies, including our customers, potential customers, vendors and strategic partners, may need to upgrade their systems to comply with applicable "Year 2000" requirements. The computer systems we currently rely on to conduct our business are: programming software, graphics design software, accounting and billing software, word processing, spreadsheet, project management and presentation software, communications software, and network, server and personal computing hardware.

      Because we and our clients are dependent, to a very substantial degree, upon the proper functioning of our and their computer systems, a failure of our or their systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations, which could materially and adversely affect our business, results of operations and financial condition. Additionally, our failure to provide Year 2000 compliant products and services to our clients could result in financial loss, harm to our reputation and legal liability. Likewise, the failure of the computer systems and products of the third parties with which we transact business to be Year 2000 compliant could materially disrupt their and our operations. For a discussion of our Year 2000 readiness program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Risks."

Our ability to protect our intellectual property is important to our business.

      We have a variety of copyrights, trademarks, trade secrets and other intellectual property rights which are important to our business. Patent applications have been filed for the CFN platform and for Siteman(TM), which may or may not be granted. If these applications are not granted, our competitors may be able to copy our technology without compensating us. The steps we take to protect our intellectual property may not be adequate. Effective protection may not be available in every country. In addition, although we believe that our intellectual property rights do not infringe on the intellectual property rights of others, we cannot be sure that other parties will not assert claims against us. We may expend significant financial and managerial resources on these claims.

Our investments in iXL Ventures involve risk.

      Through iXL Ventures, we have occasionally invested in, and may continue to invest on an opportunistic basis in, businesses engaged in the "new media and e-commerce" segment of the technology industry. Our investments in these types of businesses have typically consisted of the provision of capital and the devotion of our time and resources in developing these new businesses. The businesses in which we invest are generally unproven, involve substantial risk and may never be profitable. See "Business--iXL Ventures."

Our international operations and expansion involve financial and operational risk.

      Revenue from our three European offices was minimal in 1998. We have only minimal experience in managing international offices and only limited experience in marketing services to international clients. Revenues from our international offices may prove inadequate to cover the expenses of establishing and maintaining our international offices and marketing to international clients. In addition, there are risks inherent in doing business on an international level, such as fluctuations in currency exchange rates and potentially adverse tax consequences, any of which could adversely affect our international operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

Risks Related to the Strategic Internet Services Industry

The developing market for strategic Internet services and the level of acceptance of the Internet as a business medium will affect our business.

      The market for strategic Internet services is relatively new and is evolving rapidly. Our future growth is dependent upon our ability to provide strategic Internet services that are accepted by our existing and future clients as an integral part of their business model. Demand and market acceptance for recently introduced services are subject to a high level of uncertainty. The level of demand and acceptance of strategic Internet services is dependent upon a number of factors, including:

     . the growth in consumer access to and acceptance of new interactive technologies such as the Internet;

     .  companies adopting Internet-based business models; and

     . the development of technologies that facilitate two-way communication between companies and targeted audiences.

      Significant issues concerning the commercial use of these technologies include security, reliability, cost, ease of use and quality of service. These issues remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies.

      Industry analysts and others have made many predictions concerning the growth of the Internet as a business medium. These predictions should not be relied upon. If the market for strategic Internet services fails to develop, or develops more slowly than expected, or if our services do not achieve market acceptance, our business will not succeed and the value of your investment in our common stock will decline.

We may not be able to keep up with the continuous technological change in our market which could harm our business.

      Our success will depend, in part, on our ability to respond to technological advances. We may not be successful in responding quickly, cost-effectively and sufficiently to these developments. If we are unable, for technical, financial or other reasons, to adapt in a timely manner in response to technological advances, we will not be able to compete effectively. In addition, employee time allocated to responding to technological advances will not be available for client engagements.

We operate in a highly competitive market with low barriers to entry which could limit our market share and harm our financial performance.

      While the market for strategic Internet services is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. In addition, there are relatively low barriers to entry into our business. We have no patented or other proprietary technology that would preclude or inhibit competitors from entering the strategic Internet services market. We believe that due to the low cost of entering our markets, competition will intensify and increase in the future. This intense competition may limit our ability to become profitable or result in the loss of market share. As a result, our competitors may be better positioned to address developments in the industry or may react more effectively to industry changes, which could adversely affect our business.

      Most of our employees are not subject to noncompetition agreements. As a result, we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises will further increase the level of competition in our markets and could adversely affect our growth and financial performance. See "Business--Competition."

Risks Related to Our CFN Subsidiary

CFN's business model is new and unproven.

      CFN, our 77%-owned subsidiary, generated losses of approximately $13.5 million in 1998 and is expected to generate significant losses for the foreseeable future. CFN's business model is new and unproven, and its success will depend on:

     . the willingness of consumers to purchase financial and other services through the CFN platform rather than through traditional distribution methods;

     .  CFN's services becoming available to a large number of consumers;
        and

     . whether providers of services will view participation on the CFN platform as an attractive opportunity.

      To date, the volume of transactions through the CFN platform has been limited and, accordingly, the revenue recognized by CFN has been minimal. CFN also intends to make its platform available to the general public over the Internet and through its telesales center. This expansion is in its early stages of planning and development. CFN has no experience selling to the general public. CFN may not be able to expand its agreements with its existing services providers to include the provision of services to the general public. Also, none of the providers of services on the CFN platform has a long-term contract with CFN. The failure of CFN to successfully implement its business plan could adversely affect our business results and financial condition. See "Business--Consumer Financial Network."

CFN must expend significant resources to grow its infrastructure.

      CFN's performance will depend in large part upon its ability to estimate accurately its resource requirements. CFN has expended, and will continue to expend, significant resources:

     . to build electronic data interchange interfaces with its provider network;

     .  to grow its technology infrastructure;

     .  to add participating companies and employees to its platform; and

     . to establish access to the CFN platform for participating companies' employees.

CFN incurs these expenses in advance of any recognition of revenue.

      CFN has no control over the prices or other aspects of the services offered through its platform. We do not know if customers will find these services more attractive than other alternatives available.

CFN's numerous established competitors could harm its prospects.

      CFN competes with other Internet-based providers of financial and other services, as well as traditional providers of these services. We expect CFN to face competition from an increasing number of sources in the marketplace. If CFN fails to compete successfully against current or future competitors, it may not become profitable and our financial condition may be adversely affected. See "Business--Competition."

Government regulation and legal uncertainties related to CFN could adversely affect our business.

      CFN is subject to extensive regulation under the financial services and insurance laws of the United States and the states in which it offers services. The failure to comply with these regulatory requirements can lead to revocation, suspension or loss of licensing status, termination of contracts and legal and administrative enforcement actions. Licensing laws and regulations often differ materially between states and within individual states. Moreover, the regulatory agencies governing CFN's activities have substantial discretion in evaluating the permissibility of CFN's current and future activities. Many aspects of CFN's operations, however, have not been subject to federal or state regulatory interpretation. Regulatory requirements are subject to change from time to time and may in the future further restrict CFN's ability to conduct its business. See "Business--Consumer Financial Network--Government Regulation of Insurance, Auto Finance and Mortgages."

Risks Related to the Offering

You may encounter volatility in the market price for our common stock.

      The stock market has recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against these companies. Also, in connection with our acquisition strategy and financing activities, we have issued many shares of our common stock to a large number of people and entities under exemptions from the relevant securities laws. If the market price of our common stock significantly decreases, one or more of these investors may file a claim against us for a refund of their investment or for other damages. These types of litigation, regardless of the outcome, could result in substantial costs and a diversion of management's attention and resources, which could adversely affect our business, results of operations and financial condition.

Kelso and CB Capital Investors will continue to have significant influence over us.

      Upon completion of this offering, the Kelso funds, through Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., and CB Capital Investors, L.P., will beneficially own approximately 24.7% and 12.6%, respectively, of the outstanding common stock, or 24.4% and 12.4%, respectively, if the underwriters' over-allotment option is exercised in full. These stockholders have entered into an agreement providing that so long as they own more than 5% of our common stock, designees of Kelso and CB Capital Investors will be included on our slate of directors submitted for stockholder election. As a result of their ownership of common stock and this nomination agreement, these stockholders will have significant influence over the election of our directors. Furthermore, given the size of their individual holdings, these stockholders may be able to exercise significant influence over other matters requiring stockholder approval, including the approval of significant corporate transactions. For example, such concentration of ownership may have the effect of delaying or preventing a change in control of iXL. See "Management--Amended Stockholders Agreement," "Principal Stockholders," "Certain Transactions" and "Description of Capital Stock--Certain Antitakeover Effects of Provisions of iXL's Certificate of Incorporation and Bylaws and Delaware Law."

There has been no prior public market for our common stock.

      Prior to this offering, you could not buy or sell our common stock publicly. An active public market for our common stock may not develop or be sustained after the offering. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at a price that is attractive to you. We will negotiate and determine the initial public offering price with the representatives of the underwriters based on several factors. This price may vary from the market price of our common stock after the offering. See "Underwriting."

Antitakeover provisions of our Certificate of Incorporation and Bylaws and Delaware law could prevent or delay a change of control.

      Our Board of Directors may issue up to 5 million shares of our preferred stock and may determine the price, rights, preferences, privileges, and restrictions, including voting and conversion rights, of these shares of preferred stock. These determinations may be made without any further vote or action by our stockholders. The issuance of preferred stock may make it more difficult for a third party to acquire control of us. In addition, the rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. Further, provisions of Delaware law, our Certificate of Incorporation and our Bylaws could delay or impede a merger, tender offer or proxy contest involving iXL. For example, Section 203 of the Delaware General Corporation Law could prohibit us from engaging in a business transaction with large stockholders for a period of three years and our Certificate of Incorporation and Bylaws require advance notice for stockholder proposals and director nominations to be considered at a meeting of stockholders. See "Description of Capital Stock--Blank Check Preferred Stock" and "--Certain Antitakeover Effects of Provisions of iXL's Certificate of Incorporation and Bylaws and Delaware Law."

Future sales into the public market could cause the market price of our common stock to decline.

      Our current stockholders hold a substantial number of shares of our common stock which they will be able to sell in the public market in the near future. Sales of a substantial number of shares of our common stock in the public market following this offering could adversely affect the market price of our common stock. For a description of the availability for sale of shares of our common stock that are already outstanding or that are sold in this offering, see "Description of Capital Stock" and "Shares Eligible for Future Sale."

Our management has broad discretion over the use of proceeds from this offering and from the private placement to General Electric.

      Approximately $10 million of the net proceeds of this offering will be used to repay outstanding debt. We have not designated any specific uses for the remaining net proceeds of this offering or the proceeds from the private placement to General Electric. Therefore, our management will have broad discretion in how we use these net proceeds, which may include general corporate purposes, such as working capital requirements and acquisitions. The failure of management to apply these proceeds effectively would adversely affect our financial condition and would most likely cause the market price of our common stock to decline. See "Use of Proceeds."

The net tangible book value of our common stock issued in this offering will be less than the offering price.

      The initial public offering price for this offering is substantially higher than the net tangible book value per share of the outstanding common stock immediately after the offering. If you purchase common stock in the offering, you will incur immediate and substantial dilution. Dilution is a reduction in the net tangible book value per share from the price you pay per share for our common stock. We also have outstanding a large number of stock options and warrants to purchase common stock with exercise prices significantly below the estimated initial public offering price of the common stock. To the extent these options or warrants are exercised, there will be further dilution. In addition, we intend to file a "shelf" Registration Statement to register 4,000,000 shares of our common stock which will be used as acquisition consideration for our continuing acquisition program. We intend to continue to grant substantial stock options to our employees. See "Dilution" and "Business--Acquisitions."

                           FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, including, among other things:

     .  implementing our business strategy;

     .  managing our rapid growth and employee costs;

     .  managing CFN's expenditures and making CFN profitable;

     .  expanding CFN's customer base;

     .  integrating acquired businesses;

     . forecasting e-commerce and strategic Internet services market growth; and

     .  competing in the strategic Internet services industry.

      In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology.

      Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our and the strategic Internet services industry's actual results, levels of activity, performance, achievements and prospects to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and other factors include those identified under "Risk Factors."

      We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus might not occur. See "Risk Factors."

                                   TRADEMARKS

      iXL(TM), the iXL logo, Interactive Excellence(TM), Internet
Excellence(TM), the CFN logo, CFN(TM), Consumer Financial Network(TM), CFN.com(TM), iD5(TM) and the names of products and services offered by iXL and CFN are trademarks, registered trademarks, service marks or registered service marks of iXL and CFN. This prospectus also includes product names, trade names and trademarks of other companies.

                           INFORMATION IN PROSPECTUS

      You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

                      RELATIONSHIP WITH GENERAL ELECTRIC

      Affiliates of General Electric have been iXL investors since December 1997 and made their first investment in CFN in November 1998. In April 1999, this relationship expanded when iXL and an affiliate of General Electric Company executed an agreement providing for the delivery of strategic Internet services to General Electric and for guaranteed revenue to iXL of at least $20 million for the first fifteen months of the term of the contract. iXL also issued to GE Capital Equity Investments, Inc. warrants to purchase 1,000,000 shares of common stock at an exercise price of $15.00 per share. In May 1999, iXL and an affiliate of General Electric Company also executed a marketing agreement providing for the delivery by General Electric of marketing services expected to advertise General Electric's relationships with iXL and CFN and to improve awareness of iXL's and CFN's services. In April 1999, iXL, CFN and affiliates of General Electric Company also executed agreements which if consummated would expand this relationship further to include:

     . the purchase upon the closing of this initial public offering by affiliates of General Electric Company of an aggregate of 2,000,000 shares of common stock at the initial public offering price;

     . the purchase by affiliates of General Electric Company of 16,190,475 shares of CFN's Series B Convertible Preferred Stock for an aggregate purchase price of approximately $50 million; and

     . the issuance to GE Capital Equity Investments, Inc. of warrants to purchase 1,500,000 shares of common stock at an exercise price per share equal to the initial public offering price in connection with (1) the marketing agreement and (2) GE Capital Equity Investments, Inc.'s reasonable efforts to provide access to CFN's platform to its employees and to employees of its affiliates including General Electric Company.

      The affiliates of General Electric Company primarily involved in these transactions include GE Capital Equity Investments, Inc. and the General Electric Pension Trust. References herein to "General Electric" shall include General Electric Company and these affiliates unless the context indicates otherwise. iXL and General Electric intend to pursue additional opportunities together. See "Certain Transactions--Private Placement Investment in iXL," "-- CFN Equity Investments" and "--Other Transactions."

                                USE OF PROCEEDS

      The net proceeds to iXL from the sale of shares of common stock in this offering are estimated to be $57.5 million, based upon an assumed offering price of $11.00 per share and after deducting underwriting discounts and commissions and estimated offering expenses of $8.5 million payable by iXL. If the underwriters exercise their over-allotment option in full, the net proceeds to iXL are estimated to be $66.7 million. The principal purposes of this offering are to obtain additional capital and to create a public market for iXL's common stock, which will facilitate future access by iXL to the public equity markets. iXL expects to use approximately $10 million of these net proceeds to repay all indebtedness under iXL's credit facility, except for a $10 million revolving credit facility which will remain available. The maturity date for this indebtedness is June 30, 2001, and as of April 30, 1999, the interest rate on the outstanding amount was 9.75%. No debt will be outstanding under this credit facility after this repayment, although the $10 million revolving credit facility will remain available. iXL will have significant discretion in the use of the remaining net proceeds of this offering for general corporate purposes.

      The net proceeds to iXL from the sale of an aggregate of 2,000,000 shares of common stock to General Electric are estimated to be $21.5 million, based upon an assumed purchase price of $11.00 per share, after deducting estimated advisory fees of $500,000 payable by iXL. iXL expects to use these net proceeds for general corporate purposes, and will have significant discretion in their use.

      iXL regularly evaluates potential domestic and international acquisition candidates, and is currently holding preliminary discussions with a number of candidates. If, after due diligence review and negotiation, companies can be acquired on a basis considered fair to iXL and its stockholders, iXL may proceed with an acquisition. No potential acquisitions are currently considered to be pending or probable. iXL intends to file a "shelf" Registration Statement on Form S-4 to register 4,000,000 shares of its common stock for use in future acquisitions. iXL expects most of its future joint ventures or acquisitions to involve the issuance of additional shares of its common stock. To the extent iXL chooses to use cash as consideration for future acquisitions, iXL may use the proceeds from this offering or it may obtain additional financing.

      Pending use of the net proceeds for the above purposes, iXL intends to invest such funds in short-term, interest-bearing, investment-grade obligations. See "Risk Factors--Risks Related to the Offering--Our management has broad discretion over the use of proceeds from this offering."

                                DIVIDEND POLICY

      iXL has never declared or paid any cash dividends on the common stock. iXL does not expect to pay any cash dividends in the foreseeable future. Under the terms of its credit agreement, iXL is restricted from paying dividends to its stockholders. iXL may in the future issue shares of preferred stock which may have different or superior dividend rights than the common stock. Upon the closing of this offering, all outstanding shares of Class D Nonvoting Preferred Stock, which have previously accrued dividends at a rate of 12% per annum, will be reclassified as 7,241,746 shares of common stock.

                                CAPITALIZATION

      The following table sets forth our actual capitalization as of March 31, 1999 pro forma as if the following event that occurred after March 31, 1999 occurred on March 31, 1999:
            . the sale and issuance by CFN to General Electric of 16,190,475 shares of CFN's Series B Convertible Preferred Stock and the application of the estimated net proceeds of $49.3 million.

      The table is further adjusted pro forma as if the following events occurred on March 31, 1999:

            . the sale of the shares of common stock offered by this prospectus at an assumed initial public offering price of $11.00 per share and the application of the resulting estimated net proceeds of $57.5 million including the repayment of $9.9 million of debt;
            . the sale and issuance to General Electric upon the closing of this offering of an aggregate of 2,000,000 shares of common stock and the application of the estimated net proceeds of $21.5 million;
            . the exercise of warrants to purchase 1,246,000 shares of common stock for cash consideration of $4.58 per share upon the closing of this offering;
            . the exercise of warrants to purchase 240,006 shares of common stock with a weighted average exercise price of $1.95 per share which are mandatorily exercisable upon the closing of this offering into 197,459 shares of common stock, assuming a cashless exercise based on the initial public offering price; and
            . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock upon the closing of this offering.

      You should read this capitalization table together with "Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Information" and our consolidated financial statements and notes included elsewhere in this prospectus.

                                              March 31, 1999
                             ----------------------------------------------------
                                                                    Pro Forma
                                 Actual          Pro Forma         as Adjusted
                             ---------------  ---------------   -----------------
                              (in thousands except share and per share data)
Cash and cash equivalents..  $        13,880  $        63,180    $       139,835
                             ===============  ===============    ===============
Current portion of long-
 term debt.................  $           815  $           815    $           815
                             ===============  ===============    ===============
Long-term debt.............  $        11,185  $        11,185    $         1,285
Mandatorily redeemable
 preferred stock:
 Class D Nonvoting
  Preferred Stock..........           26,017           26,017                --
 Class B Convertible
  Preferred Stock..........           40,602           40,602                --
 Class C Convertible
  Preferred Stock..........            3,795            3,795                --
 Series A Convertible
  Preferred Stock of CFN...            9,839            9,839              9,839
 Series B Convertible
  Preferred Stock of CFN...              --            39,200             39,200
Stockholders' equity:
 Class A Convertible
  Preferred Stock..........                2                2                --
 Class A Common Stock......              --               --                 --
 Common stock..............              163              163                636
 Additional paid-in
  capital..................          114,859          126,359            281,009
 Accumulated deficit.......          (84,142)         (84,142)           (84,142)
 Treasury stock............             (888)            (888)              (888)
 Note receivable from
  stockholder..............             (900)            (900)              (900)
 Unearned compensation.....           (2,449)          (2,449)            (2,449)
                             ---------------  ---------------    ---------------
   Total stockholders'
    equity.................           26,645           38,145            193,266
                             ---------------  ---------------    ---------------
   Total capitalization....  $       118,083  $       168,783    $       243,590
                             ===============  ===============    ===============

      The following provides further information regarding iXL's securities described in the above table:

           .  Class D Nonvoting Preferred Stock, $.01 par value, includes:
              50,000 shares (at March 31, 1999, and Pro Forma) and 0 shares (Pro Forma as Adjusted) authorized, respectively; 35,700 shares (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted) issued and outstanding, respectively. Consideration received upon issuance of Class D Nonvoting Preferred Stock was allocated to the 35,700 outstanding shares of Class D Nonvoting Preferred Stock issued to date ($22,465) and the minimum number of shares of common stock issuable upon the redemption of Class D Nonvoting Preferred Stock ($13,235) based on their relative fair values at the time of issuance.

           .  Class B Convertible Preferred Stock, $.01 par value, includes:
              100,000 shares (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted) authorized, respectively; 98,767 shares (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted) issued and outstanding, respectively.

           .  Class C Convertible Preferred Stock, $.01 par value, includes:
              15,000 shares (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted) authorized, respectively; 9,232 (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted) issued and outstanding, respectively.

           . CFN's Series A Convertible Preferred Stock, $.01 par value, includes: 24,900,000 shares (at March 31, 1999, Pro Forma and Pro Forma as Adjusted) authorized, respectively; 13,333,334 shares (at March 31, 1999, Pro Forma and Pro Forma as Adjusted) issued and outstanding, respectively.

            . CFN's Series B Convertible Preferred Stock, $.01 per share, includes: 0 shares (at March 31, 1999) and 16,190,475 shares (Pro Forma and Pro Forma as Adjusted), authorized, respectively; 0 shares (at March 31, 1999) and 16,190,475 shares (Pro Forma and Pro Forma as Adjusted), issued and outstanding, respectively.

            .  Class A Convertible Preferred Stock, $.01 par value, includes:
               250,000 shares (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted), authorized, respectively; 200,116 shares (at March 31, 1999 and Pro Forma), and 0 shares (Pro Forma as Adjusted) issued and outstanding, respectively.

            . Class A Common Stock, $.01 par value, includes: 75,000,000 shares (at March 31, 1999 and Pro Forma) and 0 shares (Pro Forma as Adjusted) authorized, respectively; 0 shares (at March 31, 1999, Pro Forma, and Pro Forma as Adjusted) issued and outstanding, respectively. Excludes 1,500,000 shares of Class A Common Stock subject to outstanding warrants at a weighted average exercise price of $13.33 per share, which will convert into warrants to purchase 1,500,000 shares of common stock at a weighted average exercise price of $13.33 per share upon the closing of this offering.

            . Common stock, $.01 par value, was previously designated as the "Class B Common Stock" and includes: 200,000,000 (at March 31, 1999, Pro Forma and Pro Forma as Adjusted) authorized, respectively; 16,082,489 shares (at March 31, 1999 and Pro Forma), and 63,579,194 shares (Pro Forma as Adjusted) issued and outstanding, respectively. Excludes 2,000,000 shares of common stock subject to outstanding warrants at a weighted average exercise price of $13.75 per share, 24,585,707 shares of common stock reserved for options granted under iXL's stock option plans at a weighted average exercise price of $7.89 per share, and 6,414,293 shares of common stock reserved for options to be granted under iXL's stock option plans. Also excludes 4,000,000 shares of common stock to be registered pursuant to a Registration Statement on Form S-4 for use in future acquisitions. "See Risk Factors--Risks Related to the Offering--The net tangible book value of our common stock issued in this offering will be less than the offering price."

                                    DILUTION

      The pro forma net tangible book value of iXL at March 31, 1999 was $56,164,000, or $1.01 per share of common stock. Pro forma net tangible book value per share represents the amount of total tangible assets less total liabilities and mandatorily redeemable preferred stock of subsidiary divided by 55,579,194, the number of shares of common stock treated as outstanding on a pro forma basis. This number includes:

            . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock upon the closing of this offering;

            . the exercise of warrants to purchase 1,246,000 shares of common stock for cash consideration upon the closing of this offering; and

            . the exercise of warrants to purchase 240,006 shares of common stock with a weighted average exercise price of $1.95 per share which are mandatorily exercisable upon the closing of this offering into 197,459 shares of common stock, assuming a cashless exercise based on the initial public offering price.

      This number excludes:

            . 24,585,707 shares of common stock issuable upon exercise of stock options outstanding as of the date of this prospectus at a weighted average exercise price of $7.89 per share;

            . 6,414,293 shares of common stock issuable upon exercise of stock options reserved for grant;

            . 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $10.00 per share, 1,000,000 shares of common stock issuable upon exercise of warrants with an exercise price of $15.00 per share, and 1,500,000 shares of common stock issuable upon exercise of warrants with an exercise price equal to the initial public offering price; and

            . 4,000,000 shares of common stock to be registered for use in future acquisitions.

      See "Description of Capital Stock" and "Risk Factors--Risks Related to the Offering--The net tangible book value of our common stock issued in this offering will be less than the offering price."

      After giving effect to (1) the sale by iXL of 6,000,000 shares of common stock offered by this prospectus at an assumed public offering price of $11.00 per share and the application of the estimated net proceeds of $57.5 million, and (2) the sale by iXL to General Electric of 2,000,000 shares of common stock at an assumed purchase price of $11.00 per share and the application of the estimated net proceeds of $21.5 million, iXL's pro forma net tangible book value at March 31, 1999 would have been $135,164,000, or $2.13 per share. This represents an immediate increase in net pro forma tangible book value to existing stockholders of $1.12 per share and an immediate dilution of $8.87 per share to new investors. The following table illustrates the per share dilution:

Assumed initial public offering price per share: ................        $11.00
  Pro forma net tangible book value per share as of March 31,
   1999..........................................................  $1.01
  Increase per share attributable to new investors...............   1.12
                                                                   -----
Pro forma net tangible book value per share giving effect to this
 offering........................................................          2.13
                                                                         ------
Dilution per share to new investors..............................        $ 8.87
                                                                         ======

      The following table summarizes, on a pro forma basis as of March 31, 1999 after giving effect to the inclusions and exclusions listed above, the differences between existing stockholders and new investors with respect to the number of shares of common stock purchased from iXL, the total consideration paid and the average price per share paid:

                                Shares Purchased  Total Consideration   Average
                               ------------------ --------------------   Price
                                 Number   Percent    Amount    Percent Per Share
                               ---------- ------- ------------ ------- ---------
Existing stockholders......... 55,579,194    87%  $187,198,733    68%    $3.37
Private placement.............  2,000,000     3     22,000,000     8     11.00
New investors.................  6,000,000    10     66,000,000    24     11.00
                               ----------   ---   ------------   ---     -----
Total......................... 63,579,194   100%  $275,198,733   100%    $4.33
                               ==========   ===   ============   ===     =====

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

      Our consolidated financial statements and the historical audited financial statements of some of the companies we acquired are included elsewhere in this prospectus. The unaudited pro forma consolidated financial information presented here should be read together with those financial statements and related notes.

      We adjust our historical condensed consolidated statement of operations for the year ended December 31, 1998 to arrive at the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1998 to reflect:

            . the acquisitions we have made since January 1, 1998 as if they occurred on January 1, 1998;

            . a reduction in interest expense due to the repayment of $9.4 million of revolving debt from the proceeds of the issuance of 22,825 shares of Class A Convertible Preferred Stock in January 1999; and

            . accretion of the CFN Series B Convertible Preferred Stock as if it were outstanding for the full year. The issuance of the CFN Series B Convertible Preferred Stock is expected to occur on the earlier of the closing of this offering or August 31, 1999, assuming regulatory conditions are satisfied.

      We further adjust to arrive at our unaudited pro forma as adjusted condensed consolidated statement of operations for the year ended December 31, 1998 to reflect:

            . a reduction in interest expense due to the repayment of $9.9 million of debt from the proceeds from the sale of shares of common stock offered by this prospectus; and

            . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock upon the closing of this offering.

      We adjust our historical condensed consolidated statement of operations for the three months ended March 31, 1999 to arrive at the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 1999 to reflect:

            . a reduction in interest expense due to the repayment of $9.4 million of revolving debt from the proceeds of the issuance of 22,825 shares of Class A Convertible Preferred Stock in January 1999; and

            . accretion on the CFN Series B Convertible Preferred Stock as if it were outstanding for the full three month period. The issuance of the CFN Series B Convertible Preferred Stock is expected to occur on the earlier of the closing of this offering or August 31, 1999, assuming regulatory conditions are satisfied.

      We further adjust to arrive at our unaudited pro forma as adjusted condensed consolidated statement of operations for the three months ended March 31, 1999 to reflect:

            . a reduction of interest expense due to the repayment of $9.9 million of debt from the proceeds from the sale of shares of common stock offered by this prospectus; and

            . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock upon the closing of this offering.

      We adjust our historical condensed consolidated balance sheet as of March 31, 1999 to arrive at the unaudited pro forma condensed consolidated balance sheet as of March 31, 1999 as if the following event that is expected to occur after March 31, 1999 occurred on March 31, 1999:

            . the sale and issuance by CFN to General Electric of 16,190,475 shares of CFN's Series B Convertible Preferred Stock and the application of the estimated net proceeds of $49.3 million.

      We further adjust to arrive at our unaudited pro forma as adjusted condensed consolidated balance sheet as if the following events occurred on March 31, 1999:

            . the sale of the shares of common stock offered by this prospectus and the application of the resulting estimated net proceeds, including the repayment of $9.9 million of debt;

            . the sale and issuance to General Electric upon the closing of this offering of an aggregate of 2,000,000 shares of common stock at an assumed purchase price of $11.00 per share;

            . the exercise of warrants to purchase 1,246,000 shares of common stock for cash consideration of $4.58 per share upon the closing of this offering;

            . the exercise of warrants to purchase 240,006 shares of common stock with a weighted average exercise price of $1.95 per share which are mandatorily exercisable upon the closing of this offering into 197,459 shares of common stock, assuming a cashless exercise based on the assumed initial public offering price of $11.00 per share; the warrants have the following exercise prices: 9,106 at $0.0000439 per share, 150,000 at $2.50 per share, 46,200 at $1.2973 per share and 34,700 at
               $0.9514 per share; and

            . the reclassification of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock upon the closing of this offering.

      All of iXL's acquisitions have been accounted for using the purchase method and accordingly, each purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair values on the acquisition dates. The historical carrying amounts of identified net tangible assets, including cash, accounts receivable, property and equipment, and accounts payable, approximated their fair values. Identifiable intangible assets and the purchase price in excess of identified tangible and intangible net assets acquired have been allocated to goodwill are being amortized over their estimated useful lives. Identifiable intangible assets consist primarily of assembled workforce, which is being amortized over a period of three years. Goodwill is being amortized primarily over five years.

      The fair value of the common stock issued as consideration for the companies acquired by iXL since January 1, 1998 was determined based upon periodic independent appraisals of the common stock.

      The pro forma condensed consolidated statement of operations are not necessarily indicative of the results of operations that would have been achieved had the transactions occurred on January 1, 1998 and should not be construed as being representative of future results of operations. Upon consummation of this offering, the reclassification of the Class D Nonvoting Preferred Stock will result in a charge to net loss available to common stockholders equal to the difference between $35.7 million plus accrued dividends and the carrying value of the Class D Nonvoting Preferred Stock.

            Pro Forma Condensed Consolidated Statement of Operations
                      for the Year Ended December 31, 1998

                                     Companies
                                      Acquired                              Further
                          Historical     in      Pro Forma                 Pro Forma      Pro Forma
                           Company   1998(2)(3) Adjustments   Pro Forma  Adjustments(7)  as Adjusted
                          ---------- ---------- -----------   ---------  --------------  -----------
                                           (in thousands except per share data)
Revenues................   $ 64,767   $ 22,393    $    --     $ 87,160      $   --        $ 87,160
Cost of revenues........     44,242     14,321         --       58,563          --          58,563
                           --------   --------    -------     --------      -------       --------
  Gross profit..........     20,525      8,072         --       28,597          --          28,597
Sales and marketing
 expenses...............     17,325      1,351         --       18,676          --          18,676
General and
 administrative
 expenses...............     30,163      9,485         --       39,648          --          39,648
Research and development
 expenses...............      4,408          5         --        4,413          --           4,413
Depreciation............      5,217        678         --        5,895          --           5,895
Amortization............     10,590         --      7,078 (4)   17,668          --          17,668
                           --------   --------    -------     --------      -------       --------
  Loss from operations..    (47,178)    (3,447)    (7,078)     (57,703)         --         (57,703)
Other expense, net......        (28)      (110)        --         (138)         --            (138)
Loss on equity
 investment.............     (1,640)        --         --       (1,640)         --          (1,640)
Interest income.........        750         27         --          777          --             777
Interest expense........       (770)      (332)      (603)(5)   (1,705)         450 (7)     (1,255)
                           --------   --------    -------     --------      -------       --------
  Loss before income
   taxes................    (48,866)    (3,862)    (7,681)     (60,409)         450        (59,959)
Income tax expense......         --         (8)        --           (8)         --              (8)
                           --------   --------    -------     --------      -------       --------
  Net loss..............    (48,866)    (3,870)    (7,681)     (60,417)         450        (59,967)
                           --------   --------    -------     --------      -------       --------
Dividends and accretion
 on mandatorily
 redeemable preferred
 stock..................     (9,099)        --     (1,543)(6)  (10,642)       9,099 (7)     (1,543)
                           --------   --------    -------     --------      -------       --------
  Net loss available to
   common stockholders..   $(57,965)  $ (3,870)   $(9,224)    $(71,059)     $11,163       $(61,510)
                           ========   ========    =======     ========      =======       ========
Basic and diluted net
 loss per common
 share(1)...............   $  (4.92)                          $  (4.42)                   $  (1.10)
                           ========                           ========                    ========
Weighted average common
 shares outstanding(1)..     11,777                             16,088                      55,962

            Pro Forma Condensed Consolidated Statement of Operations
                   for the Three Months Ended March 31, 1999

                                                                Further
                          Historical  Pro Forma                Pro Forma     Pro Forma
                           Company   Adjustments  Pro Forma  Adjustments(7) as Adjusted
                          ---------- -----------  ---------  -------------- -----------
                                     (in thousands except per share data)
Revenues................   $ 33,012     $  --     $ 33,012       $  --       $  33,012
Cost of revenues........     19,583        --       19,583          --          19,583
                           --------     -----     --------       ------      ---------
  Gross profit..........     13,429        --       13,429          --          13,429
Sales and marketing
 expenses...............      8,150        --        8,150          --           8,150
General and
 administrative
 expenses...............     15,725        --       15,725          --          15,725
Research and development
 expenses...............      1,058        --        1,058          --           1,058
Depreciation............      2,284        --        2,284          --           2,284
Amortization............      4,351                  4,351          --           4,351
                           --------     -----     --------       ------      ---------
  Loss from operations..    (18,139)               (18,139)         --         (18,139)
Other expense, net......         69        --           69          --              69
Loss on equity
 investment.............        (65)       --          (65)         --             (65)
Interest income.........        216        --          216          --             216
Interest expense........       (336)       50 (8)     (286)         279 (7)         (7)
                           --------     -----     --------       ------      ---------
  Loss before income
   taxes................    (18,255)       50      (18,205)         279        (17,926)
Income tax expense......         --        --          --           --             --
                           --------     -----     --------       ------      ---------
  Net loss..............    (18,255)       50      (18,205)         279        (17,926)
                           --------     -----     --------       ------      ---------
Dividends and accretion
 on mandatorily
 redeemable preferred
 stock..................     (5,293)     (386)(9)   (5,679)       5,293 (7)       (386)
                           --------     -----     --------       ------      ---------
  Net loss available to
   common stockholders..   $(23,548)    $(336)    $(23,884)      $5,572      $ (18,312)
                           ========     =====     ========       ======      =========
Basic and diluted net
 loss per common
 share(1)...............   $  (1.46)              $  (1.49)                  $   (0.29)
                           ========               ========                   =========
Weighted average common
 shares outstanding(1)..     16,082                 16,082                      63,224

                 Pro Forma Condensed Consolidated Balance Sheet
                              As of March 31, 1999

                                                                   Further
                          Historical    Pro Forma                 Pro Forma     Pro Forma
                           Company   Adjustments(10) Pro Forma  Adjustments(7) as Adjusted
                          ---------- --------------- ---------  -------------- -----------
                                                  (in thousands)
Assets:
Cash and cash
 equivalents............   $ 13,880      $49,300     $ 63,180      $ 76,655     $139,835
Accounts receivable
 (net)..................     20,957           --       20,957            --       20,957
Unbilled revenues.......     11,736           --       11,736            --       11,736
Prepaid expenses and
 other assets...........      3,757        1,400        5,157            --        5,157
                           --------      -------     --------      --------     --------
    Total current
     assets.............     50,330       50,700      101,030        76,655      177,685
Property and equipment,
 net....................     32,296           --       32,296            --       32,296
Intangible assets, net..     58,102           --       58,102            --       58,102
Other non-current
 assets.................      2,970           --        2,970        (2,298)         672
                           --------      -------     --------      --------     --------
    Total assets........   $143,698      $50,700     $194,398      $ 74,357     $268,755
                           ========      =======     ========      ========     ========
Liabilities and
 Stockholders' Equity:
Accounts payable........   $  4,783      $    --     $  4,783      $   (450)    $  4,333
Deferred revenues.......      8,904           --        8,904            --        8,904
Accrued liabilities.....     11,113           --       11,113            --       11,113
Current portion of long-
 term debt..............        815           --          815            --          815
                           --------      -------     --------      --------     --------
    Total current
     liabilities........     25,615           --       25,615          (450)      25,165
Long-term debt..........     11,185           --       11,185        (9,900)       1,285
                           --------      -------     --------      --------     --------
    Total liabilities...     36,800           --       36,800       (10,350)      26,450
Mandatorily redeemable
 preferred stock........     70,414           --       70,414       (70,414)          --
Mandatorily redeemable
 preferred stock of
 subsidiary.............      9,839       39,200       49,039            --       49,039
Stockholders' equity
  Class A Convertible
   Preferred Stock......          2           --            2            (2)          --
  Common stock..........        163           --          163           473          636
  Additional paid-in
   capital..............    114,859       11,500      126,359       154,650      281,009
  Accumulated deficit...    (84,142)          --      (84,142)           --      (84,142)
  Treasury stock at
   cost.................       (888)          --         (888)           --         (888)
  Note receivable from
   stockholder..........       (900)          --         (900)           --         (900)
  Unearned
   compensation.........     (2,449)          --       (2,449)           --       (2,449)
                           --------      -------     --------      --------     --------
    Total stockholders'
     equity.............     26,645       11,500       38,145       155,121      193,266
                           --------      -------     --------      --------     --------
    Total liabilities,
     mandatorily
     redeemable
     preferred stock and
     stockholders'
     equity.............   $143,698      $50,700     $194,398      $ 74,357     $268,755
                           ========      =======     ========      ========     ========

        Notes to Pro Forma Condensed Consolidated Financial Information

      The following adjustments were applied to iXL's Consolidated Financial Statements and the financial data of the companies acquired by iXL since January 1, 1998 to arrive at the unaudited Pro Forma Consolidated Financial Information.

(1) Potential common shares consist of Class A, Class B, and Class C Convertible Preferred Stock using the as-converted method, and stock options and warrants using the treasury stock method and contingently issuable shares held in escrow, which are excluded from the computation as their effect is antidilutive.

(2) During 1998, iXL acquired 24 companies and accounted for them using the purchase method. The companies acquired and purchase price, including the shares of common stock and related warrants and options issued, are presented in the table below individually for those acquisitions with a purchase price greater than $2.0 million and in the aggregate for those with a purchase price of less than $2.0 million. The per share fair value of common stock for each acquisition was determined based upon independent appraisals obtained by iXL.

                                                                                 Fair Value
                          Per Share                                                of Net                 Excess of
                          Fair Value Shares of           Cash Used for            Tangible                Cost Over
                            of iXL    Common   Warrants/ Acquisitions,  Total      Assets/              Fair Value of
                            Common     Stock    Options   Net of Cash  Purchase (Liabilities) Assembled  Net Assets
    Business Acquired       Stock     Issued    Issued     Acquired     Price     Acquired    Workforce   Acquired
    -----------------     ---------- --------- --------- ------------- -------- ------------- --------- -------------
Digital Planet, Inc. ...    $5.50      259,584      --      $ 1,962    $ 3,550     $   (39)    $ 1,012     $ 2,577
Micro Interactive,
 Inc. ..................     5.50      740,000   19,500       1,718      5,809         281         999       4,529
CommerceWAVE, Inc. .....     5.82      877,898   64,434         117      5,459      (1,037)        662       5,134
Image Communications,
 Inc. ..................     5.82      378,999  125,054         753      3,324         381       1,213       1,730
Spinners Incorporated
 .......................     5.82      674,132   66,495       1,383      5,543         499       1,129       3,915
Tekna, Inc. ............     4.50      712,622  125,757         611      4,758         527         820       3,411
Larry Miller
 Productions, Inc.  ....     4.50      113,823  248,135       1,812      3,490        (143)        963       2,670
NetResponse  ...........     4.50      701,375   73,625       1,719      5,307       1,312       1,168       2,827
Ionix Development
 Corp. .................     4.50      358,551      --        1,059      3,013         231         778       2,004
Pequot Systems, Inc. ...     4.50      378,066      --          792      2,501         154         357       1,990
TwoWay Communications
 LLC ...................     4.50      269,421      --        1,246      2,469         335         713       1,421
Other Acquisitions......      --     2,295,530   57,215       3,430     14,188         795       6,075       7,318
                                     ---------  -------     -------    -------     -------     -------     -------
 Total..................             7,760,001  780,215     $16,602    $59,411     $ 3,296     $15,889     $39,526
                                     =========  =======     =======    =======     =======     =======     =======

(3) For those companies acquired during 1998 that had a purchase price of greater than $2.0 million, the following table presents the income statements for the period January 1, 1998 through the date of acquisition. Acquisitions with a purchase price less than $2.0 million are aggregated in the Other Acquisitions column.

                                   Micro              Image                      Larry
                                  Inter-             Commun-  Spinners           Miller
                         Digital  active, Commerce- ications, Incorp-  Tekna    Product-
                         Planet    Inc.   WAVE Inc.   Inc.     orated   Inc.   ions, Inc.
                         -------  ------- --------- --------- -------- ------  ----------
  Revenues.............. $1,262    $ 956    $ 563     $ 847    $1,369  $1,990    $2,040
  Cost of revenues......    748      536      458       601       871   1,058     2,114
                         ------    -----    -----     -----    ------  ------   -------
  Gross profit..........    514      420      105       246       498     932       (74)
  Sales and marketing
   expenses.............    168       38      159        61        20     271       314
  General and
   administrative
   expenses.............    397      702      457       564       405     983     1,550
  Research and
   development
   expenses.............    --       --         5       --        --      --        --
  Depreciation..........     30       75       34        65        37      80        47
  Amortization..........    --       --       --        --        --      --        --
                         ------    -----    -----     -----    ------  ------   -------
  Loss from operations..    (81)    (395)    (550)     (444)       36    (402)   (1,985)
  Other (expense),
   income...............    --         1      --         50       --     (179)        2
  Interest income.......    --         6        4       --        --        5         6
  Interest expense......    (35)     (17)     (26)      (37)       (6)     (8)      (36)
                         ------    -----    -----     -----    ------  ------   -------
  Loss before income
   taxes................   (116)    (405)    (572)     (431)       30    (584)   (2,013)
  Income tax expense....    --       --        (1)      --        --      --        --
                         ------    -----    -----     -----    ------  ------   -------
  Net loss..............  $(116)   $(405)   $(573)    $(431)   $   30  $ (584)  $(2,013)
                         ======    =====    =====     =====    ======  ======   =======

                                             Two Way                           Total for all
                          Pequot    Net-     Commun-     Ionix                   companies
                         Systems, Response, ications, Development    Other      acquired in
                           Inc.    L.L.C.    L.L.C.   Corporation Acquisitions     1998
                         -------- --------- --------- ----------- ------------ -------------
  Revenues..............  $1,354   $3,293    $1,400     $1,484       $5,835       $22,393
  Cost of revenues......   1,100    1,560       718      1,007        3,550        14,321
                          ------   ------    ------     ------       ------       -------
  Gross profit..........     254    1,733       682        477        2,285         8,072
  Sales and marketing
   expenses.............      26        4       --           2          288         1,351
  General and
   administrative
   expenses.............     549    1,540       667        267        1,404         9,485
  Research and
   development
   expenses.............     --       --        --         --           --              5
  Depreciation..........      19       96         8         10          177           678
  Amortization..........     --       --        --         --           --            --
                          ------   ------    ------     ------       ------       -------
  Loss from operations..    (340)      93         7        198          416        (3,447)
  Other (expense),
   income...............     --        (2)      --           1           17          (110)
  Interest income.......       1      --        --           5          --             27
  Interest expense......     --       (98)      (34)        (6)         (29)         (332)
                          ------   ------    ------     ------       ------       -------
  Loss before income
   taxes................    (339)      (7)      (27)       198          404        (3,862)
  Income tax expense....      (6)     --        --         --            (1)           (8)
                          ------   ------    ------     ------       ------       -------    ---
  Net loss..............  $ (345)  $   (7)   $  (27)    $  198       $  403       $(3,870)
                          ======   ======    ======     ======       ======       =======

(4) To record amortization expense for the year ended December 31, 1998 related to the identifiable intangible assets and goodwill acquired in connection with the acquisitions of companies by iXL since January 1, 1998. Such amounts are amortized over the estimated useful life of each asset. Identifiable intangible assets consist primarily of assembled workforce, which is being amortized over a period of three years. Goodwill is being amortized over five years. Some of the shares issuable at the acquisition dates were placed in escrow. These shares will either be issued to the previous owners of these companies or returned to iXL based upon whether or not performance targets of the respective acquired company are achieved. As of December 31, 1998, iXL has excluded 237,304 shares of common stock that had not been earned under the terms of the acquisition agreements from the recognized purchase price calculations. Any purchase price adjustments resulting from the issuance of these escrowed shares to the previous owners of these companies will be recognized as adjustments to goodwill and will be amortized over the remaining period of the expected benefit. See Note 3 to iXL's Consolidated Financial Statements as of and for the year ended December 31, 1998. 50,000 of these shares have since been earned and have been released from escrow since December 31, 1998. 100,000 of these shares are expected to revert back to iXL, since the performance target was not achieved. These shares have not yet been released from escrow as the procedures for release of these shares have not been completed. The remaining 137,304 shares are to remain in escrow until October 1999, the deadline for meeting the relevant performance target.

(5) To reflect the following adjustments to interest expense:

     . In connection with the acquisition of 14 of the companies acquired by iXL since January 1, 1998, iXL repaid approximately $7.3 million in debt. Interest expense was reduced by $371,000, representing the reversal of the interest expense recorded by the acquired companies as if the repayments had occurred on January 1, 1998. The amount was calculated based upon the actual interest expense recorded by the acquired companies on the related debt from January 1, 1998 to the respective acquisition date.

     . In connection with the acquisition of 17 of the companies acquired by iXL since January 1, 1998, iXL paid approximately $16.9 million in cash which was used for a combination of repayment of acquired company debt and as a component of the purchase price. Interest expense was increased by $1.0 million, representing the interest expense iXL would have recorded had the acquisition occurred on January 1, 1998. This interest expense adjustment was calculated by applying iXL's incremental borrowing rate to the amount of cash paid for each acquisition from January 1, 1998 to the respective acquisition date. The interest rate used was prime plus 2%, which is the interest rate on iXL's current credit agreement which was entered into during 1998.

     . A decrease in interest expense due to the repayment of $9.4 million of revolving debt from the proceeds of the issuance of 22,825 shares of Class A Convertible Preferred Stock in January 1999. This debt was outstanding for a period of 17 days in 1998 (from December 14, 1998 through December 31, 1998). The interest expense adjustment was calculated based on the actual interest expense incurred by iXL on the revolving debt during the period noted.

(6) To record accretion on the CFN Series B Convertible Preferred Stock as if it were outstanding for the full year. The issuance of the CFN Series B Convertible Preferred Stock is expected to occur on the earlier of the closing of this offering or August 31, 1999, assuming regulatory conditions are satisfied.

(7) Reflects:
     . the sale by iXL of 6,000,000 shares of common stock offered at an assumed initial public offering price of $11.00 per share after deducting the estimated underwriting discounts and commissions and offering expenses payable by iXL as described under "Use of Proceeds;"


     . the sale and issuance to General Electric upon the closing of this offering of an aggregate of 2,000,000 shares of common stock at an assumed purchase price of $11.00 per share based on the midpoint of the range on the cover page of this prospectus;

     . the exercise of warrants to purchase 1,246,000 shares of common stock for cash consideration of $4.58 per share upon the closing of this offering; this assumption is based on each warrant holder's indication that they will exercise these warrants upon the closing of this offering;


     . the exercise of warrants to purchase 240,006 shares of common stock with a weighted average exercise price of $1.95 per share which are mandatorily exercisable upon the closing of this offering into 197,459 shares of common stock, assuming a cashless exercise based on the assumed initial public offering price of $11.00 per share; the warrants have the following exercise prices:
        9,106 at $0.0000439 per share, 150,000 at $2.50 per share, 46,200 at $1.2973 per share and 34,700 at $0.9514 per share;

     . the repayment of $9.9 million of debt upon the closing of this offering and the related decrease in interest expense. The interest expense adjustment was calculated based on the actual interest expense incurred by iXL on the debt during the periods noted, which was prime plus 2% under iXL's credit agreement. This debt was outstanding for 153 days in the year ended December 31, 1998 and 90 days in the three months ended March 31, 1999; and

     . the reclassification of Class A, Class B, and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock and Class A and Class B Common Stock into common stock and the related reduction in the dividends and accretion on mandatorily redeemable preferred stock.

(8) To reflect a decrease in interest expense due to the repayment of $9.4 million of revolving debt. This amount of debt was outstanding for a period of 19 days in 1999 (from January 1, 1999 through January 20, 1999). The interest expense adjustment was calculated based on the actual interest expense incurred by iXL on the revolving debt during the period noted.

(9) To record accretion on the CFN Series B Convertible Preferred Stock as if it were outstanding for the full three-month period ended March 31, 1999. The issuance of the CFN Series B Convertible Preferred Stock will occur on the earlier of the closing of this offering or August 31, 1999.

(10) Reflects the following events that are expected to occur after March 31, 1999 as if each occurred on March 31, 1999:

     . the sale and issuance by CFN to General Electric of 16,190,475 shares of CFN's Series B Convertible Preferred Stock for a purchase price of approximately $50 million, net of issuance costs of $700,000. This issuance will occur on the earlier of the closing of this offering or August 31, 1999 and the estimated net proceeds have been reflected as an adjustment to cash. These proceeds have been recorded as mandatorily redeemable preferred stock of subsidiary and additional paid-in capital; and

     . the issuance to GE Capital Equity Investments, Inc. of warrants to purchase 1,500,000 shares of iXL common stock. The fair value of these warrants of $11.5 million has been calculated using the Black-Scholes option pricing model. The assumptions utilized in determining this fair value are as follows: life of warrant = five years; expected volatility = 85%; dividend yield = 0%; risk-free rate = 5%; fair market value of underlying stock on date of grant = $11.00 (based on the assumed initial public offering price); exercise price = $11.00. The ultimate value of these warrants will depend on the actual initial public offering price. A $1.00 increase or decrease from the assumed initial public offering price of $11.00 per share would result in a corresponding increase or decrease in the valuation of the warrants of approximately $1.0 million. The fair value of these warrants has been allocated as follows:

            (a) $200,000 of the value of the warrants has been allocated to the agreement by GE Capital Equity Investments, Inc. to provide access to CFN's platform to its employees. Such amount has been reflected in the pro forma adjustments in prepaid expenses and other assets and will be expensed when GE Capital Equity Investments, Inc. performs its duties under the agreement.

            (b) $1.2 million of the value of the warrants has been allocated to the agreement by General Electric to provide marketing services to iXL and CFN. Such amount has been reflected in the pro forma adjustments in prepaid expenses and other assets and will be expensed when General Electric performs the marketing services (primarily placement of advertising) under the agreement. iXL believes the value of these marketing services to be $1.2 million. If the value ultimately ascribed to the marketing services exceeds this amount, the value allocated to the marketing agreement would be increased appropriately up to a maximum of the full value of the warrants. Such an increase would result in a corresponding increase in mandatorily redeemable preferred stock of subsidiary and prepaid expenses and other assets, as well as a decrease in the accretion of the mandatorily redeemable preferred stock of subsidiary through its redemption date.

            (c) The remaining $10.1 million of value of the warrants has been allocated to and recorded as a reduction of mandatorily redeemable preferred stock of subsidiary and an increase in additional paid-in capital. This amount will be accreted over the redemption period to increase the carrying value of the CFN Series B Convertible Preferred Stock to its redemption value of $50 million. This accretion will impact net loss available to common stockholders.

                      SELECTED CONSOLIDATED FINANCIAL DATA

      You should read the following selected Consolidated Financial Data with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and iXL's audited Consolidated Financial Statements included elsewhere in this prospectus. iXL commenced operations effective May 1, 1996. All of iXL's acquisitions have been accounted for using the purchase method, and accordingly, the statement of operations data of iXL for all periods presented reflect the results of operations from these businesses from their respective acquisition dates. The consolidated statement of operations data set forth below for the eight months ended December 31, 1996, the years ended December 31, 1997 and 1998, and the consolidated balance sheet data at December 31, 1996, 1997 and 1998 are derived from and qualified by reference to iXL's audited Consolidated Financial Statements, which appear elsewhere in this prospectus. The consolidated statement of operations data for the three months ended March 31, 1998 and 1999 and the consolidated balance sheet data at March 31, 1999 are derived from and are qualified by reference to, iXL's unaudited Consolidated Financial Statements, which appear elsewhere in this prospectus and, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial data for such periods. The results of operations for the three months ended March 31, 1999 are not necessarily indicative of the results to be expected for the full year or for any future period.


                                                                Three Months
                             Eight Months    Years Ended           Ended
                                Ended       December 31,         March 31,
                             December 31, ------------------  -----------------
                                 1996       1997      1998     1998      1999
                             ------------ --------  --------  -------  --------
Consolidated Statement of
Operations Data:                  (in thousands, except per share data)
Revenues...................    $ 5,379    $ 18,986  $ 64,767  $ 6,864  $ 33,012
Cost of revenues...........      3,577      11,343    44,242    4,899    19,583
                               -------    --------  --------  -------  --------
  Gross profit.............      1,802       7,643    20,525    1,965    13,429
Sales and marketing
 expenses..................        812       3,903    17,325    2,036     8,150
General and administrative
 expenses..................      1,247       9,114    30,163    2,956    15,725
Research and development
 expenses..................         --       4,820     4,408      907     1,058
Depreciation...............        372       1,408     5,217      699     2,284
Amortization...............        928       5,191    10,590    1,182     4,351
                               -------    --------  --------  -------  --------
  Loss from operations.....     (1,557)    (16,793)  (47,178)  (5,815)  (18,139)
Other income (expense),
 net.......................         48         116       (28)      36        69
Loss on equity investment..       (249)     (1,443)   (1,640)    (395)      (65)
Interest income............         32         136       750      264       216
Interest expense...........        (30)       (238)     (770)     (28)     (336)
                               -------    --------  --------  -------  --------
  Loss before income
   taxes...................     (1,756)    (18,222)  (48,866)  (5,938)  (18,255)
Income tax benefit.........        302       2,782        --       --        --
                               -------    --------  --------  -------  --------
  Net loss.................     (1,454)    (15,440)  (48,866)  (5,938)  (18,255)
Dividends and accretion on
 mandatorily redeemable
 preferred stock...........         --          --    (9,099)    (725)   (5,293)
                               -------    --------  --------  -------  --------
  Net loss available to
   common stockholders.....    $(1,454)   $(15,440) $(57,965) $(6,663) $(23,548)
                               =======    ========  ========  =======  ========
Basic and diluted net loss
 per common share..........    $ (0.37)   $  (2.36) $  (4.92) $ (0.78) $  (1.46)
                               =======    ========  ========  =======  ========
Weighted average common
 shares outstanding........      3,972       6,540    11,777    8,592    16,082

                                       As of December 31,          As of
                                   --------------------------    March 31,
                                    1996     1997     1998          1999
                                   ------- -------- --------- ----------------
Consolidated Balance Sheet Data:             (in thousands)
Cash and cash equivalents........  $   409 $ 23,038 $  19,259 $ 13,880
Working capital..................      217   23,879    27,119   24,715
Total assets.....................   16,472   57,612   142,951  143,698
Debt, including current portion..      691    1,273    21,420   12,000
Mandatorily redeemable preferred
 stock...........................       --   29,930    65,679   70,414
Mandatorily redeemable preferred
 stock of subsidiary.............       --       --     9,839    9,839
Stockholders' equity.............   12,989   21,950    25,560   26,645

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

      You should read the following discussion of the financial condition and results of operations of iXL with "Selected Consolidated Financial Data," "Pro Forma Consolidated Financial Information" and iXL's Consolidated Financial Statements, including the Notes included elsewhere in this prospectus.

Overview

      iXL is a leading Internet services company which provides Internet strategy consulting and comprehensive Internet-based solutions to Fortune 1000 companies and other corporate users of information technology. iXL helps businesses identify how the Internet can be used to their competitive advantage and uses its expertise in creative design and systems engineering to design, develop and deploy advanced Internet applications and solutions.

      iXL was founded in March 1996, and since that time has acquired a total of 34 companies. All of iXL's acquisitions have been accounted for using the purchase method. Therefore, the historical financial data include the results of operations of companies acquired from their respective acquisition dates. iXL has incurred substantial losses since its inception and anticipates continuing to incur substantial losses for the foreseeable future. As of March 31, 1999, iXL had an accumulated deficit of approximately $84 million. Although iXL has experienced revenue growth, this growth may not be sustainable or indicative of future results of operations.

      iXL's customers generally retain iXL on a project-by-project basis. iXL typically does not have material contracts that commit a customer to use its services on a long-term basis. Revenue is recognized primarily using the percentage of completion method on a contract-by-contract basis. iXL's use of the percentage of completion method of revenue recognition requires management to estimate the degree of completion of each project. To the extent these estimates prove to be inaccurate, the revenues and gross profits reported for periods during which work on the project is ongoing may not accurately reflect the final results of the project. Any anticipated losses on projects are charged to earnings when identified. iXL primarily prices its projects on a fixed-price basis, rather than on a time and materials basis, and it typically assumes the fixed-price contracts of companies it acquires. iXL has begun implementation of an internally developed estimation process to determine the fixed price for an engagement, and standardize pricing throughout its offices. This methodology incorporates standard personnel billing rates, project implementation risks and the overall technical complexity of the project. We believe that the standardization of pricing throughout our network of offices will decrease project pricing risk. iXL attempts to price larger, fixed-price contracts on a three-phase basis--strategic review, design and implementation. Each phase is priced separately, immediately prior to its commencement. Less than a third of iXL's revenues are currently derived from contracts priced on a three-phase basis. See "Risk Factors--Risks Related to iXL's Business--Our fixed-price contracts involve financial risk."

      Through both acquisitions and its directed marketing efforts, iXL has established a diversified base of clients in a wide range of industries, including the industries targeted by iXL's marketing efforts.

      iXL's revenues are comprised of fees from Internet strategy consulting, Internet-based business solutions and iXL Solution Sets. iXL's revenue composition has changed substantially from inception, and iXL expects further change as its business develops. Historically, a substantial majority of iXL's revenues have been derived from traditional website development and the implementation of iXL's Solution Sets. To succeed, iXL must leverage its existing relationships and establish new relationships in order to substantially increase the revenues derived from more comprehensive strategic Internet services.

      We have recently entered into multi-year services agreements with General Electric and Delta Air Lines under which we have agreed to provide strategic Internet services. These agreements guarantee minimum payments to iXL for services provided by iXL. In connection with these agreements, we have issued warrants to General Electric and Delta Air Lines which will result in non-cash charges that will reduce our reported revenue. For Delta Air Lines, this charge will be approximately $1.2 million, reducing the $10 million of guaranteed revenue from Delta in 1999 and early 2000 to $8.8 million, and for General Electric this charge will be approximately $4.8 million, reducing the $20 million of guaranteed revenue from General Electric in 1999 and early 2000 to $15.2 million.

      iXL's expenses include cost of revenues, sales and marketing, general and administrative, and research and development expenses. Cost of revenues includes salaries, benefits and related overhead expenses associated with the generation of revenues. Sales and marketing expenses include promotion, new business generation expenses and the salary and benefit costs of personnel in these functions. General and administrative expenses include management, accounting, legal and human resources costs. Research and development expenses include salary and benefit costs of technical personnel developing Solution Sets and component frameworks. iXL's expenses also include non-cash charges related to option grants and warrant issuances.

      In connection with (1) the reasonable efforts of GE Capital Equity Investments, Inc. to provide the CFN platform to its employees and (2) the marketing agreement among iXL and General Electric, iXL will issue warrants to purchase 1,500,000 shares of common stock to General Electric. iXL believes the value of these marketing services to be $1.2 million and accordingly this marketing campaign is expected to result in $1.2 million of marketing expenses to be recorded in the 12 month period subsequent to the date of this offering. However, if the value ultimately ascribed to the marketing campaign exceeds this amount, the value allocated to the marketing agreement would be increased appropriately up to a maximum of the full value of the warrants. Such an increase would result in a corresponding increase in mandatorily redeemable preferred stock of subsidiary and prepaid expenses and other assets, as well as a decrease in the accretion of the mandatorily redeemable preferred stock of subsidiary over a seven-year period until redemption. Net loss available to common stockholders and stockholders' equity will also be impacted by non-cash charges related to this warrant issuance. For more information on the accounting treatment of these warrants and the marketing campaign, see note 10 to the Pro Forma Condensed Consolidated Financial Information.

      iXL's future success will depend in large part upon its ability to attract, train and retain additional highly skilled executive-level management and creative, technical, consulting and sales personnel. Competition for such personnel is intense, and iXL is unsure that it will be successful in attracting, training and retaining such personnel. Historically iXL has experienced significant employee turnover, and its ability to control employee turnover will have a significant impact on its profitability.

      CFN has expended and will continue to expend significant resources to build electronic data interchange interfaces with participating institutions, to grow its technology infrastructure, to add additional participating companies and employees to the platform and to establish access to the CFN platform for participating companies' employees. These expenditures must be incurred in advance of the recognition of revenue. None of these expenses is incurred under long-term vendor contracts. As a result, these expenses are expensed as incurred, except for fixed asset purchases which are depreciated over their expected useful lives. CFN recognizes revenue upon completion of an end-user transaction through the CFN operating network, which also will require the realization of expenses in advance of related revenue. To date, the volume of transactions on CFN has been limited and, accordingly, the revenue recognized has been minimal. As a result, iXL may not be able to achieve or sustain profitability. CFN incurred an operating loss of $13.5 million for the year ended December 31, 1998 and $4.0 million for the three months ended March 31, 1999. See "Risk Factors--Risks Related to Our CFN Subsidiary--CFN's business model is new and unproven" and "--CFN must expend significant resources to grow its infrastructure."

      iXL incurred non-cash stock compensation expense related to its option grants for the year ended December 31, 1998, totaling $1.6 million and for the three months ended March 31, 1999, totaling $1.5 million. iXL expects to recognize approximately $2.1 million in 1999, $850,000 in 2000, $600,000 in 2001 and $330,000 in 2002 in stock compensation expense relating to the grant of options in 1998 and 1999.

Acquisition Program

      iXL has acquired a total of 34 businesses since its inception and intends to continue acquiring similar businesses. iXL evaluates acquisitions based on numerous quantitative and qualitative factors. Quantitative factors include historical and projected revenues and profitability, geographic coverage and contract backlog. Qualitative factors include strategic and cultural fit, management skills, customer base and technical proficiency. Most of the consideration paid by iXL for prior acquisitions has been in the form of common stock. iXL anticipates that common stock and options to acquire common stock will continue to constitute most of the consideration used to make future acquisitions. iXL's acquisition program will result in additional ownership dilution to investors participating in this offering. See "Risk Factors--Risks Related to the Offering--The net tangible book value of our common stock issued in this offering will be less than the offering price."

      All of iXL's acquisitions have been accounted for using the purchase method. The results of operations of the acquired entities are consolidated with those of iXL from the date of the acquisition. For each acquisition, a portion of the purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their respective fair market values on the acquisition date. A portion of the purchase price in excess of tangible and identifiable intangible assets and liabilities assumed is allocated to goodwill and amortized on a straight-line basis over the estimated period of benefit, which is primarily five years. Identifiable intangible assets consist primarily of assembled workforce and are being amortized over a period of three years. For the year ended December 31, 1998, amortization expense was $10.6 million. iXL expects additional acquisition-related amortization expense as a result of its acquisition program.

      We believe our acquisitions have contributed to our growth by rapidly expanding our employee base, geographic coverage, client base, industry expertise and technical skills. Our acquisitions with a purchase price exceeding $5 million are as follows:

      In May 1997, we acquired BoxTop Interactive, Inc., a Los Angeles creative design firm, for a purchase price of $10 million and the assumption of $1.5 million of debt which was subsequently repaid. The acquisition of BoxTop provided media and entertainment industry expertise and geographic presence in California, and expanded our workforce by approximately 60 skilled employees.

      In May 1998, we acquired Micro Interactive, Inc., a New York interactive media firm, for a purchase price of $5.8 million and the assumption of $426,000 of debt, which was subsequently repaid. The acquisition of Micro Interactive provided interactive multimedia technical skills and expanded our workforce by approximately 35 skilled employees.

      In July 1998, we acquired CommerceWAVE, Inc., a San Diego e-commerce firm, for a purchase price of $5.5 million and the assumption of $450,000 of debt, which was subsequently repaid. The acquisition of CommerceWAVE provided e-commerce strategy consulting expertise and engineering capabilities and geographic presence in San Diego, and expanded our workforce by approximately 22 skilled employees.

      In July 1998, we also acquired Spinners Incorporated, a Boston, Massachusetts software engineering and creative design firm, for a purchase price of $5.5 million. The acquisition provided software engineering and creative design expertise, financial service industry knowledge and added to iXL's client base. The acquisition also added 31 skilled employees.

      In September 1998, we acquired NetResponse L.L.C., an Arlington, Virginia strategy consulting, software engineering and creative design firm, for a purchase price of $5.3 million and the assumption of $1.8 million of debt, which was subsequently repaid. The acquisition provided strategy consulting expertise, software engineering skills and 36 skilled employees, and added to iXL's client base.

      iXL anticipates that a material portion of its future growth will be accomplished by acquiring existing businesses. Most of iXL's growth in personnel has been through acquisitions. The success of this plan depends upon, among other things, iXL's ability to integrate acquired personnel, operations, products and technologies into its organization effectively, to retain and motivate key personnel of acquired businesses and to retain customers of acquired firms. iXL cannot guarantee that it will be able to identify suitable acquisition opportunities, obtain any necessary financing on acceptable terms to finance such acquisitions, consummate such acquisitions or successfully integrate acquired personnel and operations. See "Risk Factors--Risks Related to iXL's Business--We may be unable to continue to grow at our historical growth rates or to effectively manage our growth" and "--Our continued growth is dependent on the successful completion of acquisitions."

Quarterly Historical Results of Operations

      The following table presents the unaudited historical quarterly results of operations. We believe that our historical financial statements are not necessarily indicative of future results of operations. You should read these quarterly historical results of operations with the historical audited financial statements of iXL and certain of the companies acquired by iXL since January 1, 1998 and related Notes.

                                            Three Months Ended
                          --------------------------------------------------------
                          March 31, June 30,  September 30, December 31, March 31,
                            1998      1998        1998          1998       1999
                          --------- --------  ------------- ------------ ---------
                                              (in thousands)
Revenues................   $ 6,864  $ 10,520    $ 18,123      $ 29,260    $33,012
Cost of revenues........     4,899     8,086      12,628        18,629     19,583
                           -------  --------    --------      --------   --------
Gross profit............     1,965     2,434       5,495        10,631     13,429
Sales and marketing
 expenses...............     2,036     2,887       4,573         7,829      8,150
General and administra-
 tive expenses..........     2,956     5,862       7,021        14,324     15,725
Research and development
 expenses...............       907     1,322       1,244           935      1,058
Depreciation............       699       955       1,261         2,302      2,284
Amortization............     1,182     1,709       3,101         4,598      4,351
                           -------  --------    --------      --------   --------
Loss from operations....   $(5,815) $(10,301)   $(11,705)     $(19,357)  $(18,139)
                           =======  ========    ========      ========   ========

Comparison of Three Months Ended March 31, 1999 and March 31, 1998

      Revenues. Revenues increased $26.1 million, or 381% to $33.0 million for the quarter ended March 31, 1999 from $6.9 million for the quarter ended March 31, 1998. The majority of the increase was attributable to our acquisition program which expanded our headcount and client base. The increase was also attributable to an increase in the size of client engagements and the development and growth of industry practice groups.

      Cost of revenues. Cost of revenues increased $14.7 million, or 300% to $19.6 million for the quarter ended March 31, 1999 from $4.9 million for the quarter ended March 31, 1998. As a percentage of revenues, cost of revenues decreased from 71% for the quarter ended March 31, 1998 to 59% for the quarter ended March 31, 1999. As a percentage of revenue, the decrease in cost of sales was primarily attributable to the growth of our industry practice groups and strategy consulting practice. The dollar increase was primarily attributable to the an increase in headcount due to the integration of the companies acquired by iXL since January 1, 1998, as well as to employee training and the development of the CFN platform. Also included in this increase was $78,000 of non-cash expense related to stock compensation charges.

      Sales and marketing expenses. Sales and marketing expenses increased $6.1 million, or 300% to $8.1 million for the quarter ended March 31, 1999 from $2.0 million for the quarter ended March 31, 1998. As a percentage of revenues, sales and marketing expenses decreased from 30% for the quarter ended March 31, 1998 to 25% for the quarter ended March 31, 1999. The dollar increase was primarily attributable to the increase in headcount due to the integration of the companies acquired by iXL since January 1, 1998, as well as the development of iXL's sales and marketing infrastructure and staff. Also included in this increase was $418,000 of non-cash expense related to stock compensation charges.

      General and administrative expenses. General and administrative expenses increased $12.7 million, or 432% to $15.7 million for the quarter ended March 31, 1999 from $3.0 million for the quarter ended March 31, 1998. As a percentage of revenues, general and administrative expenses increased from 43% for the quarter ended March 31, 1998 to 48% for the quarter ended March 31, 1999. The increase in dollar and percentage terms was primarily attributable to the increase in headcount due to the integration of the companies acquired by iXL since January 1, 1998, as well as the expansion of management infrastructure to support the growth in iXL's operations, the general and administrative costs of the companies acquired by iXL since January 1, 1998 and associated integration costs. Additionally, this increase included a donation of $1.0 million to fund the iXL Center for Electronic Commerce in the DuPree College of Management at Georgia Tech and $978,000 of non-cash expense related to stock compensation charges. iXL expects its general and administrative expenses to increase as it continues to grow.

      Research and development expenses. Research and development expenses increased $151,000, or 17% to $1.1 million for the quarter ended March 31, 1999 from $907,000 for the quarter ended March 31, 1998. As a percentage of revenues, research and development expenses decreased from 13% for the quarter ended March 31, 1998 to 3% for the quarter ended March 31, 1999.

      Depreciation. Depreciation expenses increased $1.6 million to $2.3 million for the quarter ended March 31, 1999 from $700,000 for the quarter ended March 31, 1998. The increase related to the depreciation of assets of the companies acquired by iXL since January 1, 1998 and the investments in physical infrastructure at these companies after acquisition.

      Amortization. Amortization expense increased $3.2 million to $4.4 million for the quarter ended March 31, 1999 from $1.2 million for the quarter ended March 31, 1998. The increase was a result of the goodwill and assembled workforce recorded in connection with the acquisitions which took place during 1998.

Comparison of Three Months Ended March 31, 1999 and December 31, 1998

      Revenues. Revenues increased $3.7 million, or 13% to $33.0 million for the quarter ended March 31, 1999 from $29.3 million for the quarter ended December 31, 1998. This increase was primarily attributable to an increased number of engagements for existing and new customers, as well as an increased engagement size. The percentage increase was lower than in prior quarters because revenues in the fourth quarter of 1998 were favorably impacted by several large engagements during this period. Annualized revenue for our top 100 clients increased from 62% of total revenue in the quarter ended December 31, 1998 to 71% for the quarter ended March 31, 1999. iXL may not experience comparable increases in the remainder of 1999.

      Cost of revenues. Cost of revenues increased $1.0 million, or 5% to $19.6 million for the quarter ended March 31, 1999 from $18.6 million for the quarter ended December 31, 1998. As a percentage of revenues, cost of revenues decreased from 64% for the quarter ended December 31, 1998 to 59% for the quarter ended March 31, 1999. The percentage decrease in the first quarter of 1999 to 59% was primarily attributable to iXL's emphasis on obtaining contracts with higher gross margins. The first quarter of 1999 included in cost of revenues $78,000 of non-cash stock option expense whereas the fourth quarter of 1998 included $133,000 of non-cash stock option expense.

      Sales and marketing expenses. Sales and marketing expenses increased by $321,000, or 4% to $8.1 million for the quarter ended March 31, 1999 from $7.8 million for the quarter ended December 31, 1998. As a percentage of revenues, sales and marketing expenses decreased from 27% for the quarter ended December 31, 1998 to 25% for the quarter ended March 31, 1999. This dollar increase was primarily attributable to an increase in our sales and marketing headcount by over 25 professionals during the three months ended March 31, 1999. The first quarter of 1999 included in sales and marketing expenses $418,000 of non-cash stock option expense and the fourth quarter of 1998 included $115,000 of non-cash stock option expense. Additionally, the fourth quarter of 1998 included in sales and marketing expenses $813,000 of non-cash expense related to warrant issuances.

      General and administrative expenses. General and administrative expenses increased $1.4 million, or 10% to $15.7 million for the quarter ended March 31, 1999 from $14.3 million for the quarter ended December 31, 1998. As a percentage of revenues, general and administrative expenses decreased from 49% for the quarter ended December 31, 1998 to 48% for the quarter ended March 31, 1999. The dollar increase was primarily attributable to a donation of $1.0 million to fund the iXL Center for Electronic Commerce in the DuPree College of Management at Georgia Tech as well as the expansion of management infrastructure to support the growth in iXL's operations, including the development of CFN. We increased our general and administrative headcount by over 30 professionals during the three months ended March 31, 1999. The first quarter of 1999 included in general and administration expenses $978,000 of non-cash stock option expense and the fourth quarter of 1998 included $1.4 million of non-cash stock option expense.

      Research and development expenses. Research and development expenses increased $123,000, or 13% to $1.1 million for the quarter ended March 31, 1999 from $935,000 for the quarter ended December 31, 1998. As a percentage of revenues, research and development expenses remained constant for the quarters ended March 31, 1999 and December 31, 1998, respectively.

      Depreciation. Depreciation expenses decreased $18,000 in the quarter ending March 31, 1999 from the previous quarter.

      Amortization. Amortization expense decreased slightly to $4.4 million for the quarter ended March 31, 1999 from $4.6 million for the quarter ended December 31, 1998. The decrease was a result of the sale of certain intangible assets.

Comparison of Three Months Ended December 31, 1998 and September 30, 1998

      Revenues. Revenues increased $11.2 million, or 62% to $29.3 million for the quarter ended December 31, 1998 from $18.1 million for the quarter ended September 30, 1998. The majority of the increase was attributable to iXL's acquisition program which expanded our headcount and client base. The increase was also attributable to an increase in the size of client engagements and the development and growth of industry practice groups.

      Cost of revenues. Cost of revenues increased $6.0 million, or 48% to $18.6 million for the quarter ended December 31, 1998 from $12.6 million for the quarter ended September 30, 1998. As a percentage of revenues, cost of revenues decreased from 70% for the quarter ended September 30, 1998 to 64% for the quarter ended December 31, 1998. The dollar increase was primarily attributable to the integration of the companies acquired by iXL since January 1, 1998, as well as to employee training and the increased operating expenses of CFN.

      Sales and marketing expenses. Sales and marketing expenses increased $3.2 million, or 71% to $7.8 million for the quarter ended December 31, 1998 from $4.6 million for the quarter ended September 30, 1998. As a percentage of revenues, sales and marketing expenses increased from 25% for the quarter ended September 30, 1998 to 27% for the quarter ended December 31, 1998. The increase in dollar and percentage terms was primarily attributable to the development of iXL's sales and marketing infrastructure and staff. We increased our sales and marketing headcount by approximately 5 professionals during the three months ended December 31, 1998. Also included in this increase was $813,000 of non-cash expense related to warrant issuances.

      General and administrative expenses. General and administrative expenses increased $7.3 million, or 104% to $14.3 million for the quarter ended December 31, 1998 from $7.0 million for the quarter ended September 30, 1998. As a percentage of revenues, general and administrative expenses increased from 39% for the quarter ended September 30, 1998 to 49% for the quarter ended December 31, 1998. The increase in dollar and percentage terms was primarily attributable to the expansion of management infrastructure to support the growth in iXL's operations, the general and administrative costs of the companies acquired by iXL since January 1, 1998 and associated integration costs. Also included in this increase was $1.4 million of non-cash stock option expense.

      Research and development expenses. Research and development expenses decreased $309,000, or 25% to $935,000 for the quarter ended December 31, 1998 from $1.2 million for the quarter ended September 30, 1998. As a percentage of revenues, research and development expenses decreased from 7% for the quarter ended September 30, 1998 to 3% for the quarter ended December 31, 1998. The decrease in dollar and percentage terms was primarily due to the completion of the final phases of development of Solution Set products.

      Depreciation. Depreciation expenses increased $1.0 million to $2.3 million for the quarter ended December 31, 1998 from $1.3 million for the quarter ended September 30, 1998. The increase related to the depreciation of assets of the companies acquired by iXL since January 1, 1998 and investments in physical infrastructure at these companies after acquisition.

      Amortization. Amortization expenses increased $1.5 million to $4.6 million for the quarter ended December 31, 1998 from $3.1 million for the quarter ended September 30, 1998. The increase was a result of the goodwill and assembled workforce recorded in connection with the 17 acquisitions which took place during the third quarter of 1998.

Comparison of Three Months Ended September 30, 1998 and June 30, 1998

      Revenues. Revenues increased $7.6 million, or 72% to $18.1 million for the quarter ended September 30, 1998 from $10.5 million for the quarter ended June 30, 1998. The majority of the increase was attributable to iXL's acquisition program which expanded our headcount and client base. The increase was also attributable to an increase in the size of client engagements.

      Cost of revenues. Cost of revenues increased $4.5 million, or 56% to $12.6 million for the quarter ended September 30, 1998 from $8.1 million for the quarter ended June 30, 1998. As a percentage of revenues, cost of revenues decreased from 77% for the quarter ended June 30, 1998 to 70% from the quarter ended September 30, 1998. The dollar increase was primarily attributable to the integration of the companies acquired by iXL since January 1, 1998, as well as to the increased operating expenses of CFN.

      Sales and marketing expenses. Sales and marketing expenses increased $1.7 million, or 58% to $4.6 million for the quarter ended September 30, 1998 from $2.9 million for the quarter ended June 30, 1998. As a percentage of revenues, sales and marketing expenses decreased from 27% for the quarter ended June 30, 1998 to 25% for the quarter ended September 30, 1998. The dollar increase was primarily attributable to the development of iXL's sales and marketing infrastructure and staff.

      General and administrative expenses. General and administrative expenses increased $1.1 million, or 20% to $7.0 million for the quarter ended September 30, 1998 from $5.9 million for the quarter ended June 30, 1998. As a percentage of revenues, general and administrative expenses decreased from 56% for the quarter ended June 30, 1998 to 39% for the quarter ended September 30, 1998. The dollar increase was primarily attributable to the expansion of management infrastructure to support the growth in iXL's operations, the general and administrative costs of the companies acquired by iXL since January 1, 1998 and associated integration costs.

      Research and development expenses. Research and development expenses decreased $78,000, or 6% to $1.2 million for the quarter ended September 30, 1998 from $1.3 million for the quarter ended June 30, 1998. As a percentage of revenues, research and development expenses decreased from 13% for the quarter ended June 30, 1998 to 7% for the quarter ended September 30, 1998.

      Depreciation. Depreciation expenses increased $306,000 to $1.3 million for the quarter ended September 30, 1998 from $955,000 for the quarter ended June 30, 1998. The increase related to the depreciation of assets of the companies acquired by iXL since January 1, 1998 and the investments in physical infrastructure at these companies after acquisition.

      Amortization. Amortization expense increased $1.4 million to $3.1 million for the quarter ended September 30, 1998 from $1.7 million for the quarter ended June 30, 1998. The increase was a result of the goodwill and assembled workforce recorded in connection with the 17 acquisitions which took place during the third quarter of 1998.

Comparison of Three Months Ended June 30, 1998 and March 31, 1998

      Revenues. Revenues increased $3.6 million, or 53% to $10.5 million for the quarter ended June 30, 1998 from $6.9 million for the quarter ended March 31, 1998. The majority of the increase was attributable to iXL's acquisition program which expanded our headcount and client base. The increase was also attributable to an increase in the size of client engagements.

      Cost of revenues. Cost of revenues increased $3.2 million, or 65% to $8.1 million for the quarter ended June 30, 1998 from $4.9 million for the quarter ended March 31, 1998. As a percentage of revenues, cost of revenues increased from 71% for the quarter ended March 31, 1998 to 77% from the quarter ended June 30, 1998. The increase in dollar and percentage terms was primarily attributable to the integration of the companies acquired by iXL since January 1, 1998, as well as to the increased operating expenses of CFN.

      Sales and marketing expenses. Sales and marketing expenses increased $851,000, or 42% to $2.9 million for the quarter ended June 30, 1998 from $2.0 million for the quarter ended March 31, 1998. As a percentage of revenues, sales and marketing expenses decreased from 30% for the quarter ended March 31, 1998 to 27% for the quarter ended June 30, 1998. The dollar increase was primarily attributable to the development of iXL's sales and marketing infrastructure and staff.

      General and administrative expenses. General and administrative expenses increased $2.9 million, or 98% to $5.9 million for the quarter ended June 30, 1998 from $3.0 million for the quarter ended March 31, 1998. As a percentage of revenues, general and administrative expenses increased from 43% for the quarter ended March 31, 1998 to 56% for the quarter ended June 30, 1998. The increase in dollar and percentage terms was primarily attributable to the expansion of management infrastructure to support the growth in iXL's operations, the general and administrative costs of the companies acquired by iXL since January 1, 1998 and associated integration costs. Approximately $800,000 of the increase (representing 8% of second quarter of 1998 revenues) related to the expansion of CFN's infrastructure.

      Research and development expenses. Research and development expenses increased $415,000, or 46% to $1.3 million for the quarter ended June 30, 1998 from $907,000 for the quarter ended March 31, 1998. As a percentage of revenues, research and development expenses remained constant at 13% for the quarters ended March 31, 1998 and June 30, 1998. The dollar increase primarily relates to the costs of developing Solution Sets and the CFN platform.

      Depreciation. Depreciation expenses increased $256,000 to $955,000 for the quarter ended June 30, 1998 from $699,000 for the quarter ended March 31, 1998. The increase related to the depreciation of assets of the companies acquired by iXL since January 1, 1998 and the investments in physical infrastructure at these companies after acquisition.

      Amortization. Amortization expense increased $527,000 to $1.7 million for the quarter ended June 30, 1998 from $1.2 million for the quarter ended March 31, 1998. The increase was a result of the goodwill and assembled workforce recorded in connection with the four acquisitions which took place during the second quarter of 1998.

Quarterly Pro Forma Results of Operations

      The following table presents the unaudited pro forma quarterly results of operations, which include adjustments to give effect to the acquisitions of companies by iXL since January 1, 1998 as if they had occurred on January 1, 1998. Primarily because of iXL's large number of acquisitions in 1998, iXL has included its quarterly results of operations on a pro forma basis to facilitate the understanding of the effects of business acquisitions on iXL's operations. Management believes that the pro forma quarterly results of operations may be useful to investors in evaluating the financial performance of iXL. The pro forma quarterly results of operations are not necessarily indicative of the results of operations that would have been achieved had the transactions occurred at the beginning of the periods presented and should not be construed as being representative of future results of operations. These pro forma amounts include the same adjustments that are reflected in the pro forma consolidated statement of operations. You should read these pro forma quarterly results of operations with the unaudited pro forma condensed consolidated statement of operations and the historical audited financial statements of iXL and some of the companies acquired by iXL and related notes included elsewhere in this prospectus. See "Pro Forma Consolidated Financial Information."

                                            Three Months Ended
                          --------------------------------------------------------
                          March 31, June 30,  September 30, December 31, March 31,
                            1998      1998        1998          1998       1999
                          --------- --------  ------------- ------------ ---------
                                              (in thousands)
Revenues................   $15,437  $ 18,663    $ 23,800      $ 29,260    $33,012
Cost of revenues........    10,116    13,251      16,566        18,630     19,583
                           -------  --------    --------      --------   --------
  Gross profit..........     5,321     5,412       7,234        10,630     13,429
Sales and marketing ex-
 penses.................     2,537     3,377       4,934         7,828      8,150
General and administra-
 tive expenses..........     6,147     8,835      10,342        14,324     15,725
Research and development
 expenses...............       907     1,327       1,244           935      1,058
Depreciation............       982     1,190       1,421         2,302      2,284
Amortization............     4,332     4,330       4,408         4,598      4,351
                           -------  --------    --------      --------   --------
  Loss from operations..   $(9,584) $(13,647)   $(15,115)     $(19,357)  $(18,139)
                           =======  ========    ========      ========   ========

Comparison of Three Months Ended March 31, 1999 and March 31, 1998

      Revenues. Revenues increased $17.6 million, or 114% to $33.0 million for the quarter ended March 31, 1999 from $15.4 million for the quarter ended March 31, 1998. This increase was primarily attributable to an increased number of engagements for existing and new customers, as well as an increased engagement size. In particular, revenues in the first quarter of 1999 were favorably impacted by several large engagements during this period. Annualized revenue for our top 100 clients increased from 44% of total pro forma revenue in the quarter ended March 31, 1998 to 71% for the quarter ended March 31, 1999.

      Cost of revenues. Cost of revenues increased $9.5 million, or 94% to $19.6 million for the quarter ended March 31, 1999 from $10.1 million for the quarter ended March 31, 1998. As a percentage of revenues, cost of revenues decreased from 66% for the quarter ended March 31, 1998 to 59% from the quarter ended March 31, 1999. The first quarter of 1999 percentage decrease to 59% was primarily attributable to iXL's emphasis on obtaining contracts with higher gross margins. Also included in this increase in cost of revenues was $78,000 of non-cash stock option expense.

      Sales and marketing expenses. Sales and marketing expenses increased $5.6 million, or 221% to $8.1 million for the quarter ended March 31, 1999 from $2.5 million for the quarter ended March 31, 1998. As a percentage of revenues, sales and marketing expenses increased from 16% for the quarter ended March 31, 1998 to 25% for the quarter ended March 31, 1999. We increased our sales and marketing headcount by over 25 professionals during the quarter ended March 31, 1999. Also included in this increase in sales and marketing expenses was $418,000 of non-cash stock option expense.

      General and administrative expenses. General and administrative expenses increased $9.6 million, or 156% to $15.7 million for the quarter ended March 31, 1999 from $6.1 million for the quarter ended March 31, 1998. As a percentage of revenues, general and administrative expenses increased from 40% for the quarter ended March 31, 1998 to 48% for the quarter ended March 31, 1999. The increase in dollar and percentage terms was primarily attributable to the expansion of management infrastructure to support the growth in iXL's operations, including the development of CFN. We increased our general and administrative headcount by over 30 professionals during the three months ended March 31, 1999. Additionally, this increase included a donation of $1.0 million to fund the iXL Center for Electronic Commerce in the DuPree College of Management at Georgia Tech and $978,000 of non-cash expense related to stock compensation charges. iXL expects its general and administrative expenses to increase as it continues to grow.

      Research and development expenses. Research and development expenses increased $151,000, or 17% to $1.1 million for the quarter ended March 31, 1999 from $907,000 for the quarter ended March 31, 1998. As a percentage of revenues, research and development expenses decreased from 6% for the quarter ended March 31, 1998 to 3% for the quarter ended March 31, 1999.

      Depreciation. Depreciation expenses increased $1.3 million to $2.3 million for the quarter ended March 31, 1999 from $982,000 for the quarter ended March 31, 1998. The increase related to the depreciation of assets of the companies acquired by iXL since January 1, 1998 and the investments in physical infrastructure at these companies after acquisition.

      Amortization. Amortization expense remained relatively constant for the quarters ended March 31, 1999 and March 31, 1998.

Comparison of Three Months Ended March 31, 1999 and December 31, 1998

      iXL did not complete any acquisitions in the fourth quarter of 1998 or the first quarter of 1999. As a result, iXL's pro forma operating results do not differ from its historical operating results during these time periods. Please refer to "--Quarterly Historical Results of Operations--Comparison of Three Months Ending March 31, 1999 and December 31, 1998" for a comparative analysis of these quarters.

Comparison of Three Months Ended December 31, 1998 and September 30, 1998

      Revenues. Revenues increased $5.5 million, or 23% to $29.3 million for the quarter ended December 31, 1998 from $23.8 million for the quarter ended September 30, 1998. This increase was primarily attributable to an increased number of engagements for existing and new customers, as well as an increased engagement size. In particular, revenues in the fourth quarter were favorably impacted by several large engagements during this period. Annualized revenue for our top 100 clients increased from 55% of total pro forma revenue in the quarter ended September 30, 1998 to 62% for the quarter ended December 31, 1998. iXL may not experience comparable increases in the remainder of 1999.

      Cost of revenues. Cost of revenues increased $2.0 million, or 12% to $18.6 million for the quarter ended December 31, 1998 from $16.6 million for the quarter ended September 30, 1998. As a percentage of revenues, costs of revenues decreased from 70% for the quarter ended September 30, 1998 to 63% for the quarter ended December 31, 1998. The percentage decrease to 63% was primarily attributable to iXL's emphasis on obtaining contracts with higher gross margins and the absence of any acquisitions in this period. The fourth quarter of 1998 included in cost of revenues $133,000 of non-cash stock option expense and the third quarter of 1998 included $532,000 of non-cash stock option expense.

      Sales and marketing expenses. Sales and marketing expenses increased $2.9 million, or 59% to $7.8 million for the quarter ended December 31, 1998 from $4.9 million for the quarter ended September 30, 1998. As a percentage of revenues, sales and marketing expenses increased from 21% for the quarter ended September 30, 1998 to 27% for the quarter ended December 31, 1998. The increase in dollar and percentage terms was primarily attributable to the development of infrastructure and the creation and expansion of iXL's sales and product management staffs. We increased our sales and marketing headcount by approximately 10 professionals during the three months ended December 31, 1998. Also included in this increase was $813,000 of non-cash expense related to warrant issuances. Additionally, the fourth quarter of 1998 included in sales and marketing expenses $115,000 of non-cash stock option expense and the third quarter of 1998 included $133,000 of non-cash stock option expense. iXL expects its sales and marketing expenses to increase as it continues to grow.

      General and administrative expenses. General and administrative expenses increased $4.0 million, or 39% to $14.3 million for the quarter ended December 31, 1998 from $10.3 million for the quarter ended September 30, 1998. As a percentage of revenues, general and administrative expenses increased from 43% for the quarter ended September 30, 1998 to 49% for the quarter ended December 31, 1998. The increase in dollar and percentage terms was primarily attributable to the expansion of management infrastructure necessary to support the growth in iXL's operations, including the development of CFN. We increased our general and administrative headcount by over 30 professionals during the quarter ended December 31, 1998. The fourth quarter of 1998 included in general and administrative expenses $1.4 million of non-cash stock option expense and the third quarter of 1998 included $805,000 of non-cash stock option expense.

      Research and development expenses. Research and development expenses decreased $309,000, or 25% to $935,000 for the quarter ended December 31, 1998 from $1.2 million for the quarter ended September 30, 1998. As a percentage of revenues, research and development expenses decreased from 5% for the quarter ended September 30, 1998 to 3% for the quarter ended December 31, 1998. The decrease in dollar and percentage terms was primarily due to the completion of the final phases of development of Solution Set products.

      Depreciation. Depreciation expenses increased $881,000 to $2.3 million for the quarter ended December 31, 1998 from $1.4 million for the quarter ended September 30, 1998. The increase was primarily attributable to investments in physical infrastructure at the acquired companies after acquisition.

      Amortization. Amortization expenses increased $190,000 to $4.6 million for the quarter ended December 31, 1998 from $4.4 million for the quarter ended September 30, 1998. The increase was attributable to the goodwill and assembled workforce recorded in connection with the twenty-four acquisitions which took place during 1998. See "--Acquisition Program."

Comparison of Three Months Ended September 30, 1998 and June 30, 1998

      Revenues. Revenues increased $5.1 million, or 28% to $23.8 million for the quarter ended September 30, 1998 from $18.7 million for the quarter ended June 30, 1998. This increase was primarily attributable to an increased number of engagements for existing and new customers, as well as an increased engagement size. Annualized revenue for our top 100 clients remained relatively constant for the quarter ended September 30, 1998 as compared to the quarter ended June 30, 1998.

      Cost of revenues. Cost of revenues increased $3.3 million, or 25% to $16.6 million for the quarter ended September 30, 1998 from $13.3 million for the quarter ended June 30, 1998. As a percentage of revenues, cost of revenues decreased from 71% for the quarter ended June 30, 1998 to 70% from the quarter ended September 30, 1998. The dollar increase was primarily attributable to the related increase in revenue, and to a lesser extent, a non-cash charge for stock compensation expense. The third quarter of 1998 included in cost of revenues $532,000 of non-cash stock option expense and the second quarter of 1998 included $107,000 of non-cash stock option expense.

      Sales and marketing expenses. Sales and marketing expenses increased $1.6 million, or 46% to $4.9 million for the quarter ended September 30, 1998 from $3.4 million for the quarter ended June 30, 1998. As a percentage of revenues, sales and marketing expenses increased from 18% for the quarter ended June 30, 1998 to 21% for the quarter ended September 30, 1998. The increase in dollar and percentage terms was primarily attributable to the development of iXL's sales and product management infrastructure and staff. The third quarter of 1998 included in sales and marketing expenses $133,000 of non-cash stock option expense and the second quarter of 1998 included $97,000 of non-cash stock option expense.

      General and administrative expenses. General and administrative expenses increased $1.5 million, or 17% to $10.3 million for the quarter ended September 30, 1998 from $8.8 million for the quarter ended June 30, 1998. As a percentage of revenues, general and administrative expenses decreased from 47% for the quarter ended June 30, 1998 to 44% for the quarter ended September 30,1998. The dollar increase was primarily attributable to the expansion of management infrastructure to support the growth in iXL's operations, associated integration costs and the development of CFN. The third quarter of 1998 included in general and administrative expenses $805,000 of non-cash stock option expense and the second quarter of 1998 included $141,000 of non-cash stock option expense.

      Research and development expenses. Research and development expenses decreased $83,000, or 6% to $1.2 million for the quarter ended September 30, 1998 from $1.3 million for the quarter ended June 30, 1998. As a percentage of revenues, research and development expenses decreased from 7% for the quarter ended June 30, 1998 to 5% for the quarter ended September 30, 1998.

      Depreciation. Depreciation expenses increased $231,000 to $1.4 million for the quarter ended September 30, 1998 from $1.2 million for the quarter ended June 30, 1998. The increase was primarily attributable to the investments in physical infrastructure at the acquired companies after acquisition.

      Amortization. Amortization expense remained relatively constant for the quarter ended September 30, 1998 as compared to the quarter ended June 30, 1998.

Comparison of Three Months Ended June 30, 1998 and March 31, 1998

      Revenues. Revenues increased $3.3 million, or 21% to $18.7 million for the quarter ended June 30, 1998 from $15.4 million for the quarter ended March 31, 1998. This increase was primarily attributable to an increased number of engagements for existing and new customers, as well as an increased engagement size. Annualized revenue for our top 100 clients increased to 57% of annualized revenue for the quarter ended June 30, 1998 from 44% of annualized revenue for the quarter ended March 31, 1998.

      Cost of revenues. Cost of revenues increased $3.2 million, or 31% to $13.3 million for the quarter ended June 30, 1998 from $10.1 million for the quarter ended March 31, 1998. As a percentage of revenues, cost of revenues increased from 65% for the quarter ended March 31, 1998 to 71% from the quarter ended June 30, 1998. The increase in dollar and percentage terms was primarily attributable to the related increase in revenue and integration of the companies acquired by iXL since January 1, 1998. The first and second quarters included $476,000 and $726,000 for the increased operating expenses of CFN, respectively. Additionally, the second quarter included $107,000 of non-cash stock option expense.

      Sales and marketing expenses. Sales and marketing expenses increased $840,000, or 33% to $3.4 million for the quarter ended June 30, 1998 from $2.5 million for the quarter ended March 31, 1998. As a percentage of revenues, sales and marketing expenses increased from 16% for the quarter ended March 31, 1998 to 18% for the quarter ended June 30, 1998. The increase in dollar and percentage terms was primarily attributable to the development of iXL's sales and product management infrastructure and staff. The second quarter of 1998 included $97,000 of non-cash stock option expense.

      General and administrative expenses. General and administrative expenses increased $2.7 million, or 44% to $8.8 million for the quarter ended June 30, 1998 from $6.1 million for the quarter ended March 31, 1998. As a percentage of revenues, general and administrative expenses increased from 40% for the quarter ended March 31, 1998 to 47% for the quarter ended June 30, 1998. The increase in dollar and percentage terms was primarily attributable to the expansion of management infrastructure to support the growth in iXL's operations, associated integration costs and the development of CFN. The second quarter of 1998 included $1.9 million and the first quarter of 1998 included $1.9 million for the development CFN infrastructure. The second quarter included $141,000 of non-cash stock option expense.

      Research and development expenses. Research and development expenses increased $420,000, or 46% to $1.3 million for the quarter ended June 30, 1998 from $907,000 for the quarter ended March 31, 1998. As a percentage of revenues, research and development expenses increased from 6% for the quarter ended March 31, 1998 to 7% for the quarter ended June 30, 1998.

      Depreciation. Depreciation expenses increased $208,000 to $1.2 million for the quarter ended June 30, 1998 from $982,000 for the quarter ended March 31, 1998. The increase was primarily attributable to the investments in physical infrastructure at the acquired companies after acquisition.

      Amortization. Amortization expense remained relatively constant for the quarter ended June 30, 1998 as compared to the quarter ended March 31, 1998.

Annual Historical Results of Operations

Years Ended December 31, 1998 and December 31, 1997

      The following discussion relates to iXL's actual operating results for the periods noted. These operating results include the operations of the companies acquired by iXL during the periods referenced from the date of acquisition only. As a result, we believe the operating results for the year ended December 31, 1998 are not comparable to the operating results for the year ended December 31, 1997. See "Pro Forma Consolidated Financial Information."

      Revenues. Revenues increased $45.8 million, or 241% to $64.8 million for the year ended December 31, 1998 from $19.0 million for the year ended December 31, 1997. This increase was attributable to iXL's acquisition program, an increase in the size and number of client engagements, and, to a lesser extent, the development and growth of industry practice groups. CFN had no revenue in 1997 and accounted for $251,000 of iXL's 1998 revenues.

      Cost of revenues. Cost of revenues increased $32.9 million, or 290% to $44.2 million for the year ended December 31, 1998 from $11.3 million for the year ended December 31, 1997. As a percentage of revenues, cost of revenues increased from 60% for the year ended December 31, 1997 to 68% for the year ended December 31, 1998. The increase in dollar and percentage terms was primarily attributable to the integration of the companies acquired by iXL since January 1, 1998 and, to a lesser extent, employee training and the development of CFN. CFN had no revenues or cost of revenues during 1997.

      Sales and marketing expenses. Sales and marketing expenses increased $13.4 million, or 344% to $17.3 million for the year ended December 31, 1998 from $3.9 million for the year ended December 31, 1997. As a percentage of revenues, sales and marketing expenses increased from 21% for the year ended December 31, 1997 to 27% for the year ended December 31, 1998. This increase in dollar and percentage terms was primarily attributable to the continued development and expansion of iXL's sales and marketing infrastructure and staff. Through acquisition and internal growth, iXL's sales staff increased from 40 employees at the end of 1997 to 105 employees at the end of 1998. In addition, we hired the Executive Vice President for Worldwide Marketing of iXL, Inc. During 1998 we expanded the corporate sales and marketing departments and related support staff to provide corporate oversight and additional support for the iXL offices. We also hired specialized salespeople in iXL's key industry groups. Also included in this increase was $813,000 of non-cash expense related to warrant issuances.

      General and administrative expenses. General and administrative expenses increased $21.1 million, or 231% to $30.2 million for the year ended December 31, 1998 from $9.1 million for the year ended December 31, 1997. As a percentage of revenues, general and administrative expenses decreased from 48% for the year ended December 31, 1997 to 47% for year ended December 31, 1998. The dollar increase was primarily attributable to the companies acquired by iXL since January 1, 1998, associated integration costs and the expansion of management infrastructure to support the growth in iXL's operations. Also included in this increase was $1.4 million of non-cash stock option expense.

      Research and development expenses. Research and development expenses decreased $412,000, or 9% to $4.4 million for the year ended December 31, 1998 from $4.8 million for the year ended December 31, 1997. As a percentage of revenues, research and development expenses decreased from 25% for the year ended December 31, 1997 to 7% for the year ended December 31, 1998. Research and development costs in 1998 were primarily related to the continued development of an automated quote system at CFN. The purchase price of BoxTop Interactive, Inc. included a $2.4 million charge to in-process research and development expenses in 1997 relating to an Internet-based videoconferencing product under development which had not reached technological feasibility. Certain related core technology was valued as existing technology and not included in the value of the acquired in-process technology. The value of the purchased in-process technology was determined by estimating the present value of the projected net cash flows to be generated by the development efforts completed as of the acquisition. Revenue, expenses, and other cash flow items associated with commercialization of the product were estimated for a discrete projection period. Strong revenue growth was projected for this product through 1999; thereafter, revenue was expected to increase moderately each year through 2001. The cash flows were then discounted to present value at 35%, a rate of return that considers the relative risk of achieving the projected cash flows and the time value of money. Finally, a stage of completion factor was applied to the sum of the present values of the cash flows in the discrete projection period. Application of the stage of completion factor correctly excludes from the value of in-process technology that value associated with remaining development tasks (which are not in-process). The stage of completion factor was calculated giving consideration to the costs incurred to date on the in-process technology relative to the total anticipated costs for the project. Additionally, consideration of the level of difficulty of completed development tasks relative to those remaining was also made. In the fourth quarter of 1998, due to the introduction of competing products utilizing alternative technologies into the market, management decided to cease further investment in the development of this product.

      Depreciation. Depreciation expenses increased $3.8 million to $5.2 million for the year ended December 31, 1998 from $1.4 million for the year ended December 31, 1997. The increase related to the depreciation of assets of the companies acquired by iXL since January 1, 1997 and investments in physical infrastructure at these companies after acquisition.

      Amortization. Amortization expenses increased $5.4 million to $10.6 million for the year ended December 31, 1998 from $5.2 million for the year ended December 31, 1997. The increase was a result of the goodwill and assembled workforce recorded in connection with the 24 acquisitions which took place during 1998 and the four acquisitions which took place during 1997.

      Interest expense. Interest expense increased $500,000 to approximately $800,000 in 1998 primarily due to borrowings under the iXL's credit facility.

Years Ended December 31, 1997 and Eight Months Ended December 31, 1996

      The operating results for the eight months ended December 31, 1996 date from iXL's inception in March 1996. Due to this shorter operating period, iXL's early stage of development during this period, and the numerous acquisitions effected during 1996 and 1997, iXL believes the operating results for the year ended December 31, 1997 are not comparable to the operating results in the eight months ended December 31, 1996.

      Revenues. Revenues increased $13.6 million, or 253% to $19.0 million for the year ended December 31, 1997 from $5.4 million for the eight months ended December 31, 1996. The acquisitions of BoxTop Interactive, Inc., Swan Interactive Media, Inc. and The Whitley Group, Inc. during 1997 accounted for $5.1 million of the increase in revenues. A full year of operations and growth in iXL's Atlanta and Memphis offices accounted for the remaining increase.

      Cost of revenues. Cost of revenues increased $7.7 million, or 217% to $11.3 million for the year ended December 31, 1997 from $3.6 million for the eight months ended December 31, 1996. As a percentage of revenues, cost of revenues decreased from 66% for the eight months ended December 31, 1996 to 60% for the year ended December 31, 1997. The acquisitions of BoxTop Interactive, Inc., Swan Interactive Media, Inc. and The Whitley Group, Inc. during 1997 accounted for $2.9 million of the increase in cost of revenues. A full year of operations and growth in iXL's Atlanta and Memphis offices accounted for the remaining dollar increase.

      Sales and marketing expenses. Sales and marketing expenses increased $3.1 million, or 381% to $3.9 million for the year ended December 31, 1997 from $812,000 for the eight months ended December 31, 1996. As a percentage of revenues, sales and marketing expenses increased from 15% for the eight months ended

December 31, 1996 to 21% for the year ended December 31, 1997. The acquisitions of BoxTop Interactive, Inc., Swan Interactive Media, Inc. and The Whitley Group, Inc. during 1997 and CFN in late 1996 accounted for $2.3 million of the increase in sales and marketing expenses. A full year of operations and growth in iXL's Atlanta and Memphis offices accounted for the remaining increase in dollar and percentage terms.

      General and administrative expenses. General and administrative expenses increased $7.9 million, or 631% to $9.1 million for the year ended December 31, 1997 from $1.2 million for the eight months ended December 31, 1996. As a percentage of revenues, general and administrative expenses increased from 23% for the eight months ended December 31, 1996 to 48% for the year ended December 31, 1997. The acquisitions of BoxTop Interactive, Swan Media, The Whitley Group and CFN during 1997 accounted for $5.5 million of the increase in general and administrative expenses. A full year of operations and growth in iXL's Atlanta and Memphis offices accounted for the remaining increase in dollar and percentage terms.

      Research and development expenses. Research and development expenses were $4.8 million for the year ended December 31, 1997 and zero for the eight months ended December 31, 1996. This included $2.4 million from the acquisition of BoxTop Interactive, Inc. which was allocated to in-process technology. The remaining expense is primarily related to the development of CFN's infrastructure.

      Depreciation. Depreciation expenses increased $1.0 million to $1.4 million for the year ended December 31, 1997 from $372,000 for the eight months ended December 31, 1996. The increase was related to the depreciation of assets of the companies acquired by iXL since January 1, 1997 and investments in physical infrastructure at the companies acquired by iXL since January 1, 1997 after acquisition. iXL made significant investments in the acquired companies after their acquisition to expand and improve office space and combine multiple acquisitions within metropolitan areas. We also invested in computer and telecommunications equipment at the newly acquired offices to provide interoffice connectivity.

      Amortization. Amortization expenses increased $4.3 million to $5.2 million for the year ended December 31, 1997 from $928,000 for the eight months ended December 31, 1996. The increase primarily was attributable to the amortization of goodwill and intangible assets and assembled workforce recorded in connection with the four 1997 acquisitions. The increase is also attributable to a charge related to the discontinued use of a brand name and the result of a full year of operations in 1997. In connection with the acquisition of BoxTop Interactive, Inc., in May 1997, $2.1 million of the purchase price was allocated to a brand name. In December 1998, iXL discontinued use of this brand name and wrote off the remaining unamortized balance of $1.7 million.

      Interest expense. Interest expense from capital leases, building mortgage and loans from stockholders resulted in the increase in interest expense of $208,000 in 1997 compared to 1996.

      Income tax. The recognition of the income tax benefit of $1.6 million for 1997 is due to the net operating losses incurred by iXL which were utilized to offset certain long-term deferred tax liabilities acquired in the acquisitions.

      As of December 31, 1997 and 1998, iXL had net operating loss carryforwards for federal income tax purposes of approximately $11.2 million and $46.6 million, respectively. iXL acquired loss carryforwards of approximately $1.6 million in 1997 and $3.5 million in 1998. The carryforwards expire in varying amounts through 2018. The use of acquired net operating loss carryforwards is restricted in accordance with Internal Revenue Service regulations. A valuation allowance has been recorded against iXL's net deferred tax asset as management believes it is more likely than not that they will not be realized. See Note 10 to iXL's Consolidated Financial Statements.

Liquidity and Capital Resources

      Since inception, iXL has financed its operations primarily through private sales of capital stock, which totaled approximately $132.2 million in aggregate net proceeds through April 30, 1999, including approximately $22.7 million from the sale of 22,825 shares of Class A Convertible Preferred Stock in January 1999. CFN also expects to receive net proceeds of approximately $49.8 million from the sale of 16,190,475 shares of CFN's Series B Convertible Preferred Stock in the second quarter of 1999. On July 29, 1998, iXL entered into a credit facility with Chase Manhattan Bank providing for borrowings of up to $20 million. At December 31, 1998, approximately $20 million of borrowings were outstanding under this credit facility. In January 1999, iXL repaid all of the approximately $9.4 million then outstanding under the revolving facility of the credit facility. Additionally, iXL expects to repay all of the approximately $10 million outstanding under the term facility of the credit facility with a portion of the net proceeds of the offering. The $10 million term facility commitment will terminate upon this payment, and only the revolving commitment of $10 million will remain available under the credit facility. iXL's obligations under the credit facility are secured by substantially all of the assets of iXL and its domestic subsidiaries other than CFN and CFN's subsidiaries. These obligations are also secured by all of the stock of iXL's domestic subsidiaries, other than CFN's subsidiaries, and 65% of the stock of iXL's foreign subsidiaries. Borrowings under the credit facility accrue interest at a rate of 2% plus the greater of Chase Manhattan Bank's prime rate or .5% plus the weighted average of the rates on overnight Federal funds transactions. As of April 30, 1999, the interest rate on the outstanding balance was 9.75%.

      At March 31, 1999, iXL had approximately $13.9 million in cash and cash equivalents. For the period from inception to March 31, 1999, iXL used approximately $62.9 million, $27.9 million and $34.1 million to fund operating activities, acquisition activities, and capital expenditures, respectively. These expenditures were financed primarily with proceeds of sales of iXL's capital stock.

      In addition, at March 31, 1999, iXL had outstanding commitments for capital expenditures totaling approximately $3.2 million, primarily related to the expansion and improvement of its Atlanta, New York and Boston offices. The remainder of iXL's significant commitments consist of obligations outstanding under operating leases.

      At December 31, 1998, the approximate future minimum lease payments for noncancelable operating leases are:

      Year                                                            Amount
      ----                                                        --------------
                                                                  (in thousands)
      1999.......................................................    $ 6,586
      2000.......................................................      5,862
      2001.......................................................      5,485
      2002.......................................................      5,264
      2003.......................................................      4,112
      Thereafter.................................................     15,832
                                                                     -------
                                                                     $43,141
                                                                     =======

      iXL believes its available cash resources and credit facilities, combined with the net proceeds of this offering, the investment by General Electric in common stock and General Electric's investment in CFN's Series B Convertible Preferred Stock, will be sufficient to meet its anticipated working capital and capital expenditure requirements for at least the next 12 months. However, iXL may need to raise significant additional funds sooner in order to support its growth, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. See "Risk Factors--Risks Related to iXL's Business--Failure to raise necessary capital could restrict our growth, limit our development of new products and services and hinder our ability to compete."

Year 2000 Risk

      Many currently installed computer systems and software products are coded to accept only two-digit entries to identify a year in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish between 20th century dates and 21st century dates. Accordingly, many companies, including iXL and iXL's customers, potential customers, vendors and strategic partners, may need to upgrade their systems to comply with applicable "Year 2000" requirements.

      Because iXL and its clients are dependent, to a very substantial degree, upon the proper functioning of its and their computer systems, a failure of its or their systems to correctly recognize dates beyond December 31, 1999 could materially disrupt operations, which could materially and adversely affect iXL's business, results of operations and financial condition. Additionally, iXL's failure to provide Year 2000 compliant products and services to our clients could result in financial loss, reputation harm and legal liability.

      In 1998, iXL formed a Year 2000 Assessment and Contingency Planning Committee to review both its information technology systems, hardware and software, and its non-information technology systems, and where necessary to plan for and supervise the remediation of those systems. The Y2K Committee is headed by the Chief Information Officer of iXL, Inc. Other members of the Y2K Committee include two full-time outside consultants and one full-time and four part-time company employees. The Y2K Committee, utilizing iXL's iD5 engagement methodology, has divided iXL's Year 2000 efforts into five phases: discovery (currently complete), definition (currently 50% complete), design (currently 60% complete), development (currently 60% complete) and deployment. Each of these phases is scheduled to be complete by the end of June 1999. iXL believes it has identified its mission critical systems. iXL has obtained confirmations from the providers of these systems that they are Year 2000 compliant. iXL expects to conduct internal tests of such systems as part of its Year 2000 efforts.

      iXL is researching Year 2000 compliance of all existing iXL systems supplied by third party providers. Where Year 2000 compliance documentation is not publicly available, iXL is issuing written requests to these providers to certify Year 2000 compliance. iXL has already obtained written certification regarding the critical hardware and software systems used to assemble client solutions or to support iXL's internal electronic infrastructure. iXL has not yet obtained written certification regarding facilities items such as elevators and other non-standard applications and systems that are not prevalent throughout all iXL offices.

      iXL is testing all of its other systems internally. Although iXL has not yet completed this testing, iXL has not yet identified any older systems of the varieties more likely susceptible to Year 2000 problems. Consequently, iXL believes its greatest potential exposure will be presented by the failure of external systems such as utilities and telecommunications. Further, if iXL's clients experience Year 2000 problems, iXL may be precluded from continuing to provide services for these clients until the problems are resolved. Internally, iXL believes its greatest potential exposure would be presented by its accounting systems, although these functions can be handled manually without interrupting iXL's business.

      iXL does not intend to examine third party readiness, although CFN is examining the readiness of third parties that provide date sensitive information critical to CFN's business. iXL is also not researching its clients' readiness, except to the extent clients request iXL to examine solutions delivered by iXL.

      iXL is developing contingency plans for critical individual information technology systems and non-information technology systems for implementation, if required, due to Year 2000 risks not fully resolved by iXL's Year 2000 program. Management currently believes that the Year 2000 risk will not pose significant operational problems for iXL's computer systems. However, there is no guarantee that iXL's Year 2000 program, including consulting with third parties, will avoid any material adverse effect on iXL's operations, customer relations or financial condition. iXL estimates the total cost of its Year 2000 program to be approximately $165,000, $75,000 of which has been incurred as of April 30, 1999. However, there is no guarantee that the actual costs incurred will not be materially higher than this estimate. See "Risk Factors--Risks Related to iXL's Business--Year 2000 risks may adversely affect our business."

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

New Accounting Pronouncements

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. iXL will be required to adopt FAS 133 for the quarter ended March 31, 2000. iXL has not entered into any derivative financial instruments.

                                    BUSINESS

Overview

      We are a leading Internet services company which provides Internet strategy consulting and comprehensive Internet-based solutions to Fortune 1000 companies and other corporate users of information technology. We help businesses identify how the Internet can be used to their competitive advantage and use our expertise in creative design and systems engineering to design, develop and deploy advanced Internet applications and solutions.

      iXL was founded in March 1996 and in May 1996 made its first acquisitions through the consolidation of four complimentary multimedia and interactive services companies. Later in 1996, to implement iXL's move into the Internet services industry, iXL acquired its first Internet-related business. iXL acquired four additional complimentary services companies in 1997 and 24 more in 1998. These acquisitions, as well as substantial hiring of new employees, resulted in iXL's current composition. iXL is a Delaware corporation.

      In late 1996, iXL also acquired CFN, which at that time resembled a traditional insurance agency that allowed corporate executives to comparison shop for insurance and mortgages. Under iXL's direction, CFN quickly adopted Internet strategies which have resulted in CFN's current composition as an e-commerce platform for marketing financial services via corporate intranets and the Internet.

Industry Background

Growth of the Internet

      The Internet has grown rapidly in recent years, spurred by developments such as easy-to-use Web browsers, a large and growing installed base of advanced personal computers, the adoption of faster and more cost-efficient networks, the emergence of compelling Web-based content and commerce applications, and the growing sophistication of the user base. According to International Data Corporation, a leading research firm, the number of Internet users was 98 million worldwide at the end of 1998, and will continue to grow to 320 million by the end of 2002. The broad acceptance of the Internet has also led to the emergence of intranets and extranets as new global communications and commerce environments, representing a significant opportunity for enterprises to interact in new and different ways with customers, employees, suppliers and partners. Intranets are secure websites accessible only within a given company, and extranets are intranets also available to select outsiders.

Growth of E-Commerce

      The initial commercial use of the Internet was as an informational and advertising medium, commonly referred to as "brochureware." From this origin the Internet is evolving into a platform for conducting transactions and establishing virtual storefronts and trading networks. Companies have also begun to expand their use of efficient and low-cost Internet-based technologies to enhance traditional operations such as customer service, supply chain management, employee training and communication. In addition, companies such as eBay, Amazon.com and E*Trade have extended beyond conventional models for the sale and delivery of goods and services by operating an Internet-only business and maintaining a limited physical presence. International Data Corporation expects dramatic growth in total e-commerce transaction volume, projecting an increase from $32 billion in 1998 to $426 billion in 2002.

Market for Strategic Internet Services

      The Internet represents a revolutionary and powerful new opportunity for business. Many companies that do not currently utilize the Internet are being forced to reevaluate their business models and to adopt or supplement existing Internet-based business solutions. The development and implementation of Internet-based solutions require the successful integration of strategy consulting, creative design and systems engineering skills. Historically, expertise in these areas either has not existed within an organization or has been located in disparate functional areas. Accordingly, many businesses have chosen to outsource a significant portion of the development, design and maintenance of their intranets, extranets, websites and e-commerce applications to independent service providers who can capitalize on their accumulated strategic, creative and technical expertise. Such outsourcing needs have generated worldwide demand for Internet professional services, which International Data Corporation estimates will grow from $7 billion in 1998 to $44 billion in 2002. See "Risk Factors--Risks Related to the Strategic Internet Services Industry--The developing market for strategic Internet services and the level of acceptance of the Internet as a business medium will affect our business."

      Companies increasingly are discovering that many traditional service providers lack the requisite expertise to implement comprehensive Internet-based solutions. Many information technology services providers lack the creative and marketing skills required to build audiences and deliver unique and compelling content and also lack Internet expertise and implementation capabilities. Advertising and marketing communications firms typically lack the extensive technical skills and systems integration expertise required to produce the increasingly complex solutions demanded by clients. Many strategy consulting firms lack Internet expertise, marketing perspective and implementation capabilities to deliver comprehensive solutions.

      A number of Internet services firms have emerged to address these needs. However, many of these smaller providers tend to develop expertise in a limited number of industry segments because of the relatively small number of Internet solution engagements they have completed. Furthermore, the ability of many of these firms to service clients is constrained by their smaller size, limited geographic scope and lack of capital resources. In addition, many of these firms lack the depth, management and infrastructure necessary to develop the capability required to meet the increasingly larger and more complex needs of an expanding, sophisticated client base. See "Risk Factors--Risks Related to the Strategic Internet Services Industry--We operate in a highly competitive market with low barriers to entry which could limit our market share and harm our financial performance" and "--The developing market for strategic Internet services and the level of acceptance of the Internet as a business medium will affect our business."

      We believe that as businesses' familiarity and sophistication with Internet technologies grow, so will the need for Internet services providers who can help formulate a focused, strategic and integrated approach to the implementation of Internet-based business solutions that enhance their clients' businesses. We believe that the rapidly increasing demand for Internet solutions, combined with the inability of many current providers to integrate the strategic, creative and technical skills required by clients, has created significant market opportunities for strategic Internet services providers such as iXL.

iXL Solution

      iXL uses its expertise in strategy consulting, creative design and systems engineering to provide services that help clients identify and capitalize on Internet-driven opportunities to improve and expand their businesses. Key elements of the iXL solution are:

     . Comprehensive Strategic Internet Services. We provide a comprehensive set of strategic Internet services to clients looking to enhance their existing business model by integrating their business processes with an Internet strategy. We believe our advantage lies in our ability to assist clients in the development of an appropriate Internet strategy and then to deploy the appropriate Internet services necessary to implement that strategy. Typical iXL engagements include the strategic application of e-commerce solutions to enhance existing business processes, the identification of new business processes and opportunities created by the Internet, the use of creative design and marketing to acquire, cross-sell and retain consumers online, and the integration of Web-based applications with our client's existing systems. We believe that the breadth and focus of our service offerings allow us to meet our clients' Internet needs from strategy to deployment in an efficient and cohesive manner.

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

     . Sophisticated Technology Solutions. We use our extensive engineering capabilities to deliver complex Internet-based business solutions. Our engineers provide application development and systems integration services by employing proven Internet technologies such as Java, XML, Perl, CGI, C and C++. Typical solutions include developing Internet-enabled business applications, integrating web-based applications with our client's existing systems and databases, and building sophisticated e-commerce platforms. During 1998, to support our growing technology development capability, we substantially increased our engineering staff from approximately 50 to over 300 individuals through acquisitions and new hires. We have also established strategic affiliations with leading technology vendors such as Microsoft, Intel, Sun, and Oracle. These affiliations typically allow us early access to training, product support and technology developed by these companies.

     . Geographic Coverage and Benefits of Scale. We believe our geographic coverage allows us to better serve our clients on a local basis, helping to forge strong, long-term client relationships and service the widespread offices of its clients and their customers and vendors. As of April 30, 1999, iXL had offices in Atlanta, Georgia; New York, New York; Los Angeles, San Francisco, San Diego, and Santa Clara, California; Washington, D.C.; Chicago, Illinois; Boston, Massachusetts; Denver, Colorado; Charlotte, North Carolina; Richmond, Virginia; Memphis, Tennessee; Norwalk, Connecticut; London, England; Berlin and Hamburg, Germany; and Madrid, Spain. Our internal information technology infrastructure links our various offices and leverages the expertise of our professionals throughout the organization. Our scale enables us to handle larger, more complex engagements, expand our base of knowledge and best practices and employ more experts, spreading their cost and expertise over a larger enterprise.

     . Use of Engagement Methodology (iD5) to Deliver Solutions. We utilize an engagement methodology known as iD5 which has five stages: Discover, Define, Design, Develop, Deploy. iD5 governs and directs all phases of project management from initial engagement definition to final solutions delivery. These procedures are updated periodically to reflect new best practices identified throughout iXL. The goal of iD5 is to provide consistent procedures for all engagement phases which encourage usage of best practices, while providing clients with greater clarity of expectations, regular progress reports, and a higher degree of project organization. Accordingly, we believe iD5 helps us achieve on-time and on-budget solutions, capture our best practices and integrate acquired businesses.

     . Multidisciplined Team Approach. We staff engagements with a multidisciplined team of professionals including project managers, strategic consultants, creative designers, information architects--professionals whose expertise includes both artistic design and technology-- industry experts and software engineers. By assembling these multidisciplined teams of professionals, we believe that we provide comprehensive Internet-based solutions to clients.

     . Experienced Senior Executives. Our senior management team is highly experienced in a variety of disciplines relevant to our ability to grow and to service the needs of our clients. Our senior executives have managed both emerging and mature businesses in a variety of industries, including media and entertainment, technology, travel and financial services. Our management also includes an experienced acquisition team that has successfully acquired and integrated a large number of businesses in various industries.

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

iXL Strategy

      iXL's goal is to become the leading provider of strategic Internet services to Fortune 1000 companies and other corporate users of information technology. To achieve this objective, we are pursuing the following strategies:

     . Leverage and Expand Industry Expertise. We have assembled industry practice groups including experienced professionals with expertise in the business practices and processes of specific industries. We believe our industry expertise enables us to provide effective Internet strategy consulting and services tailored to the special needs of our clients in these industries. In addition, industry expertise reduces the learning curve on new engagements, improving efficiency of implementation and reducing project delivery times. Our strategy is to expand our existing industry practice groups by recruiting senior professionals from major consulting firms and companies in the relevant industries. We also acquire companies with specific industry expertise. We have established practice groups, which are in varying stages of development and staffing, in the Banking & Financial Services, Media & Entertainment, Travel, Telecommunications and Healthcare industries. We believe that these industries have been leaders in the utilization of Internet-enabled technologies. See "--iXL Industry Practice Groups."

     . Continue to Develop Technology Capabilities. We have significant capabilities in systems engineering and applications development which we use to deliver complex Internet-based business solutions. We intend to hire additional software engineers and develop new technology skill-sets to deliver the best possible solutions and meet the evolving needs of clients. Our research and development team is dedicated to identifying, testing and defining new Internet-based technologies. We have developed software applications that can be re-used for more than one client or for more than one engagement. This library of reusable applications continues to grow as projects are completed. We intend to use these software applications to deliver solutions rapidly and cost-effectively. We believe this will be a significant advantage when providing services under fixed-price contracts.

     . Expand Geographic Coverage. Since our inception, we have expanded our geographic presence aggressively through a combination of acquisitions and internal growth. iXL has 18 offices located throughout the United States and in England, Germany and Spain. We believe our broad geographic coverage allows us to serve our clients on a local basis, helping to forge strong, long-term client relationships, and to serve the widespread offices of our clients and their customers and vendors. Our strategy is to continue our geographic expansion through additional acquisitions and external hiring.

     . Capture and Disseminate Knowledge and Best Practices. Our employees have developed a broad base of knowledge and best practices through numerous strategic Internet services engagements and from prior experience. Our strategy is to capture this broad range of knowledge and best practices for dissemination throughout iXL, and to continue to expand these capabilities through acquisitions and external hiring. During the course of its client engagements, we also identify distinct solutions which can be developed into and distributed as new iXL Solution Sets. We accomplish this dissemination in part through frequent iXL Summits, where employees within a given discipline meet in person to receive education and share best practices. Our Technical Operations Center also plays a critical role in the dissemination process, linking all of our local offices via a comprehensive Internet protocol-based network combined with a centralized knowledge management system.

     . Expand Client Relationships. We have established business relationships with a diverse base of clients. Our strategy is to leverage our industry expertise, technology skills, and scale by expanding the scope of existing client relationships into broader engagements, including

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

        Internet strategy consulting, creative design, systems engineering and application development services.

     . Attract, Train and Retain Experienced Professionals. Our growth and our ability to provide strategic Internet services are based in large part on our ability to attract, train and retain experienced professionals. Our strategy is to expand our existing expertise by recruiting senior professionals from major consulting firms, creative design firms and information technology services firms as well as from other strategic Internet services companies. We maintain an informal, team-driven and results-oriented culture that is attractive to energetic, talented professionals and provides incentives for our employees through a competitive compensation plan, equity ownership and our stock option plans. We provide training on a continuing basis for our employees through our iXL University programs, which are designed to address the rapidly changing technological environment in which our employees are engaged.

     . Pursue Strategic Acquisitions. We intend to continue to pursue strategic acquisitions that provide additional skilled management, technical and creative personnel, client relationships, technological skills, industry expertise and geographic coverage.

iXL Engagement Methodology (iD5)

      We have developed an engagement methodology known as "iD5" which governs and directs all phases of project management from initial engagement definition to final solutions delivery. iD5 consists of five distinct, clearly delineated stages which provide our clients with clear expectations of both the engagement process and the solutions to be provided. The five stages are:

     . Discover. Collect information relevant to the engagement objective.

     .  Define. Formulate an Internet business strategy.

     . Design. Refine and document specifications of the Internet business strategy.

     . Develop. Build elements required to implement the Internet business strategy.

     .  Deploy. Deliver final solution(s).

      iD5 enables us to effectively serve our clients by:

     .  clarifying client expectations;

     .  promoting consistent and efficient service;

     .  combining strategic, creative and technical capabilities;

     .  minimizing the time it takes to deliver our services; and

     .  establishing best practices to be followed throughout iXL.

      iD5 is periodically revised and improved to assimilate and deploy new tools and new best practices developed in the course of iXL's many engagements throughout all of our offices. Through this process, all iXL offices benefit from the knowledge gained in the course of engagements by any iXL office.

iXL Services

      We believe we offer clients a single source for the comprehensive range of services required to identify, design, develop and deploy Internet-based business solutions which complement or expand conventional business processes. Our services include Internet strategy consulting, Internet-based business solutions, and our iXL Solution Sets.


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

Internet Strategy Consulting

      We offer consulting services to our clients with the objective of developing Internet solutions that augment a client's overall business strategy. We offer Internet strategy consulting that combines our knowledge of industry dynamics and business processes with an understanding of the client's specific needs. We have established practice groups, which are in varying stages of development and staffing, in the Banking & Financial Services, Media & Entertainment, Travel, Telecommunications and Healthcare industries. We also employ strategy consultants with general business and Internet expertise. We presently employ approximately 70 professionals who provide strategy consulting services.

      While Internet strategy consulting directly generates only a small percentage of our revenues, we believe that Internet strategy consulting will be an important service offering which will differentiate iXL from many of our competitors. By offering strategy consulting services, we believe we can leverage the consulting and strategy planning expertise of our various industry experts into engagements which will utilize the services provided by other iXL practice groups.

Internet-Based Business Solutions

      Our revenues are principally derived from the design and delivery of Internet-based business solutions. These solutions typically are Web-based applications, many of which integrate with a client's existing computer systems. These solutions can incorporate multiple capabilities including Internet strategy consulting, creative design, information architecture, software engineering, project management, and audio, video and animation production.

      Among our Internet-based business solutions, we offer e-commerce systems and services, business information management systems, interactive learning environments, digital media services, and website development and hosting services.

     . E-Commerce Systems and Services. We design, develop and deploy sophisticatede-commerce applications for bringing buyers and sellers together via the Internet. In 1998, we created over 60 different e-commerce applications on behalf of our clients, ranging from online retail sites to electronic procurement systems. Our strength in e-commerce lies in our ability to integrate third-party software with a client's existing computing and network infrastructure to create a robust e-commerce environment for the client's customers and prospects. Our technology group utilizes a set of core e-commerce enabling technologies from companies, including:

               .  Microsoft and Netscape, for e-commerce server applications;

               . Oracle, Sybase and Informix, for database platform development; and

               . Sun and Hewlett-Packard, for networking products and services.

            We have created our own e-commerce applications for specific client needs. We also work with many third-party software companies, such as CyberCash, Accipiter and NetGravity which have developed more general applications for conducting different aspects of e-commerce ranging from security to online transaction payments processing.

     . Business Information Management Systems. We design and develop sophisticated computer based business information management systems. These include database-driven websites that help clients manage their customer, supplier, and vendor relationships more effectively and provide secure database access. Some of these websites also have the capacity to recognize and profile the types of information a user is typically interested in, and to provide that information automatically to the user during future visits to the site. As part of our Business Information Management Systems capability, we develop intranets and extranets which enable our clients to communicate with employees, customers, suppliers and vendors, as well as track and store critical business data and other information.

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

     . Interactive Learning Environments. We have developed expertise in providing education and training using interactive multimedia and Web technology. We employ instructional designers who create and adapt training materials for use in multimedia and online environments. Interactive learning environments have been attractive to service industry organizations which are geographically dispersed, rely on employees with a common base of skill sets and experience high turnover. We have developed several customized solutions to meet the needs of our clients and are developing an additional iXL Solution Set to facilitate the creation and publication of interactive training courses. iXL's learning environments utilize RealNetworks G-2 streaming, Microsoft Media Technologies, Macromedia Dreamweaver, Flash, TopClass and Podium Web-based training systems. See "--iXL Solution Sets" and "--Employees."

     . Digital Media Services. We have developed solutions that combine video, audio, animation, graphics and content into digital media presentations. These media are also frequently utilized to create Internet-based presentations. We possess expertise in numerous post-production editing technologies. These technologies are used for the assembly of video and audio content used in many of our clients' Internet applications. We also provide video production services including the design, scripting, production, testing and distribution of audio and video clips and full broadcast-quality presentations. In addition, we own the worldwide perpetual rights to a comprehensive stock video library of over 500,000 clips. Examples of our work in this area include the development of new capabilities for delivering audio and video content via the Internet for Real Networks, developing specialized data management software for Object Design and the delivery of high resolution imagery via the Internet for Live Pictures. We also have an Enhanced Television (E-TV) group that is developing technology, applications, content and expertise for use in the emerging industry of digitally delivered Internet Protocol-based information and entertainment. Currently, we are working with media, technology and telecommunications companies to design and build the navigational infrastructures, business models and strategic relationships required for success in the E-TV marketplace.

     . Traditional Websites and Hosting. To provide complete Internet solutions, we offer development of traditional websites and state-of-the-art website hosting services through our Memphis, Tennessee, and San Jose, California, hosting facilities. Our hosting capabilities are offered primarily to clients who require unique and specific hosting technology.

iXL Solution Sets

      iXL uses its technology development capabilities to create custom applications based on a common, reusable framework and component library. These "iXL Solution Sets" can be customized and implemented quickly and cost-effectively. We believe that our iXL Solution Sets meet the needs of clients for fast, replicable and easily implemented solutions for computer-based presentations and multiple website deployment and content management. iXL's Solution Sets include:

     . Pitchman(R). Pitchman is a presentation tool which combines high-end graphics, animation, video and audio in an easy-to-transport and easy-to-display laptop computer format which allows the user to synchronize with the latest version of the presentation via a corporate intranet or the Internet. Sales and marketing professionals are the primary market for Pitchman. We have sold over 500 Pitchman laptop presentations to various clients including British Airways, Time Warner, News Corporation and Scudder Kemper.

     . Siteman(TM). Siteman is a state-of-the-art browser-based system for creating and managing up to thousands of websites that share a common style and similar look. Siteman allows novice users to quickly design and build custom websites by selecting from a library of templates and adding content. It also enables users to easily edit content online, yet restricts them from modifying specified content areas and the overall style of the sites. iXL also provides support

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

        for end users who need assistance in creating sites with this product. We developed Siteman as part of our iXL Solution Sets strategy. Recently we sold Siteman to a software manufacturer, retaining a perpetual, worldwide, royalty-free license on a non-transferable, non-exclusive basis. This license permits us to continue to offer Siteman as one of our Solution Sets. Siteman clients have included AutoConnect, Carlson Wagonlit Travel and WebMD.

     . We are also developing an additional iXL Solution Set designed to facilitate the creation and publication of interactive training courses.

iXL Industry Practice Groups

      iXL has established practice groups in the Banking & Financial Services, Media & Entertainment, Travel, Telecommunications and Healthcare industries. These practice groups are in varying stages of development and staffing. We are also in the process of developing practice groups for the Technology and Retail industries. To build our industry practice group expertise, we leverage the experience of our employees who have previously worked for major consulting firms or companies in the relevant industries. We have utilized its industry expertise in serving the clients listed below. These clients, included for illustrative purposes, are not intended to be representative of our clients generally.

                        Industry                               Clients
                        --------                               -------
     Banking & Financial Services.................     Chase Manhattan Bank
                                                       First USA
                                                       Merrill Lynch
                                                       Scudder Kemper
     Media & Entertainment........................     Cox Enterprises
                                                       News Corporation
                                                       Time Warner
                                                       Universal Studios
     Travel.......................................     Budget Rent a Car
                                                       Carlson Wagonlit Travel
                                                       Delta Air Lines
                                                       Virgin Atlantic
     Telecommunications...........................     BellSouth
                                                       Lucent
                                                       Premiere Technologies
     Healthcare...................................     Eli Lilly
                                                       HBOC
                                                       WebMD


Sales and Marketing

      The role of iXL's marketing program is to create and sustain preference and loyalty for the iXL brand as a leading provider of strategic Internet services. Marketing occurs at the corporate and local levels. The corporate marketing department has overall responsibility for communications, advertising, public relations and our website, and also engineers and oversees central marketing and communications programs for use by each of our local offices. At the local level, each office also has a marketing representative responsible for building brand awareness within each geographic region. These local representatives report to the President of each office, with the Executive Vice President for Worldwide Marketing of iXL, Inc. having overall responsibility and oversight.

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


      As part of its continuing relationship with iXL and CFN, General Electric has agreed to implement a mutually satisfactory marketing campaign regarding iXL and CFN. This campaign is expected to emphasize General Electric's relationships with iXL and CFN and to improve awareness of iXL and CFN's services. General Electric will also use its reasonable efforts to provide access to CFN's platform to its employees and to employees of its affiliates.

      iXL's sales force totals approximately 155 sales representatives. Each of iXL's offices has its own sales representatives who sell all services offered by iXL to the clients and prospects located in their geographical region. These local representatives report to the President of each office, with the Executive Vice President for Worldwide Operations of iXL having overall responsibility and oversight.

Examples of iXL Internet Solutions

      iXL is capable of providing a wide range of services tailored to each of our clients' individual needs and concerns. The following examples illustrate our diverse strategic Internet service capabilities:

Budget Rent a Car

      Budget Rent a Car engaged iXL to implement an Internet strategy, including an online reservation engine for its drivebudget.com website. iXL's solution utilized a sophisticated reservations booking engine that integrates directly with Budget's mainframe-driven customer reservation and inventory control systems. This integrated system allows Budget to accurately identify vehicles that are available in rental inventory at a given Budget location. In addition to pricing and booking reservations via the Internet, Budget's customers can view available vehicles and access vehicle specifications such as seating and cargo space. The system also provides travel planning functions including maps, travel safety tips, and time and distance calculations.

      To promote awareness of the site, iXL designed an online marketing campaign, including an extensive search engine optimization effort, which has resulted in increasing online bookings and reservations. Through this shift to an online environment, Budget believes it is realizing significant cost savings and achieving stronger customer relationships by providing more choice, control and convenience.

Chase Manhattan Bank

      iXL's client relationship with Chase Manhattan Bank began with a single project in the second quarter of 1998, and has expanded to include projects for four of Chase Manhattan Bank's six largest divisions and for the bank's investment company, Chase Capital Partners. We believe our Banking and Financial Services practice group's industry expertise has enabled iXL to broaden the scope of its relationship with Chase Manhattan Bank.

      Among its current projects for Chase Manhattan Bank, iXL is building an electronic bill presentment and payment system which will allow Chase Manhattan Bank customers to view banking statements and pay bills online. The data from this online system will also drive Chase Manhattan Bank's Value-Added Online Marketing system, designed by iXL, which profiles Chase Manhattan Bank customers by the banking services they utilize, their credit profile, and their Chase Manhattan Bank website browsing habits.

      Additionally, iXL is providing Internet services to Chase Manhattan Bank's small business group and its merchant services division. The focus of these engagements is to create Internet business and product strategies and facilitate the implementation of e-commerce. iXL is also working with Chase Manhattan Bank to overhaul the Chase.com website to make the site more responsive and effective for Chase Manhattan Bank customers. iXL developed the strategic plan for this assignment and is designing and developing the infrastructure and architecture required to support a site that better integrates Chase Manhattan Bank's online portfolio of products and services.

WebMD

      WebMD provides Internet-based services to healthcare professionals and consumers through its webmd.com website. Since WebMD's inception, iXL has provided it with a full range of strategic Internet services, including initial definition of WebMD's Internet-based healthcare services product to be offered via the webmd.com website. Once defined, systems design, application development, engineering and hosting of the WebMD service was performed by iXL, including the integration of over eighty databases capable of online search and third-party online service offerings. WebMD has a limited operating history and has minimal revenues at this time.

      The webmd.com website provides doctors access to a suite of Internet-based applications which are designed to enable them to manage their time more efficiently and to serve patients more effectively. These applications provide several centrally managed services, including access to electronic data interchange services, enhanced communications services, healthcare-related information and other Internet-based services that are useful to healthcare professionals. WebMD's website is designed to simplify healthcare practices by integrating multiple administrative, communications and research functions into a single easy to use Internet-based solution. WebMD's free consumer website includes access to premium, branded healthcare-related information, personalized, targeted information about specific health conditions and content-specific online communities that allow consumers to participate in real-time discussions and support networks through the Internet. The webmd.com website is designed to assist consumers in making informed healthcare decisions.

      iXL also created the interactive distance-learning component and knowledge management systems of WebMD. iXL's Siteman Solution Set was the platform for the Web publishing component of the WebMD service. Additionally, iXL developed the marketing programs for WebMD including Pitchman presentations for the physician, patient and healthcare community.

Acquisitions

      The strategic Internet services industry is highly fragmented, consisting of a large number of small companies providing limited service offerings. Therefore, an important element of iXL's growth strategy is the acquisition of selected companies with complementary technologies and capabilities. Our strategy has been to augment our growth through acquisitions of small, regional strategic Internet services companies. By obtaining critical mass in a particular regional market, we believe we are able to provide the responsiveness and quality of service of a small company with the greater depth and breadth of services of a large organization. The acquisitions have resulted in a broad geographic presence, allowing us to compete more effectively for national accounts. Our post-acquisition strategy is to enhance the competitiveness and profitability of each acquired company.

      We identify acquisition candidates through our ongoing industry searches, through our business network and through contact initiated by companies seeking to be purchased. Potential targets are evaluated on numerous quantitative and qualitative factors. Quantitative factors include historical and projected revenues and profitability, geographic coverage and contract backlog. Qualitative factors include strategic and cultural fit, management skill, customer base and technical proficiency.

      These factors are evaluated as part of a four-part assessment process:

     .  a detailed audit and operating assessment is initiated;

     .  acquisition pricing models are carefully evaluated;

     .  specific technology skills and capabilities are ascertained; and

     .  management qualifications and compatibility are appraised.

      Our post-acquisition process includes the integration of all financial reporting systems, operating procedures, and training programs into the iXL culture and infrastructure. Integration typically begins before the acquisition transaction has been closed, with a goal of total integration promptly following closing. Our Technical Operations Center plays a critical role in this process, connecting the acquired business's systems to our central systems. Our goal is to provide each of our offices with all tools and resources needed to attain the maximum possible growth and profitability. Accordingly, we have rarely based the purchase price for a company we acquired on the post-acquisition performance of that company because we believe such arrangements can impede the integration of multiple acquired businesses in the same city by motivating them to compete against one another.

      Historically, we have used our common stock for substantially all of the consideration for our acquisitions. We anticipate that this will continue in the future and intend to register 4,000,000 shares of common stock pursuant to a "shelf" Registration Statement on Form S-4 for this purpose. By maximizing the use of stock as acquisition consideration, we believe that the acquired companies' management has a greater incentive to focus on iXL's long-term growth through the appreciation of its stock price. We also generally grant stock options to employees of newly acquired companies as a means of increasing employee and management retention.

      We began our acquisitions in May 1996 when we acquired iXL Interactive Excellence, Inc., Creative Video Library, Inc., Creative Video Inc., and Entrepreneur Television, Inc., companies whose focus was to assist corporate clients in the design and creation of multimedia and video communication projects. In December 1996, we acquired CFN, which at such time, was a traditional insurance agent that allowed corporate executives to comparison shop for insurance and mortgages. CFN was seeking iXL's strategic and technical assistance to sell insurance services over corporate intranets. Since the CFN acquisition, iXL has developed and implemented the sophisticated CFN e-commerce platform for marketing financial services and employee benefits electronically over the Internet and corporate intranets. iXL has acquired 29 other companies all engaged in related businesses. See "Risk Factors--Risks Related to iXL's Business--Our continued growth is dependent on the successful completion of acquisitions" and "--We may be unable to continue to grow at our historical growth rates or to effectively manage our growth."

      The following table summarizes iXL's other acquisitions since June 1996, listed in chronological order. This information includes 237,304 shares of common stock held in escrow that have not been earned under the terms of the relevant acquisition agreements. See Note 4 to the Pro Forma Consolidated Financial Information.

                                                                                    Number of     Shares issued in
                                                                                   Employees at   connection with
        Businesses Acquired          Primary Capabilities       Date Acquired    Acquisition Date   Acquisition
        -------------------          --------------------       -------------    ---------------- ----------------
 Memphis On-Line, Inc. ........... Hosting                    June 5, 1996              15                none
  Memphis, TN

 Webbed Feet, LLC................. Creative design            February 14, 1997          1              40,000
  Atlanta, GA

 The Whitley Group, Inc. ......... Interactive multimedia     April 4, 1997             20             454,400
  Charlotte, NC

 BoxTop Interactive Inc. ......... Creative design            May 30, 1997              60           3,416,700
  Los Angeles, CA

 Swan Interactive Media, Inc. .... Software engineering       July 28, 1997             15             283,800
  Atlanta, GA

 Small World Software, Inc. ...... Software engineering and   January 26, 1998          26             271,356
  New York, NY                     creative design

 Green Room Productions, L.L.C. .. Travel expertise,          February 5, 1998          28             344,270
  San Francisco, CA                creative design and
                                   engineering

 CCG Online....................... Travel expertise,          March 27, 1998            23             266,000
  Denver, CO                       creative design and
                                   software engineering

 Spin Cycle Entertainment......... Creative design and        May 8, 1998               20             155,200
  Los Angeles, CA                  software engineering

 Digital Planet................... Creative design and        May 12, 1998              31             359,584
  Los Angeles, CA                  software engineering

 InTouch Interactive, Inc. ....... Software engineering       May 12, 1998              11             195,834
  Charlotte, NC

 Micro Interactive, Inc. ......... Interactive multimedia     May 14, 1998              35             740,000
  New York, NY

 CommerceWAVE, Inc. .............. E-commerce                 July 2, 1998              22             877,898
  San Diego, CA

 Wissing & Laurence, Inc. ........ Video production           July 8, 1998               2              50,000
  New York, NY

 601 Design, Inc. ................ Video production           July 16, 1998              7             200,000
  New York, NY

 Image Communications, Inc. ...... Creative design            July 22, 1998             40             378,999
  Vienna, VA

 Campana New Media, S.L. and
  The Other Media, S.L. .......... Creative design            July 28, 1998              8              37,107
 Madrid, Spain

 Spinners Incorporated............ Creative design,           July 30, 1998             31             674,132
  Boston, MA                       software engineering and
                                   financial
                                   services expertise

 Tekna, Inc. ..................... Software engineering and   September 4, 1998         27             762,622
  Richmond, VA                     creative design

 LAVA Gesellschaft fur Digitale
  Medien GmbH..................... Software engineering       September 7, 1998         28             321,428
 Hamburg, Germany
 Larry Miller Productions, Inc.... Creative design            September 9, 1998         33             113,823
  Boston, MA
 Denovo New Media Limited......... Creative design            September 10, 1998         5              42,852
  London, England
 Exchange Place Solutions, Inc.... Financial services         September 10, 1998         4             275,000
  Atlanta, GA                      consulting
 Pantheon Interactive, Inc........ Software engineering       September 18, 1998        15             271,787
  Santa Clara, CA
 Two-Way Communications, L.L.C. .. Creative design and        September 18, 1998        23             269,421
  Chicago, IL                      healthcare expertise
 NetResponse, L.L.C............... Strategy consulting,       September 22, 1998        36             701,375
  Arlington, VA                    software engineering and
                                   creative design
 Ionix Development Corporation.... Software engineering       September 23, 1998        22             358,551
  Chicago, IL
 Pequot Systems, Inc.............. Financial services         September 24, 1998        12             378,066
  Norwalk, CT                      expertise and software
                                   engineering

Strategic Alliances and Affiliations

      We have entered into, and intend to continue entering into, strategic alliances and affiliations with a select group of technology service providers. The primary goals of our strategic alliances and affiliations are:

     .  to enhance iXL's overall service offerings;

     . to create or identify new revenue opportunities through referrals and the creation of new service offerings; and

     . to increase iXL's credibility and visibility in the marketplace through collaboration in joint marketing.

      We have established strategic affiliations with, among others, Microsoft, Intel, Sun and Oracle. These strategic affiliations provide us early access to training, product support and technology.

      We have also established strategic alliances with companies offering technologies which serve important roles in the deployment or delivery of iXL services. These alliances focus on the joint development of integrated solutions which utilize the technologies offered by iXL's partners to deliver the services designed by iXL. Our strategic alliances include alliances with RealNetworks and @radical.media, Inc. Through our strategic alliance with RealNetworks, a leading provider of media streaming technologies, we will be presented as a preferred provider of content for events streamed via RealNetworks technologies. Through our alliance with @radical.media, which specializes in production and broadcast of high-end commercial advertising campaigns, we expect to gain access to @radical.media's clients seeking complementary Internet solutions.

      The contracts governing the strategic affiliations and alliances generally do not have long durations or minimum requirements. In addition, they are generally terminable by iXL or the other party at will.

Technology

      Our Technical Operations Center is our computer systems center which links all of our local offices with a centralized knowledge management system. The Technical Operations Center enables us to integrate operations of local offices into all facets of iXL, including, financial reporting, e-mail, and dissemination of knowledge and best practices. The Technical Operations Center allows for the rapid integration of acquired businesses, facilitates collection and dissemination of knowledge and best practices throughout iXL and supports enterprise business systems. The Technical Operations Center maintains its network operations and monitoring in Atlanta, with central data center and intellectual property transit support from its data center in Memphis, Tennessee, and co-location facilities in San Jose, California. The Technical Operations Center manages our general ledger accounting systems, global project and time tracking systems, sales force automation, electronic messaging, central data warehouse repository services, wide area network infrastructure, intellectual property transport services and global digital security. These functions are closely integrated in a worldwide iXL intranet that additionally supports human resources and distance learning. We view the Technical Operations Center as a key strategic asset, providing a platform to permit rapid growth and a working model of the solutions we can design for our clients. See "Risk Factors--Risks Related to iXL's Business--We may be unable to continue to grow at our historical growth rates or to effectively manage our growth."

      While readily available third-party technologies are used to develop nearly all iXL solutions, iXL does not believe it is not dependent on any given technology to deliver its solutions. Typically, iXL chooses among multiple software products to select the most appropriate product for a given use. If any one product ceased to be available to iXL, other similar products are generally available. Further, the third-party providers generally license their products directly to iXL's clients. Consequently, iXL is not at risk of loss of individual licenses.

Consumer Financial Network

      Consumer Financial Network, Inc., or CFN, is a sophisticated e-commerce platform for marketing financial services and employee benefits over corporate intranets and the Internet, as well as through a telesales center. CFN's equity is owned 77% by iXL and 23% by General Electric. CFN has contracted with competing providers of financial services and employee benefits to create a platform for the comparison shopping and purchase of these services. CFN is provided at no cost to large companies and associations, many with 5,000 or more employees, for distribution as a human resources benefit to their employees or members. Currently, CFN provides access to the following services:

             Financial Services                          Employee Benefits
             ------------------                          -----------------
            Auto Insurance                           Long-Term Care
            Homeowners Insurance                     Individual Life Insurance
            Mortgages                                Vision Services
            Home Equity Loans                        Legal Services
            Auto Finance

      Traditionally, the services currently offered by CFN have not been presented on a standardized or comparable basis. Accordingly, consumers have often been deterred from obtaining meaningful price comparisons from competing services providers. Many consumers have been unable or unwilling to devote the time required to compile comparative quotes and have instead relied on other factors unrelated to the price or the terms provided in purchasing these services.

      We believe CFN is an attractive offering for consumers because CFN enables consumers to receive explanatory information and an unbiased comparison of products, services and quotes based on equivalent terms from multiple providers of financial services and employee benefits. In addition, because CFN aggregates employees of multiple major companies and members of associations, and aggregates a nationwide network of services providers who compete for each individual member's business, CFN is often able to negotiate discounted pricing for its customers. Consumers can access CFN online, by telephone or by fax.

      We believe the CFN platform is attractive to services providers, because it is designed to:

     . provide access to employed consumers, a highly desirable market segment;

     . allow each provider to directly access its preferred target market by including multiple providers of similar services;

     . provide a lower cost of customer acquisition than traditional distribution channels due to automated consumer access and bulk acquisition of consumers through the participation of large employers and associations;

     .  allow providers to expand geographically; and

     . allow providers to utilize automatic payroll deduction to secure payment for services sold.

      As a result of the benefits outlined above as well as the aggregated customer base available through CFN, providers contracting with CFN may offer discounted rates and other features that are more competitive than the individual rates and features they otherwise may offer through traditional distribution channels.

      CFN earns fees on each sale of services made through its online and telesales platforms. Currently, the significant majority of consumer inquiries to CFN for services offered by CFN's providers are made through CFN's telesales center. Our goal is for the relative volume of online inquiries as well as the automation of the entire process from inquiry to completed transaction to increase significantly in the future as intranets become more widespread and as customers become more familiar with the Internet. We believe that such an increase in online inquiries in proportion to telesales center inquiries will reduce CFN's support costs. CFN's performance will depend in large part upon CFN's ability to estimate accurately the resource requirements and the revenues generated by customers engaging in the transactions with service providers on the CFN platform. Expenses and investments must be incurred well in advance of the potential transactions intended to generate revenue to justify this cost structure. See "Risk Factors--Risks Related to Our CFN Subsidiary--CFN's business model is new and unproven" and "--CFN must expend significant resources to grow its infrastructure."

Member Companies

      We believe CFN is attractive to employers because it enables them to offer to their employees, at no cost to the employer, a wide range of financial services and employee benefits at generally discounted rates. Initially, CFN has chosen to provide its platform to large companies and associations as a no cost human resources benefit for their employees. Current CFN member companies include:

     Advantica          Ritz Carlton Hotels
     Amerigas           Ryder Corporation
     BellSouth          Society for Human Resource Management
     Coca-Cola Company  Texas A&M University
     Delta Air Lines    Thomson Corporation
     Nextel             Williams Companies

      Once CFN has established a relationship with a participating employer, CFN's strategy is to become part of the payroll deduction system of the employer. This arrangement allows employers more flexibility in their payroll deduction systems, while enabling CFN to provide multiple services to employees. Becoming part of the payroll deduction system also enhances CFN's ability to retain employees as customers for its providers. Automatic payroll deduction allows services providers to offer payment plans that are structured around the frequency of payroll deductions and is the most desirable form of payment for CFN's participating services providers.

Provider Network

      CFN's platform includes property and casualty insurance, home finance, automobile finance, legal services, long-term care, term life insurance and vision plans. Providers available on the CFN platform include:

     . American Express Property Casualty companies, Chubb Group of Insurance Cos., Electric Insurance Company, Liberty Mutual Insurance Co., and Nationwide Mutual Insurance Co. in property and casualty insurance;

     . Banc One, Chase Manhattan Mortgage Corporation, Countrywide, First Union National Bank and Travelers Home Mortgage Service in home finance;

     .  debis Financial Services in automobile finance;

     .  Law Phone in legal services;

     .  Mass Casualty and Transamerica in long-term care;

     .  Empire General Life in life insurance; and

     .  Vision Care Advantage in vision services.

      The terms of these contracts range from one to three years. Most contracts terminate either on or before December 31, 1999 or December 31, 2000, and some contracts are on a trial basis only. The contracts specify the terms of the agreement with CFN, generally including information on terms of pricing to be provided, the fulfillment process, compensation to CFN, necessary regulatory requirements, restrictions on use of consumer information provided by CFN, indemnification, and intellectual property protection for CFN. There are no minimum volume requirements required from CFN to providers. CFN is currently working to obtain non-residential mortgage brokerage licenses where necessary. In jurisdictions where CFN is currently not so licensed, CFN provides mortgages through one of its appropriately licensed providers.

Market Expansion

     CFN intends to expand its business beyond its existing corporate employee market to make its platform available to the general public over the Internet and through its telesales center. This expansion will likely be effected primarily by entering into agreements with selected Internet portals and other retail and informational sites to expand awareness of the CFN platform. This expansion into the general public arena would broaden the prospective customer base for both CFN and its services providers.

     CFN intends to expand its agreements with its existing services providers to include the provision of services to the general public. Many of CFN's corporate providers may elect to not be included in the platform that will be made available to the general public. The service offerings and the corresponding prices offered to the general public will likely be different from those offered to CFN's corporate participants. See "Risk Factors--Risks Related to Our CFN Subsidiary--CFN's business model is new and unproven."

Technology

     CFN's e-commerce platform consists of three component layers. The first, or top, layer is the Internet website accessed by the consumer which gathers and displays information. The second component layer is decision software which takes the employee information and chooses applicable services from the provider information maintained in this second layer. The third component layer stores consumer information and integrates the CFN platform with CFN providers' systems.

     The e-commerce technology developed by CFN, for which CFN has two utility patents pending, is a flexible multi-function comparative quoting system. While the current application is for the dissemination of information about financial services and employee benefits, the quoting system has uses in many industries. CFN believes this technology could be applied to other situations to allow consumers to compare multiple products from different providers.

     For a discussion of risks related to CFN, see "Risk Factors--Risks Related to Our CFN Subsidiary."

Government Regulation of Insurance, Auto Finance and Mortgages

     In most states, there are two broad categories of insurance agency licenses, one for property and casualty insurance and the other for life and health insurance. CFN's wholly owned subsidiary, CFN Agency, Inc., a Delaware corporation, is licensed as a resident insurance agency for both property and casualty insurance and life and health insurance by the state of Georgia. For property and casualty insurance business, CFN Agency is licensed as a nonresident corporate insurance agency or at least one employee of CFN Agency is individually licensed as a nonresident insurance agent in all 50 states. For life and health insurance business, CFN Agency is licensed as a nonresident corporate insurance agency or at least one CFN employee agent is individually licensed as a nonresident insurance agent in 45 states.

     Because of the lack of uniformity in state insurance agency licensing laws, a corporate insurance agency cannot obtain an insurance agency license in all fifty states. Some states do not issue insurance agency licenses to corporations but only issue insurance agent licenses to individuals. Other states issue corporate insurance agency licenses only if the state of residence of the applicant for a corporate insurance agency license applicant reciprocates by issuing corporate insurance agency licenses to insurance agencies resident in the foreign state. In some states where CFN Agency does not have a nonresident corporate insurance agency license, a CFN employee agent is individually licensed in those states as a nonresident insurance agent and the CFN employee agent transacts the business of CFN Agency where permitted. If any CFN employee agent's employment with CFN is terminated, CFN Agency may not be able to transact its business unless and until it has another employee who is individually licensed as a nonresident insurance agent in the states where CFN Agency does not hold a nonresident corporate insurance agency license. If a state in which CFN Agency does not hold a nonresident corporate insurance agency license determines that CFN Agency is transacting business in such state as an unlicensed insurance agency, CFN Agency could be subject to fines and prohibited from doing insurance business in that state.

      Some states regulate prepaid legal plan companies as an insurance company or their products as specialized legal expense products, while other states regulate prepaid insurance plans as non-insurance services. In states that regulate prepaid legal plan companies as insurance companies, the product is usually classified as casualty insurance. Certain states' bar associations require prepaid legal plans to file periodic information statements. CFN does not believe it is subject to such requirements.

      It is not guaranteed that a state in which CFN Agency does not hold a nonresident corporate insurance agency license will not assert that CFN Agency is transacting business in such state as an unlicensed insurance agency. Generally, commissions payable for the sale of insurance products cannot be paid to, or received by, a person or entity that is not licensed as an insurance agent or agency, as applicable. There is no guarantee that a state in which CFN Agency does not hold a nonresident corporate insurance agency license will not assert that commissions assigned by the CFN employee agent to CFN Agency are an assignment of insurance commissions occurring in such state to an unlicensed corporate insurance agency. In the states in which CFN Agency does not hold a nonresident corporate insurance agency license, the insurance companies that have contracted with CFN Agency pay commissions to the CFN employee agent, who then assigns such commissions to CFN Agency. If a state in which CFN Agency does not hold a nonresident corporate insurance agency license determines that CFN Agency is wrongfully receiving an assignment of insurance commissions in, or with respect to insurance policies sold in, that state as an unlicensed insurance agency, both CFN Agency and the subject CFN employee agent could be subject to fines and prohibited from doing business in that state.

      CFN Agency operates a telephone call center located in Duluth, Georgia. Some of the CFN employee agents work in this telephone call center. These call center agents provide information and education to consumers who are employees of client companies or members of client affinity groups regarding the insurance products described on CFN's website. Some of the call center agents are also licensed in states other than Georgia as nonresident insurance agents; however, each call center agent is not licensed as an insurance agent in all 50 states. There is no guarantee that a state in which a call center agent is not licensed as a nonresident insurance agent will not assert that such call center agent is, by providing information and education to consumers about insurance products on the CFN website in the state, transacting insurance agent activities without being licensed by such state as a nonresident insurance agent. If a state in which a call center agent does not hold a nonresident insurance agent license determines that a call center agent has transacted the business of an insurance agent in that state, both CFN Agency and such call center agent could be subject to fines and prohibited from doing insurance business in that state.

      CFN operates its residential mortgage and auto finance business through its wholly owned subsidiary, CFN Finance, Inc., a Delaware corporation. There are numerous federal and state statutes and regulations affecting these activities including licensing requirements and laws that prohibit discrimination, unfair and deceptive trade practices, and require disclosure of basic information to consumers concerning credit terms and settlement costs, limit fees and charges paid by consumers and lenders, and otherwise regulate terms and conditions of credit and the procedures by which credit is offered and administered and that impose fiduciary duties on a person acting as a broker. CFN Finance is in the process of applying, where necessary, for broker licenses to permit it to operate its residential mortgage finance and, where required, its auto finance programs. There is the possibility that some states may not grant such a license to CFN Finance. Until these licenses are granted, CFN Finance has entered into a licensing agreement with a Federal savings and loan association to operate CFN Finance's residential mortgage finance program in those states which require licenses. CFN Finance's auto finance program is being offered in states where no licenses are required for CFN Finance. For the states that require auto finance broker licenses and from which CFN Finance has not yet received such a license, CFN Finance has entered into a licensing agreement with a Federal savings bank to operate CFN Finance's auto finance program pursuant to the authority granted under a Federal charter. Federal law governing federal savings banks preempts the ability of states to require that a Federal savings bank be licensed under state law in order to conduct a finance broker business. There is no guarantee that the residential mortgage program licensing agreement will be renewed upon its expiration date of October 31, 1999, the auto finance licensing agreement will be renewed upon its expiration date of November 11, 1999, or that either agreement will not be terminated sooner and that CFN Finance will have acquired the appropriate license or that CFN Finance will be able to find another way to conduct its business in any state that requires a license if the license agreement terminates in that state. There also is no guarantee that a state regulatory agency or a consumer will not challenge the operation of the business under the license agreement. See "Risk Factors--Risks Related to Our CFN Subsidiary--Government regulation and legal uncertainties related to CFN could adversely affect our business."

iXL Ventures

      As a complement to its core business, iXL has occasionally, on an opportunistic basis, participated in the development of other Internet-related businesses through iXL Ventures. iXL seeks to combine its management experience, technical expertise and financial capital to develop new ideas. When these new ideas warrant further development, iXL seeks strategic investors to assist in the full development of these projects into viable stand-alone businesses. CFN is the first major stand-alone business to emerge from this process. Currently, other iXL Ventures include:

     . FANSonly(TM) owned by University Netcasting, Inc., which is a series of commercial Internet sites for leading colleges and universities;

     . Kinzan, Inc., a software and services company that develops, distributes and hosts Siteman;

     . Enhanced Television (E-TV), which is digital interactive television delivered via the Internet; and

     . Last Minute Travel, an online discount travel service.

Competition

      While the market for strategic Internet services is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by iXL. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, iXL's competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on iXL's business, results of operations and financial condition. iXL competes on the basis of a number of factors, including the attractiveness of the strategic Internet services offered, the breadth and quality of these services, creative design, engineering expertise, pricing, technological innovation, and understanding clients' strategies and needs. Many of these factors are beyond our control. Existing or future competitors may develop or offer strategic Internet services that provide significant technological, creative, performance, price or other advantages over the services offered by us.

      iXL's competitors can be divided into several groups:

      . strategic Internet services providers;

      . large information technology consulting services providers;

      . computer hardware and service vendors;

      . strategic consulting firms; and

      . interactive advertising agencies.

      iXL also may compete with telecommunications companies. Although most of these types of competitors to date have not offered a full range of Internet professional services, several have announced their intention to do so. These competitors at any time could elect to focus their resources in iXL's target markets, which could adversely affect our business, results of operations and financial condition. Many of iXL's current and potential competitors have longer operating histories, larger installed customer bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than iXL. Competitors that have established relationships with large companies but limited expertise in providing Internet solutions may nonetheless be able to successfully use their client relationships to enter the Company's target market or prevent iXL's penetration into their client accounts. We believe that our primary competitors currently are International Business Machines Corporation, USWeb Corporation, Sapient Corporation, and smaller Internet service providers.

      Additionally, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

      There are relatively low barriers to entry into the strategic Internet services industry. iXL has no patented or other proprietary technology that would preclude or inhibit competitors from entering the Internet professional services market. Therefore, iXL must rely on the skill of its personnel and the quality of its client service. The costs to develop and provide Internet services are low. Therefore, iXL expects that it will continually face additional competition from new entrants into the market in the future, and iXL is subject to the risk that its employees may leave iXL and start competing businesses. The emergence of these enterprises could have a material adverse effect on our business, results of operations and financial condition. See "Risk Factors--Risks Related to the Stategic Internet Services Industry--We operate in a highly competitive market with low barriers to entry which could limit our market share and harm our financial performance."

      The success of CFN will be highly dependent upon CFN's services becoming available to a large number of participating employees. CFN expects to face competition from an increasing number of sources in the marketplace. CFN competes with other Internet-based providers of insurance and other financial services, as well as traditional insurance companies providing group rates to corporate employees. CFN believes that its primary and more direct competitors currently are HomeCom Communications, Inc., ValueSearch, Inc. and Answer Financial, Inc. CFN also may compete with Microsoft Corporation, which currently provides comparative quotes from home mortgages on the web. If CFN fails to compete successfully against current or future competitors, CFN's business results of operations and financial conditions will be materially and adversely affected. See "Risk Factors--Risks Related to Our CFN Subsidiary-- CFN's numerous established competitors could harm its prospects".

Employees

      As of April 30, 1999, iXL had approximately 1,475 employees, including approximately 70 strategy consultants, 360 engineers and 275 creative designers. None of iXL's employees is represented by a labor union. iXL has experienced no work stoppages and believes its relationship with its employees is good.

      In an ongoing effort to train and develop its professionals, iXL has established iXL University, a forum to educate its employees on issues ranging from new technologies to office protocol. Employees may attend iXL University by attending live presentations in Atlanta, by viewing the live webcast of such presentations, or by viewing at any time archived versions of presentations through the iXL University website. In addition, iXL holds regular company-wide meetings among leaders in specific practice areas. iXL also takes advantage of its corporate intranet to foster company-wide communications and knowledge management. See "Risk Factors--Risks Related to iXL's Business--If we fail to attract and retain employees our growth could be limited and our costs could increase."

Properties and Facilities

      iXL's executive offices are located in Atlanta, consisting of approximately 138,000 square feet of leased space, the lease for which expires in 2007. With the exception of IXL-Memphis, Inc., which owns an approximately 15,000 square foot office building and an approximately 5,600 square foot warehouse, iXL leases space for its regional offices in the following metropolitan areas: New York, NY; Los Angeles, San Francisco, San Diego, and Santa Clara, CA; Chicago, IL; Boston, MA; Washington, D.C.; Charlotte, NC; Richmond, VA; Denver, CO; Norwalk, CT; Hamburg and Berlin, Germany; London, England; and Madrid, Spain. CFN leases space for its executive offices in Duluth, Georgia.

Legal Proceedings

      iXL currently and from time to time is involved in litigation incidental to the conduct of its business. iXL is not a party to any lawsuit or proceeding that, in the opinion of management of iXL, is likely to have a material adverse effect on iXL.

                                   MANAGEMENT

Executive Officers and Directors

      Certain information regarding the executive officers and directors of iXL as of April 1, 1999 is set forth below:

             Name             Age                    Position
             ----             ---                    --------
 U. Bertram Ellis, Jr.(1)      45 Chief Executive Officer and Chairman of the
                                  Board of Directors
 Kevin M. Wall                 46 Vice Chairman and Director
 James R. Rocco                44 Vice Chairman
 William C. Nussey             33 President and Chief Operating Officer of iXL,
                                  Inc. and Director
 C. Cathleen Raffaeli          42 President and Chief Operating Officer of CFN
 Barry T. Sikes                46 Executive Vice President for Worldwide
                                  Operations of iXL, Inc.
 M. Wayne Boylston             41 Executive Vice President, Chief Financial
                                  Officer, Treasurer, and Assistant Secretary
 David E. Clauson              44 Executive Vice President for Worldwide
                                  Marketing of iXL, Inc.
 Thomas R. Wall, IV(2)         40 Director
 Frank K. Bynum, Jr.(1)(2)(3)  36 Director
 I. Robert Greene(1)(2)        38 Director
 Jerome D. Colonna             35 Director
 Thomas G. Rosencrants(3)      49 Director
 Jeffrey T. Arnold             29 Director
 Gary C. Wendt(4)              57 Director

--------
(1) Member of the Executive Committee.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Mr. Wendt has agreed to serve as a Director of iXL shortly after the closing of the offering.

      U. Bertram (Bert) Ellis, Jr. founded iXL in March 1996 and has served as Chairman of the Board of Directors and Chief Executive Officer since that time. Prior to founding iXL, Mr. Ellis founded Ellis Communications, Inc., an owner of television and radio stations, in 1993, and served as its President from 1993 to 1996. Prior to founding Ellis Communications, Inc., Mr. Ellis served as President, Chief Executive Officer, and Chief Operating Officer of Act III Broadcasting, Inc., an owner of television stations, from 1986 to 1992. Mr. Ellis received a Bachelor of Arts degree in Economics from the University of Virginia and an MBA from the University of Virginia Graduate School of Business Administration. Mr. Ellis also serves as a Director of WebMD, Inc.

      Kevin M. Wall has served as Vice Chairman since April 1998 and as a director since May 1997. Mr. Wall joined iXL in May 1997 upon the acquisition by iXL of BoxTop Interactive, Inc., and served as the President and Chief Executive Officer of BoxTop Interactive, Inc. from its founding in 1995 until 1998. Prior to founding BoxTop Interactive, Inc., Mr. Wall served as Chairman of BoxTop Entertainment, Inc., a television production company specializing in network specials, from 1990 until 1995. Prior to forming BoxTop Entertainment, Inc., Mr. Wall founded Radio Vision International, Inc., a television production company specializing in network specials and syndication of television specials, and served as its Chairman from its founding until 1990. Mr. Wall attended Indiana University-Purdue University Fort Wayne. Mr. Kevin Wall is not related to Mr. Thomas R. Wall, IV.

      James R. Rocco has served as Vice Chairman since August 1998. Mr. Rocco previously served as a director from April 1996 to February 1999 and as the President and Chief Operating Officer from April 1996 until August 1998. Mr. Rocco founded Creative Video, Inc. and served as its President from July 1986 until it was acquired by iXL in April 1996. Mr. Rocco graduated cum laude from St. John's University in New York in 1976 with Bachelor degrees in Communications and Business.

      William C. Nussey has served as a Director of iXL since December 1997, and as the President and Chief Operating Officer of iXL, Inc. since joining iXL in May 1998. From 1996 to May 1998 Mr. Nussey served as an associate with Greylock Ventures, a private investment firm. From 1994 to 1996, Mr. Nussey attended Harvard Business School. In 1985, Mr. Nussey co-founded Da Vinci Systems, Inc., a software and application design company, and served as its Chief Executive Officer from its founding until its sale in 1994 to ON Technology, Inc. After its sale, Mr. Nussey served as a consultant to ON Technology while attending Harvard Business School. Mr. Nussey received a Bachelor of Science degree in Electrical Engineering from North Carolina State University and an MBA from Harvard Business School.

      C. Cathleen Raffaeli is the President and Chief Operating Officer of CFN, and has served in such capacity since joining CFN in November 1998. From 1994 through 1998, Ms. Raffaeli held positions of increasing responsibility with Citicorp, most recently as the Executive Director, Commercial Card Division. From 1988 through 1994, Ms. Raffaeli held positions of increasing responsibility with Chemical Bank, last serving as the Senior Vice President, Mortgage Banking Division. Ms. Raffaeli received a Bachelor of Science degree in Finance from the University of Baltimore and an MBA from New York University.

      Barry T. Sikes has served as Executive Vice President for Worldwide Operations since August 1998. Mr. Sikes previously served as Vice President-- Operations from April 1996 until August 1998. From 1991 until 1996, Mr. Sikes served as the Chief Operating Officer of Creative Video, Inc. Mr. Sikes received a degree in Electronics Engineering from The Cape Fear Institute.

      M. Wayne Boylston has served as Chief Financial Officer, Executive Vice President, Treasurer and Assistant Secretary since joining iXL in August 1998. From 1990 to 1995, Mr. Boylston served as Vice President and Corporate Controller of Healthdyne, Inc. and from 1995 until February 1998, Mr. Boylston served as Vice President--Finance, Chief Financial Officer and Treasurer of Healthdyne Technologies, Inc. From February 1998 until July 1998 Mr. Boylston served as a consultant to Healthdyne Technologies, Inc. following its merger with Respironics, Inc. Mr. Boylston is a Certified Public Accountant and has a Bachelor of Business Administration degree from Emory University.

      David E. Clauson has served as Executive Vice President for Worldwide Marketing of iXL, Inc. since joining iXL in August 1998. From 1991 until July 1998, Mr. Clauson served in various positions of increasing responsibility with subsidiaries of True North Communications, Inc., most recently as the Senior Vice President/Worldwide Account Director of its Foote, Cone & Belding subsidiary. Mr. Clauson has a Bachelor of Arts degree in American Urban History from the University of California at Los Angeles.

      Thomas R. Wall, IV has served as a Director of iXL since April 1996. Mr. Wall has held various positions of increasing responsibility with Kelso & Company, a private investment firm, since 1983, and currently serves as one of its Managing Directors. Mr. Wall also serves as a director of AMF Bowling, Inc., Consolidated Vision Group, Inc., Cygnus Publishing, Inc., Mitchell Supreme Fuel Company, Mosler, Inc., Peebles Inc., and 21st Century Newspapers, Inc. Mr. Wall received a Bachelor of Science degree in Business Administration from Washington & Lee University. Mr. Thomas Wall is not related to Mr. Kevin
M. Wall.

      Frank K. Bynum, Jr. has served as a Director of iXL since April 1996. Mr. Bynum has held various positions of increasing responsibility with Kelso & Company since 1987, and currently serves as one of its Managing Directors. Mr. Bynum also serves as a director of Cygnus Publishing, Inc., Hosiery Corporation of America, Inc., 21st Century Newspapers, Inc. and MJD Communications, Inc. Mr. Bynum received a Bachelor of Arts degree in History from the University of Virginia.

      I. Robert Greene has served as a Director of iXL since December 1997. Mr. Greene has served as a General Partner with Chase Capital Partners (formerly Chemical Venture Partners), an investment firm, since January 1999, and previously served as a Principal from 1994 through 1998. From 1988 to 1994, Mr. Greene served as a Director and Principal of Prudential Equity Investors, an investment firm. Mr. Greene also serves on the Investment Committee of Flatiron Partners, LLC and the Advisory Board of Techfund Capital, and is the President of the New York Venture Capital Forum. Mr. Greene received a Bachelor of Science degree from the Wharton School and an MBA from M.I.T./The Sloan School. Mr. Greene serves as a Director of Multex.com, Inc.

      Jerome D. Colonna has served as a Director of iXL since December 1997. Mr. Colonna co-founded Flatiron Partners, LLC in August 1996 and has served as a partner in Flatiron since its founding. Previously, Mr. Colonna co-founded CMG @ Ventures L.P. in February 1995 and served as a partner until July 1996. From 1985 to 1995, Mr. Colonna served in various positions with CMP Media, Inc., including Editorial Director, Interactive Media Group. From 1985 to 1993, he served in a variety of roles at Information Week, including that of Editor. Mr. Colonna received a Bachelor of Arts degree from Queens College, City University of New York. Mr. Colonna serves as a Director of GeoCities, Inc.

      Thomas G. Rosencrants has served as a Director of iXL since January 1999. Mr. Rosencrants founded Greystone Capital Group, LLC in April 1997 and serves as its Chairman and Chief Executive Officer. Greystone Capital Group, LLC is the General Partner for Greystone Capital Partners I, L.P. From 1991 to April 1997 he served as Senior Vice President and head of the Insurance Research Group of The Robinson-Humphrey Company, Inc. Mr. Rosencrants is a Chartered Financial Analyst, has an MBA from the Roosevelt University in Chicago and a Bachelor of Arts degree from the University of Dayton.

      Jeffrey T. Arnold has served as a Director since February 1999. Mr. Arnold founded and has served as Chairman of the Board and Chief Executive Officer of WebMD, Inc. since its inception in October 1996. In addition, Mr. Arnold served as the President of WebMD, Inc. from its inception until September 1997. From April 1994 until Endeavor Technologies, Inc.'s merger with WebMD, Inc. in March 1997, Mr. Arnold served in various capacities at Endeavor Technologies, Inc., including as Chairman and Chief Executive Officer. Mr. Arnold received a Bachelor of Arts degree from the University of Georgia.

      Gary C. Wendt will become a Director immediately after the closing of this offering. From 1986 to 1998, Mr. Wendt served as Chairman, Chief Executive Officer and President of General Electric Capital Services, Inc. and will continue to serve as a consultant through July 1, 1999. Mr. Wendt received a Bachelor of Science degree from the University of Wisconsin and an MBA from Harvard Business School.

      iXL believes retention of its management is critical to its success. See "Risk Factors--Risks Related to iXL's Business--We depend on our key management personnel for our future success" and "Risk Factors--Risks Related to iXL's Business--If we fail to attract and retain employees our growth could be limited and our costs could increase."

Board Committees

      The Board of Directors has established an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee, consisting of Mr. Ellis, Mr. Bynum, and Mr. Greene, is empowered to exercise all powers and authority of the Board as determined by the Board in the authorizing resolution. The Compensation Committee, consisting of Mr. Thomas R. Wall, IV, Mr. Bynum, and Mr. Greene, administers iXL's stock option plans, including approval of all options granted. The Audit Committee, consisting of Mr. Bynum and Mr. Rosencrants, will recommend the selection of independent public accountants to the Board of Directors, review the scope and results of the audit and other services provided by iXL's independent accountants, and review iXL's accounting practices and its systems of internal accounting controls.

Director Compensation

      iXL reimburses its directors for all out-of-pocket expenses incurred in the performance of their duties as directors of iXL. iXL currently does not pay fees to its directors for attendance at meetings.

Amended Stockholders Agreement

      The Third Amended Stockholders Agreement entitles certain stockholders to designate nominees to iXL's board of directors as follows. The Third Amended Stockholders Agreement entitles Kelso Investment

Associates V, L.P. and Kelso Equity Partners V, L.P. to jointly designate two individuals to be included as nominees on the board of directors' slate of nominees so long as Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. together hold 5% or more of our outstanding common stock. CB Capital Investors, L.P. has the right to designate as a nominee one member so long as it owns at least 5% of our outstanding common stock. The Third Amended Stockholders Agreement does not obligate any stockholder to vote its common stock in favor of any nominated directors.

Compensation Committee Interlocks and Insider Participation

      No member of iXL's Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of iXL's Board of Directors or Compensation Committee. See "Certain Transactions" for a description of transactions between iXL and entities affiliated with members of the Compensation Committee.

Employment Agreements

      iXL has assumed the employment agreement originally executed as of August 1, 1996 between Mr. Kevin Wall and BoxTop Interactive, Inc. Mr. Kevin Wall's employment agreement was assumed by iXL in April 1998. This agreement has a four-year term expiring July 31, 2000. Under this agreement, Mr. Kevin Wall's base annual salary shall be $302,500 for the one-year period from August 1, 1998 through July 31, 1999, and $332,750 for the one-year period from August 1, 1999 through July 31, 2000. Under this agreement, Mr. Kevin Wall is entitled to an automobile allowance of $1,000 per month and has received grants of options to purchase 635,900 shares of common stock.

      iXL, Inc. has entered into an employment agreement with Mr. Nussey. Pursuant to this employment agreement, if iXL, Inc. terminates Mr. Nussey's employment without cause at any time or if Mr. Nussey resigns for good cause,
(i) iXL, Inc. shall, for a period of eighteen months or until Mr. Nussey begins employment with any other company, continue to pay as payable pursuant to the employment agreement his salary and bonus as severance pay and continue to provide benefits to him, and (ii) the vesting of unvested stock options granted to Mr. Nussey pursuant to his employment agreement shall be immediately accelerated twelve months, and all options which remain unvested after such acceleration shall terminate. Upon a termination of his employment by virtue of his death, Mr. Nussey's estate shall be entitled to all salary payable to him for the remainder of the year of his death. In addition, upon a termination of Mr. Nussey's employment by virtue of his death or disability, Mr. Nussey or his estate shall be entitled to the pro rata portion of his bonus with respect to the portion of the year prior to his death or disability. The base salary for Mr. Nussey pursuant to his employment agreement is $250,000 per year, and the target bonus is $50,000 per year. The base salary and target bonus are to be reviewed annually, and may be increased from time to time by iXL, Inc. Once increased, the base salary may not be decreased and the target bonus may not be set at less than $50,000 per full fiscal year. The employment agreement also provides that Mr. Nussey shall not compete with iXL, Inc. for a period of one year following the termination of his employment.

Limitation on Liability and Indemnification Matters

      Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees and agents of Delaware corporations. iXL's Certificate of Incorporation and By-Laws provide that iXL shall indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling iXL pursuant to the foregoing provisions, the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

      As permitted by the Delaware General Corporation Law, iXL's Certificate of Incorporation also limits the liability of directors of iXL for damages in derivative and third party lawsuits for breach of a director's fiduciary duty except for liability:

     . for any breach of the director's duty of loyalty to iXL or its stockholders;

     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     . for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

     . for any transaction for which the director derived improper personal benefit.

      The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission. The limitation of liability applies only to the acts of omission of directors as directors and does not apply to any such act or omission as an officer of iXL or to any liabilities imposed under federal securities laws.

      The purchase agreements between iXL and the underwriters with respect to the offering made hereby provide for indemnification by the underwriters and their controlling persons, on the one hand, and of iXL and its controlling persons on the other hand, for certain liabilities arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 or otherwise.

      iXL intends to obtain directors' and officers' insurance providing indemnification for certain of iXL's directors, officers, affiliates, partners or employees for certain liabilities.

      iXL has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in iXL's Bylaws. These agreements, among other things, indemnify iXL's directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of iXL, arising out of such person's services as a director or executive officer of iXL, any subsidiary of iXL or any other company or enterprise to which the person provides services at the request of iXL. iXL believes that these provisions and agreements are necessary to attract and retain qualified directors and executive officers.

      At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of iXL where indemnification is expected to be required or permitted. iXL is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Executive Compensation

      The following table sets forth information concerning the compensation paid by iXL during the fiscal years ended December 31, 1996, 1997 and 1998 to iXL's Chief Executive Officer and each of iXL's four other highest paid executive officers in 1998:

                           Summary Compensation Table

                                                                    Long-Term
                                                     Annual       Compensation
                                                  Compensation       Awards
                                                ----------------- -------------
        Name and                                                     Options
   Principal Position                      Year  Salary   Bonus   (# of Shares)
   ------------------                      ---- -------- -------- -------------
U. Bertram Ellis, Jr...................... 1998 $247,000 $100,000     338,889
Chairman and Chief                         1997  232,300      --      550,000
Executive Officer                          1996      --       --    1,000,000

Kevin M. Wall............................. 1998  276,000      --          --
Vice Chairman                              1997  167,800      --      170,000
                                           1996      --       --          --
James R. Rocco............................ 1998  180,600   50,000     106,056
Vice Chairman                              1997  163,900   25,000     297,000
                                           1996  105,600      --          --
William C. Nussey......................... 1998  166,500   50,000   1,844,276
President and Chief Operating Officer      1997      --       --          --
of iXL, Inc.                               1996      --       --          --
Barry T. Sikes............................ 1998  163,300   45,000     140,500
Executive Vice President for               1997  137,700   25,000     165,000
Worldwide Operations                       1996  103,600      --      255,000

   The above table excludes certain executive officers of iXL whose annual base salaries exceed salaries reported in the table, but who were hired during 1998, and consequently during 1998 earned less than the officers reported in the table above. The 1996 figures are for the eight months ended December 31, 1996. The annual base salaries for Mr. Ellis, Mr. Rocco, and Mr. Sikes were $0, $175,000 and $140,000, respectively. The figures listed represent payment for actual employment during the eight months ended December 31, 1996. Mr. Nussey's fiscal year 1998 salary is for approximately seven months ended December 31, 1998. Mr. Nussey's annual base salary for fiscal year 1998 was $250,000. Bonuses are determined at the discretion of the Compensation Committee.

Option Grants and Exercises During Fiscal Year 1998

      No stock options were exercised by the Chief Executive Officer or the four other highest paid executive officers during fiscal year 1998. The following table below sets forth individual grants of stock options made during fiscal year 1998 to each of the Chief Executive Officer and the four other highest paid executive officers:

                                                                                    Potential
                                                                               Realizable Value at
                                                                                 Assumed Annual
                                                                                 Rates of Stock
                                                                               Price Appreciation
                               Annual Compensation                               for Option Term
                          -----------------------------                        -------------------
                          Number of
                          Securities % of Total Options
                          Underlying     Granted to     Exercise or
Named Executive Officer    Options      Employees in    Base Price  Expiration
and Principal Position     Granted      Fiscal Year      Per Share     Date       5%        10%
-----------------------   ---------- ------------------ ----------- ---------- --------- ---------
U. Bertram Ellis, Jr. ..     50,000          0.4%          $3.00     02/26/08  $ 171,707 $ 362,264
Chairman and Chief           88,889          0.6%           3.00     02/26/08    305,257   644,026
Executive Officer            50,000          0.4%           3.50     02/26/08    146,707   337,264
                             50,000          0.4%           4.00     02/26/08    121,707   312,264
                             50,000          0.4%           4.50     02/26/08     96,707   287,264
                             50,000          0.4%           5.00     02/26/08     71,707   262,264
                          ---------         ----
                            338,889          2.6%
                          =========         ====
Kevin M. Wall ..........        --           --              --           --         --        --
Vice Chairman


James R. Rocco .........        500            *            1.00     02/26/08      2,717     4,623
Vice Chairman                 5,556            *            3.00     02/26/08     19,080    40,255
                            100,000          0.8%           3.50     02/26/08    293,413   674,528
                          ---------         ----
                            106,056          0.8%
                          =========         ====
William C. Nussey ......      5,176            *            3.50     05/01/08     24,040    49,010
President and Chief
 Operating                  389,100          2.9%           4.00     05/01/08  1,612,614 3,489,726
Officer of iXL, Inc.        900,000          6.8%           4.50     05/01/08  3,280,028 7,261,841
                            550,000          4.1%          10.00     05/01/08        --  1,632,792
                          ---------         ----
                          1,844,276         13.8%
                          =========         ====
Barry T. Sikes..........        500            *            1.00     02/26/08      2,717     4,623
Executive Vice President
 for                        100,000           .8%           3.50     02/26/08    293,413   674,528
Worldwide Operations         40,000           .3%          10.00     11/25/08        --    118,748
                          ---------         ----
                            140,500          1.1%
                          =========         ====

   The options described in the above table were granted under iXL's 1996 Stock Option Plan and generally provide for vesting over either four or five years. The columns headed "Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term" show the hypothetical gains or option spreads of options granted based on 5% or 10% assumed annual rates of compounded stock price appreciation and do not represent iXL's estimates or projections of iXL's future common stock prices.

Year-End Option Values

      The following table sets forth the number and value of exercisable and unexercisable options held at December 31, 1998 by each of the Chief Executive Officer and the four other highest paid executive officers:

                             Number of Securities
                                  Underlying           Value of Unexercised
                            Unexercised Options at    In-the-Money Options at
                               December 31, 1998         December 31, 1998
                           ------------------------- -------------------------
Name                       Exercisable Unexercisable Exercisable Unexercisable
----                       ----------- ------------- ----------- -------------
U. Bertram Ellis, Jr. ....  1,330,000      558,889   $6,925,000   $2,225,001
Chairman and Chief
Executive Officer

Kevin Wall ...............    703,900      102,000    4,505,145      510,000
Vice Chairman

James R. Rocco............    178,740      225,216      683,070      883,632
Vice Chairman

William C. Nussey.........    521,009    1,323,267    1,153,327    2,929,228
President and Chief
Operating Officer
of iXL, Inc.
Barry T. Sikes............    252,000      308,500    1,203,000    1,205,250
Executive Vice President
 for
Worldwide Operations

   In the above table, the value of unexercised in-the-money options at December 31, 1998 are calculated by determining the difference between the deemed fair market value of the securities on December 31, 1998 underlying the options and the exercise price. The fair market value of the securities as of December 31, 1998 was based on preliminary valuations of iXL performed by independent appraisers at the request of iXL. Information for Mr. Kevin Wall includes 635,900 options granted to him prior to the acquisition of BoxTop Interactive, Inc. at an exercise price of $0.95 per share.

Stock Option Plans

1996 Stock Option Plan

      General. iXL's 1996 Stock Option Plan was established to promote the success of iXL by providing an additional means to attract and retain key personnel through added long-term incentives for high levels of performance and for significant efforts to improve the financial performance of iXL. The 1996 Stock Option Plan authorizes the granting of options for up to an aggregate maximum of 25 million shares of iXL's common stock to employees of iXL. As options lapse or terminate without exercise, any unpurchased shares previously subject to such lapsed or terminated options may be available for further options under the 1996 Stock Option Plan.

      Administration. The 1996 Stock Option Plan is administered by the Compensation Committee, which as of the date of this prospectus is comprised of Mr. Thomas R. Wall, Mr. Bynum and Mr. Greene. The Compensation Committee may delegate administrative functions to individuals who are officers or employees of iXL.

      The Compensation Committee has the authority to construe and interpret the 1996 Stock Option Plan and any agreements defining the rights and obligations of iXL and eligible employees who receive options awards under the 1996 Stock Option Plan, to further define the terms used in the 1996 Stock Option Plan, to prescribe, amend and rescind rules and regulations relating to administration of the 1996 Stock Option Plan, to determine the duration and purposes of leaves of absence which may be granted to Participants without constituting a termination of their employment for purposes of the 1996 Stock Option Plan and to make all other determinations necessary or advisable for the administration of the 1996 Stock Option Plan. Determinations of the Compensation Committee on the foregoing matters are conclusive.

      Grant of Options. Awards of options to purchase common stock under the 1996 Stock Option Plan may be granted only to employees of iXL Enterprises, Inc. and its subsidiaries. Members of the Board of Directors who are not iXL employees are not eligible to receive awards. Options may be granted to employees by action of the Compensation Committee. The Compensation Committee determines the terms of each option and the number of shares of common stock subject to each option. The terms of each option need not be identical. Each option is subject to the terms and conditions set forth in the 1996 Stock Option Plan and such other terms and conditions established by the Compensation Committee as are not inconsistent with the purpose and provisions of the 1996 Stock Option Plan. Each option granted is designated as either a nonqualified stock option or an incentive stock option.

      iXL expects that most options granted pursuant to the 1996 Stock Option Plan will be subject to vesting over a period of years, such as 20% increments each year over a period of five years, during which the optionholder must continue to be an employee of iXL or one of its subsidiaries. The Compensation Committee, however, may choose to impose different vesting requirements or none at all. An optionholder has no rights as a stockholder with respect to any shares covered by his or her option until the date a stock certificate is issued for such shares following his or her exercise of such option.

      Exercise of Options. Except as otherwise provided in the 1996 Stock Option Plan, an option may be exercised, in whole or in part, on the date or dates specified in the Award Agreement executed by and between iXL and an eligible employee and thereafter shall remain exercisable until the expiration or earlier termination of the option. Not less than 10 shares of common stock may be purchased at one time unless the number purchased is the total number at the time available for purchase under the terms of the option. No option granted pursuant to the 1996 Stock Option Plan is transferable by an optionholder other than by will or by the applicable laws of descent and distribution, and such option is exercisable during the eligible employee's lifetime only by the eligible employee.

1998 Non-Employee Stock Option Plan

      iXL's 1998 Non-Employee Stock Option Plan contains essentially the same terms as the 1996 Stock Option Plan, except that the 1998 Non-Employee Stock Option Plan was established for grants to persons who are not employees of the Company. Persons who may receive grants under the 1998 Non-Employee Stock Option Plan include outside consultants and members of the Board of Directors who are not employees of iXL and other non-employees who the Compensation Committee determines have provided services to iXL. The 1998 Non-Employee Stock Option Plan authorizes the granting of options for up to an aggregate maximum of 1 million shares of iXL's common stock.

1999 Employee Stock Option Plan

      The Board of Directors has adopted and the stockholders of iXL have approved the 1999 iXL Enterprises, Inc. Stock Option Plan. The 1999 Stock Option Plan provides for the grant of stock options, including incentive stock options.

      Grant of Options. Stock options may be granted to key employees, including executive officers of iXL, its subsidiaries and affiliates as determined by the Compensation Committee. The number of employees participating in the 1999 Stock Option Plan will vary from year to year. The shares to be granted with respect to options under the 1999 Stock Option Plan shall be shares of common stock, may consist, in whole or in part, of treasury stock or authorized but unissued stock not reserved for any other purpose and may not exceed 5 million, as such number may be adjusted to reflect changes in iXL's capitalization.

      If shares subject to an option under the 1999 Stock Option Plan cease to be subject to the option, such shares will again be available for future grant under the 1999 Stock Option Plan. In the event of certain changes in iXL's capital structure affecting the common stock, the Compensation Committee may make appropriate adjustments in the number and kinds of shares that may be awarded and in the number and kinds of shares covered by options then outstanding under the 1999 Stock Option Plan, and, where applicable, exercise price of outstanding options under the 1999 Stock Option Plan. The 1999 Stock Option Plan will be administered by the Compensation Committee.

      The Compensation Committee may grant options to purchase shares of common stock that are either "qualified," which includes those awards that satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or "nonqualified," which includes those awards that are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Under the terms of the 1999 Stock Option Plan, the exercise price of the options will, unless the Compensation Committee determines otherwise, not be less than such common stock's fair market value at the time of grant. The exercise price of the options is payable in cash or its equivalent or by exchanging shares of common stock owned by the participant, through an arrangement with a broker approved by iXL where payment of the exercise price is accomplished with the proceeds of the sale of common stock, or by a combination of the foregoing.

      Exercise of Options. The options will generally have a term of ten years, unless the Compensation Committee specifies a shorter term, and will become exercisable following the performance of a minimum period of service or the satisfaction of performance goals, as determined by the Compensation Committee. If an option holder ceases employment with iXL as a result of the holder's death, disability or retirement, the holder, or his or her beneficiary or legal representative, may exercise any then exercisable option for a period of one year, or a greater or lesser period as determined by the Compensation Committee at grant, but in no event after the date the option otherwise expires. If an option holder's employment is terminated for any other reason, the holder may exercise any then exercisable option for a period of 30 days, or such greater period not exceeding 90 days as determined by the Compensation Committee, but in no event after the date the option otherwise expires; provided that if the holder's employment is terminated for cause all of his or her options will immediately terminate, regardless of whether then exercisable.

      If there is a "change in control," all options that are not then vested will become vested unless the options are either assumed or substituted for equivalent options by the new controlling entity following the change in control.

                              CERTAIN TRANSACTIONS

iXL Equity Investments

      The following table sets forth the purchases of iXL's capital stock by iXL's executive officers, directors, five percent stockholders and their respective affiliates and certain related parties prior to this offering and the private placement to General Electric:

                                                                                   Aggregate
                               Date of                                             Purchase
       Purchaser             Transaction             Securities Purchased            Price
       ---------             -----------             --------------------          ---------
CB Capital Investors,     December 17, 1997  46,153 shares of Class B Convertible $14,999,725
 L.P.
                                             Preferred Stock, and warrants to
                                             purchase 6,390 shares of Class B
                                             Convertible Preferred Stock
                          December 17, 1997  9,232 shares of Class C Convertible    3,000,400
                                             Preferred Stock
                          August 14, 1998    9,000 shares of Class D Nonvoting      9,000,000
                                             Preferred Stock

General Electric Capital  December 23, 1997  15,384 shares of Class B Convertible   4,999,800
Corporation                                  Preferred Stock, and warrants to
                                             purchase 1,775 shares of Class B
                                             Convertible Preferred Stock
                          August 31, 1998    2,500 shares of Class D Nonvoting      2,500,000
                                             Preferred Stock

General Electric Capital  January 15, 1999   5,000 shares of Class A Convertible    5,000,000
Assurance Company                            Preferred Stock
 (affiliate
of General Electric
 Capital
Corporation)

Greystone Capital         January 15, 1999   10,000 shares of Class A Convertible  10,000,000
 Partners I,
L.P. (affiliate of                           Preferred Stock
 Thomas G.
Rosencrants, director of
iXL)

Kelso Equity Partners V,  April 30, 1996     5,955 shares of Class A Convertible      595,500
 L.P.
(affiliate of Kelso                          Preferred Stock
 Investment
Associates V, L.P.)
                          April 4, 1997      3,302 shares of Class A Convertible      825,500
                                             Preferred Stock
                          August 14, 1998    1,000 shares of Class D Nonvoting      1,000,000
                                             Preferred Stock

Kelso Investment          April 30, 1996     93,295 shares of Class A Convertible   9,329,500
 Associates V,
L.P.                                         Preferred Stock
                          April 4, 1997      35,818 shares of Class A Convertible   8,954,500
                                             Preferred Stock
                          August 14, 1998    9,000 shares of Class D Nonvoting      9,000,000
                                             Preferred Stock

David E. Clauson          September 18, 1998 1,000 shares of Class A Convertible    1,000,000
                                             Preferred Stock

--------
table continued on following page

                                                                               Aggregate
                             Date of                                           Purchase
      Purchaser            Transaction            Securities Purchased           Price
      ---------            -----------            --------------------         ---------
U. Bertram Ellis, Jr.   April 30, 1996     1,000 shares of Class A Convertible $ 100,000
                                           Preferred Stock
                        September 30, 1996 9,000 shares of Class A Convertible   900,000
                                           Preferred Stock
                        April 4, 1997      4,000 shares of Class A Convertible 1,000,000
                                           Preferred Stock
                        August 28, 1998    1,000 shares of Class D Nonvoting   1,000,000
                                           Preferred Stock

William C. Nussey       August 25, 1998    100 shares of Class A Convertible     100,000
                                           Preferred Stock

John Rocco (brother of  February 20, 1998  615 shares of Class A Convertible     199,875
 James R.
Rocco)                                     Preferred Stock

      In connection with each of the issuances described above, the purchasers listed above were required to execute iXL's stockholders' agreement and registration rights agreement. Each issuance described above was valued based on iXL's estimate of its fair market value at the time of each issuance. The business purpose of each issuance was to raise working capital, except for the issuance to Mr. Clauson, which was made as a condition to his employment with iXL. As payment of a portion of the purchase price for his shares, Mr. Clauson executed in favor of iXL a promissory note in the original principal amount of $900,000. This note is a non-recourse note secured by a pledge of the 1,000 shares of Class A Convertible Preferred Stock held by Mr. Clauson. This note accrues simple interest at a rate of 5.48% per annum, and matures on the earlier of September 18, 2001 or the date on which Mr. Clauson transfers any of the 1,000 shares of Class A Convertible Preferred Stock held by him.

      Each of the issuances described above, other than the issuance to Mr. Clauson, was made contemporaneous with, and on identical terms as, issuances to unaffiliated persons. The issuance to Mr. Clauson was also made at about the same time and on identical terms as issuances made to unaffiliated persons, with the sole exception that Mr. Clauson, as a condition of the initiation of his employment, was permitted to pay a portion of the purchase price through execution of the promissory note described above. This 5.48% interest rate of the promissory note was determined with reference to the standard federal rate in effect at the time of the execution of the note. For a description of the securities issued in these transactions, see "Description of Capital Stock-- Description of Reclassified Securities."

Private Placement Investment in iXL

      General Electric has agreed to purchase directly from iXL Enterprises, Inc., in a private placement transaction expected to be completed concurrently with the closing of this offering, if regulatory and other conditions are satisfied, an aggregate of 2,000,000 shares of common stock at a price per share equal to the initial public offering price. In connection with this issuance, the investors will enter into iXL's Stockholders Agreement and iXL's Registration Rights Agreement. The business purpose of this issuance is to raise working capital. See "Relationship with General Electric."

CFN Equity Investments

      On November 3, 1998, General Electric purchased 13,333,334 shares of CFN's Series A Convertible Preferred Stock for an aggregate purchase price of $10,000,000. In connection with this issuance, CFN, iXL, and General Electric executed a Stockholders Agreement and a Registration Rights Agreement with respect to CFN capital stock. This issuance was valued based on CFN's estimate of its fair market value at the time of such issuance. The business purpose of this issuance was to raise working capital for CFN and to establish a relationship between General Electric and CFN. iXL believes that this issuance was negotiated at arm's length and was made on terms no less favorable to iXL and CFN than could have been obtained from unaffiliated third parties. At the time of this transaction, General Electric beneficially owned less than 5% of the outstanding common stock of iXL, on an as-converted basis.

      General Electric is expected to purchase 16,190,475 shares of CFN's Series B Convertible Preferred Stock for an aggregate purchase price of $50 million. In connection with this issuance, CFN, iXL, and General Electric will execute amendments to the existing CFN Stockholders Agreement and to the existing CFN Registration Rights Agreement, and an Investor Agreement with CFN. Under the Registration Rights Agreement, iXL and General Electric have the right to force a registration of CFN's capital stock. The business purpose of this issuance is to raise working capital and to expand the relationship between General Electric and CFN. This issuance was valued based on a negotiated estimate of CFN's fair market value. iXL believes that this issuance was negotiated at arm's length and was made on terms no less favorable to iXL and CFN than could have been obtained from unaffiliated third parties. This issuance is subject to regulatory and other conditions which, if not satisfied, could result in the termination of the contemplated transaction. See "Relationship with General Electric" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

Acquisitions

      In May 1996, iXL acquired Creative Video, Inc., Creative Video Library, Inc., and Entrepreneur Television, Inc. In connection with that transaction, Mr. Rocco received $2,478,800 in cash and 1,055,300 shares of common stock, valued at $1.00 per share for the purpose of such acquisition, in exchange for his capital stock holdings in such acquired entities, and Mr. Sikes received $518,775 in cash and 221,100 shares of common stock, valued at $1.00 per share for the purpose of such acquisition, in exchange for his capital stock holdings in such acquired entities. Mr. Rocco held 46% of the equity of Creative Video, Inc., 49% of the equity of Creative Video Library, Inc., and 50% of the equity of Entrepreneur Television, Inc., and served as the Secretary, President, and President of each company, respectively. Mr. Rocco also served as a Director of each company. Mr. Sikes held 10% of the equity of Creative Video, Inc., 7% of the equity of Creative Video Library, Inc., and 6% of the equity of Entrepreneur Television, Inc., and served as a Director of each company. Mr. Sikes also served as the President of Creative Video, Inc. and as the Treasurer of Creative Video Library, Inc. In May 1997, iXL acquired BoxTop Interactive, Inc. In connection with that transaction, Mr. Kevin Wall received 1,773,600 shares of common stock, valued at $2.50 per share for the purpose of such acquisition, in exchange for his capital stock holdings in BoxTop Interactive, Inc., which represented 52% of the equity.Mr. Wall served as the Chairman of the Board and Chief Executive Officer of BoxTop Interactive, Inc. The valuation of the shares issued to Mr. Rocco, Mr. Sikes, and Mr. Wall was determined by negotiation.

Loans

      From February 1997 to August 1998, Mr. Ellis and/or his wife made nine separate loans to iXL in an aggregate principal amount of $12 million. The maximum principal balance of these loans at any one time was $6 million. All such loans accrued interest at a rate of either 10% or 12% per annum. All such loans have been repaid in full with accrued interest. From September 1997 to December 1997, Mr. James R. Rocco loaned iXL $300,000. These loans accrued interest at a rate of 12% per annum, and have been repaid in full with accrued interest. The purpose of each of the loans described in this paragraph was to provide working capital to iXL.

      From May 30, 1997 to March 30, 1998, Mr. Kevin Wall borrowed, from time to time, amounts never exceeding $268,753 under a revolving line of credit from iXL, at an interest rate of 8% per annum. The purpose of this loan was to provide personal funds to Mr. Wall. This loan was repaid on March 30, 1998 from the proceeds of the sale by Mr. Kevin Wall to iXL of 184,616 shares of common stock for a purchase price of $3.25 per share. The valuation of these shares was determined by negotiation.

      Chase Manhattan Bank is the Administrative Agent and sole lender under iXL's credit facility. Chase Manhattan Bank is a limited partner of CB Capital Investors, L.P. For a description of the material terms of iXL's credit facility, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

Other Transactions

      In April 1996, iXL paid Kelso & Company a fee of $150,000 for financial advisory services and reimbursed Kelso & Company for out-of-pocket expenses incurred in connection with rendering such services. In addition, iXL agreed to pay Kelso & Company an annual fee of $15,000 for continuing financial advisory services and to reimburse Kelso & Company for out-of-pocket expenses incurred, which in 1996, 1997 and 1998 totaled approximately $13,000, $75,000 and $85,000, respectively. iXL has also agreed to indemnify Kelso & Company against certain claims, losses, damages, liabilities and expenses which may arise in connection with rendering such financial advisory services. Kelso & Company has agreed, other than with respect to such indemnification and expenses provisions, to terminate its annual financial services agreement. In connection with consulting services regarding the offering, iXL has agreed to pay Kelso & Company a fee equal to $750,000 upon the closing of the offering, payable in shares of common stock, valued at the gross offering price prior to underwriting and other selling discounts. The business purpose of these transactions was to secure the advisory services of Kelso & Company.

      iXL has issued to General Electric Capital Corporation warrants to purchase 500,000 shares of common stock at an exercise price of $10.00 per share in exchange for marketing services. The business purpose of this transaction was to promote awareness of iXL's services.

      Upon the closing of this offering, iXL expects to issue to GE Capital Equity Investments, Inc. warrants to purchase 1,500,000 shares of common stock at an exercise price per share equal to the initial public offering price. These warrants are to be issued in exchange for the implementation of a mutually satisfactory marketing campaign and as an incentive to make CFN's platform available to GE Capital Equity Investments, Inc. employees. The marketing campaign is governed by a marketing agreement which provides for the delivery by General Electric of marketing services expected to advertise General Electric's relationships with iXL and CFN and to improve awareness of iXL's and CFN's services. iXL believes these services to be valued at $1.2 million. The business purpose of this transaction was to promote awareness of iXL's services and to secure additional eligible employees to CFN's member base. CFN and General Electric are also discussing other expansions of this relationship, including co-marketing, data sharing, cross selling, technology licensing and other similar arrangements. See "Relationship with General Electric."

      The stockholders of iXL Interactive Excellence, Inc. were parties to a Stock Option Agreement, dated October 24, 1994, pursuant to which Ellis Communications, Inc. had an option to acquire 100% of the capital stock of iXL Interactive Excellence, Inc. from such stockholders. In connection with the proposed sale of Ellis Communications, Ellis Communications and the iXL Interactive Excellence, Inc. stockholders desired to terminate this Stock Option Agreement, and pursuant to a Termination Agreement dated March 26, 1996 and a fairness opinion from an investment banking firm, such iXL Interactive Excellence, Inc. stockholders paid ECI $100,000 as consideration for termination of this Stock Option Agreement. Ellis Communications, at such time, was controlled by affiliates of Kelso & Company, and Mr. Ellis was the President, Chief Executive Officer and Chairman of the Board of Directors of Ellis Communications.

      Mr. Ellis is a limited partner in the partnership that owns the building in which iXL began leasing space in May 1997. Pursuant to the terms of the lease, iXL currently pays rent of approximately $93,000 per month, and the lease expires December 31, 2008. In 1996, 1997 and 1998, iXL paid total annual rent of approximately $6,000, $441,000 and $628,000, respectively. iXL believes its lease of such space is at fair market value and was negotiated on an arm's-length basis. iXL's effective lease rate is $14.64 per square foot, compared to a range of $12.50 to $16.50 per square foot for comparable space.

      In June 1998, iXL, Inc. created a new wholly owned subsidiary, Permit.Com, Inc., a Delaware corporation. In exchange for additional stock of Permit.Com, Inc., iXL, Inc. then transferred all of the assets related to the Permit.Com division and operations of iXL, Inc. to Permit.Com, Inc. Subsequently, the sole director of iXL, Inc. approved and declared a dividend of all of the outstanding common stock (100,000 shares) of Permit.Com, Inc. to iXL as the sole shareholder of iXL, Inc. On June 26, 1998, the Board of Directors of iXL approved and declared a dividend of the common stock of Permit.Com, Inc. payable to stockholders of iXL of record as of June 1, 1998. The aggregate value of this dividend was approximately $420,000, based on an independent appraisal of the Permit.Com assets.

      Each of iXL and CFN provides services in the ordinary course of business to WebMD, Inc., for which Mr. Jeffrey T. Arnold serves as Chairman and Chief Executive Officer and Mr. Ellis serves as a Director and is also a shareholder, CB Capital Investors, L.P., General Electric Capital Corporation, and Kelso & Company, or their respective affiliates. In 1998 iXL recognized revenues of approximately $1.5 million and $200,000, respectively, from CB Capital Investors, L.P., and General Electric Capital Corporation or their respective affiliates. In 1997 and 1998 iXL recognized revenues from WebMD, Inc. of approximately $53,000 and $5.6 million, respectively. In 1997 and 1998, iXL recognized revenues from Kelso & Company or its affiliates of approximately $100,000 and $300,000, respectively.

      iXL-New York, Inc., a wholly owned subsidiary of iXL, and General Electric have executed a Master Services Agreement under which iXL will provide services in the ordinary course of business to General Electric. Under this agreement, General Electric will be obligated to pay to iXL, for the first year of the term of the contract, the greater of $20 million or the actual billed value of the services provided by iXL. If at the end of the first year, General Electric has not used $20 million worth of services, it will have an additional three months to use the remaining balance. There are no guaranteed minimum payments after this initial period. This contract has a five-year term and is terminable by General Electric after the first anniversary of the contract. In partial consideration of this contract, iXL issued to GE Capital Equity Investments, Inc. warrants to purchase 1,000,000 shares of common stock for an exercise price of $15.00 per share. The business purpose of this transaction was to help solidify and expand its relationship with General Electric. The terms of this arrangement are similar to the terms of iXL's arrangement with Delta Air Lines, Inc. See "Relationship with General Electric."

      iXL has entered into a Stockholders' Agreement with some of its stockholders. iXL has also entered into a Registration Rights Agreement with its stockholders. See "Management--Amended Stockholders Agreement" and "Description of Capital Stock--Registration Rights Agreement."

      iXL believes that all of the transactions set forth above were negotiated at arm's length and were made on terms no less favorable to iXL than could have been obtained from unaffiliated third parties.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information known to iXL with respect to the beneficial ownership of the common stock as of April 1, 1999, giving effect to the events described in "Prospectus Assumptions" other than this offering, and as adjusted to reflect the sale of common stock offered by iXL hereby for each stockholder who is known by iXL to beneficially own more than 5% of the common stock, each of iXL's directors, as its Chief Executive Officer and the other four highest paid executive officers and all directors and executive officers of iXL as a group:

                                            Shares of    Percentage Ownership
                                           Common Stock ----------------------
                                           Beneficially Prior to the After the
               Stockholder                    Owned       Offering   Offering
               -----------                 ------------ ------------ ---------
Kelso Investment Associates V, L.P. and
 Kelso Equity Partners V, L.P. ...........  15,733,301      27.3%      24.7%
  Joseph S. Schuchert.....................          --        --         --
  Frank T. Nickell........................          --        --         --
  Thomas R. Wall, IV......................          --        --         --
  George E. Matelich......................          --        --         --
  Michael B. Goldberg.....................          --        --         --
  David I. Wahrhaftig.....................          --        --         --
  Frank K. Bynum, Jr. ....................          --        --         --
  Philip E. Berney........................      10,000         *          *
   c/o Kelso & Company
   320 Park Avenue
   24th Floor
   New York, NY 10022
CB Capital Investors, L.P. ...............   8,003,798      13.9%      12.6%
  I. Robert Greene........................          --        --         --
   380 Madison Avenue
   12th Floor
   New York, NY 10017-2591
General Electric Capital Corporation and
 General Electric Capital Assurance
 Company..................................   5,221,934       9.0%       8.1%
  120 Long Ridge Road
  Stamford, CT
U. Bertram Ellis, Jr. ....................   2,936,603       5.0%       4.5%
Kevin M. Wall.............................   2,292,884       3.9%       3.6%
James R. Rocco............................   1,207,040       2.1%       1.9%
William C. Nussey.........................     692,384       1.2%       1.1%
Barry T. Sikes............................     473,100         *          *
Thomas G. Rosencrants.....................   1,000,000       1.7%       1.6%
All Directors and Executive Officers as a
 Group (11 persons).......................  32,685,168      53.6%      48.8%

--------
 * Less than 1% of the outstanding shares of the class of securities.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock. The number of shares beneficially owned includes shares of common stock issuable upon the exercise of options or warrants that are currently exercisable or exercisable within 60 days of April 1, 1999. Percentage of beneficial ownership is based on 57,579,194 shares of common stock outstanding as of April 1, 1999, 63,579,194 shares of common stock outstanding after completion of this offering.

      Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney may be deemed to share beneficial ownership of shares of common stock owned of record by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., by virtue of their status as general partners of the general partner of Kelso Investment Associates V, L.P. and as general partners of Kelso Equity Partners V, L.P. Messrs. Schuchert, Nickell, Wall, Matelich, Goldberg, Wahrhaftig, Bynum and Berney share investment and voting power with respect to securities owned by Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., but disclaim beneficial ownership of such securities.

      Information for Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P. includes 12,911,300 shares held by Kelso Investment Associates V, L.P. and 724,600 shares held by Kelso Equity Partners V, L.P, 1,826,298 shares and 202,922 shares issuable to Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P, respectively, upon the reclassification of Class D Nonvoting Preferred Stock into common stock, and 68,181 shares Kelso Equity Partners V, L.P. will acquire from Kelso & Company immediately after payment of the Kelso fee. Kelso Investment Associates V, L.P. and Kelso Equity Partners V, L.P., due to their common control, could be deemed to beneficially own each of the other's shares, but disclaim such beneficial ownership. Mr. Nickell could be deemed to beneficially own 800 shares of common stock owned by trusts of which Mr. Nickell is the trustee; however, Mr. Nickell disclaims such beneficial ownership. Mr. Thomas Wall could be deemed to beneficially own 200,300 shares of common stock owned by trusts of which Mr. Wall is the trustee; however, Mr. Wall disclaims such beneficial ownership.

      Information for CB Capital Investors, L.P. includes 639,000 shares of common stock issuable upon exercise of warrants for cash consideration upon the closing of this offering, and 1,826,298 shares issuable upon the reclassification of Class D Nonvoting Preferred Stock as common stock. Mr. Greene is a general partner of Chase Capital Partners, a New York general partnership, which is the general partner of CB Capital Investors, L.P. Accordingly, Mr. Greene could be deemed to beneficially own the shares beneficially owned by CB Capital Investors, L.P. However, Mr. Greene disclaims beneficial ownership of all common stock owned by CB Capital Investors, L.P, except an indeterminate number thereof in which he has a pecuniary interest as a general partner of Chase Capital Partners.

      Information for General Electric Capital Corporation and General Electric Capital Assurance Company includes (a) for General Electric Capital
Corporation: 1,538,400 shares of common stock currently held, 177,500 shares of common stock issuable upon the exercise of warrants for cash consideration upon the closing of this offering, 500,000 shares of common stock issuable upon the exercise of warrants exercisable within 60 days of the date hereof, an aggregate of 2,000,000 shares of common stock to be issued to affiliates of General Electric Company concurrently with the closing of this offering, and 506,034 shares of common stock issuable upon the reclassification of the Class D Nonvoting Preferred Stock into common stock, and (b) for General Electric Capital Assurance Company: 500,000 shares of common stock currently held. Excludes 2,500,000 shares of common stock issuable to GE Capital Equity Investments, Inc. upon the exercise of warrants which are not exercisable within 60 days from the date hereof.

      Information for U. Bertram Ellis, Jr. includes 1,330,000 shares of common stock issuable upon exercise of options exercisable within 60 days from the date hereof and 202,503 shares issuable upon the reclassification of Class D Nonvoting Preferred Stock into common stock. Excludes 2,058,889 shares of common stock issuable upon exercise of options which are not exercisable within 60 days from the date hereof.

      Information for Kevin M. Wall includes 703,900 shares of common stock issuable upon exercise of options exercisable within 60 days from the date hereof. Excludes 102,000 shares of common stock issuable upon exercise of options which are not exercisable within 60 days from the date hereof.

      Information for James R. Rocco includes 178,740 shares of common stock issuable upon exercise of options exercisable within 60 days from the date hereof. Excludes 296,260 shares of common stock issuable upon exercise of options which are not exercisable within 60 days from the date hereof.

      Information for William C. Nussey includes 682,384 shares of common stock issuable upon exercise of options exercisable within 60 days from the date hereof. Excludes 1,161,892 shares of common stock issuable upon exercise of options which are not exercisable within 60 days from the date hereof.

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

      Information for Barry T. Sikes includes 252,000 shares of common stock issuable upon exercise of options exercisable within 60 days from the date hereof. Excludes 333,500 shares of common stock issuable upon exercise of options which are not exercisable within 60 days from the date hereof.

      Thomas G. Rosencrants is a general partner of Greystone Capital Partners I, L.P., which holds 1,000,000 shares of common stock. Mr. Rosencrants disclaims beneficial ownership of such shares.

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

                          DESCRIPTION OF CAPITAL STOCK

      The following description of the capital stock of iXL and material provisions of iXL's Certificate of Incorporation and Bylaws is a summary and is qualified by reference to the provisions of the Certificate of Incorporation and Bylaws, which have been filed as exhibits to iXL's Registration Statement of which this prospectus is a part.

      Upon the closing of this offering, the authorized capital stock of iXL will be 205,000,000 shares, consisting of 200,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.01 per share.

Common Stock

      As of April 1, 1999, giving effect to the events described in "Prospectus Assumptions" other than this offering, there were 57,579,194 shares of common stock outstanding held of record by 262 stockholders.

      Common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. Common stock does not have cumulative voting rights or other preemptive or subscription rights, and is not redeemable by iXL. Holders of shares of common stock are entitled to any dividends as may be declared by the Board of Directors out of legally available funds. Upon liquidation, dissolution or winding-up of iXL, after required payments to creditors, the assets of iXL will be divided pro rata on a per share basis among the holders of the common stock.

Description of Reclassified Securities

      Class A, Class B, and Class C Convertible Preferred Stock and Class D Nonvoting Preferred Stock will be reclassified as common stock upon the closing of this offering. No Preferred Stock will be outstanding after this offering. The following descriptions of these classes of preferred stock are based upon the provisions in effect immediately prior to reclassification.

      Based on the conversion mechanics in effect immediately prior to the reclassification of iXL's preferred stock into common stock upon the closing of this offering:

      . each share of Class A, Class B, and Class C Convertible Preferred Stock converts into 100 shares of Class A Common Stock, each share of which is in turn convertible into one share of Class B Common Stock; and

      . each share of Class A and Class B Convertible Preferred Stock is entitled to 1,000 votes; Class C Convertible Preferred Stock is not entitled to any voting rights.

Class A, Class B, and Class C Convertible Preferred Stock are entitled to receive dividends pro rata with dividends properly declared and paid with respect to the common stock, on a basis as if the Class A, Class B, and Class C Convertible Preferred Stock were converted into Class A Common Stock. Upon a voluntary or involuntary dissolution, liquidation or winding-up of iXL, after payments to creditors but prior to any payments in respect of any common stock, holders of Class A, Class B, and Class C Convertible Preferred Stock are entitled to receive a liquidation preference equal to the price at which the stock was originally issued by iXL, subject to proportional adjustment upon any subdivision or combination of such class of preferred stock occurring after December 17, 1997. iXL may redeem all outstanding Class A, Class B, and Class C Convertible Preferred Stock upon a change of control. Holders of Class B and Class C Convertible Preferred Stock have the right at their option to require iXL to redeem such stock held by them at any time on or after December
31, 2004.

      Class D Nonvoting Preferred Stock has no voting rights. The Class D Nonvoting Preferred Stock is entitled to receive dividends which accrue on a daily basis at the rate of 12% per annum. Dividends are not required to be paid until the earlier of the date occurring three years and six months after August 14, 1998, or upon the initial public offering of the common stock. Upon a voluntary or involuntary dissolution, liquidation or winding-up of iXL, after payments to creditors but prior to any payments in respect of any other preferred stock or common stock, holders of Class D Nonvoting Preferred Stock are entitled to receive a liquidation preference equal to $1,000 per share plus any accrued but unpaid dividends to the date of payment. Holders of Class D Nonvoting Preferred Stock have the right at their option to require iXL to redeem Class D Nonvoting Preferred Stock held by them at any time after August 14, 2005, or at any time after one of the following redemption events, if earlier:

      . a breach of the dividend payment provisions of the Class D Nonvoting Preferred Stock;

      .  a bankruptcy of iXL or any of its subsidiaries;

      .  a judgment for payment of money in an amount exceeding
         $5,000,000;

      .  the acceleration of indebtedness in an amount exceeding
         $5,000,000;

      . a breach of the documents governing the issuance of the Class D Nonvoting Preferred Stock; and

      .  a change of control.

iXL may, at its option, redeem all or less than all of the outstanding Class D Nonvoting Preferred Stock at any time. Upon redemption, the holders of Class D Nonvoting Preferred Stock will receive $1,000 per share plus any accrued but unpaid dividends to the date of payment, and assuming the initial public offering of the common stock occurs prior to August 14, 1999, approximately
104.27 shares of common stock for each share of Class D Nonvoting Preferred Stock redeemed.


Blank Check Preferred Stock

      Effective upon the closing of this offering, the Board of Directors will have the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, and to fix the rights, designations, preferences, privileges, qualifications and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of the common stock. No shares of preferred stock will be outstanding upon the closing of this offering. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock may have the effect of delaying, deterring or preventing a change in control of iXL without any further action by the stockholders. iXL has no present plans to issue any shares of preferred stock.

Registration Rights Agreement

      iXL, Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P. and CB Capital Investors, L.P. and most other stockholders of iXL prior to this offering are parties to a Registration Rights Agreement, dated as of April 30, 1996. All shares of common stock outstanding prior to this offering, as well as
(1) all shares of common stock issuable upon exercise of warrants outstanding prior to this offering, (2) all shares of common stock issuable upon the reclassification of the iXL's preferred stock upon the closing of this offering, and (3) all shares of common stock to be held by Kelso Equity Partners V, L.P. that are issuable in connection with the fee payable to Kelso & Company upon the closing of this offering, are subject to the Registration Rights Agreement. The Registration Rights Agreement, at any time and from time to time after May 1, 1997, the holder or holders of 50% or more of the common stock may request that iXL effect a demand registration under the Securities Act of the common stock held by the majority stockholders. After this request, iXL must use its best efforts to effect such a registration of all common stock held by the majority stockholders and all other holders of common stock.

      In addition to the demand registration, if iXL at any time proposes to effect a registration of its equity securities and the type of registration permits, all holders of common stock may include their shares in that registration. The number of shares to be registered under a demand registration or a piggyback registration may be reduced on a pro rata basis if the managing underwriter in an underwritten offering or the investment banker in a non-underwritten offering advises iXL that the number of shares requested to be so included exceeds the number which can be sold in the offering. The registration rights agreement provides for cross-indemnification by iXL and the sellers of common stock for losses, claims and damages incurred by the other resulting from untrue statements or omissions contained in the registration statement. All expenses incurred in connection with each registration under the Registration Rights Agreement will be paid by iXL. Additionally, pursuant to the Registration Rights Agreement, all stockholders who have purchased iXL's capital stock prior to this offering have agreed not to effect any public sale or distribution of their stock during the 180 days after the closing of this offering. For a description of the fee payable to Kelso & Company described above, see "Certain Transactions."

Certain Antitakeover Effects of Provisions of iXL's Certificate of Incorporation and Bylaws and Delaware Law

      General. Provisions of the Delaware General Corporation Law and iXL's Certificate of Incorporation and Bylaws could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party to acquire, control of iXL. These provisions could limit the price that investors might be willing to pay in the future for shares of iXL's common stock. These provisions of Delaware law and iXL's Certificate of Incorporation and Bylaws may also have the effect of discouraging or preventing certain types of transactions involving an actual or threatened change of control of iXL, including unsolicited takeover attempts, even though such a transaction may offer iXL's stockholders the opportunity to sell their stock at a price above the prevailing market price. iXL's Certificate of Incorporation allows iXL to issue preferred stock with rights senior to those of the common stock and other rights that could adversely affect the interests of holders of common stock, which could decrease the amount of earnings or assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock. In some circumstances, this type of issuance could have the effect of decreasing the market price of the common stock, as well as having the antitakeover effect discussed above. See "Risk Factors--Risks Related to the Offering--Antitakeover provisions of our Certificate of Incorporation and Bylaws, and Delaware law could prevent or delay a change of control."

      Delaware Takeover Statute. iXL is subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in a "business combination" with some persons for three years following the date any of these persons becomes an interested stockholder. Interested stockholders generally include persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which that person's status as an interested stockholder is determined. A business combination includes:

     .  a merger or consolidation;

     . the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation;

     . any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, except in a transaction that effects a pro rata distribution to all stockholders of the corporation;

     . any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the interested stockholder; or

     . any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

      Section 203 of the Delaware General Corporation Law does not apply to a business combination if before a person becomes an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, or upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

      Certificate of Incorporation and Bylaws. iXL's Bylaws also require that special meetings of the stockholders of iXL may be called only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of iXL or by any person or persons holding shares representing at least 20% of the outstanding capital stock. iXL's Bylaws also require advance written notice, which must be received by the Secretary of iXL not less than 90 days prior to the meeting, by a stockholder of a proposal or directors nomination which such stockholder desires to present at an annual or special meeting of stockholders. iXL's Certificate of Incorporation does not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in the Board of Directors and, as a result, may have the effect of deterring a hostile takeover or delaying or preventing changes in control or management of iXL.

      iXL's Bylaws provide that the authorized number of directors may be changed only by a resolution adopted by a majority of the entire Board of Directors. Vacancies in the Board of Directors may be filled by a majority of directors in office, although less than a quorum. See "Risk Factors--Risks Related to the Offering--Anti-takeover provisions of our Certificate of Incorporation and Bylaws, and Delaware law could prevent or delay a change of control."

      No Shareholder Action by Written Consent. The Certificate of Incorporation will prohibit stockholders from taking action by written consent in lieu of an annual or special meeting, and thus stockholders will only be able to take action at an annual or special meeting called in accordance with the Bylaws.

Transfer Agent and Registrar

      SunTrust Bank, Atlanta has been appointed as transfer agent and registrar for the common stock.

Listing

      The common stock has been approved for quotation on the Nasdaq National Market under the trading symbol "IIXL."

                        SHARES ELIGIBLE FOR FUTURE SALE

      Upon completion of the offering, iXL will have outstanding an aggregate of 63,579,194 shares of common stock, assuming no exercise of the underwriters' over-allotment option and no exercise of outstanding options. Of these shares, all of the shares sold in this offering will be freely tradeable, unless such shares are shares reserved for sale to purchasers designated by iXL which are subject to a lockup period of 180 days, or are purchased by affiliates of iXL, as that term is defined in Rule 144 under the Securities Act of 1933. The remaining 57,579,194 shares of common stock held by stockholders are "restricted securities," as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or 701 promulgated under the Securities Act. As a result of contractual restrictions, the 180-day lock-ups described below and the provisions of Rules 144 and 701, additional shares will be available for sale in the public market as follows:

     . no restricted securities will be eligible for immediate sale on the date of this prospectus;

     . 191,804 restricted securities issuable pursuant to stock options will be eligible for sale 90 days after the date of this prospectus;

     . 55,313,194 restricted securities--plus 11,347,265 shares of common stock issuable pursuant to stock options--will be eligible for sale upon expiration of the lock-up agreements described below 180 days after the date of this prospectus; and

     . the remainder of the restricted securities will be eligible for sale from time to time thereafter upon expiration of their respective one-year holding periods.

      In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned restricted shares for at least one year from the later of the date the restricted securities were acquired from iXL or, if applicable, from an affiliate on the date on which they were fully paid, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the then-outstanding shares of common stock or the average weekly trading volume of the common stock in the public market as reported through the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to requirements as to the manner and notice of sale and the availability of public information about iXL.

      Restricted securities held by affiliates of iXL are subject to the foregoing volume limitations, holding period and other restrictions under Rule
144. Affiliates may sell shares other than restricted securities in accordance with the foregoing volume limitations and other restrictions, but without regard to any holding period.

      Further, under Rule 144(k), if a period of at least two years has elapsed since the later of the date restricted securities were acquired from iXL or from an affiliate of iXL or the date on which they were fully paid, a holder of restricted securities who is not an affiliate of iXL at the time of sale, and has not been an affiliate of iXL for at least three months prior to the sale, would be entitled to sell the shares immediately without regard to volume limitations and the other conditions described above.

      Prior to this offering, there has been no market for the common stock and no prediction can be made as to the effect, if any, that the market sales of shares or the availability of such shares for sale will have on the market price of the common stock from time to time. Nevertheless, sales of substantial amounts of common stock in the public market could have an adverse impact on the market price of our common stock and iXL's ability to raise additional capital.

      In general, under Rule 701 of the Securities Act as currently in effect, any employee, officer, director, consultant or advisor of iXL who purchased shares from iXL in connection with a compensatory stock or option plan or written employment agreement is eligible to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

      iXL may file a registration statement under the Securities Act to register shares of common stock reserved for issuance under its stock option plans after 180 days from the date of this prospectus, thus permitting the resale of such shares by non-affiliates in the public market without restriction under the Securities Act. See "Management--Stock Option Plans." Such registration statement would become effective immediately upon filing. As of April 30, 1999, options to purchase approximately 24,585,707 shares of common stock were outstanding under iXL's stock option plans.

      iXL intends to register 4,000,000 shares of common stock pursuant to a "shelf" Registration Statement on Form S-4 for use in future acquisitions. After issuance, these shares could be sold in the public markets, although it is anticipated that these shares acquired within 180 days of the date of this prospectus would be subject to lock-up agreements that would limit their ability to sell shares of common stock for that 180-day period.

      After the closing of this offering, the holders of approximately 57,579,194 shares of common stock, including approximately 3,000,000 shares of common stock issuable upon exercise of outstanding warrants, will be entitled to certain rights with respect to the registration of such shares under the Securities Act. See "Description of Capital Stock--Registration Rights Agreement."

      At the request of iXL, the underwriters have reserved up to not more than 10% of the shares of common stock being offered for sale at the public offering price to certain employees and friends and certain other persons designated by iXL. The number of shares of common stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares which are not purchased will be offered by the underwriters to the general public on the same basis as the other shares of common stock being offered. All purchasers of the shares of common stock reserved pursuant to this paragraph will be required to enter into agreements restricting the transferability of such shares for a period of 180 days after the date of this prospectus.

      The holders of substantially all of the shares of common stock, options and warrants currently outstanding and all executive officers and directors of iXL have agreed that for a period of 180 days after the date of this prospectus they will not offer, sell or otherwise dispose of, any shares of common stock, options or warrants to acquire shares of common stock or securities exchangeable for or convertible into common stock. However, Merrill Lynch, in its sole discretion, may release such persons from these lock-up agreements, in whole or in part, at any time without notice. Stockholders holding a majority of the common stock outstanding prior to this offering have the right to demand the registration of their shares for sale to the public market at any time after the expiration of the 180-day lock-up described above. In addition, substantially all of the holders of shares of common stock and warrants to purchase shares of common stock are entitled to certain rights to participate with respect to registration of such shares for sale to the public market. iXL may also file a Registration Statement on Form S-8 after 180 days of the date of this prospectus to register shares of common stock reserved for issuance under its stock option plans, thus permitting the resale of shares of common stock received upon exercise of stock options by non-affiliates in the public market without restriction under the Securities Act.

         UNITED STATES FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

      The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of our common stock by non-U.S. holders. As used herein, "non-U.S. holder" means any person or entity that holds our common stock, other than:

     . an individual citizen or resident of the United States;

     . a corporation created or organized in or under the laws of the United States, or of any state of the United States or the District of Columbia; or

     . a partnership, trust or estate treated, for United States federal income tax purposes, as a domestic partnership, trust or estate.

      This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended, existing, temporary and proposed United States Treasury regulations promulgated thereunder and administrative and judicial interpretations of each, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

      This summary is for general information only. The tax treatment of a particular non-U.S. holder may vary depending on the holder's particular situation. In addition, this summary does not include any description of the tax laws of any state, local or non-U.S. government that may be applicable to a particular non-U.S. holder.

      Prospective purchasers are urged to consult their own tax advisors with respect to the particular U.S. federal income and estate tax consequences to them of the ownership and disposition of our common stock, as well as the tax consequences under state, local, non-U.S. and other U.S. federal income tax laws and the possible effects of changes in tax laws.

Income Tax

Dividends

      Generally, dividends paid on our common stock to a non-U.S. holder will be subject to U.S. federal income tax. Except for dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business within the United States, this tax is imposed and collected by withholding at the rate of 30% of the amount of the dividend, unless reduced by an applicable income tax treaty. Currently, dividends paid to an address in a country other than the United States are presumed to be paid to a resident of that country in determining whether a non-U.S. holder can benefit from a reduced withholding tax rate pursuant to a tax treaty.

      However, under United States Treasury regulations applicable to dividend and other payments made after December 31, 2000, a non-U.S. holder who is the beneficial owner (within the meaning of the regulations) of dividends paid on our common stock and who wishes to claim the benefit of an applicable treaty is generally required to satisfy certification and documentation requirements, including (in certain cases) the need to make recertifications for periods after December 31, 2000. Special rules apply to claims for treaty benefits made by non-U.S. persons that are entities rather than individuals and to beneficial owners (within the meaning of the regulations) of dividends paid to entities in which the beneficial owners are interest holders.

      Except as may be otherwise provided in an applicable income tax treaty, dividends paid on our common stock to a non-U.S. holder that are effectively connected with the holder's conduct of a trade or business within the United States are subject to tax at ordinary U.S. federal income tax rates. This tax is not collected by withholding (except as described below under "Backup Withholding and Information Reporting"). All or part of any effectively connected dividends received by a non-U.S. corporation may also, under certain circumstances, be subject to an additional branch profits tax which will be imposed at a 30% rate or, possibly, a reduced rate under an applicable income tax treaty. A non-U.S. holder who wishes to claim an exemption from withholding for effectively connected dividends is generally required to satisfy certain certification and documentation requirements.

      A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Disposition of Our Common Stock

      Generally, non-U.S. holders will not be subject to U.S. federal income tax (or withholding thereof) in respect of gain recognized on a disposition of our common stock unless:

        (i) the gain is effectively connected with the holder's conduct of a trade or business within the United States (in which case the branch profits tax described above may also apply if the holder is a non-U.S. corporation);
       (ii) in the case of a holder who is a non-resident alien individual and holds our common stock as a capital asset, the holder is present in the United States for 183 or more days in the taxable year of the sale and other conditions are met;
      (iii) we are or have been a "United States real property holding corporation" for U.S. federal income tax purposes (which we do not believe we are or have been and do not expect to become in the future) and certain other conditions are met; or
       (iv) the holder is subject to tax pursuant to United States federal income tax provisions applicable to certain United States expatriates.

Estate Tax

      If an individual non-U.S. holder owns, or is treated as owning, our common stock at the time of his or her death, such stock would be includable in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax imposed on the estates of nonresident aliens, in the absence of a contrary provision contained in an applicable tax treaty.

Backup Withholding and Information Reporting

Dividends

      Under current law, dividends paid on our common stock to a non-U.S. holder at an address outside the United States are generally exempt from backup withholding tax and U.S. information reporting requirements (but not from regular withholding tax as discussed above). Under the Treasury regulations that are applicable to dividends paid after December 31, 2000, a non-U.S. person must generally provide proper documentation indicating the person's non-U.S. status to a withholding agent in order to avoid backup withholding tax; however, dividends paid to certain exempt recipients (not including individuals) will not be subject to backup withholding even if documentation is not provided if the withholding agent is allowed to rely on presumptions concerning the recipient's non-U.S. status (including payment to an address outside the United States).

Broker Sales

      Payments of proceeds from the sale of our common stock by a non-U.S. holder made to or through a U.S. office of a broker are generally subject to both information reporting and backup withholding at a rate of 31% unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes entitlement to an exemption. Payments of proceeds from the sale of our common stock by a non-U.S. holder made to or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, payments made to or through certain non-U.S. offices, including the non-U.S. offices of a U.S. broker, are generally subject to information reporting (but not backup withholding) unless the holder certifies its non-U.S. status under penalties of perjury or otherwise establishes entitlement to an exemption.

      A non-U.S. holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the I.R.S.

                                  UNDERWRITING

General

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens Inc. and SG Cowen Securities Corporation are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a U.S. purchase agreement among iXL and the U.S. underwriters, and concurrently with the sale of 1,200,000 shares of common stock to the international managers, iXL has agreed to sell to the U.S. underwriters, and each of the U.S. underwriters severally and not jointly has agreed to purchase from iXL the number of shares of common stock set forth opposite its name below.

                                                                       Number of
     Underwriter                                                        Shares
     -----------                                                       ---------
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated.................................................
Donaldson, Lufkin & Jenrette Securities Corporation...................
BancBoston Robertson Stephens Inc.....................................
SG Cowen Securities Corporation.......................................
                                                                       ---------
     Total............................................................ 4,800,000
                                                                       =========

      iXL has also entered into an international purchase agreement with certain underwriters outside the United States and Canada for whom Merrill Lynch International, Donaldson, Lufkin & Jenrette International, BancBoston Robertson Stephens Inc. and SG Cowen Securities Corporation are acting as lead managers. Subject to the terms and conditions set forth in the international purchase agreement, and concurrently with the sale of 4,800,000 shares of common stock to the U.S. underwriters pursuant to the U.S. purchase agreement, iXL has agreed to sell to the international managers, and the international managers severally have agreed to purchase from iXL, an aggregate of 1,200,000 shares of common stock. The initial public offering price per share and the total underwriting discount, per share of common stock are identical under the U.S. purchase agreement and the international purchase agreement.

      In the U.S. purchase agreement and the international purchase agreement, the several U.S. underwriters and the several international managers, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of common stock being sold pursuant to each such agreement if any of the shares of common stock being sold pursuant to such agreement are purchased. In the event of a default by an underwriter, the U.S. purchase agreement and the international purchase agreement provide that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the purchase agreements may be terminated. The closings with respect to the sale of shares of common stock to be purchased by the U.S. underwriters and the international managers are conditioned upon one another.

      The representatives have advised iXL that the U.S. underwriters propose initially to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to
certain dealers at such price less a concession not in excess of $    per share
of common stock. The U.S. underwriters may allow, and such dealers may reallow,
a discount not in excess of $    per share of common stock to certain other
dealers. After the initial public offering, the public offering price, concession and discount may change.

Over-allotment Option

      iXL has granted options to the U.S. underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 720,000 additional shares of common stock at the initial public offering price set forth on the cover page of this prospectus, less the underwriting discount. The U.S. underwriters may exercise these options solely to cover over-allotments, if any, made on the sale of the common stock offered in this prospectus. To the extent that the U.S. underwriters exercise these options, each U.S. underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares of common stock proportionate to that U.S. underwriter's initial amount reflected in the above table. iXL has granted options to the international managers, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 180,000 additional shares of common stock to cover over-allotments, if any, on terms similar to those granted to the U.S. underwriters.

Commissions and Discounts

      The following table shows the per share and total underwriting discounts and commissions to be paid by iXL to the underwriters and the proceeds before expenses to iXL. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment options.

                                            Per Share Without Option With Option
                                            --------- -------------- -----------
Public Offering Price......................      $           $             $
Underwriting Discount......................      $           $             $
Proceeds, before expenses, to iXL..........      $           $             $

      The expenses of the offering, exclusive of the underwriting discount, are estimated at $3.9 million and are payable by iXL.

      The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

Reserved Shares

      At iXL's request, the underwriters have reserved for sale, at the initial public offering price, up to 10% of the shares offered hereby for employees, directors and other persons with relationships with iXL who have expressed an interest in purchasing shares of common stock in the offering. The number of shares of common stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered in this prospectus.

No Sales of Common Stock or Similar Securities

      iXL and iXL's executive officers and directors and most existing stockholders have agreed, subject to certain exceptions, not to directly or indirectly

     . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option -- other than options granted by iXL pursuant its stock options plans -- right or warrant for the sale of or otherwise dispose of or transfer any shares of common stock or securities convertible into exchangeable or exercisable for common stock, whether now owned or thereafter acquired by the person executing the agreement or with respect to which the person executing the agreement thereafter acquires the power of disposition, or file a registration statement under the Securities Act with respect to the foregoing, other than a registration statement on Form S-4 covering up to 4,000,000 shares of common stock to be issued in connection with acquisitions; or

     . enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of the common stock whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of Merrill Lynch on behalf of the underwriters for a period of 180 days after the date of this prospectus. See "Shares Eligible for Future Sale."

Nasdaq National Market Listing

      The common stock has been approved for quotation on the Nasdaq National Market under the trading symbol "IIXL."

      Prior to the offering, there has been no public market for iXL's common stock. The initial public offering price will be determined through negotiations between iXL and the representatives and the lead managers. The factors considered in determining the initial public offering price, in addition to prevailing market conditions, are:

     . price-earnings ratio of publicly traded companies that the representatives and the lead managers believe to be comparable to iXL;

     . certain financial information of iXL;

     . the history of, and the prospects for, iXL and the industry in which it competes; and

     . an assessment of (1) iXL's management, (2) its past and present operations, (3) the prospects for, and timing of, future revenues of iXL, (4) the present state of iXL's developments, and (5) the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to iXL.

      There can be no assurance that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offering at or above the initial public offering price.

      The underwriters do not expect sales of the common stock to any accounts over which they exercise discretionary authority to exceed 5% of the number of shares being offered hereby.

Intersyndicate Agreement

      The U.S. underwriters and the international managers have entered into an intersyndicate agreement that provides for the coordination of their activities. Pursuant to the intersyndicate agreement, the U.S. underwriters and the international managers are permitted to sell shares of common stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares of common stock will not offer to sell or sell shares of common stock to persons who are non-U.S. or non-Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the international managers any dealer to whom they sell shares of common stock will not offer to sell or sell shares of common stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions pursuant to the intersyndicate agreement.

      iXL has agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make for those liabilities.

Price Stabilization and Short Positions

      Until the distribution of the common stock is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the common stock. As an exception to these rules, the representatives are permitted to engage in certain transactions that stabilize the price of the common stock. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

      The underwriters may create a short position in the common stock in connection with the offering. This means that if they sell more shares of common stock than are set forth on the cover page of this prospectus. In that case, the representatives and lead managers, respectively, may reduce that short position by purchasing common stock in the open market. The representatives and lead managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

Penalty Bids

      The representatives and lead managers, respectively, may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives and lead managers, respectively, purchase shares of common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the common stock to the extent that it discourages resales of the common stock.

      Neither iXL nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither iXL nor any of the underwriters makes any representation that the representatives or lead managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Other Relationships

      iXL provides services to Merrill Lynch and certain of its affiliates in the ordinary course of business. Donaldson, Lufkin & Jenrette from time to time provides investment banking services to Kelso & Company and its affiliates.

      General Electric has agreed to purchase an aggregate of 2,000,000 shares of common stock directly from iXL in a private placement transaction. This investment is expected to be completed concurrently with the closing of this initial public offering, at a price per share equal to the initial public offering price. iXL has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation to act as advisors for this private placement and will pay advisory fees not to exceed $250,000 to each of them. iXL will also indemnify these advisors against certain liabilities relating to this private placement, including liabilities under the Securities Act.

      iXL has retained Merrill Lynch to conduct a valuation of CFN for a customary fee not to exceed $500,000.

                                 LEGAL MATTERS

      Certain legal matters with respect to the validity of the issuance of the shares of common stock offered hereby will be passed upon for iXL by Minkin & Snyder, a Professional Corporation, Atlanta, Georgia. Attorneys employed by Minkin & Snyder hold 120,350 shares of common stock and options to purchase 11,449 shares of common stock. From September 1997 to December 17, 1997, Mr. James S. Altenbach, a member of Minkin & Snyder, loaned $100,000 to iXL at an interest rate of 12% per annum. Mr. Altenbach currently serves as Secretary of iXL and its subsidiaries including CFN. Certain other legal matters will be passed upon for iXL by Debevoise & Plimpton, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

                                    EXPERTS

      The financial statements included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants. The companies and periods covered by these audits are indicated in the individual reports of PricewaterhouseCoopers LLP. Such financial statements have been so included in reliance on the reports of PricewaterhouseCoopers LLP given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

      iXL has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to iXL and the common stock, reference is hereby made to such Registration Statement and the exhibits and schedules to the Registration Statement, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet, at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Statements contained in the prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are qualified by reference to the full text of the relevant contract or document.

      iXL intends to furnish its stockholders with annual reports containing financial statements audited by an independent public accounting firm and make available to its stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

                             iXL ENTERPRISES, INC.

                         INDEX TO FINANCIAL STATEMENTS

iXL ENTERPRISES, INC.
Report of Independent Accountants.......................................... F-3
Consolidated Balance Sheet................................................. F-4
Consolidated Statement of Operations....................................... F-5
Consolidated Statement of Changes in Stockholders' Equity.................. F-6
Consolidated Statement of Cash Flows....................................... F-7
Notes to Consolidated Financial Statements................................. F-8

BOXTOP INTERACTIVE, INC.
Report of Independent Accountants.......................................... F-31
Balance Sheet.............................................................. F-32
Statement of Operations.................................................... F-33
Statement of Shareholders' Deficit......................................... F-34
Statement of Cash Flows.................................................... F-35
Notes to Financial Statements.............................................. F-36

GREEN ROOM PRODUCTIONS L.L.C.
Report of Independent Accountants.......................................... F-43
Balance Sheet.............................................................. F-44
Statement of Operations and Change in Members' Deficit..................... F-45
Statement of Cash Flows.................................................... F-46
Notes to Financial Statements.............................................. F-47

DIGITAL PLANET
Report of Independent Accountants.......................................... F-51
Balance Sheet.............................................................. F-52
Statement of Operations.................................................... F-53
Statement of Changes in Shareholders' Deficit.............................. F-54
Statement of Cash Flows.................................................... F-55
Notes to Financial Statements.............................................. F-56

MICRO INTERACTIVE, INC.
Report of Independent Accountants.......................................... F-63
Balance Sheet.............................................................. F-64
Statement of Operations.................................................... F-65
Statement of Changes in Shareholders' Deficit.............................. F-66
Statement of Cash Flows.................................................... F-67
Notes to Financial Statements.............................................. F-68

COMMERCEWAVE, INC.
Report of Independent Accountants.......................................... F-73
Balance Sheet.............................................................. F-74
Statement of Operations.................................................... F-75
Statement of Changes in Shareholders' Equity (Deficit)..................... F-76
Statement of Cash Flows.................................................... F-77
Notes to Financial Statements.............................................. F-78


                             iXL ENTERPRISES, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                  (Continued)

SPINNERS INCORPORATED
Report of Independent Accountants......................................... F-85
Balance Sheet............................................................. F-86
Statement of Operations................................................... F-87
Statement of Changes in Shareholders' Equity.............................. F-88
Statement of Cash Flows................................................... F-89
Notes to Financial Statements............................................. F-90

TEKNA, INC.
Report of Independent Accountants......................................... F-96
Balance Sheet............................................................. F-97
Statement of Operations................................................... F-98
Statement of Changes in Shareholders' Equity.............................. F-99
Statement of Cash Flows................................................... F-100
Notes to Financial Statements............................................. F-101

LARRY MILLER PRODUCTIONS, INC.
Report of Independent Accountants......................................... F-105
Balance Sheets............................................................ F-106
Statement of Operations................................................... F-107
Statement of Changes in Shareholders' Equity (Deficit).................... F-108
Statement of Cash Flows................................................... F-109
Notes to Financial Statements............................................. F-110

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of iXL Enterprises, Inc.

      In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of iXL Enterprises, Inc. and its subsidiaries at December 31, 1997 and 1998, and the results of their operations and their cash flows for the period from May 1, 1996 (commencement of operations) through December 31, 1996 and the years ended December 31, 1997 and 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
February 5, 1999
                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                (in thousands, except share and per share data)

                                            December 31,       March 31, 1999
                                          -----------------  -------------------
                                                                       Pro Forma
                                           1997      1998     Actual   (Note 1)
                                          -------  --------  --------  ---------
                                                                (unaudited)
ASSETS
Current Assets
  Cash and cash equivalents.............  $23,038  $ 19,259  $ 13,880   $63,180
  Accounts receivable less allowance for
   doubtful accounts of $138, $796, $998
   and $998.............................    3,259    17,737    20,957    20,957
  Unbilled revenues.....................    1,858     8,089    11,736    11,736
  Prepaid expenses and other assets.....      616     3,355     3,757     5,157
                                          -------  --------  --------  --------
    Total current assets................   28,771    48,440    50,330   101,030
  Property and equipment, net...........    9,178    27,975    32,296    32,296
  Intangible assets, net................   18,205    64,217    58,102    58,102
  Equity investment in affiliate, net...    1,115       --        --        --
  Other non-current assets..............      343     2,319     2,970     2,970
                                          -------  --------  --------  --------
    Total assets........................  $57,612  $142,951  $143,698  $194,398
                                          =======  ========  ========  ========
LIABILITIES, MANDATORILY REDEEMABLE PRE-
 FERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable......................  $ 2,242  $  6,438  $  4,783  $  4,783
  Deferred revenues.....................      471     6,072     8,904     8,904
  Accrued liabilities...................    1,746     7,943    11,113    11,113
  Current portion of long-term debt.....      433       868       815       815
                                          -------  --------  --------  --------
    Total current liabilities...........    4,892    21,321    25,615    25,615
Long-term debt..........................      840    20,552    11,185    11,185
                                          -------  --------  --------  --------
  Total liabilities.....................    5,732    41,873    36,800    36,800
                                          -------  --------  --------  --------
Mandatorily redeemable preferred stock..   29,930    65,679    70,414       --
Mandatorily redeemable preferred stock
 of subsidiary..........................      --      9,839     9,839    49,039
                                          -------  --------  --------  --------
                                           29,930    75,518    80,253    49,039
                                          -------  --------  --------  --------
Commitments and contingencies (Note 13)
Stockholders' equity
  Class A Convertible Preferred Stock,
   par value $.01, 250,000 shares
   authorized; issued and outstanding
   169,260, 177,291, 200,116 and 0;
   aggregate liquidation preference of
   $25,590, $31,103, $53,928 and $0.....        2         2         2       --
  Class A Common Stock, par value $.01,
   75,000,000 shares authorized; issued
   and outstanding 0, 0, 0 and 0........
  Class B Common Stock, par value $.01,
   200,000,000 shares authorized; issued
   and outstanding 8,229,800,
   16,334,905, 16,334,905 and 54,388,151
   (including 0, 252,416, 252,416 and
   252,416 shares held
   in treasury).........................       82       163       163       544
  Additional paid-in capital............   38,760    94,820   114,859   196,394
  Accumulated deficit...................  (16,894)  (65,760)  (84,015)  (84,015)
  Accumulated other comprehensive
   income...............................      --        (10)     (127)     (127)
  Note receivable from stockholder......      --       (900)     (900)     (900)
  Unearned compensation.................      --     (1,867)   (2,449)   (2,449)
  Treasury stock at cost; 0, 252,416,
   252,416 and 252,416 shares...........      --       (888)     (888)     (888)
                                          -------  --------  --------  --------
    Total stockholders' equity..........   21,950    25,560    26,645   108,559
                                          -------  --------  --------  --------
    Total liabilities, mandatorily
     redeemable preferred stock and
     stockholders' equity...............  $57,612  $142,951  $143,698  $194,398
                                          =======  ========  ========  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                     (in thousands, except per share data)

                          For the period                       Three Months
                           May 1, 1996      Years ended           ended
                             through       December 31,         March 31,
                           December 31,  ------------------  -----------------
                               1996        1997      1998     1998      1999
                          -------------- --------  --------  -------  --------
                                                               (unaudited)
Revenues................     $ 5,379     $ 18,986  $ 64,767  $ 6,864  $ 33,012
Cost of revenues........       3,577       11,343    44,242    4,899    19,583
                             -------     --------  --------  -------  --------
  Gross profit..........       1,802        7,643    20,525    1,965    13,429
Sales and marketing
 expenses...............         812        3,903    17,325    2,036     8,150
General and
 administrative
 expenses...............       1,247        9,114    30,163    2,956    15,725
Research and development
 expenses...............          --        4,820     4,408      907     1,058
Depreciation............         372        1,408     5,217      699     2,284
Amortization............         928        5,191    10,590    1,182     4,351
                             -------     --------  --------  -------  --------
  Loss from operations..      (1,557)     (16,793)  (47,178)  (5,815)  (18,139)
Other income (expense),
 net....................          48          116       (28)      36        69
Loss on equity
 investment.............        (249)      (1,443)   (1,640)    (395)      (65)
Interest income.........          32          136       750      264       216
Interest expense........         (30)        (238)     (770)     (28)     (336)
                             -------     --------  --------  -------  --------
  Loss before income
   taxes................      (1,756)     (18,222)  (48,866)  (5,938)  (18,255)
Income tax benefit......         302        2,782        --       --        --
                             -------     --------  --------  -------  --------
  Net loss..............      (1,454)     (15,440)  (48,866)  (5,938)  (18,255)
Dividends and accretion
 on mandatorily
 redeemable preferred
 stock..................          --           --    (9,099)    (725)   (5,293)
                             -------     --------  --------  -------  --------
  Net loss available to
   common stockholders..     $(1,454)    $(15,440) $(57,965) $(6,663) $(23,548)
                             =======     ========  ========  =======  ========
  Basic and diluted net
   loss per common
   share................     $ (0.37)    $  (2.36) $  (4.92) $ (0.78) $  (1.46)
                             =======     ========  ========  =======  ========
  Weighted average
   common shares
   outstanding..........       3,972        6,540    11,777    8,592    16,082
                             =======     ========  ========  =======  ========

      The accompanying notes are an integral part of these consolidated financial statements.

                    iXL ENTERPRISES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                       (in thousands, except share data)

                                                                                            Accumulated     Note
                                                      Additional                               Other     Receivable
                       Class A          Class B        Paid-in   Accumulated Comprehensive Comprehensive    from       Unearned
                   Preferred Stock    Common Stock     Capital     Deficit      Income        Income     Stockholder Compensation
                   ---------------------------------- ---------- ----------- ------------- ------------- ----------- ------------
                    Shares   Value    Shares    Value
                   --------- -----------------  -----
Initial capital
contribution.....    101,500  $   1        300  $ --   $ 10,149   $     --      $    --        $  --          $--      $    --
Stock issuance...     10,000     --     25,000    --      1,025         --           --           --           --           --
Stock issuance in
connection with
acquisitions.....         --     --  4,009,500    40      3,228         --           --           --           --           --
Net loss.........         --     --         --    --         --     (1,454)          --           --           --           --
                   ---------  ----- ----------  ----   --------   --------      -------        -----       ------      -------
Balance, December
31, 1996.........    111,500      1  4,034,800    40     14,402     (1,454)          --           --           --           --
Stock issuance...     57,760      1                      13,619         --           --           --           --           --
Stock issuance in
connection with
acquisitions.....         --     --  4,195,000    42     10,739         --           --           --           --           --
Net loss.........         --     --         --    --         --    (15,440)          --           --           --           --
                   ---------  ----- ----------  ----   --------   --------      -------        -----       ------      -------
Balance, December
31, 1997.........    169,260      2  8,229,800    82     38,760    (16,894)          --           --           --           --
                   ---------  ----- ----------  ----   --------   --------      -------        -----       ------      -------
Stock issuance...      8,031     --         --    --      5,512         --           --           --        (900)           --
Stock issuance in
connection with
acquisitions.....         --     --  8,047,305    81     41,663         --           --           --           --           --
Treasury stock
acquired.........         --     --   (252,416)   --         --         --           --           --           --           --
Stock options ex-
ercised..........         --     --     57,800    --         --         --           --           --           --           --
Dividends and ac-
cretion on
mandatorily re-
deemable pre-
ferred stock.....         --     --         --    --     (8,671)        --           --           --           --           --
Common Stock to
be issued in con-
nection with
Class D Pre-
ferred...........         --     --         --    --     13,235         --           --           --           --           --
Issuance of stock
options and war-
rants............         --     --         --    --      3,508         --           --           --           --       (3,508)
Stock compensa-
tion and warrant
expenses.........         --     --         --    --        813         --           --           --           --        1,641
Comprehensive in-
come:
 Net loss........         --     --         --    --         --    (48,866)     (48,866)          --           --           --
 Foreign currency
 translation ad-
 justment........         --     --         --    --         --         --          (10)         (10)          --           --
                                                                                -------
 Other comprehen-
 sive income.....         --     --         --    --         --         --          (10)          --           --           --
                                                                                -------
Comprehensive in-
come.............                                                               (48,876)
                   ---------  ----- ----------  ----   --------   --------      -------        -----       ------      -------
Balance, December
31, 1998.........    177,291      2 16,082,489   163     94,820    (65,760)                      (10)       (900)       (1,867)
                   ---------  ----- ----------  ----   --------   --------      -------        -----       ------      -------
Stock issuance...     22,825     --         --    --     22,718         --           --           --           --           --
Dividends and ac-
cretion on
mandatorily re-
deemable pre-
ferred stock.....         --     --         --    --     (4,735)        --           --           --           --           --
Issuance of stock
options..........         --     --         --    --      2,056         --           --           --           --       (2,056)
Stock compensa-
tion and warrant
expenses.........         --     --         --    --         --         --           --           --           --        1,474
Comprehensive in-
come:
 Net loss........         --     --         --    --         --    (18,255)     (18,255)          --           --           --
 Foreign currency
 translation ad-
 justment........         --     --         --    --         --         --         (117)        (117)          --           --
                                                                                -------
 Other comprehen-
 sive income.....         --     --         --    --         --         --         (117)          --           --           --
                                                                                -------
Comprehensive in-
come.............         --     --         --    --         --         --      (18,372)          --           --
                   ---------  ----- ----------  ----   --------   --------      -------        -----       ------      -------
Balance, March
31, 1999.........    200,116     $2 16,082,489  $163   $114,859   $(84,015)                    $(127)      $(900)      $(2,449)
                   =========  ===== ==========  ====   ========   ========                     =====       ======      =======
                                Total
                   Treasury Stockholders'
                    Stock      Equity
                   -------- -------------
Initial capital
contribution.....   $  --      $10,150
Stock issuance...      --        1,025
Stock issuance in
connection with
acquisitions.....      --        3,268
Net loss.........      --       (1,454)
                   -------- -------------
Balance, December
31, 1996.........      --       12,989
Stock issuance...      --       13,620
Stock issuance in
connection with
acquisitions.....      --       10,781
Net loss.........      --      (15,440)
                   -------- -------------
Balance, December
31, 1997.........      --       21,950
                   -------- -------------
Stock issuance...      --        4,612
Stock issuance in
connection with
acquisitions.....      --       41,744
Treasury stock
acquired.........    (888)        (888)
Stock options ex-
ercised..........      --           --
Dividends and ac-
cretion on
mandatorily re-
deemable pre-
ferred stock.....      --       (8,671)
Common Stock to
be issued in con-
nection with
Class D Pre-
ferred...........      --       13,235
Issuance of stock
options and war-
rants............      --           --
Stock compensa-
tion and warrant
expenses.........      --        2,454
Comprehensive in-
come:
 Net loss........      --      (48,866)
 Foreign currency
 translation ad-
 justment........      --          (10)
 Other comprehen-
 sive income.....      --           --
Comprehensive in-
come.............
                   -------- -------------
Balance, December
31, 1998.........    (888)      25,560
                   -------- -------------
Stock issuance...      --       22,718
Dividends and ac-
cretion on
mandatorily re-
deemable pre-
ferred stock.....      --       (4,735)
Issuance of stock
options..........      --           --
Stock compensa-
tion and warrant
expenses.........      --        1,474
Comprehensive in-
come:
 Net loss........      --      (18,255)
 Foreign currency
 translation ad-
 justment........      --         (117)
 Other comprehen-
 sive income.....      --           --
Comprehensive in-
come.............
                   -------- -------------
Balance, March
31, 1999.........   $(888)     $26,645
                   ======== =============

  The accompanying notes are an integral part of these consolidated financial statements.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (in thousands)

                          For the period
                           May 1, 1996      Years ended      Three Months ended
                             through       December 31,          March 31,
                           December 31,  ------------------  -------------------
                               1996        1997      1998      1998      1999
                          -------------- --------  --------  --------- ---------
                                                                (unaudited)
Cash flows from operat-
 ing activities
Net loss................     $(1,454)    $(15,440) $(48,866) $ (5,938) $ (18,255)
Adjustments to reconcile
 net loss to net cash
 used in operating ac-
 tivities
  Depreciation .........         372        1,408     5,217       699      2,284
  Amortization..........         928        5,191    10,590     1,182      4,351
  Provision for bad
   debts................         134          118     1,227        93        202
  Acquired in-process
   technology...........          --        2,400        --        --         --
  Deferred income tax-
   es...................        (344)      (2,782)       --        --         --
  Non-cash investment
   and losses in equity
   affiliate and amorti-
   zation...............        (168)         807     1,365       307         64
  Stock option and war-
   rant expense.........          --           --     2,454        --      1,474
  Changes in assets and
   liabilities, net of
   effects from purchase
   of subsidiaries
    Accounts receiv-
     able...............        (249)      (1,538)   (9,840)     (935)    (3,422)
    Unbilled revenues...        (112)      (1,597)   (5,328)     (420)    (3,647)
    Prepaid expenses and
     other assets.......          (5)        (684)   (4,669)   (1,519)    (1,075)
    Accounts payable and
     accrued liabili-
     ties...............        (332)       1,534     5,523      (766)     1,515
    Deferred revenues...         195         (156)    4,888       641      2,832
                             -------     --------  --------  --------  ---------
    Net cash used in op-
     erating activi-
     ties...............      (1,035)     (10,739)  (37,439)   (6,656)   (13,677)
                             -------     --------  --------  --------  ---------
Cash flows from invest-
 ing activities
  Purchases of property
   and equipment........        (666)      (6,704)  (20,304)   (3,123)    (6,463)
  Purchases of subsidi-
   aries, net of cash
   acquired.............      (7,833)      (3,433)  (16,602)   (1,489)        --
  Investment in equity
   affiliate............      (1,129)        (625)       --        --         --
  Loan to equity affili-
   ate..................          --         (250)       --        --         --
  Gain on sale of fixed
   and intangible as-
   sets.................          --           --        --        --      1,892
                             -------     --------  --------  --------  ---------
    Net cash used in in-
     vesting activi-
     ties...............      (9,628)     (11,012)  (36,906)   (4,612)    (4,571)
                             -------     --------  --------  --------  ---------
Cash flows from financ-
 ing activities
  Proceeds from
   borrowings...........         250        6,849    23,428        --         --
  Repayment of
   borrowings...........        (119)      (6,259)   (6,729)     (200)    (9,732)
  Proceeds from issuance
   of mandatorily
   redeemable preferred
   stock................          --       29,930    40,314     5,021         --
  Proceeds from issuance
   of stock.............      10,941       13,860     4,612     1,038     22,718
  Proceeds from issuance
   of mandatorily
   redeemable preferred
   stock of subsidiary..          --           --     9,839        --         --
  Acquisition of trea-
   sury stock...........          --           --      (888)     (788)        --
                             -------     --------  --------  --------  ---------
    Net cash provided by
     financing activi-
     ties                     11,072       44,380    70,576     5,071     12,986
                             -------     --------  --------  --------  ---------
Effect of exchange rate
 changes on cash and
 cash equivalents.......          --           --       (10)       --       (117)
    Net increase (de-
     crease) in cash and
     cash equivalents...         409       22,629    (3,779)   (6,197)    (5,379)
Cash and cash equiva-
 lents at beginning of
 period.................          --          409    23,038    23,038     19,259
                             -------     --------  --------  --------  ---------
Cash and cash equiva-
 lents at end of peri-
 od.....................     $   409     $ 23,038  $ 19,259  $ 16,841  $  13,880
                             =======     ========  ========  ========  =========
Supplemental disclosure
 of cash flow informa-
 tion
  Cash paid for inter-
   est..................     $    29     $    168  $    797  $     98  $     347
                             =======     ========  ========  ========  =========
Non-cash investing and
 financing activities
  Acquisition of equip-
   ment through capital
   leases...............     $   112     $    289  $    569  $     --  $     312
                             =======     ========  ========  ========  =========

  The accompanying notes are an integral part of these consolidated financial statements.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (in thousands, except share and per share data)

1. Background and Summary of Significant Accounting Policies

      iXL Enterprises, Inc. (the "Company") is an Internet services company, which provides Internet strategy consulting and comprehensive Internet-based solutions to Fortune 1000 companies and other corporate users of information technology. The Company helps businesses identify how the Internet can be used to their competitive advantage and provides expertise in creative design and systems engineering to design, develop and deploy advanced Internet applications and solutions. In addition to its Internet services offerings, the Company operates Consumer Financial Network, Inc. ("CFN"), a sophisticated e-commerce platform for marketing financial services and employee benefits over corporate intranets and the Internet, as well as through a telesales center.

      iXL Enterprises, Inc. is a Delaware corporation formed in March 1996. Since its inception, iXL Enterprises, Inc. has acquired 34 companies (see Note
3).

Principles of consolidation

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries after the elimination of all significant intercompany accounts and transactions. The Company accounts for its investment in University Netcasting, Inc. ("UNI") using the equity method.

      The Company owns 100% of the common stock of CFN. In addition to its common stock, CFN has mandatorily redeemable convertible preferred stock of which 13,333,334 shares are issued and outstanding as of December 31, 1998 and are owned by a third party. The Company owns 88% of CFN on an as-converted basis. As the Company owns 100% of the common stock of CFN, it will continue to reflect in its consolidated financial statements all of the operating results of CFN until such time the CFN mandatorily redeemable convertible preferred stock is converted into CFN common stock.

Revenue recognition

      Revenues are recognized for fixed fee contracts using the percentage of completion method based on costs incurred. Revenues are recognized as services are performed for time and materials contracts. CFN recognizes revenues upon completion of an end-user transaction through the CFN operating network.

      Revenues related to software development contracts, including planning, installation, implementation and training that require significant customization or modification are recognized using the percentage of completion method. Revenues from sales of software that do not require customization or modification are recognized upon delivery, or when all essential elements have been delivered, in accordance with the American Institute of Certified Public Accountants ("AICPA") Statement of Position 97-2, "Software Revenue Recognition."

      Unbilled revenues represent revenues earned under contracts in advance of billings. Such amounts are normally converted into accounts receivable within 90 days. Deferred revenues represent billings made or cash received in advance of services performed or costs incurred under contracts. Any anticipated losses on contracts are charged to earnings when identified. Revenues from post-contract support are recorded as services are provided.

Cash and cash equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and equipment

      Property and equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are
                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided using the straight-line method over the estimated useful lives for purchased assets. Equipment held under capital leases is amortized using the straight-line method over the lesser of the useful life or the lease term. Leasehold improvements are amortized over the shorter of the useful lives of the assets or the remaining term of the lease.

Intangible assets

      Intangible assets consist primarily of assembled workforce and excess of cost over fair value of net assets acquired ("goodwill") and are stated at cost less accumulated amortization. Identifiable intangible assets consist primarily of assembled workforce, which is being amortized over its estimated future life of three years. Goodwill is being amortized over its estimated future life of five to fifteen years, primarily five years.

      The carrying value of the excess of cost over fair value of net assets acquired and other intangible assets are reviewed if facts and circumstances suggest that they may be impaired. If this review indicates goodwill or other intangibles will not be recoverable, as determined based on future expected cash flows or other fair market value determinations, the Company's carrying value of the goodwill or other intangibles is reduced to fair value.

Software developments costs

      In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed," software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. To date, the establishment of technological feasibility of the Company's products and general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant and therefore, have not been capitalized.

Internal use computer software

      The Company adopted the AICPA Statement of Position 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" effective January 1, 1998. The Company capitalizes external costs related to software and implementation services in connection with its internal use software systems.

Income taxes

      The Company has applied the asset and liability approach of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," for financial accounting and reporting purposes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

Stock-based compensation plans

      The Company accounts for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related
Interpretations and elects the disclosure option of Statement of Financial Accounting Standards No. 123,
                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


"Accounting for Stock-Based Compensation" ("FAS 123"). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Basic and diluted net loss per share

      Basic net loss per common share is based on the weighted average number of shares of Common Stock outstanding during the period. No potential common shares have been included in the diluted earnings per share calculation as they would have been antidilutive due to the net loss reported by the Company. The convertible securities outstanding and the number of common shares into which they are convertible are as follows:

                                                Number of Common Shares into
                                               which they are convertible at
                                                       each year-end
                                              --------------------------------
      Security                                   1996       1997       1998
      --------                                ---------- ---------- ----------
      Stock Options..........................  1,915,500  5,549,200 18,226,112
      Warrants...............................         --  1,295,900  2,486,006
      Class A Convertible Preferred Stock.... 11,150,000 16,926,000 17,729,100
      Class B Mandatorily Redeemable
       Convertible Preferred.................         --  8,307,500  9,876,700
      Class C Mandatorily Redeemable
       Convertible Preferred ................         --    923,200    923,200

      The Class D Mandatorily Redeemable Nonvoting Preferred Stock is not a convertible security, but provides for certain amounts of Common Stock to be issued upon redemption. The minimum aggregate number of shares to be issued upon redemption is 3,722,502.

      CFN has outstanding mandatorily redeemable preferred stock that is exchangeable into Common Stock of the Company upon the occurrence of certain events ("CFN Mandatorily Redeemable Preferred") (see Note 8). These contingently issuable shares have not been included in diluted earnings per share as they would be antidilutive.

      Net loss available to common stockholders used in calculating basic and diluted earnings per share includes charges related to dividends and accretion on mandatorily redeemable preferred stock.

Stock split

      In January 1998, the Board of Directors declared a stock split of the Class B Common Stock effected in the form of a dividend distribution of 99 shares of Class B Common Stock for each share of Class B Common Stock held as of January 9, 1998. The accompanying consolidated financial statements give retroactive effect for this stock dividend as if it occurred at inception of the Company.

Foreign currency translation

      The financial position and results of operations of foreign subsidiaries are measured using the currency of the respective countries as the functional currency. Assets and liabilities are translated into the reporting currency (U.S. dollars) at the foreign exchange rate in effect at the balance sheet date, while revenue and expenses for the year are translated at the average exchange rate in effect during the year. Translation gains and losses are not included in determining net income or loss but are accumulated and reported as a separate component of stockholders' equity. The Company has not entered into any hedging contracts during any of the periods presented.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

Fair value of financial instruments

      The carrying amounts of financial instruments, including cash, cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

Comprehensive income

      Effective January 1, 1998, the Company implemented Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income." This standard requires that the total changes in equity resulting from revenue, expenses, and gains and losses, including those which do not affect the accumulated deficit, be reported. Accordingly, those amounts which are comprised solely of foreign currency translation adjustments, are included in other comprehensive income in the consolidated statements of stockholders' equity.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results could differ from those estimates.

Unaudited information

      The interim financial information as of and for the three months ended March 31, 1999 and 1998 is unaudited. However, in the opinion of management, such information has been prepared on the same basis as the audited financial statements and includes all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of the financial position and results of operations for the periods presented. The interim results, however, are not necessarily indicative of results for any future period.

      The pro forma consolidated balance sheet as of March 31, 1999 is unaudited. However, in the opinion of management, such information has been prepared on the same basis as the audited financial statements and includes adjustments to reflect (i) the assumed net proceeds of $49,300 from a commitment to issue 16,190,475 shares of CFN Series B mandatorily redeemable convertible preferred stock upon the earlier of the initial public offering date or August 31, 1999; (ii) the conversion of the Class A Preferred, the Class B Mandatorily Redeemable Convertible Preferred Stock ("Class B Preferred"), and the Class C Mandatorily Redeemable Convertible Preferred Stock ("Class C Preferred") into Common Stock; and (iii) the issuance of Common Stock issuable upon the exchange of the Class D Mandatorily Redeemable Preferred Stock ("Class D Preferred") which includes the Common Stock issuable in lieu of cash for the liquidation value and accrued dividends, such number of common shares has been estimated assuming an initial public offering price of $11.00, as if such events occurred on December 31, 1998.

New accounting pronouncements

      In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (FAS 133). This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. The Company will be required to adopt FAS 133 for the quarter ended March 31, 2000. The Company has not entered into any significant derivative financial instrument transactions.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


2. Property and Equipment

      Property and equipment are summarized as follows:

                                                    Estimated
                                                     Useful    December 31,
                                                    Lives In  ---------------
                                                      Years    1997    1998
                                                    --------- ------  -------
     Land..........................................    N/A    $  100  $   100
     Building......................................    40        550      550
     Improvements..................................    5-10    1,456    4,852
     Furniture and fixtures........................    5-7     1,286    5,472
     Computer equipment and software...............    3-5     5,496   19,883
     Equipment.....................................    5-10    2,247    6,068
                                                              ------  -------
                                                              11,135   36,925
     Less: Accumulated depreciation and
      amortization.................................           (1,957)  (8,950)
                                                              ------  -------
                                                              $9,178  $27,975
                                                              ======  =======

      At December 31, 1997 and 1998, the Company had approximately $961 and $2,570, respectively, of vehicles and equipment under capital leases included in property and equipment and related accumulated amortization of approximately $335 and $889, respectively. Amortization of these assets recorded under capital leases is included in depreciation expense.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


3. Acquisitions

      During the two-year period ended December 31, 1998, the Company acquired 28 companies. The companies acquired and purchase price, including the shares of Class B Common Stock and related warrants and options issued are as follows:

                                                                                           Fair Value
                                    Per Share                                                of Net                 Excess of
                                    Fair Value Shares of           Cash Used for            Tangible                Cost Over
                                      of iXL    Common   Warrants/ Acquisitions,  Total      Assets               Fair Value of
                          Date        Common     Stock    Options   Net of Cash  Purchase (Liabilities) Assembled  Net Assets
 Business Acquired      Acquired      Stock     Issued   Issued(1)   Acquired     Price     Acquired    Workforce   Acquired
 -----------------   -------------- ---------- --------- --------- ------------- -------- ------------- --------- -------------
 BoxTop
  Interactive,
  Inc.--
  Los Angeles,
  CA(3)...........      May 1997      $2.10    3,416,700 1,236,800    $ 1,182    $10,044     $(1,635)    $ 1,946       6,171
 Other
  Acquisitions
  (aggregated
  1997)...........      Various                  778,300   179,800      2,251      2,804          26       1,213       2,038
                                               --------- ---------    -------    -------     -------     -------     -------
  Total of 1997
   Acquisitions...                             4,195,000 1,416,600    $ 3,433    $12,848     $(1,609)    $ 3,159     $ 8,209
                                               ========= =========    =======    =======     =======     =======     =======
 Digital Planet,
  Inc.--
  Los Angeles,
  CA(3)(4)........      May 1998       5.50      259,584       --     $ 1,962    $ 3,550     $   (39)    $ 1,012     $ 2,577
 Micro
  Interactive,
  Inc.--
  New York,
  NY(2)...........      May 1998       5.50      740,000    19,500      1,718      5,809         281         999       4,529
 CommerceWAVE,
  Inc.--
  San Diego,
  CA(6)...........     July 1998       5.82      877,898    64,434        117      5,459      (1,037)        662       5,134
 Image
  Communications,
  Inc.--
  Vienna, VA(3)...     July 1998       5.82      378,999   125,054        753      3,324         381       1,213       1,730
 Spinners
  Incorporated--
  Boston,
  MA(3)(4)(8).....     July 1998       5.82      674,132    66,495      1,383      5,543         499       1,129       3,915
 Tekna, Inc.--
  Richmond,
  VA(3)(4)........   September 1998    4.50      712,622   125,757        611      4,758         527         820       3,411
 Larry Miller
  Productions,
  Inc.--
  Boston, MA(3)...   September 1998    4.50      113,823   248,135      1,812      3,490        (143)        963       2,670
 NetResponse--
  Arlington,
  VA(3)(4)(10)....   September 1998    4.50      701,375    73,625      1,719      5,307       1,312       1,168       2,827
 Ionix Development
  Corp.--
  Chicago, IL(4)..   September 1998    4.50      358,551       --       1,059      3,013         231         778       2,004
 Pequot Systems,
  Inc.--
  Norwalk,
  CT(4)(8)........   September 1998    4.50      378,066       --         792      2,501         154         357       1,990
 TwoWay
  Communications
  LLC--Chicago,
  IL(3)(9)........   September 1998    4.50      269,421       --       1,246      2,469         335         713       1,421
 Other
  Acquisitions
  (aggregated
  1998)...........      Various                2,295,530    57,215      3,430     14,188         795       6,075       7,318
                                               --------- ---------    -------    -------     -------     -------     -------
  Total of 1998
   acquisitions...                             7,760,001   780,215    $16,602    $59,411     $ 3,296     $15,889     $39,526
                                               ========= =========    =======    =======     =======     =======     =======

--------
(1) Amounts equal the number of Class B Common Stock shares to be issued upon exercise of the warrants and options.

Primary capabilities: (2)Interactive multimedia (3)Creative design (4)Software engineering (5)Travel expertise (6)E-Commerce (7)Video production
   (8)Financial Services Consulting (9)Healthcare expertise (10)Strategy consulting.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      Individual acquisitions with a purchase price of $2,000 or less have been aggregated in Other Acquisitions in the schedule above and consist of the following:

                                                                    Per Share
                                                                    Fair Value
                                                                      of iXL
                                                          Date        Common
Business Acquired                                       Acquired      Stock
-----------------                                    -------------- ----------
Webbed Feet, LLC--Atlanta, GA(3).................... February 1997    $2.00
The Whitley Group, Inc.--Charlotte, NC(2)...........   April 1997      2.00
Swan Interactive Media, Inc.--Atlanta, GA(4)........   July 1997       2.25
Small World Software, Inc.--New York, NY(3)(4)......  January 1998     3.23
Green Room Productions, L.L.C.--San Francisco,
 CA(3)(4)(5)........................................ February 1998     3.23
CCG Online--Denver, CO(3)(4)(5).....................   March 1998      4.60
Spin Cycle Entertainment, Inc.--Los Angeles,
 CA(3)(4)...........................................    May 1998       5.50
InTouch Interactive, Inc.--Charlotte, NC(4).........    May 1998       5.50
Campana New Media, S.L. and The Other Media, S.L.--
 Madrid, Spain(3)...................................   July 1998       5.82
601 Design, Inc.--New York, NY(7)...................   July 1998       5.82
Wissing & Laurence, Inc.--New York, NY(7)...........   July 1998       5.82
LAVA--Hamburg, Germany(4)........................... September 1998    4.50
Denovo New Media, Ltd.--London, England(3).......... September 1998    4.50
Exchange Place Solutions, Inc.--Atlanta, GA(8)...... September 1998    4.50
Pantheon Interactive, Inc.--Santa Clara, CA(4)...... September 1998    4.50

      All acquisitions have been accounted for using the purchase method, and accordingly, the purchase price has been allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair value on the acquisition dates. The historical carrying amounts of tangible net assets acquired approximated their fair values. The fair value of identifiable intangible assets acquired were based on independent appraisals or management estimates. Since the date of acquisition, the results of operations of the acquired companies have been included in the Consolidated Statement of Operations.

      The allocation of the purchase price of BoxTop Interactive, Inc. resulted in a $2,400 charge to in-process research and development expenses in 1997 relating to an Internet-based video conferencing product under development which had not reached technological feasibility. Such charge has been included in research and development expenses in the Consolidated Statement of Operations. Certain related core technology was valued as existing technology and not included in the value of the acquired technology in-process. The value of the purchased in-process technology was determined by estimating the present value of the projected net cash flows to be generated by the development efforts completed as of the acquisition. Revenue, expenses, and other cash flow items associated with commercialization of the product were estimated for a discrete projection period. Strong revenue growth was projected for this product through 1999; thereafter, revenue was expected to increase moderately each year through 2001. The cash flows were then discounted to present value at 35%, a rate of return that considers the relative risk of achieving the projected cash flows and the time value of money. Finally, a stage of completion factor was applied to the sum of the present values of the cash flows in the discrete projection period. Application of the stage of completion factor correctly excludes from the value of in-process technology that value associated with remaining development tasks (which are not in-process). The stage of completion factor was calculated giving consideration to the costs incurred to date on the in-process technology relative to the total anticipated costs for the project. Additionally, consideration of the level of difficulty of completed development tasks relative to those remaining was also made. In the fourth quarter of 1998, due to the introduction of competing products utilizing alternative technologies into the market, management decided to cease further investment in the development of this product.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      For acquisitions made in 1997 and 1998, the purchase price in excess of identifiable tangible and intangible assets acquired and liabilities assumed of $8,209 and $39,526, respectively, was allocated to goodwill and is being amortized over estimated useful lives of five years. Approximately $3,159 and $15,889 of the aggregate purchase price was allocated to assembled workforce in place for acquisitions made in 1997 and 1998, respectively, and is being amortized over its estimated useful life of three years.

      The Company discontinued the use of a brandname acquired in the purchase of BoxTop Interactive, Inc. and charged the remaining book value of that intangible asset, approximately $1,700, to amortization expense in 1997.

      The purchase price of the acquisitions consists of the consideration provided to the selling stockholders, which includes Common Stock, options, warrants and cash. The fair value of the Company's Common Stock issued as consideration for the acquisitions was determined based primarily upon independent appraisals. The fair value of options and warrants issued in connection with the 1997 and 1998 acquisitions was determined using the Black-Scholes option pricing model using the following assumptions: dividend yield of 0%, expected volatility 60%, risk free interest rate of 5.00% and an expected life of 2 to 5 years, depending on the terms of the specific acquisition.

      The terms of three of the Company's 1998 acquisition agreements provide for additional consideration if the acquired entities' revenues exceed certain levels. Such additional consideration is payable in shares of the Company's Common Stock and will be recorded, if earned, as additional purchase price. For two of the acquired companies, the contingency period ended December 31, 1998; for the other entity, the contingency period ends October 31, 1999. As of December 31, 1998, a total of 287,304 shares of the Company's Class B Common Stock were held in escrow in relation to these agreements.

      The targeted revenues were achieved at one of the acquired entities whose contingency period ended December 31, 1998. As such, 50,000 shares of the Company's Common Stock will be released from escrow in March 1999 and have been accounted for as additional purchase price as of December 31, 1998.

      For those acquisitions that have been structured as tax-free exchanges of stock, the differences between the fair value of the acquired assets, including intangible assets, and their historical tax bases are not deductible for income tax purposes.

      The following unaudited pro forma financial information reflects the results of operations for the years ended December 31, 1997 and 1998, as if the acquisitions had occurred on January 1, 1997. These unaudited pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what operating results would have been had the acquisitions actually taken place on January 1, 1997 and may not be indicative of future operating results. The unaudited pro forma results are summarized as follows:

                                                               Years ended
                                                              December 31,
                                                            ------------------
                                                              1997      1998
                                                            --------  --------
     Revenues.............................................. $ 55,301  $ 87,160
                                                            ========  ========
     Net loss.............................................. $(31,364) $(60,417)
                                                            ========  ========
     Net loss available to common stockholders............. $(31,364) $(71,130)
                                                            ========  ========
     Basic and diluted net loss per common share........... $  (1.93) $  (4.42)
                                                            ========  ========

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


4. Intangible Assets

      Intangible assets are comprised of the following:

                                December 31,
                               ----------------
                                1997     1998
                               -------  -------
     Excess of cost over fair
      value of net assets ac-
      quired.................  $15,540  $55,066
     Assembled work force....    4,027   19,916
     Other...................    2,629    3,816
                               -------  -------
                                22,196   78,798
     Less--accumulated amor-
      tization...............   (3,991) (14,581)
                               -------  -------
                               $18,205  $64,217
                               =======  =======

5.Equity Investment in Affiliate

      Effective August 27, 1996, the Company acquired a 22% equity interest in the outstanding convertible preferred stock of UNI for $750 in cash. UNI develops and manages sports information websites for colleges, universities and athletic associations. Pursuant to agreements with UNI, the Company performed Internet development and financial consulting services and payment for these services has been made in shares of UNI convertible preferred stock valued at $1 per share.

      The Company accounts for its investment in UNI under the equity method. The Company's investments in UNI have been accounted for as excess of cost over fair value of net assets acquired and were being amortized over five years as a reduction to the investment account together with the Company's share of UNI losses. The Company's investment balance in UNI reached zero in the fourth quarter of 1998. Because the Company has no obligation to fund UNI's operations or deficit, the Company has discontinued recording its share of UNI's losses. The Company will not recognize its share of any future earnings from UNI until UNI earnings are sufficient to recover the unrecognized losses.

      The following is a summary of the activity in the investment in UNI:

                                                  For the
                                                   period
                                                May 1, 1996    Years Ended
                                                  through     December 31,
                                                December 31, ----------------
                                                    1996      1997     1998
                                                ------------ -------  -------
     Net investment in UNI balance, beginning
      of period...............................     $   --    $ 1,298  $ 1,115
     Additional investment in UNI.............      1,547      1,260      525
     Equity in UNI net loss...................       (174)    (1,001)  (1,010)
     Amortization of goodwill.................        (75)      (442)    (630)
                                                   ------    -------  -------
     Net investment in UNI balance, end of pe-
      riod....................................     $1,298    $ 1,115  $    --
                                                   ======    =======  =======

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      The following is a summary of certain unaudited financial information of UNI as of and for the years ended December 31, 1997 and 1998:

                                                                 December 31,
                                                                 --------------
                                                                  1997    1998
                                                                 ------  ------
     Current assets............................................. $  467  $2,703
     Non current assets.........................................    176     333
     Current liabilities........................................    543   1,295
     Non current liabilities....................................    560      --
     Stockholders' equity.......................................   (460)  1,741
     Net revenues...............................................    795   1,559
     Net loss................................................... (2,919) (5,071)

      As of December 31, 1998, the Company owned a 23% interest in UNI. UNI has certain outstanding stock options and warrants which, if exercised, would not materially reduce the Company's investment ownership percentage in UNI.

6. Accrued Liabilities

      Accrued liabilities consist of the following:

                                                                  December 31,
                                                                  -------------
                                                                   1997   1998
                                                                  ------ ------
     Accrued compensation and related costs...................... $  709 $3,244
     Other accrued liabilities...................................  1,037  4,699
                                                                  ------ ------
                                                                  $1,746 $7,943
                                                                  ====== ======

7. Long-Term Debt

      The Company's long-term debt is comprised of the following:

                                                               December 31,
                                                               --------------
                                                               1997    1998
                                                               -----  -------
     Borrowings under Credit Agreement........................ $  --  $19,328
     8.25% note payable to bank in monthly installments
      through January 2002, collateralized by land and
      building................................................   484      465
     Notes payable to banks and a former shareholder at
      interest rates from 8.9% to 10.4%; all repaid in 1998...   183       --
     Capital lease obligations, at interest rates from 4% to
      24% expiring from 1998 to 2003..........................   606    1,627
                                                               -----  -------
       Total debt............................................. 1,273   21,420
     Less current portion of long-term debt...................  (433)    (868)
                                                               -----  -------
     Long-term debt........................................... $ 840  $20,552
                                                               =====  =======

      In July 1998, the Company entered into a credit agreement (the "Credit Agreement") with a bank providing for borrowings of up to $20,000. The Credit Agreement expires June 30, 2001. The Credit Agreement includes a $10,000 term loan and a $10,000 revolving line of credit and bears interest payable quarterly at the higher of the prime rate plus 2% or the federal funds effective rate plus 2.5%. The Credit Agreement is secured by liens on substantially all of the assets of the Company's domestic subsidiaries, except
                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

CFN, including a pledge of the capital stock of the same subsidiary companies. The Credit Agreement provides for borrowings based upon a borrowing base formula. Borrowings under the term loan portion of the Credit Agreement are payable $50 each quarter, commencing September 30, 1998, with the balance due upon expiration. A 0.5% annual commitment fee is charged on the average unused portion of the revolving line of credit. At December 31, 1998, the Company's borrowing rate under the Credit Agreement was 9.75%.

      Under the terms of the Credit Agreement and notes payable to banks, the Company is required to maintain certain financial covenants related to consolidated earnings, consolidated debt to capital and working capital, among others. At December 31, 1998, the Company was in compliance with, or has received a waiver of all covenants.

      As of December 31, 1998, the Company had letters of credit outstanding, totaling $1,740. Certificates of deposits in the same amount, which are included in prepaid expenses and other assets, are pledged as collateral for these letters of credit.

      As of December 31, 1998, aggregate principal maturities of notes payable and capital lease obligations are as follows:

                                                                    December 31,
     Year                                                               1998
     ----                                                           ------------
     1999..........................................................   $   868
     2000..........................................................       674
     2001..........................................................    19,220
     2002..........................................................       627
     2003..........................................................        31
                                                                      -------
                                                                      $21,420
                                                                      =======

8. Mandatorily Redeemable Preferred Stock; Mandatorily Redeemable Preferred Stock of Subsidiary; and Warrants

      A total of 265,000 shares of mandatorily redeemable convertible preferred stock have been designated for issuance; 200,000, 15,000 and 50,000 of such shares have been designated as Class B, Class C and Class D, respectively.

      In December 1997, for net consideration of approximately $26,900 and $2,990, the Company issued 83,075 shares of Class B Preferred, par value $.01, and 9,232 shares of Class C Preferred, par value $.01. In conjunction with this equity transaction, the Company issued warrants to purchase 10,650 shares of Class B Preferred for $458 per share.

      In February 1998, for net consideration of approximately $4,935 the Company issued 15,692 shares of Class B Preferred and warrants to purchase 1,810 shares of Class B Preferred for $458 per share.

      In August 1998, for net consideration of approximately $35,400, the Company issued 35,700 shares of Class D Preferred, $.01 par value.

      In November 1998, the Company issued warrants to purchase 500,000 shares of Class A Common Stock at $10 per share. The warrants expire three years from the date of grant and were issued upon the Company's approval of a marketing plan. The fair value of the warrants was measured on the date the warrants
                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

were earned, using the Black-Scholes option pricing model and was recorded as an expense of approximately $815 in the fourth quarter of 1998. The assumptions utilized by the Company in determining the fair value of these warrants were as follows: dividend yield 0%, risk-free interest rate 5.0%, expected volatility 72%, and expected life of 3 years.

      In December 1998, the Company issued warrants to purchase 500,000 shares of Class B Common Stock at $10 per share. The warrants expire the later of eighteen months from the date of grant or twelve months after an initial public offering of the Company's Common Stock. The warrants were granted in conjunction with a contract that will generate revenue for the Company beginning in 1999 and are exercisable immediately. The fair value of the warrants of $1,200 was measured at the grant date using the Black-Scholes option pricing model and the related charge will be recorded as contra-revenue as the services are provided to the customer over the next twelve to eighteen months. The assumptions utilized by the Company in determining the fair value of these warrants were as follows: dividend yield 0%, risk free interest rate 5.0%, expected volatility 82%, and expected life of 18 months.

      The Company has accounted for the Class B, Class C and Class D Preferred as mandatorily redeemable preferred stock. Accordingly, the Company is accruing dividends and amortizing any difference between the carrying value and the redemption value over the redemption period with a charge to additional paid-in capital ("APIC").

      The Class D Preferred provides that, upon redemption the holders will receive $1,000 per share plus any accrued and unpaid dividends and a certain number of shares of Class B Common Stock of the Company. The aggregate number of shares of Class B Common Stock to be issued varies based on the timing of a Qualified Public Offering, but at a minimum, equals 3,722,502 shares. The proceeds from the issuance of the Class D Preferred have been allocated to the Class D Preferred (included in mandatorily redeemable preferred stock) and Class B Common Stock to be issued (included in additional paid-in-capital), based on the relative fair values of the securities as of the date of issuance. Of the approximately $35,400 total proceeds from the issuance of the Class D Preferred, $22,165 was allocated to the Class D Preferred and the remaining $13,235 was allocated to Class B Common Stock to be issued. The amount allocated to the Class B Common Stock to be issued was based on the fair value of the guaranteed minimum number of shares (3,722,502) to be issued. The number of shares of Class B Common Stock to be issued increases depending on the timing of a Qualified Public Offering, up to a maximum of 5,279,293 shares. The fair value of the additional 1,556,791 potentially issuable shares of Class B Common Stock is determined at the end of each reporting period and is ratably charged to net loss available to common stockholders, over the 7-year redemption period. The Company is accruing the 12% dividend on the Class D Preferred and accreting any difference between the carrying value and the redemption value over the 7-year redemption period with a charge to APIC.

      The amount charged to APIC related to the Class B and Class C Preferred was $5,449 and $926, respectively, for the year ended December 31, 1998. The Company has reserved 18,817 Class B Preferred shares for exercise of warrants and conversion of 10,799,020 Class A Common Shares.

      The rights, preferences and privileges with respect to the Class B, Class C and Class D Preferred are as follows:

Voting

      Class B Preferred has the same number of votes as each share of Class A Common Stock into which such preferred stock may be converted. Class C and Class D Preferred have no voting rights.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


Dividends

      The Company may make distributions to Class B and Class C Preferred; however, there is no requirement for dividends. If a distribution is made to common stockholders, Class A, Class B and Class C Preferred stockholders will receive a similar per share amount based on the number of shares of Class A Common Stock into which the Class A, Class B and Class C Preferred will convert. The Class D Preferred accrues dividends at the rate of 12% per annum.

Conversion

      Each share of Class B and Class C Preferred is convertible at the option of the holder into 100 shares of Class A Common Stock. This conversion rate is subject to change if certain events occur that would otherwise dilute the conversion rights of the Class B and Class C Preferred. Such conversion is automatic upon the effective date of an initial public offering of the Company's Common Stock with a per share price of at least $7 and for which the aggregate proceeds to the Company equal at least $30,000 (a "Qualified Public Offering"). The Class D Preferred is not convertible.

Redemption

      The Company has the right to redeem the Class B and Class C Preferred prior to December 31, 2004 only upon a change in control. The Class B and Class C Preferred stockholders have the right, at their option, to require the Company to redeem any or all of the stock on or after December 31, 2004. The redemption amount will be the fair value per share of the Class B and Class C Preferred, as of the date of redemption, plus an amount equal to all declared and unpaid dividends. The Company is accreting the carrying value of the Class B and Class C Preferred up to the redemption price over the period from issuance until December 31, 2004.

      The Company has the right to redeem the Class D Preferred at any time prior to its mandatory redemption date of August 2005. The Class D Preferred stockholders have the right to require the Company to redeem the shares only upon the occurrence of certain events. Holders of Class D Preferred have the right at their option to require the Company to redeem the Class D Preferred held by them at any time after August 2005, or at any time after one of the following redemption events, if earlier: a breach of the dividend payment provisions of the Class D Preferred; a bankruptcy of the Company or any of its subsidiaries; a judgment for payment of money in an amount exceeding $5,000; the acceleration of indebtedness in an amount exceeding $5,000; a breach of the documents governing the issuance of the Class D Preferred; or a change of control. The redemption amount is equal to the liquidation preference amount plus all accrued and unpaid dividends plus a certain number of shares of Class B Common Stock, which varies depending on the timing of a Qualified Public Offering, as follows:

                                                              Number of Class B
                                                             Common Stock Shares
     Date of Qualified Public Offering                          to be issued
     ---------------------------------                       -------------------
     prior to or on August 14, 1999.........................      3,722,502
     August 15, 1999-February 14, 2000......................      4,647,602
     after February 14, 2000................................      5,279,293

Liquidation

      The Class D Preferred has liquidation preference over the Class A, Class B and Class C Preferred, which all have the same liquidation preference based on their respective liquidation values. All classes of preferred stock have liquidation preference over the Class A and Class B Common Stock. The liquidation value equals $325 per share for the Class B and Class C Preferred and $1,000 per share for the Class D Preferred plus any declared and unpaid dividends, subject to adjustment.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

      The following is a summary of the carrying value of the mandatorily redeemable preferred stock:

                                                  December 31,
                                 -----------------------------------------------
                                        1997                1998
                                 ------------------- -------------------
                                 Redemption Carrying Redemption Carrying
                                   Value     Value     Value     Value
                                 ---------- -------- ---------- --------
Class B Preferred...............  $27,000   $26,937   $93,829   $37,683
Class C Preferred...............    3,000     2,993     8,770     3,523
Class D Preferred...............      --        --     50,552    24,473
                                            -------             -------
                                            $29,930             $65,679
                                            =======             =======

      The rights, preferences and privileges with respect to the mandatorily redeemable preferred stock of subsidiary, CFN Mandatorily Redeemable Preferred, are as follows:

Authorized number of shares

      As of December 31, 1998, there were 24,900,000, 13,333,334 and 13,333,334 shares of CFN Mandatorily Redeemable Preferred shares authorized, issued and outstanding, respectively. There were no shares authorized, issued or outstanding as of December 31, 1997.

Voting

      Each share of CFN Mandatorily Redeemable Preferred is entitled to one vote on issues that are subject to a vote of the CFN stockholders.

Dividends

      CFN may make distributions to CFN Mandatorily Redeemable Preferred stockholders; however, there is no requirement for dividends. If a distribution is made to the common stockholder of CFN, CFN Mandatorily Redeemable Preferred stockholders will receive a similar per share amount based on the number of CFN common shares into which the CFN Mandatorily Redeemable Preferred is then convertible.

Conversion

      Each share of CFN Mandatorily Redeemable Preferred is convertible into one share of CFN Common Stock. This conversion rate is subject to change if certain events occur that would otherwise dilute the conversion rights of the CFN Mandatorily Redeemable Preferred stockholders. Such conversion is at the option of the holder and is also automatic upon the effective date of an initial public offering of at least 15% of CFN's Common Stock with a per share price of at least $2 (the "CFN Qualified Public Offering").

Liquidation

      The CFN Mandatorily Redeemable Preferred has liquidation preference over the CFN Common Stock. The Liquidation Value is equal to $0.75 per share and is subject to adjustment if certain events occur that would otherwise dilute the liquidation rights of the CFN Mandatorily Redeemable Preferred. The amount to be paid to the CFN Mandatorily Redeemable Preferred stockholders equals the liquidation value plus any declared and unpaid dividends as of the liquidation date. CFN Mandatorily Redeemable Preferred stockholders will not participate in any balance remaining after such amounts have been paid.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

Redemption

      CFN Mandatorily Redeemable Preferred stockholders have the right at their option, to require CFN to redeem any or all of the CFN Mandatorily Redeemable Preferred on or after December 31, 2005. Such redemption will be a redemption price per share equal to the Liquidation Value plus all declared and unpaid dividends. As of December 31, 1998, the carrying value of the CFN Mandatorily Redeemable Preferred equaled its redemption value.

Exchange into Common Stock of the Company

      Pursuant to the terms of the CFN stockholders' agreement each of the CFN Mandatorily Redeemable Preferred stockholders has the right to exchange all, but not less than all, of their CFN Mandatorily Redeemable Preferred into the Company's Common Stock under two separate exchange rights. First, an exchange may be made upon a change in control of CFN, unless (a) the change in control occurs in the context of a tag-along, drag-along, or sale of CFN governed by the CFN stockholders agreement, (b) the change in control transaction involves the issuance of securities of CFN and the holders of CFN Mandatorily Redeemable Preferred choose to exercise their preemptive rights with respect to such issuance, or (c) the transaction effecting the change in control is a CFN Qualified Public Offering. Second, the CFN Mandatorily Redeemable Preferred stockholders have a one-time right to exchange on November 3, 2001, unless the Company is no longer a stockholder of CFN and no CFN Qualified Public Offering has occurred. In either case, the exchange rate will be based on the relative fair values of CFN and the Company. The value of CFN Mandatorily Redeemable Preferred upon a change in control transaction will be the price per share paid in connection with such transaction. The value of CFN Mandatorily Redeemable Preferred under the exchange right available on November 3, 2001 will be the greater of the Liquidation Value of such stock or the appraised fair market value of such stock assuming a conversion of such stock into the Common Stock of CFN. CFN Mandatorily Redeemable Preferred will then be exchanged into an equivalent value of the Company's Common Stock based on a trailing average of closing prices of the Company's Common Stock, if such stock is publicly traded, or the most recent appraisal of the Company, if such stock is not publicly traded.

Commitment to Purchase CFN Mandatorily Redeemable Preferred

      If as of November 3, 1999, CFN has sold fewer than 24,900,000, shares of CFN Mandatorily Redeemable Preferred (including the 13,333,334 sold as of December 31, 1998), the Company will purchase the number of shares of CFN Mandatorily Redeemable Preferred equal to the difference between 24,900,000 and the number of shares theretofore sold by CFN for $0.75 per share.

9. Stockholders' Equity

      The Company's capital stock consists of $.01 par value Class A Common Stock, $.01 par value Class B Common Stock, and $.01 par value Class A Preferred. At December 31, 1997 and 1998, there were no outstanding shares of Class A Common Stock.

      During the year ended December 31, 1998, for consideration of approximately $5,510, which includes a $900 note receivable, the Company issued 8,031 shares of Class A Preferred.

      The rights, preferences and privileges with respect to the Common Stock and Class A Preferred are as follows:

Voting

      Holders of shares of Class A Common Stock are entitled to ten votes per share, holders of Class B Common Stock are entitled to one vote per share and holders of Class A Preferred are entitled to voting rights as if the stock had been converted into Class A Common Stock.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


Dividends

      Holders of shares of Class A and Class B Common Stock are entitled to share, on an as converted basis with the Class A Preferred, Class B Preferred and Class C Preferred any dividends declared by the Board of Directors.

Conversion

      Holders of shares of Class A Common Stock are entitled to convert their shares into Class B Common Stock at any time on a share-for-share basis. Each share of Class A Preferred is convertible into 100 shares of Class A Common Stock. This conversion rate is subject to change if certain events occur that would otherwise dilute the conversion rights of the Class A Preferred. Such conversion is automatic upon the effective date of a Qualified Public Offering. The Company has reserved 25,000,000 shares of Class B Common Stock for issuance upon conversion of Class A Preferred.

Redemption

      The Class A Preferred stockholders have no option to require the Company to redeem their stock. The Company has the right to an early redemption, at the liquidation value, only upon a change in control, as defined.

Liquidation

      The Class A Preferred has liquidation preference over the Class A and Class B Common Stock. The liquidation value for the Class A Preferred will equal the amount invested, which ranges from $100 to $1,000 per share, plus any declared and unpaid dividends.

Other

      Under certain limited circumstances as described in the Stockholders' Agreement ("Agreement"), management can put their preferred and/or common shares back to the Company at fair value, as defined in the Agreement. The Company is obligated to pay for the shares in cash, or at the option of the Board of the Directors, with a promissory note. The Agreement terminates upon the effective date of a Qualified Public Offering.

Treasury stock

      During February and March 1998, the Company purchased a total of 242,416 shares of Class B Common Stock from two employees at a purchase price of $3.25 per share. During September 1998, the Company purchased a total of 10,000 shares of Class B Common Stock from one employee at a price of $10 per share.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

10. Income Taxes

      The components of the benefit (provision) for income taxes consist of the following:

                                                    For the period
                                                     May 1, 1996    Years ended
                                                       through     December 31,
                                                     December 31,  --------------
                                                         1996       1997   1998
                                                    -------------- ------- ------
     Current:
       State.......................................      $(42)     $    -- $  --
                                                         ----      ------- -----
     Deferred:
       State.......................................       101           --
       Federal.....................................       243        2,782    --
                                                         ----      ------- -----
                                                          344        2,782    --
                                                         ----      ------- -----
                                                         $302      $ 2,782 $  --
                                                         ====      ======= =====

      As of December 31, 1997 and 1998, the Company had net operating loss carryforwards for federal income tax purposes of approximately $11,200 and $46,560, respectively. The Company acquired loss carryforwards of approximately $1,100 in 1996, $1,560 in 1997 and $3,510 in 1998. The carryforwards expire in varying amounts through 2018. The use of acquired net operating loss carryforwards is restricted in accordance with Internal Revenue Service regulations.

      In addition, under the Tax Reform Act of 1986, the amounts of, and the benefits from, net operating loss carryforwards may be impaired or limited in certain circumstances. These circumstances include, but are not limited to, a cumulative stock ownership change of greater than 50% over a three-year period. A valuation allowance has been recorded against the Company's net deferred tax asset as management believes it is more likely than not that they will not be realized.

      A reconciliation of the federal statutory rate and the effective income tax rate follows:

                                             For the period
                                              May 1, 1996     Years ended
                                                through       December 31,
                                              December 31,  -----------------
                                                  1996       1997      1998
                                             -------------- -------  --------
     Statutory federal tax rate (34%).......     $ 597      $ 6,195  $ 16,614
     Nondeductible amortization.............      (315)      (1,684)   (2,667)
     State income tax.......................        24          252       743
     Losses of foreign subsidiaries.........        --           --      (860)
     Change in valuation allowance,
      including effect of acquisitions......      (312)      (2,159)  (13,427)
     Other..................................       308          178      (403)
                                                 -----      -------  --------
                                                 $ 302      $ 2,782  $     --
                                                 =====      =======  ========

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      Deferred tax (assets) liabilities are comprised of the following:

                                                               December 31,
                                                             -----------------
                                                              1997      1998
                                                             -------  --------
     Gross deferred tax assets
       Allowance for doubtful accounts...................... $   (28) $   (349)
       Loss in equity investment............................    (643)     (750)
       Intangibles..........................................      --      (967)
       Net operating loss carryforward......................  (4,330)  (16,923)
       Valuation allowance..................................   2,711    11,400
                                                             -------  --------
                                                             $(2,290) $ (7,589)
                                                             =======  ========
     Gross deferred tax liabilities
       Property and equipment...............................     242       842
       Intangible assets....................................   1,832     6,570
       Conversion from S Corporation to C Corporation.......     116        77
       Other................................................     100       100
                                                             -------  --------
                                                               2,290     7,589
                                                             -------  --------
     Net deferred tax asset................................. $    --  $     --
                                                             =======  ========

11. Stock-Based Compensation

      The Company's 1996 Stock Option Plan (the "1996 Stock Option Plan") was established to promote the success of the Company by providing an additional means to attract and retain key personnel. Pursuant to the terms of the 1996 Stock Option Plan, a committee of the Board of Directors is authorized to grant options to purchase Class B Common Stock not to exceed an aggregate maximum of 25,000,000 shares to officers and employees. The committee is further authorized to establish the exercise price and the vesting terms.

      In December 1998, the Board of Directors of the Company adopted the 1998 Non-Employee Stock Option Plan (the "1998 Stock Option Plan"), which contains essentially the same terms as the 1996 Stock Option Plan, except that the 1998 Stock Option Plan was established for grants to persons who are not employees of the Company. The 1998 Stock Option Plan authorizes the granting for up to an aggregate maximum of 1,000,000 options, of which 290,464 were outstanding as of December 31, 1998.

      The Company expects that most options granted pursuant to the plans will be subject to vesting over a period of 4 to 5 years, such as 20% increments each year over a period of five years, during which the optionee must continue to be an employee of the Company. The committee, however, may choose to impose different vesting requirements or none at all. Options outstanding under the Plan generally have a term of ten years.

      The Company applies APB 25 and related Interpretations in accounting for the Plan. During 1997 and 1998, $0 and $1,641, respectively, of compensation expense was recognized. Stock options issued in connection with acquisitions were accounted for as purchase price.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      Had compensation expense for the Company's Plan been determined under the provisions of FAS 123 based on the fair value at the grant date, the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                          For the period
                                           May 1, 1996   For the years ended
                                             through        December 31,
                                           December 31,  --------------------
                                               1996        1997       1998
                                          -------------- ---------  ---------
     Net loss
       As reported.......................    $(1,454)    $ (15,440) $ (48,866)
       Pro forma.........................    $(1,481)     $(15,501)  $(50,388)
     Basic and diluted net loss per
      common share
       As reported.......................    $ (0.37)    $   (2.36) $   (4.92)
       Pro forma.........................    $ (0.37)    $   (2.37) $   (5.05)

      The minimum value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the 1996, 1997 and 1998 periods, respectively; dividend yield of 0% for all periods; expected volatility of 0% for all periods, risk free interest rate of 6.3%, 5.7% and 5.0%, expected life of 5 years, 4 years and 4 years.

      A summary of stock options as of December 31, 1996, 1997 and 1998 and activity during the period ending on those dates is as follows:

                                      1996                1997                1998
                               ------------------- ------------------- --------------------
                                          Weighted            Weighted             Weighted
                                          Average             Average              Average
                                          Exercise            Exercise             Exercise
                                Options    Price    Options    Price    Options    Options
                               ---------  -------- ---------  -------- ----------  --------
     Outstanding at beginning
      of period..............         --       --  1,915,500   $1.77    5,549,200   $2.35
     Granted.................  1,920,500   $1 .77  3,847,200   $2.59   13,310,331   $7.31
     Exercised...............         --       --         --      --      (57,800)  $0.01
     Forfeited...............     (5,000)  $ 1.00   (213,500)  $1.03     (575,619)  $5.39
                               ---------   ------  ---------   -----   ----------   -----
     Outstanding at the end
      of period..............  1,915,500   $ 1.77  5,549,200   $2.35   18,226,112   $5.89
                               ---------   ------  ---------   -----   ----------   -----
     Options exercisable at
      end of period..........  1,183,100   $ 1.93  3,045,300   $2.03    7,833,247   $3.88
                               ---------   ------  ---------   -----   ----------   -----
     Weighted average fair
      value of options
      granted during the
      period.................
                                      1996                1997                1998
                               ------------------- ------------------- --------------------
                               Weighted   Weighted Weighted   Weighted  Weighted   Weighted
                                Average     Fair    Average     Fair    Average      Fair
     Options Granted During    Exercise    Market  Exercise    Market   Exercise    Market
     the Year                    Price     Value     Price     Value     Price      Price
     ----------------------    ---------  -------- ---------  -------- ----------  --------
     Option price>fair market
      value                    $    0.70   $ 1.77  $    2.13   $3.45   $     9.91   $ --
     Option price=fair market
      value                           --       --  $    2.50   $2.50   $     5.00   $0.91
     Option price<fair market
      value                           --       --  $    2.13   $0.90   $     3.49   $2.10

                    iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      The following table summarizes information about stock options outstanding at December 31, 1998:

                             Options Outstanding        Options Exercisable
                       -------------------------------- --------------------
                         Number                           Number
                       Outstanding  Weighted   Weighted Exercisable Weighted
                           at        Average   Average      at      Average
                        December    Remaining  Exercise  December   Exercise
        Range of           31,     Contractual  Price       31,      Price
     Exercise Prices      1998        Life        $        1998        $
     ---------------   ----------- ----------- -------- ----------- --------
        $0.01-$0.75       537,954     9.30      $ 0.19     531,460   $ 0.18
        $0.95-$1.32     1,423,665     8.15      $ 0.97   1,217,835   $ 0.97
        $1.84-$2.60     2,533,004     7.91      $ 2.18   1,866,974   $ 2.12
        $3.00-$4.50     4,575,339     9.05      $ 3.97   2,102,997   $ 3.87
        $5.00-$6.00     1,904,351     9.18      $ 5.08     818,487   $ 5.06
        $8.00-$10.00    7,251,799     9.78      $10.00   1,295,494   $10.00
                       ----------                        ---------
                       18,226,112                        7,833,247
                       ==========                        =========

12. Employee Benefit Plans

      Employees of the Company can elect to participate in the iXL Enterprises, Inc. Savings Plan (the "Plan") which is intended to be qualified and exempt from tax under Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the Plan after one month of service and can elect to invest 1% to 16% of their pre-tax earnings. All employee contributions are fully vested and there have not been material contributions to the Plan by the Company.


13. Commitments and Contingencies

      Certain operating facilities and equipment are leased under non-cancelable agreements. Operating lease expense charged to operations was approximately $184 in 1996, $956 in 1997 and $3,844 in 1998. As of December 31, 1998, the approximate future minimum lease payments for noncancelable operating leases are as follows:

     1999............................................................... $ 6,586
     2000...............................................................   5,862
     2001...............................................................   5,485
     2002...............................................................   5,264
     2003...............................................................   4,112
     Thereafter.........................................................  15,832
                                                                         -------
                                                                         $43,141
                                                                         =======

      As of December 31, 1998, the Company has commitments for capital expenditures of approximately $5,400, primarily in connection with expansion and improvement of its Atlanta, New York and Denver offices.

      The Company is subject to legal proceedings and claims that arise in the ordinary course of its business. In the opinion of the management, the amount of the ultimate outcome of these actions will not materially affect the Company's financial position, results of operations or cash flows.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


14. Business Segments

      The Company operates in two business segments: strategic Internet services, which includes Internet strategy consulting, Internet-based business solutions and solution sets; and CFN, an e-commerce platform for marketing financial services and employee benefits.

      iXL's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technology, strategic competencies, and marketing strategies.

      A summary of the Company's two business segments for the two years ended December 31, 1998 is set forth below. For the year ended December 31, 1997, CFN's information includes the period from December 20, 1996 (date of acquisition) through December 31, 1997:

                                                     Strategic
                                                     Internet
                          1998                       Services    CFN     Total
                          ----                       --------- -------  -------
     Revenues.......................................  $64,516  $   251  $64,767
     Loss from operations...........................  (33,636) (13,542) (47,178)
     Loss on equity investment......................   (1,640)      --   (1,640)
     Interest income................................      713       37      750
     Interest expense...............................      750       20      770
     Amortization...................................   10,534       56   10,590
     Depreciation...................................    4,542      675    5,217
     Identifiable assets............................   86,207    9,696   95,903
     Capital expenditures...........................   18,082    2,222   20,304
                          1997
                          ----
     Revenues.......................................  $18,986  $    --  $18,986
     Loss from operations...........................  (12,126)  (4,667) (16,793)
     Loss on equity investment......................   (1,443)      --   (1,443)
     Interest income................................      136       --      136
     Interest expense...............................      238       --      238
     Amortization...................................    5,135       56    5,191
     Depreciation...................................    1,328       80    1,408
     Identifiable assets............................   42,795    1,454   44,249
     Capital expenditures...........................    5,795      909    6,704

15. Related Party Transactions

      In January 1997, the Company entered into an agreement to lease its headquarters office space from Park Place Emery, L.L.C. ("PPE") commencing April 1, 1997 for a term of eleven years. The Chief Executive Officer and Chairman of the Board of Directors (the "Chairman") of the Company is a limited partner in PPE. The Company paid $441 and $628 under this lease in 1997 and 1998, respectively.

      During 1997, certain executive officers of the Company loaned the Company a total of $6,600. The loans bore interest at 12% and were repaid during the year. Interest expense recognized in 1997 related to these borrowings was approximately $88. In June 1998, the Chairman's spouse loaned the Company $4,000 at an interest rate of 10%. The principal and interest on this note were repaid in July 1998.

                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)


      In April 1996, the Company paid Kelso & Company a fee of $150 for financial advisory services. In addition, the Company agreed to pay Kelso & Company an annual fee of $15 for financial advisory services. The Company has also agreed to indemnify Kelso & Company against certain claims, losses, damages, liabilities and expenses which may arise in connection with rendering such financial advisory services.

      In June 1998, the Company created a wholly owned subsidiary, Permit.Com, Inc. On June 26, 1998, the Board of Directors of the Company approved and declared a dividend of the common stock of Permit.Com, Inc. payable to stockholders of the Company of record as of June 1, 1998. The carrying value of the assets of Permit.Com, Inc. were $0.

      The Company recognized revenues in 1996, 1997 and 1998 from providing services to certain of its investors, and entities related to its investors, of $0, $100 and $2,177, respectively.

16. Subsequent Events

      In January 1999, for net consideration of $22,718, the Company issued 22,825 shares of Class A Preferred. A portion of the proceeds were used to repay approximately $9,430 of the borrowings under the revolving line of credit portion of the Credit Agreement.

      The Company's Board of Directors authorized the Company to file a Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 with respect to an initial public offering of the Company's Common Stock. In connection with the offering, the Company has agreed to pay Kelso & Company a fee equal to $750 payable in shares of Common Stock, valued at the offering price.

      In February 1999, the Company's Board of Directors adopted the 1999 Employee Stock Option Plan (the "1999 Stock Option Plan"). The 1999 Stock Option Plan authorizes the granting of options to purchase up to an aggregate maximum of 5,000,000 shares of Class B Common Stock.

      Prior to the closing of the Company's initial public offering, the Company's shareholders will approve an amendment to the Company's Certificate of Incorporation which will take effect upon such closing. Pursuant to such amendment, upon the closing of the initial public offering, all outstanding shares of Class A, Class B and Class C Convertible Preferred Stock, Class D Nonvoting Preferred Stock, and Class A and Class B Common Stock will be reclassified as common stock. This reclassification will preclude the automatic conversion feature of the Class A, Class B and Class C Convertible Preferred Stock.

      The Class D Preferred Stockholders will, as a result of the reclassification, receive in the aggregate 3,722,502 shares of common stock plus a number of shares equal to the Class D Preferred Stock liquidation value of $35,700 plus accrued dividends divided by the gross initial public offering price of common stock before deducting any underwriting or other selling discounts. This transaction will result in a charge to net loss available to common shareholders equal to the difference between $35,700 plus accrued dividends and the carrying value of the Class D Preferred Stock.

Subsequent Event (unaudited)

      In April 1999, the Company entered into several agreements with affiliates of the General Electric Company ("GE") whereby (1) GE committed to purchase 16,190,475 shares of CFN series B mandatorily redeemable convertible preferred stock (12.5% of CFN, on an as converted basis) for a purchase price of approximately $50,000 payable upon the earlier of the initial public offering date or August 31, 1999 (2) GE entered into a services agreement that provides that GE will purchase $20,000 of services from the Company
                     iXL ENTERPRISES, INC. AND SUBSIDIARIES

                (in thousands, except share and per share data)

and in exchange for entering into such agreement the Company will grant GE warrants to purchase 1 million shares of the Company's common stock at an exercise price of $15 per share (3) GE committed to purchase 2 million shares of the Company's common stock at a price per share equal to the initial public offering price in a private placement that will be concurrent with the proposed initial public offering and (4) the Company will grant GE warrants to purchase
1.5 million shares of the Company's common stock at an exercise price equal to the initial public offering price in consideration for GE (a) implementing a mutually acceptable marketing campaign to advertise its relationships with the Company and CFN, and (b) entering into an agreement to use reasonable efforts to provide access to CFN's platform to employees of GE Capital Equity Investments, Inc.

      In conjunction with the above agreements, the exchangeability feature of the CFN Mandatorily Redeemable Preferred, as described in Note 8, was eliminated. In addition, the commitment of the Company to purchase additional shares of CFN Mandatorily Redeemable Preferred, as described in Note 8, was also eliminated.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of BoxTop Interactive, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' deficit and of cash flows present fairly, in all material respects, the financial position of BoxTop Interactive, Inc. (the "Company") at September 30, 1996 and May 31, 1997, and the results of its operations and its cash flows for the period November 6, 1995 (inception) through September 30, 1996 and the period October 1, 1996 through May 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
October 3, 1997

                            BOXTOP INTERACTIVE, INC.

                                 BALANCE SHEET

                                                      September 30,   May 31,
                                                           1996         1997
                                                      ------------- -----------
ASSETS
Current assets
  Cash..............................................   $    2,288   $        --
  Accounts receivable...............................      241,007       319,869
  Prepaid expenses and other assets.................        2,255        81,139
                                                       ----------   -----------
    Total current assets............................      245,550       401,008
                                                       ----------   -----------
Property and equipment, net.........................      313,876       391,454
Advances to shareholder.............................       18,945        79,565
Intangible asset, net of accumulated amortization of
 $10,415 at May 31, 1997............................           --       239,585
Other noncurrent assets.............................       25,751        27,373
                                                       ----------   -----------
    Total assets....................................   $  604,122   $ 1,138,985
                                                       ==========   ===========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable..................................   $  502,476   $   604,007
  Accrued expenses..................................      606,663       319,861
  Current portion of long-term debt.................      223,718     1,493,836
  Current portion of capital lease obligations......       37,024        41,351
  Due to affiliate..................................       60,052       208,835
                                                       ----------   -----------
    Total current liabilities.......................    1,429,933     2,667,890
                                                       ----------   -----------
Long-term debt......................................       36,620        24,413
Capital lease obligations...........................       81,844        50,854
                                                       ----------   -----------
    Total liabilities...............................    1,548,397     2,743,157
                                                       ----------   -----------
Shareholders' deficit
  Common stock, $.01 par value; Authorized
   50,000,000 shares; issued and outstanding
   3,200,000 and 3,350,000 shares, respectively.....       32,000        33,500
  Additional paid-in capital........................        2,490        89,490
  Accumulated deficit...............................     (978,765)   (1,727,162)
                                                       ----------   -----------
    Total shareholders' deficit.....................     (944,275)   (1,604,172)
                                                       ----------   -----------
    Total liabilities and shareholders' deficit.....   $  604,122   $ 1,138,985
                                                       ==========   ===========

   The accompanying notes are an integral part of these financial statements.

                            BOXTOP INTERACTIVE, INC.

                            STATEMENT OF OPERATIONS

                                                For the period
                                               November 6, 1995  For the period
                                                 (inception)     October 1, 1996
                                                   through           through
                                              September 30, 1996  May 31, 1997
                                              ------------------ ---------------
Revenues.....................................     $1,746,022       $2,759,993
                                                  ----------       ----------
Costs and expenses
  Direct cost of revenues....................        684,013        1,113,615
  Selling, general and administrative........      1,935,205        2,231,895
  Depreciation and amortization..............         74,234          114,467
                                                  ----------       ----------
    Total operating expenses.................      2,693,452        3,459,977
                                                  ----------       ----------
    Loss from operations.....................       (947,430)        (699,984)
                                                  ----------       ----------
Interest expense.............................        (30,535)         (56,338)
Other income.................................             --            8,725
                                                  ----------       ----------
    Loss before income taxes.................       (977,965)        (747,597)
Income taxes.................................           (800)            (800)
                                                  ----------       ----------
    Net loss.................................     $ (978,765)      $ (748,397)
                                                  ==========       ==========


   The accompanying notes are an integral part of these financial statements.

                            BOXTOP INTERACTIVE, INC.

                       STATEMENT OF SHAREHOLDERS' DEFICIT

                           Common stock    Additional                  Total
                         -----------------  Paid-in   Accumulated  Shareholders'
                          Shares   Amount   Capital     Deficit       Deficit
                         --------- ------- ---------- -----------  -------------
Initial capital
 contribution...........     1,000 $    10  $ 2,490   $       --    $     2,500
  Issuance of common
   stock................ 3,199,000  31,990      --            --         31,990
  Net loss..............       --      --       --       (978,765)     (978,765)
                         --------- -------  -------   -----------   -----------
Balance, September 30,
 1996................... 3,200,000  32,000    2,490      (978,765)     (944,275)
  Issuance of common
   stock................   150,000   1,500   17,000           --         18,500
  Issuance of stock
   options and
   warrants.............       --      --    70,000           --         70,000
  Net loss..............       --      --       --       (748,397)     (748,397)
                         --------- -------  -------   -----------   -----------
Balance, May 31, 1997... 3,350,000 $33,500  $89,490   $(1,727,162)  $(1,604,172)
                         ========= =======  =======   ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                            BOXTOP INTERACTIVE, INC.

                            STATEMENT OF CASH FLOWS

                                               For the period
                                              November 6, 1995  For the period
                                                (inception)     October 1, 1996
                                                  through           through
                                             September 30, 1996  May 31, 1997
                                             ------------------ ---------------
Cash flows from operating activities
 Net loss...................................     $(978,765)       $ (748,397)
 Adjustments to reconcile net loss to net
  cash used for operating activities
  Stock compensation expense................        31,990            88,500
  Depreciation and amortization.............        74,234           114,467
  Changes in assets and liabilities
   Accounts receivable......................      (241,007)          (78,862)
   Prepaid expenses and other assets........        13,745           (78,884)
   Advances to shareholder..................       (18,945)          (60,620)
   Other noncurrent assets..................       (25,751)           (1,622)
   Accounts payable.........................       502,476           101,531
   Accrued expenses.........................       606,663          (286,802)
   Due to affiliate.........................        (5,854)         (101,217)
                                                 ---------        ----------
    Net cash used for operating activities..       (41,214)       (1,051,906)
                                                 ---------        ----------
Cash flows from investing activities
 Purchase of property and equipment.........      (135,409)         (181,630)
                                                 ---------        ----------
    Net cash used for investing activities..      (135,409)         (181,630)
                                                 ---------        ----------
Cash flows from financing activities
 Borrowings from long-term debt.............       200,000         1,375,000
 Repayments of long-term debt...............       (15,770)         (117,089)
 Repayments of capital lease obligations....        (7,819)          (26,663)
                                                 ---------        ----------
    Net cash provided by financing
     activities.............................       176,411         1,231,248
                                                 ---------        ----------
    Net decrease in cash....................          (212)           (2,288)
Cash, beginning of period...................         2,500             2,288
                                                 ---------        ----------
Cash, end of period.........................     $   2,288        $       --
                                                 =========        ==========
Supplemental disclosure of cash flow
 information
 Cash paid during the period for interest...     $  16,655        $   17,334
                                                 =========        ==========
 Cash paid during the period for income
  taxes.....................................     $     800        $       --
                                                 =========        ==========
Non-cash activities
 Cost of licensing agreement................     $      --        $  250,000
 Assets acquired under capital lease........     $ 126,686        $       --

   The accompanying notes are an integral part of these financial statements.

                            BOXTOP INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Business

      BoxTop Interactive, Inc. (the "Company") develops, maintains and hosts interactive web sites for clients in a variety of industries. The Company also develops interactive audio and visual communication applications for use with personal and business computers. The Company is a California corporation and was incorporated on November 6, 1995.

2. Summary of Significant Accounting Policies

Revenue recognition

      Revenues from website development, hosting and maintenance services are recognized as the services are performed. Sales to customers representing 10% or more of revenues for the eight months ended May 31, 1997 are as follows: customer A--$900,000 and customer B--$451,000. Sales to customers representing 10% or more of revenues for the eleven months ended September 30, 1996 are as follows: customer C--$262,000, customer D--$175,000, customer E--$248,000, and customer F--$168,000.

Property and equipment

      Property and equipment are recorded at cost, less accumulated depreciation and amortization. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided using the straight-line method over the estimated useful lives of the assets, which ranges from three to five years. Leasehold improvements are amortized using the straight-line method over the lesser of the lease term or the estimated useful life. Equipment held under capital lease is recorded at the lower of the fair market value of the lease or the present value of future minimum lease payments. These leased assets are amortized using the straight-line method over the lesser of the lease term or the estimated useful life.

Intangible asset

      The intangible asset balance represents the cost of a licensing agreement between BoxTop Entertainment, Inc. (an affiliate company) and the Company. The licensing agreement is for the indefinite use of the BoxTop tradename and logo. The intangible asset is stated at cost less accumulated amortization. Amortization expense is provided using the straight-line method over ten years.

      The carrying value of the intangible asset is reviewed periodically for impairment based on future expected cash flows. Based on its review, the Company does not believe that an impairment has occurred.

Software development costs

      Software development costs incurred in connection with the Company's licensed software products are accounted for in accordance with the provisions of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed" (FAS 86). Capitalization of such costs begins only upon establishment of technological feasibility as defined in FAS 86 and ends when the resulting product is available for sale. All costs incurred to establish the technological feasibility of software products are classified as research and development and are expensed as incurred. No products had reached technological feasibility during the period from November 6, 1995 (inception) through May 31, 1997. Research and development costs included in selling, general and administrative expense approximated $78,000 and

                            BOXTOP INTERACTIVE, INC.

$224,000 for the period November 6, 1995 (inception) through September 30, 1996, and the period October 1, 1996 through May 31, 1997, respectively.

Income taxes

      The Company has applied the asset and liability approach of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS
109), for financial accounting and reporting purposes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

Stock-based compensation

      The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25), and related Interpretations and to elect the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

3.  Property and Equipment

      Property and equipment consist of the following:

                                                       September 30,  May 31,
                                                           1996        1997
                                                       ------------- ---------
   Furniture and fixtures.............................   $ 16,394    $  31,388
   Computer equipment.................................    376,017      502,826
   Leasehold improvements.............................      1,438       21,260
   Computer software..................................         --       20,005
                                                         --------    ---------
                                                          393,849      575,479
   Less accumulated depreciation and amortization.....    (79,973)    (184,025)
                                                         --------    ---------
     Property and equipment, net......................   $313,876    $ 391,454
                                                         ========    =========

                            BOXTOP INTERACTIVE, INC.

      At September 30, 1996 and May 31, 1997, the Company had approximately $127,000 of equipment under capital lease included in property and equipment in the accompanying financial statements.

4.  Accrued Expenses

      Accrued expenses consist of the following:

                                                         September 30, May 31,
                                                             1996        1997
                                                         ------------- --------
   Payroll taxes payable................................   $402,972    $     --
   Customer advances....................................    165,419     180,994
   Accrued vacation.....................................     28,000      40,952
   Deferred rent........................................        --       31,603
   Accrued interest.....................................        --       36,016
   Other................................................     10,272      30,296
                                                           --------    --------
                                                           $606,663    $319,861
                                                           ========    ========

5. Long-term Debt

      Long-term debt consists of the following:

                                                      September 30,   May 31,
                                                          1996         1997
                                                      ------------- -----------
Notes payable to shareholders (see Note 11),
 accruing monthly interest based on an annual rate
 of 8%. Outstanding principal and accrued interest
 are due 120 days after demand. These notes are
 secured by substantially all of the assets of the
 Company and are guaranteed by the principal
 shareholder of the Company. These notes require a
 late payment penalty of 5.0% of the outstanding
 principal and accrued interest should payment not
 be received within 120 days after demand...........    $200,000    $   100,000
Notes payable accruing monthly interest based on an
 annual rate of 8%. Outstanding principal and
 accrued interest are due on the earlier of demand
 or July 1, 1997. These notes are secured by
 substantially all of the assets of the Company and
 are guaranteed by the principal shareholders of the
 Company............................................          --        750,000
Notes payable accruing monthly interest based on an
 annual rate of 15%. Outstanding principal and
 accrued interest are due on July 1, 1997. These
 notes are secured by substantially all of the
 assets of the Company and are guaranteed by the
 principal shareholder of the Company. In connection
 with these borrowings the Company issued warrants
 to acquire 375,000 shares of the Company's common
 stock at $1.00 per share exercisable on demand.....          --        375,000
Note payable to IXL Enterprises, Inc. (see note 12),
 accruing monthly interest based on an annual rate
 of 8%. Outstanding principal and accrued interest
 are due on June 17, 1997. The note is guaranteed by
 the principal shareholder of the Company...........          --        250,000
Bank equipment note payable bearing interest at the
 Bank's prime rate plus 2%. This note requires
 monthly principal payments of $1,526 plus interest
 through September 1999.............................      54,930         42,723
Other...............................................       5,408            526
                                                        --------    -----------
    Total debt......................................     260,338      1,518,249
  Less current portion of long-term debt............    (223,718)    (1,493,836)
                                                        --------    -----------
  Long-term debt....................................    $ 36,620    $    24,413
                                                        ========    ===========

                            BOXTOP INTERACTIVE, INC.

      Future maturities of principal payments under long-term debt are as follows:

   Year ending
   May 31,
   -----------
     1998............................................................ $1,493,836
     1999............................................................     24,413
                                                                      ----------
                                                                      $1,518,249
                                                                      ==========

      In June 1997, the Company was acquired by iXL Enterprises, Inc. (see Note
12). A portion of the proceeds from the acquisition was used to repay the Company's outstanding debt and accrued interest of approximately $1,600,000 at the date of acquisition.

6. Shareholders' deficit

Stock

      The Company is authorized to issue two classes of stock designated respectively as "common stock" and "preferred stock." The number of shares of common stock and preferred stock authorized for issuance is 50,000,000 and 5,000,000, respectively.

      Any liquidation preferences, dividends, voting rights and convertible features of the preferred stock are to be determined by the Company's Board of Directors at the time of issuance. From November 6, 1995 (inception) through May 31, 1997, there was no preferred stock issued or outstanding.

      During the period November 6, 1995 (inception) through September 30, 1996 and the period October 1, 1996 through May 31, 1997, the Company recognized stock compensation expense of approximately $32,000 and $19,000, respectively, related to the issuance of its common stock to employees and consultants. The Company estimated the fair value of its stock at the date it was issued to employees and consultants taking into consideration the Company's results of operations, a stock repurchase, the sale of the Company to iXL and certain other transactions.

Warrants

      In connection with borrowings made by the Company during the period October 1, 1996 through May 31, 1997, the Company issued warrants to acquire 375,000 shares of the Company's common stock at $1.00 per share exercisable on demand. The fair value of the warrants at the date of grant was estimated to be less than $1,000 and accordingly no amounts were allocated to them.

      In December 1996 and May 1997, the Company issued warrants to consultants to acquire 30,000 shares of the Company's common stock at an exercise price of $1.10 per share and 40,000 shares of the Company's common stock at an exercise price of $1.50 per share, respectively. Such warrants were exercisable immediately. The Company recognized expense of approximately $38,000 in connection with the issuance of warrants in May 1997. These warrants remained outstanding as of May 31, 1997.

      In connection with a customer making a $500,000 cash deposit with the Company in October 1996 for future services, the Company issued warrants to acquire 712,500 shares of the Company's common stock at $.90 per share exercisable on demand. As of May 31, 1997, the Company has customer advances of approximately $180,000 related to remaining services to be performed under the agreement. These warrants remained outstanding as of May 31, 1997. The fair value of the warrants at the date of grant was estimated to be less than $1,000 and accordingly no amounts were allocated to them.

                            BOXTOP INTERACTIVE, INC.

      The fair value of each warrant issued during the period October 1, 1996 through May 31, 1997 was estimated on the date of the grant using the Black-Scholes option pricing model with the following weighted-average assumptions: dividend yield of 0%; expected volatility of 20%; risk free interest rate of 6%; expected life of 3 years.

7. Income Taxes

      The Company's income tax expense for the period November 6, 1995 (inception) through September 30, 1996 and the period October 1, 1996 through May 31, 1997, consists entirely of the California State minimum income tax of $800.

      The Company had net deferred tax assets consisting primarily of federal and state net operating loss carryforwards. The Company has no items which give rise to significant deferred tax liabilities. At September 30, 1996 and May 31, 1997, the Company has recorded a full valuation allowance offsetting the net deferred tax assets as management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized.

      At May 31, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $1,560,000 expiring in 2012. The Internal Revenue Code can impose certain limitations on the future availability of net operating loss carryforwards, including annual limitations on the amount of the carryforwards which could be utilized following substantial changes in a company's ownership.

      The difference between the Company's effective income tax rate and multiplying the Company's loss before income taxes by the Federal statutory income tax rate for each of the periods presented in the financial statements is due primarily to the recording of a valuation allowance to offset the Company's net deferred tax asset.

8. Stock Option Plan

      The Board of Directors has adopted a stock option plan (the Plan). Pursuant to the terms of the Plan, the Board of Directors is authorized to grant options to purchase common stock not to exceed 3,000,000 shares to officers, employees and nonemployees. The Board of Directors is further authorized to establish the exercise price and the vesting terms.

      Pro forma information regarding net loss is required by FAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method. Had compensation cost for the Company's Plan been determined based on the fair value at the grant date consistent with the provisions of FAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                        September 30,  May 31,
                                                            1996        1997
                                                        ------------- ---------
   Net loss
     As reported.......................................   $(978,765)  $(748,397)
     Pro forma.........................................    (978,865)   (810,397)

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for grants during the 1996 and 1997 periods, respectively: dividend yield of 0% for both periods; expected volatility of 0% for both periods; risk free interest rate of 6.3% for both periods; expected life of 3.2 years and 3.0 years.

                           BOXTOP INTERACTIVE, INC.

      A summary of stock options as of September 30, 1996 and May 31, 1997, and changes during the periods ending on those dates is as follows:

                                         September 30, 1996      May 31, 1997
                                         --------------------  ----------------
                                                    Weighted           Weighted
                                                     Average           Average
                                                    Exercise           Exercise
                                         Options      Price    Options  Price
                                         ---------- ---------  ------- --------
   Outstanding at beginning of period..          --  $     --  405,000  $0.97
   Granted.............................     405,000  $   0.97  465,000  $1.10
                                         ----------            -------
   Outstanding at end of period........     405,000  $   0.97  870,000  $1.04
                                         ==========            =======
   Weighted average fair value of
    options granted during the period:
     Exercise price exceeds fair value
      of stock.........................              $     --           $0.13
     Exercise price equals fair value
      of stock.........................              $     --           $  --
     Exercise price is less than fair
      value of stock...................              $     --           $0.99

      No options were exercised or forfeited during the period from November 6, 1995 (inception) through May 31, 1997.

      The following table summarizes information about stock options outstanding at May 31, 1997:

                      Options Outstanding            Options Exercisable
           ----------------------------------------- --------------------
                                          Weighted
                                Weighted   Average               Weighted
                      Number    Average   Remaining    Number    Average
           Exercise Outstanding Exercise Contractual Exercisable Exercise
            Prices  at 5/31/97   Price      Life     at 5/31/97   Price
           -------- ----------- -------- ----------- ----------- --------
           $1.10      550,000    $1.10      9.60       250,000    $1.10
           $1.10      270,000    $1.10      4.50       145,000    $1.10
           $0.01       50,000    $0.01      4.20        16,668    $0.01

      In May 1997, the Company granted certain employees options to acquire 40,000 shares of the Company's common stock at $1.10 per share. These options vested immediately. The Company recognized approximately $32,000 of stock compensation expense related to the issuance of these options.

9. Commitments

      The Company is obligated under various capital leases for computer equipment that expire at various dates through 1999. The gross amount of computer equipment and related accumulated amortization included in property and equipment and recorded under capital lease is as follows:

                                                         September 31, May 31,
                                                             1996        1997
                                                         ------------- --------
     Computer Equipment.................................   $126,686    $126,686
       Less accumulated amortization....................    (23,226)    (40,117)
                                                           --------    --------
                                                           $103,460    $ 86,569
                                                           ========    ========

      Amortization of assets held under capital lease for the period November 6, 1995 (inception) through September 30, 1996 and the period October 1, 1996 through May 31, 1997 of approximately $23,000 and $17,000, respectively, is included with depreciation expense.

                            BOXTOP INTERACTIVE, INC.

      Future minimum lease payments under non-cancelable operating leases and future minimum capital lease payments as of May 31, 1997 are as follows:

     Year Ending                                              Capital  Operating
     May 31,                                                   Leases   Leases
     -----------                                              -------- ---------
       1998.................................................. $ 52,500 $212,208
       1999..................................................   52,500  212,208
       2000..................................................    4,015  212,208
       2001..................................................       --  123,788
                                                              -------- --------
     Total minimum lease payments............................ $109,015 $760,412
                                                              ======== ========

      Rental expense under operating leases, primarily the Company's office facility, for the period November 6, 1995 (inception) through September 30, 1996 and the period October 1, 1996 through May 31, 1997 totaled approximately $96,000 and $154,000, respectively.

10. Employee Benefit Plan

      During the period October 1, 1996 through May 31, 1997, the Company established a 401(k) plan (the Plan) under Section 401(k) of the Internal Revenue Code. The Plan permitted the Company to make discretionary contributions to employees' 401(k) accounts, subject to IRS limitations on maximum contributions. During the period from October 1, 1996 through May 31, 1997, the Company made no contributions to this plan.

11. Related Party Transactions

      The amounts due to affiliate represent monies owed to BoxTop Entertainment, Inc., an affiliated company who provided non-interest bearing advances to the Company. During the period November 6, 1995 through September 30, 1996, certain shared operating expenses including payroll, rent and other costs were allocated between BoxTop Entertainment, Inc. and the Company. Costs allocated to the Company were approximately $280,000, and are reflected in general and administrative expenses in the accompanying financial statements.

      The Company made non-interest bearing advances to its principal shareholder. Amounts outstanding at September 30, 1996 and May 31, 1997 were $18,945 and $79,565, respectively.

      At September 30, 1996 and May 31, 1997, the Company had outstanding loans of $200,000 and $100,000, respectively, due to certain of its shareholders. The loans bear interest at 8% per annum.

12. Subsequent Events

      On May 30, 1997, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of iXL Enterprises, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations and change in members' deficit and of cash flows present fairly, in all material respects, the financial position of Green Room Productions L.L.C. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 3, 1998

                         GREEN ROOM PRODUCTIONS L.L.C.

                                 BALANCE SHEET

                                                                   December 31,
                                                                       1997
                                                                   ------------
                              ASSETS
Current assets
  Cash............................................................  $   37,532
  Accounts receivable.............................................     282,573
  Cost and estimated earnings in excess of billings on uncompleted
   contracts......................................................      39,660
  Due from bank for factored accounts receivable..................      10,878
                                                                    ----------
    Total current assets..........................................     370,643
Equipment, net....................................................     123,388
Other assets......................................................       3,000
                                                                    ----------
    Total assets..................................................  $  497,031
                                                                    ==========
                 LIABILITIES AND MEMBERS' EQUITY
Current liabilities
  Accounts payable................................................  $   82,888
  Accrued expenses................................................      77,727
  Short-term borrowings...........................................     118,170
  Current portion of capital lease obligations....................      55,367
  Billings in excess of costs and estimated earnings on
   uncompleted contracts..........................................      43,073
                                                                    ----------
    Total current liabilities.....................................     377,225
Capital lease obligations.........................................      20,583
                                                                    ----------
    Total liabilities.............................................     397,808
                                                                    ----------
Members' equity
  Members' Units, no par value; 1,000,000 units issued and
   outstanding....................................................
  Unallocated capital.............................................   1,093,411
  Members' deficit................................................    (994,188)
                                                                    ----------
    Total members' equity.........................................      99,223
                                                                    ----------
Commitments.......................................................
                                                                    ----------
    Total liabilities and members' equity.........................  $  497,031
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                         GREEN ROOM PRODUCTIONS L.L.C.

             STATEMENT OF OPERATIONS AND CHANGE IN MEMBERS' DEFICIT

                                                                   For the year
                                                                      ended
                                                                   December 31,
                                                                       1997
                                                                   ------------
Revenues..........................................................  $1,483,003
Cost of revenues..................................................     948,011
                                                                    ----------
  Gross profit....................................................     534,992
Selling, general and administrative expenses......................     970,143
Depreciation and amortization.....................................      58,894
                                                                    ----------
  Loss from operations............................................    (494,045)
Interest expense and other, net...................................     (16,672)
                                                                    ----------
  Net loss........................................................    (510,717)
Members' deficit, beginning of year...............................    (483,471)
                                                                    ----------
Members' deficit, end of year.....................................  $ (994,188)
                                                                    ==========


   The accompanying notes are an integral part of these financial statements.

                         GREEN ROOM PRODUCTIONS L.L.C.

                            STATEMENT OF CASH FLOWS

                                                                   For the year
                                                                      ended
                                                                   December 31,
                                                                       1997
                                                                   ------------
Cash flows from operating activities
 Net loss.........................................................  $(510,717)
 Adjustments to reconcile net loss to net cash provided by (used
  in) operating activities
  Depreciation and amortization...................................     58,894
  Changes in operating assets and liabilities
   Accounts receivable............................................   (215,909)
   Costs and estimated earnings in excess of billings on
    uncompleted contracts.........................................    (21,912)
   Other assets...................................................     23,164
   Accounts payable and accrued expenses..........................     95,723
   Billings in excess of costs and estimated earnings on
    uncompleted contracts.........................................     43,073
                                                                    ---------
    Net cash used in operating activities.........................   (527,684)
                                                                    ---------
Cash flows from investing activities
 Capital expenditures.............................................     (9,182)
                                                                    ---------
    Net cash used in investing activities.........................     (9,182)
                                                                    ---------
Cash flows from financing activities
 Net proceeds from factored account receivables...................     54,391
 Payments on capital leases.......................................    (42,752)
                                                                    ---------
    Net cash provided by financing activities.....................     11,639
                                                                    ---------
    Net decrease in cash..........................................   (525,227)
Cash, beginning of year...........................................    562,759
                                                                    ---------
Cash, end of year.................................................  $  37,532
                                                                    =========
Supplemental disclosure of cash flow information
 Cash paid during the period for interest.........................  $  29,662
                                                                    =========
Non-cash investing and financing activities
 Acquisition of equipment through capital leases..................  $  65,503
                                                                    =========

   The accompanying notes are an integral part of these financial statements.

                         GREEN ROOM PRODUCTIONS L.L.C.

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

      Green Room Productions L.L.C. (the "Company") creates consumer-oriented content for the World Wide Web (the "Web"). The content developed for the Web consists of informative and promotional websites with a focus on the travel industry. The Company's customers are located throughout the United States.

Significant accounting policies

Revenue recognition

      Revenue from service contracts is recognized over the contractual period using the percentage-of-completion method based on when services are performed. Advance billings in excess of costs represent deferred revenue and are recorded as billings in excess of costs and estimated earnings on uncompleted contracts. Unbilled receivables in excess of billings represent earned revenues and are recorded as costs and estimated earnings in excess of billings on uncompleted contracts. Operating expenses, including indirect costs and administrative expenses, are charged to income as incurred and are not allocated to contract costs. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued.

Equipment

      Equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided on the straight-line method over the estimated useful lives for purchased assets, which range from 3 to 7 years. Equipment held under capital lease is amortized on the straight-line method over the lesser of the useful life or the lease term.

Income taxes

      The Company is organized as a limited liability corporation (L.L.C.). As such, the Company's income, or losses, are passed through directly to the shareholders of the Company. As a result, no provision for income taxes has been made in the accompanying financial statements.

Stock-based compensation

      The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations and has elected the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximate fair value. The carrying amounts of borrowings approximate fair value based on current rates of interest available to the Company for loans of similar maturities.

                         GREEN ROOM PRODUCTIONS L.L.C.

Comprehensive income
      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income, which represents the change in equity during a period from non-owner sources. The Company has not incurred any such activity other than the net loss for all periods presented.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amounts of assets, liabilities and future operating results.

2. Equipment

      Equipment consists of the following:

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Computer equipment..............................................   $147,279
   Computer software...............................................     21,577
   Furniture and fixtures..........................................     35,058
                                                                      --------
                                                                       203,914
   Less accumulated depreciation and amortization..................    (80,526)
                                                                      --------
   Equipment, net..................................................   $123,388
                                                                      ========

      At December 31, 1997, the Company had equipment under capital lease, net of amortization, of $75,486.

3. Borrowings

      Borrowings consist of the following:

                                                                    December 31,
                                                                        1997
                                                                    ------------
     Capital lease obligations, payable in monthly installments of
      $137 to $1,738 expiring from 1998 to 2000, collateralized by equipment with a net book value of $75,486 as of December
      31, 1997....................................................   $  75,950
     Borrowing, secured by factored accounts receivable...........      54,391
     Note payable to a member, unsecured, which provides for
      quarterly interest only payments at 11%.....................       9,423
     Note payable to a member, unsecured, which provides for
      quarterly interest only payments at 11%.....................      27,416
     Note payable to a member, unsecured, which provides for
      quarterly interest only payments at 11%.....................      26,940
                                                                     ---------
                                                                       194,120
     Less current maturities......................................    (173,537)
                                                                     ---------
     Long-term portion............................................   $  20,583
                                                                     =========

                         GREEN ROOM PRODUCTIONS L.L.C.

      Total interest expense recognized for the year ended December 31, 1997 was $18,785, including $8,048 owed to related parties.

      During 1996 the Company entered into an agreement with a bank whereby the Company sold certain qualified accounts receivable to the bank, with recourse, for the amount of the accounts receivable less fees and interest. Fees were calculated at 1% of the amount of the receivable at the date of sale. Interest is calculated as 0.2% of the amount of the outstanding balance for each day the receivable is outstanding. As of December 31, 1997, the Company had an outstanding factored balance of $54,391.

      The aggregate maturities required on notes payable and capital lease obligations are as follows:

     Year ending
     December 31,
     ------------
       1998........................................................... $173,537
       1999...........................................................   26,761
       2000...........................................................    1,637
       Less amounts representing interest on capital leases...........   (7,815)
                                                                       --------
                                                                       $194,120
                                                                       ========

4. Employee Benefits

Unit plan

      During 1996, the Company adopted an employee unit plan which provides for the granting of member units to officers and other key employees of the Company. These awards vest over a three-year period. The plan terminates on December 31, 2007. All new awards of units are withdrawn from the three original members.

      The Company applies APB Opinion No. 25 and related Interpretations in accounting for the plan. During the years ended December 31, 1997, no compensation cost was recognized for issuance of 15,750 units under the Company's plan.

401(k) savings plan

      Effective April 1, 1997, the Company established a 401(k) plan for substantially all employees over the age of 21 and with more than six months of services as defined by the plan. The plan allows for discretionary employer matching contributions up to 15% of the employees' compensation, subject to limitations. The matching contributions made during the year ended December 31, 1997 were not significant.

                         GREEN ROOM PRODUCTIONS L.L.C.

5. Concentrations of Credit Risk

      Net sales for the year ended December 31, 1997 for several major customers, together with the receivable due from each customer, are presented below. The Company does not obtain, nor require, any collateral or other security instruments related to these balances.

                                                               December 31,
                                                                   1997
                                                           ---------------------
                                                                       Accounts
                                                           Amount of  Receivable
     Customer                                              Net Sales   Balance
     --------                                              ---------- ----------
      A..................................................  $  506,557  $ 39,998
      B..................................................     201,637    30,682
      C..................................................     177,245    12,529
      D..................................................     139,500    59,433
      E..................................................     127,901    45,009
                                                           ----------  --------
                                                           $1,152,840  $187,651
                                                           ==========  ========

6. Commitments

      Future minimum lease payments under non-cancelable operating leases as of December 31, 1997 are as follows:

     Year ending
     December 31,
     ------------
      1998.............................................................  $64,000
      1999.............................................................    2,000
                                                                         -------
      Total minimum lease payments.....................................  $66,000
                                                                         =======

      The Company's operating leases are primarily for office equipment and the Company's office facility. Rental expense under operating leases for the year ended December 31, 1997 totaled approximately $139,000.

7. Subsequent Event

      On February 5, 1998, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of iXL Enterprises, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' deficit, and of cash flows present fairly, in all material respects, the financial position of Digital Planet at September 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
July 13, 1998

                                 DIGITAL PLANET

                                 BALANCE SHEET

                                                     September 30,  March 31,
                                                         1997         1998
                                                     ------------- -----------
                                                                   (unaudited)
ASSETS
Current assets
  Cash..............................................  $    87,355  $    98,302
  Accounts receivable...............................      482,997      651,770
  Cost and estimated earnings in excess of billings
   on uncompleted contracts.........................       92,091           --
  Other current assets..............................       48,162       21,977
                                                      -----------  -----------
    Total current assets............................      710,605      772,049
Equipment, net......................................      188,559      450,776
Other assets........................................       19,632       26,474
                                                      -----------  -----------
    Total assets....................................  $   918,796  $ 1,249,299
                                                      ===========  ===========
LIABILITIES, MANDATORILY REDEEMABLE CONVERTIBLE
 PREFERRED STOCK AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable..................................  $   227,597  $   258,779
  Accrued expenses..................................      228,218      173,530
  Short-term borrowings.............................      762,225    1,096,502
  Current portion of capital lease obligations......        9,936       26,179
  Billings in excess of costs and estimated earnings
   on uncompleted contracts.........................       32,874       83,912
                                                      -----------  -----------
    Total current liabilities.......................    1,260,850    1,638,902
Deferred rent.......................................           --       28,131
Capital lease obligations...........................        8,006      100,506
                                                      -----------  -----------
    Total liabilities...............................    1,268,856    1,767,539
                                                      -----------  -----------
Series A mandatorily redeemable convertible
 preferred stock, 1,966,163 shares designated;
 811,597 shares issued and outstanding..............      613,567      613,567
                                                      -----------  -----------
Series A preferred stock warrants, 1,154,566
 outstanding........................................      161,639      161,639
                                                      -----------  -----------
Shareholders' deficit
  Common stock, no par value; 40,000,000 shares
   authorized; 9,579,500 and 9,580,000 shares issued
   and outstanding at September 30, 1997 and March
   31, 1998, respectively...........................        9,580        9,830
Additional paid-in capital..........................       48,838       48,838
Accumulated deficit.................................   (1,183,684)  (1,352,114)
                                                      -----------  -----------
    Total shareholders' deficit.....................   (1,125,266)  (1,293,446)
                                                      -----------  -----------
Commitments
                                                      -----------  -----------
    Total liabilities and shareholders' deficit.....  $   918,796  $ 1,249,299
                                                      ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                                 DIGITAL PLANET

                            STATEMENT OF OPERATIONS

                                    For the
                                      Year      For the Six Months
                                     Ended             Ended
                                   September         March 31,
                                      30,      ----------------------  --- ---
                                      1997        1997        1998
                                   ----------  ----------  ----------
                                                    (unaudited)
Revenues.......................... $3,745,947  $1,921,302  $1,598,868
Cost of revenues..................  2,031,531   1,037,503   1,006,664
                                   ----------  ----------  ----------
  Gross profit....................  1,714,416     883,799     592,204
Selling, general and
 administrative expenses..........  1,209,550     513,647     625,766
Depreciation and amortization.....     45,277      11,319      36,658
                                   ----------  ----------  ----------
  Income (loss) from operations...    459,589     358,833     (70,220)
Interest expense, net.............    (56,824)    (11,867)    (97,410)
                                   ----------  ----------  ----------
  Income (loss) before income
   taxes..........................    402,765     346,966    (167,630)
Income tax provision..............        800         800         800
                                   ----------  ----------  ----------
  Net income (loss)...............    401,965     346,166    (168,430)
Accretion on Series A mandatorily
  redeemable convertible preferred
   stock..........................   (149,646)   (149,646)         --
                                   ----------  ----------  ----------
Net income (loss) available to
 common shareholders.............. $  252,319  $  196,520  $ (168,430)
                                   ==========  ==========  ==========


   The accompanying notes are an integral part of these financial statements.

                                 DIGITAL PLANET

                 STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                            Common Stock
                         ------------------ Additional
                           Shares            Paid-in   Accumulated
                         Outstanding Amount  Capital     Deficit       Total
                         ----------- ------ ---------- -----------  -----------
Balance, September 30,
 1996...................  9,579,500  $9,580  $48,838   $(1,436,003) $(1,377,585)
Accretion on Series A
 mandatorily redeemable
 convertible preferred
 stock..................         --      --       --      (149,646)    (149,646)
  Net income............         --      --       --       401,965      401,965
                          ---------  ------  -------   -----------  -----------
Balance, September 30,
 1997...................  9,579,500   9,580   48,838    (1,183,684)  (1,125,266)
Exercise of stock
 options (unaudited)....        500     250       --            --          250
  Net loss (unaudited)..         --      --       --      (168,430)    (168,430)
                          ---------  ------  -------   -----------  -----------
Balance, March 31, 1998
 (unaudited)............  9,580,000  $9,830  $48,838   $(1,352,114) $(1,293,446)
                          =========  ======  =======   ===========  ===========



   The accompanying notes are an integral part of these financial statements.

                                 DIGITAL PLANET

                            STATEMENT OF CASH FLOWS

                                                           For the six months
                                             For the year         ended
                                                 ended          March 31,
                                             September 30, --------------------
                                                 1997        1997       1998
                                             ------------- ---------  ---------
                                                               (unaudited)
Cash flows from operating activities
 Net income (loss).........................    $ 401,965   $ 346,166  $(168,430)
 Adjustments to reconcile net income (loss)
  to net cash provided by (used in)
  operating activities
  Depreciation and amortization............       45,277      11,319     36,658
  Changes in operating assets and
   liabilities
   Accounts receivable.....................     (194,908)    (81,190)  (168,773)
   Costs and estimated earnings in excess
    of billings on uncompleted contracts...      (92,091)         --     92,091
   Other assets............................      (44,429)     (2,537)    19,222
   Accounts payable and accrued expenses...      263,579     (12,357)   (23,506)
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts..............................     (819,073)   (239,143)    51,038
   Deferred rent...........................           --          --     28,131
                                               ---------   ---------  ---------
    Net cash (used in) provided by
     operating activities..................     (439,680)     22,258   (133,569)
                                               ---------   ---------  ---------
Cash flows from investing activities
 Capital expenditures......................      (97,679)    (10,855)  (185,810)
 Other.....................................       (8,060)         --         --
                                               ---------   ---------  ---------
    Net cash used in investing activities..     (105,739)    (10,855)  (185,810)
                                               ---------   ---------  ---------
Cash flows from financing activities
 Proceeds from factored accounts
  receivable...............................      167,081          --     87,250
 Payments on revolving line of credit......      (50,000)         --         --
 Payments on capital leases................      (10,353)     (2,588)    (4,202)
 Payments on short-term borrowings.........      (85,846)    (24,711)    (2,972)
 Proceeds from short-term borrowings.......      500,000          --    250,000
 Proceeds from exercise of stock options...           --          --        250
                                               ---------   ---------  ---------
    Net cash provided by (used in)
     financing activities..................      520,882     (27,299)   330,326
                                               ---------   ---------  ---------
    Net (decrease) increase in cash........      (24,537)    (15,896)    10,947
Cash, beginning of period..................      111,892     111,892     87,355
                                               ---------   ---------  ---------
Cash, end of period........................    $  87,355   $  95,996  $  98,302
                                               =========   =========  =========
Supplemental disclosures of cash flow
 information
 Cash paid during the period for interest..    $  38,898   $  11,867  $  65,023
                                               =========   =========  =========
 Cash paid during the period for income
  taxes....................................    $     800   $      --  $      --
                                               =========   =========  =========
Non-cash investing and financing activities
 Accretion on Series A mandatorily
  redeemable convertible preferred stock...    $ 149,646   $ 149,646  $      --
                                               =========   =========  =========
Acquisition of equipment through capital
 leases....................................    $      --   $      --  $ 112,944
                                               =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                                 DIGITAL PLANET

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

      Digital Planet (the "Company") was incorporated on October 26, 1994 in California and is engaged in the development of consumer-oriented content for the World Wide Web and other media. The Company's customers are located throughout the United States.

Significant accounting policies

Revenue recognition

      Revenue from service contracts is recognized over the contractual period using the percentage-of-completion method based on when services are performed. Advance billings in excess of costs represent deferred revenue and are recorded as billings in excess of costs and estimated earnings on uncompleted contracts. Unbilled receivables in excess of billings represent earned revenues and are recorded as costs and estimated earnings in excess of billings on uncompleted contracts. Revenue for services in which reasonable estimates to complete could not be made is recognized upon completion and when all remaining obligations are not significant. Operating expenses, including indirect costs and administrative expenses, are charged to income as incurred and are not allocated to contract costs. Any anticipated losses on contracts are charged to earnings when identified.

Equipment

      Equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided on the straight-line method over the estimated useful lives for purchased assets, which range from 3 to 7 years. Equipment held under capital lease is amortized on the straight-line method over the lesser of the useful life or the lease term. Leasehold improvements are amortized using the straight-line method over the lesser of the useful life or the lease term.

Income taxes

      The Company has applied the asset and liability approach of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," for financial accounting and reporting purposes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

Stock-based compensation

      The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations and has elected the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                                 DIGITAL PLANET

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, accrued expenses and mandatorily redeemable convertible preferred stock approximate fair value. The carrying amount of borrowings approximate fair value based on current rates of interest available to the Company for loans of similar maturities.

Comprehensive income

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income, which represents the change in equity during a period from non-owner sources. The Company has not incurred any such activity other than the net income (loss) for all periods presented.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amounts of assets, liabilities and future operating results.

Interim financial information

      The accompanying financial statements and related notes as of March 31, 1998 and for the six months ended March 31, 1997 and 1998 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company's financial position as of March 31, 1998 and the results of the Company's operations and its cash flows for the six months ended March 31, 1997 and 1998. The results for the six months ended March 31, 1998 are not necessarily indicative of the results to be expected for the year ending September 30, 1998.

2. Equipment

      Equipment consists of the following:

                                                      September 30,  March 31,
                                                          1997         1998
                                                      ------------- -----------
                                                                    (unaudited)
   Computer equipment................................   $253,608     $468,297
   Computer software.................................     20,483       24,982
   Leasehold improvements............................     12,361       91,926
                                                        --------     --------
                                                         286,452      585,205
   Less accumulated depreciation and amortization....    (97,893)    (134,429)
                                                        --------     --------
   Equipment, net....................................   $188,559     $450,776
                                                        ========     ========

      At September 30, 1997 and March 31, 1998, the Company had equipment under capital lease, net of amortization, of $25,066 and $131,518, respectively.

                                 DIGITAL PLANET

3. Borrowings

      Borrowings consist of the following:

                                                     September 30,  March 31,
                                                         1997         1998
                                                     ------------- -----------
                                                                   (unaudited)
   Note payable, unsecured, due March 1, 1998 which
    provides for payment of the principal balance,
    plus interest accrued at prime plus 2%.........    $ 500,000   $   500,000
   Note payable, unsecured, due April 15, 1998
    which provides for payment of the principal
    balance plus interest accrued at 12%...........           --       250,000
   Capital lease obligations, payable in monthly
    instalments of $156 to $1,083 expiring from
    1998 to 2003, collateralized by equipment with
    a net book value of $25,066 and $131,518 at
    September 30, 1997 and March 31, 1998,
    respectively...................................       17,942       126,685
   Borrowing, secured by factored accounts
    receivable.....................................      167,081       254,331
   Note payable to shareholder, unsecured, which
    provides for periodic principal payments of
    $500 to $1,500 plus interest at 10%. The note
    was repaid in May 1998.........................       55,659        56,014
   Note payable to an officer, unsecured, which
    provides for monthly interest only payments at
    10%. The note was repaid in May 1998...........       10,786         8,339
   Note payable to shareholder, unsecured, which
    provides for monthly interest only payments at
    10%. The note was repaid in May 1998...........       28,699        27,818
                                                       ---------   -----------
                                                         780,167     1,223,187
   Less current maturities.........................     (772,161)   (1,122,681)
                                                       ---------   -----------
   Long-term portion...............................    $   8,006   $   100,506
                                                       =========   ===========

      Total interest expense recognized by the Company for the year ended September 30, 1997 and the six months ended March 31, 1998 was $60,639 and $97,902, respectively, including $34,905 and $38,381, respectively, recognized with respect to related party borrowings. The Company maintained a $50,000 line of credit which expired and was repaid on July 1, 1997.

      The $500,000 note payable was issued pursuant to an agreement with a private investor and included a detachable warrant to purchase up to 166,667 shares of the Company's common stock for $3 per share through April 2000 (see
Note 6). The value of the warrants was not material. The note was repaid with proceeds from the sale of the Company to iXL Enterprises, Inc. (see Note 11). The warrant was not exercised. On July 25, 1997, the Company entered into an agreement with a bank whereby the Company sold certain qualified accounts receivable to the bank, with recourse, for the amount of the accounts receivable less fees and interest. Fees are calculated at 1% of the amount of the accounts receivable at the date of sale. Interest is calculated as 0.1% of the amount of the outstanding balance for each day the accounts receivable are outstanding. As of May 12, 1998, all of the factored accounts receivable had been collected from the customer.

      On January 14, 1998, the Company entered into an agreement with iXL Enterprises, Inc. to borrow $250,000 pursuant to a note which accrues interest at 12% per year.

                                DIGITAL PLANET

      The aggregate maturities required on borrowings including capital lease obligations are as follows:

   Year ending September 30,
   -------------------------
     1998............................................................. $774,500
     1999.............................................................    7,625
     2000.............................................................    1,271
                                                                       --------
                                                                        783,396
   Less amounts representing interest on capital leases...............   (3,229)
                                                                       --------
                                                                       $780,167
                                                                       ========

4. Income Taxes

      At September 30, 1997, the Company had net operating loss carryforwards for federal income tax purposes of approximately $204,000. The carryforwards expire in varying amounts in 2003 through 2013. A valuation allowance has been established against the benefit of the net operating loss carryforwards and other deferred tax assets which the Company does not believe are more likely than not to be realized. Under the Tax Reform Act of 1986, the amount of and the benefit from federal net operating losses that can be carried forward may be limited in certain circumstances. Events which may cause changes in the Company's tax carryovers include, but are not limited to, a cumulative ownership change of more than 50% over a three-year period.

      The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income for the year ended September 30, 1997 due to the utilization of net operating loss carryforwards which had been previously reserved for.

5. Series A Mandatorily Redeemable Convertible Preferred Stock

      In June 1996, the Company entered into an agreement to issue 811,597 shares of Series A 8% Mandatorily Redeemable Convertible Preferred Stock and 1,154,566 Preferred Stock Warrants in return for the termination of a loan, advances and the cancellation of previously issued warrants with a combined carrying value totaling $511,306. The aggregate authorized number of preferred shares is 10,000,000 of which 1,966,163 are designated as Series A Mandatorily Redeemable Convertible Preferred Stock ("Series A Preferred Stock") with 811,597 shares issued and outstanding at September 30, 1997 and March 31, 1998.

      Each share of Series A Preferred Stock outstanding is convertible at the option of the holder into one share of common stock, subject to certain adjustments, and automatically converts upon the completion of an underwritten public offering of common stock with gross proceeds of at least $7.5 million and a public offering price of not less than $2.52 per share.

      The holders of the Series A Preferred Stock are entitled to receive their original issuance price of $0.63 per share in liquidation, plus an amount equal to all declared but unpaid dividends, prior and in preference to any distribution to the holders of common stock. At September 30, 1997 and March 31, 1998, the aggregate liquidation value of the Series A Preferred Stock is $511,306. Each share of preferred stock is redeemable at the option of the holder for $613,567 (120% of its original issuance price) any time after January 1, 1997.

                                 DIGITAL PLANET

      The holders of the preferred stock are entitled to elect two members to the Board of Directors and have voting rights equal to common stock on an if-converted basis. Preferred stockholders also are entitled to receive noncumulative dividends in preference to any dividends on common stock at a rate per share equal to 8% of the original per share value. No dividends have been declared as of September 30, 1997 or March 31, 1998. The Company is restricted from authorizing or creating any new class or series of stock which has a preference over or is equal to the preferred stock.

      The 1,154,566 Preferred Stock Warrants allow the holders to purchase 1,154,566 shares of the Company's Series A Preferred Stock at $0.63 per share subject to adjustment upon the occurrence of certain events as defined in the agreement. The warrants are exercisable through the earlier of July 10, 1999 or a public offering, as defined, and provide for certain registration rights.

      In May 1998, the Company purchased all of the outstanding Series A Preferred Stock and Preferred Stock Warrants from the holders.

      The combined carrying value of $511,306 was allocated between the Series A Preferred Stock and the Preferred Stock Warrants based upon the relative fair value of each instrument. The value allocated to the warrants was $161,639 and the amount allocated to the stock was $349,667. The Series A Preferred Stock carrying value was increased such that at January 1, 1997, when the stock can be redeemed, it is stated at its redemption value. The Company has recorded this accretion using the effective interest method by increasing the value of the Series A Preferred Stock and increasing the accumulated deficit.

      Mandatorily redeemable preferred stock activity consists of the following for the year ended September 30, 1997:

   Balance at September 30, 1996...................................... $463,921
     Accretion to redemption value....................................  149,646
                                                                       --------
   Balance at September 30, 1997...................................... $613,567
                                                                       ========

6. Common Stock Warrants

      As of both September 30, 1997 and March 31, 1998, the Company had warrants outstanding held by a customer and a private lender (see Note 3) which allowed the holders to purchase 348,842 and 166,667 shares of the Company's common stock, respectively, at a weighted-average price of $1.18 and $3.00 per share, respectively. The customer warrants were issued in May 1996 and were allocated a value of approximately $49,000.

7. Employee Benefits

Stock option plan

      In June 1996, the Company adopted a stock option plan which provides for the grant of incentive and nonqualified options to officers, other key employees of the Company and certain directors and consultants to purchase up to 421,500 shares of the Company's common stock. On January 1, 1998, the number of authorized shares was increased to 1,000,000. Options are granted at prices equal to at least 100% of the fair market value of the stock at the date of grant, expire no later than ten years from the date of grant and become exercisable as the Board of Directors determines. At September 30, 1997 and March 31, 1998, respectively, 387,457 and 990,700 stock options were outstanding with exercise prices ranging from $0.50 to $6.00 per share.

                                 DIGITAL PLANET

      The following table summarizes stock option activity for the year ended September 30, 1997:

                                                                September 30,
                                                                     1997
                                                               -----------------
                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                               Options   Price
                                                               -------  --------
   Outstanding, beginning of year............................. 290,457   $0.55
   Granted.................................................... 145,000   $2.00
   Exercised..................................................      --      --
   Forfeited.................................................. (48,000)  $1.24
   Outstanding, end of year................................... 387,457   $1.01
                                                               -------   -----
   Options exercisable at end of year.........................  58,091   $0.55
                                                               =======   =====

                                     Options Outstanding          Options Exercisable
                              ---------------------------------- ----------------------
                                 Number      Weighted               Number
                               Outstanding    Average   Weighted  Exercisable  Weighted
                                   at        Remaining  Average       at       Average
                              September 30, Contractual Exercise September 30, Exercise
   Range of Exercise Prices       1997         Life      Price       1997       Price
   ------------------------   ------------- ----------- -------- ------------- --------
   $0.50...................      175,000       3.66      $0.50      35,000      $0.50
   $0.63...................      115,457       3.92      $0.63      23,091      $0.63
   $1.24...................       55,000       2.16      $1.24          --         --
   $3.00...................       30,000       4.54      $3.00          --         --
   $6.00...................       12,000       4.58      $6.00          --         --
                                 -------                            ------
                                 387,457                            58,091
                                 =======                            ======

      The Company granted 729,200 options during the six months ended March 31, 1998. The Company applies APB Opinion No. 25 and related Interpretations in accounting for the plan. During the year ended September 30, 1997 and the six months ended March 31, 1998, no compensation cost was recognized for the issuance of stock options under the Company's plan. Had compensation cost for the Company's stock option plan been determined based on the fair value method as described in Financial Accounting StandardsNo. 123, "Accounting for Stock-Based Compensation," there would not be a material difference from the Company's reported results of operations.

401(k) savings plan

      Effective January 1, 1996, the Company established a 401(k) plan for substantially all employees over the age of 21 with more than six months of service as defined by the plan. The plan allows for discretionary employer matching contribution up to 4% of the employees' compensation, subject to limitations. The matching contributions made during the year ended September 30, 1997 and the six months ended March 31, 1998 were not material.

8. Related Party Transactions

      During the year ended September 30, 1997 and the six months ended March 31, 1998, the Company performed services for one of its Series A Preferred Stock investors and recognized revenue in the amount of $615,640 and $40,000, respectively.

                                 DIGITAL PLANET

9. Concentrations of Credit Risk

      Net sales for the year ended September 30, 1997 for several major customers, together with the receivable due from each customer, are presented below. The Company does not obtain, nor require, any collateral or other security instruments related to these balances.

                                                            September 30, 1997
                                                           ---------------------
                                                                       Accounts
                                                           Amount of  Receivable
   Customer                                                Net Sales   Balance
   --------                                                ---------- ----------
     A.................................................... $  458,400  $     --
     B (related party, see Note 8)........................    615,640     5,000
     C....................................................  1,082,537   139,323
     D....................................................  1,143,973   315,899
                                                           ----------  --------
                                                           $3,300,550  $460,222
                                                           ==========  ========

10. Commitments

      Future minimum lease payments under non-cancelable operating leases as of September 30, 1997 are as follows:

   Year ending September 30,
   -------------------------
     1998.............................................................. $118,806
     1999..............................................................  183,450
     2000..............................................................  195,483
     2001..............................................................  207,510
     2002..............................................................  219,543
     Thereafter........................................................   55,638
                                                                        --------
     Total minimum lease payments...................................... $980,430
                                                                        ========

      The Company's operating leases are primarily for office equipment and the Company's office facility. Rental expense under operating leases for the year ended September 30, 1997 and the six months ended March 31, 1998 totaled approximately $223,000 and $127,000, respectively.

11. Subsequent Events

      On May 12, 1998, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of iXL Enterprises, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' deficit, and of cash flows present fairly, in all material respects, the financial position of Micro Interactive, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
June 26, 1998

                            MICRO INTERACTIVE, INC.

                                 BALANCE SHEET

                                                       December 31,  March 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
ASSETS
Current assets
  Cash................................................  $  203,414  $   91,994
  Accounts receivable.................................     651,239     521,407
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     371,300     300,133
  Prepaid expenses....................................      56,944      69,569
                                                        ----------  ----------
    Total current assets..............................   1,282,897     983,103
Property and equipment, net...........................     113,936     106,248
Other assets..........................................      49,617      49,617
                                                        ----------  ----------
    Total assets......................................  $1,446,450  $1,138,968
                                                        ==========  ==========
LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities
  Accounts payable....................................  $  139,399  $   94,954
  Accrued expenses....................................      79,758      40,450
  Accrued payroll.....................................      80,900      80,900
  Borrowings under line of credit.....................          --      25,000
  Current portion of long-term debt...................     244,444     215,277
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................     675,000     441,372
  Current portion of capital lease obligations........      29,000      31,000
                                                        ----------  ----------
    Total current liabilities.........................   1,248,501     928,953
Due to related parties................................     250,000     250,000
Deferred rent.........................................      89,713      89,713
Capital lease obligations.............................      16,000      14,000
                                                        ----------  ----------
    Total liabilities.................................   1,604,214   1,282,666
                                                        ----------  ----------
Shareholders' deficit
  Common stock, $.01 par value; 3,000,000 shares
   authorized; 796,000 shares issued and outstanding..       7,960       7,960
  Additional paid-in capital..........................     350,240     350,240
  Accumulated deficit.................................    (515,964)   (501,898)
                                                        ----------  ----------
    Total shareholders' deficit.......................    (157,764)   (143,698)
                                                        ----------  ----------
Commitments
                                                        ----------  ----------
    Total liabilities and shareholders' deficit.......  $1,446,450  $1,138,968
                                                        ==========  ==========

   The accompanying notes are an integral part of these financial statements.

                            MICRO INTERACTIVE, INC.

                            STATEMENT OF OPERATIONS

                                                              For the three
                                              For the year months ended March
                                                 ended             31,
                                              December 31, -------------------
                                                  1997        1997      1998
                                              ------------ ---------- --------
                                                               (unaudited)
Revenues.....................................  $3,220,300  $1,116,206 $870,837
Cost of revenues.............................   1,788,706     679,279  506,968
                                               ----------  ---------- --------
  Gross profit...............................   1,431,594     436,927  363,869
Selling, general and administrative
 expenses....................................   1,466,786     297,090  291,431
Depreciation and amortization................      88,455      40,700   45,357
                                               ----------  ---------- --------
  (Loss) income from operations..............    (123,647)     99,137   27,081
Interest expense, net........................      37,549       2,751   10,648
                                               ----------  ---------- --------
  (Loss) income before income taxes..........    (161,196)     96,386   16,433
Income tax provision.........................       3,900         855    2,367
                                               ----------  ---------- --------
  Net (loss) income..........................  $ (165,096) $   95,531 $ 14,066
                                               ==========  ========== ========


   The accompanying notes are an integral part of these financial statements.

                            MICRO INTERACTIVE, INC.

                 STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                              Common Stock
                           ------------------ Additional
                             Shares            Paid-in   Accumulated
                           Outstanding Amount  Capital     Deficit     Total
                           ----------- ------ ---------- ----------- ---------
Balance, December 31,
 1996....................    750,000   $7,500  $ 17,500   $(288,268) $(263,268)
Distributions to
 shareholders............         --       --        --     (62,600)   (62,600)
Issuance of common stock,
 net of stock issuance
 costs...................     46,000      460   332,740          --    333,200
  Net loss...............         --       --        --    (165,096)  (165,096)
                             -------   ------  --------   ---------  ---------
Balance, December 31,
 1997....................    796,000    7,960   350,240    (515,964)  (157,764)
  Net income
   (unaudited)...........         --       --        --      14,066     14,066
                             -------   ------  --------   ---------  ---------
Balance, March 31, 1998
 (unaudited).............    796,000   $7,960  $350,240   $(501,898) $(143,698)
                             =======   ======  ========   =========  =========



   The accompanying notes are an integral part of these financial statements.

                            MICRO INTERACTIVE, INC.

                            STATEMENT OF CASH FLOWS

                                                                 For the
                                                              three months
                                                 For the          ended
                                                year ended      March 31,
                                               December 31, ------------------
                                                   1997       1997      1998
                                               ------------ --------  --------
                                                               (unaudited)
Cash flows from operating activities
 Net (loss) income............................  $(165,096)  $ 95,531  $ 14,066
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities
  Depreciation and amortization...............     88,655     40,700    45,357
  Non cash charge to operations...............     33,280         --        --
  Changes in operating assets and liabilities
   Accounts receivable........................   (105,604)   253,849   129,832
   Costs and estimated earnings in excess of
    billings on uncompleted contracts.........   (125,300)   215,604    71,167
   Accounts payable and accrued expenses......    (66,557)  (137,908)  (83,753)
   Deferred rent..............................     42,113         --        --
   Billings in excess of costs and estimated
    earnings on uncompleted contracts.........    235,700   (385,022) (233,628)
   Other assets...............................    (41,705)        51   (12,625)
                                                ---------   --------  --------
    Net cash provided by (used in) operating
     activities...............................   (104,514)    82,805   (69,584)
                                                ---------   --------  --------
Cash flows from investing activities
 Capital expenditures.........................    (46,060)   (13,431)  (27,319)
                                                ---------   --------  --------
    Net cash used in investing activities.....    (46,060)   (13,431)  (27,319)
                                                ---------   --------  --------
Cash flows from financing activities
 Proceeds (payments) on revolving line of
  credit, net.................................   (128,000)        --    25,000
 Payments on long-term debt...................    (75,000)    (8,333)  (29,167)
 Proceeds from issuance of debt...............    250,000         --        --
 Proceeds from issuance of common stock.......    299,920         --        --
 Payments on capital leases...................    (54,375)   (10,200)  (10,350)
 Distributions to shareholders................    (62,600)   (43,600)       --
                                                ---------   --------  --------
    Net cash provided by (used in) financing
     activities...............................    229,945    (62,133)  (14,517)
                                                ---------   --------  --------
    Net increase (decrease) in cash...........     79,371      7,241  (111,420)
Cash, beginning of period.....................    124,043    124,043   203,414
Cash, end of period ..........................  $ 203,414   $131,284  $ 91,994
                                                =========   ========  ========
Supplemental disclosures of cash flow
 information
 Cash paid during the period for interest.....  $  44,763   $  4,931  $  5,075
                                                =========   ========  ========
Non-cash investing and financing activities
 Acquisition of equipment through capital
  leases......................................  $  18,175   $  5,400  $  9,500
                                                =========   ========  ========

   The accompanying notes are an integral part of these financial statements.

                            MICRO INTERACTIVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

      Micro Interactive, Inc. (the Company) designs and produces interactive multimedia software applications, primarily on CD-ROM, for use by worldwide companies in connection with corporate communications, marketing, sales publicity and training.

Significant accounting policies

Revenue recognition

      The Company records revenues based on the completed contract method. Accordingly, revenue is recognized only when all remaining obligations are not significant. All related billings and costs for uncompleted contracts have been deferred as billings on uncompleted contracts and costs on uncompleted contracts.

Cash and cash equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Equipment

      Equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided on the straight-line method over the estimated useful lives for purchased assets, which range from 5 to 7 years. Equipment held under capital leases is amortized on the straight-line method over the lesser of the useful life or the lease term.

Income taxes

      The Company has elected to be taxed as an S Corporation for Federal and State tax purposes, whereby the Company's taxable income accrues directly to the shareholders. The Company remains subject to New York City and New York State S Corporation taxes.

Stock-based compensation

      The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations and has elected to elect the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                            MICRO INTERACTIVE, INC.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value. The carrying amount of long-term debt approximates fair value based on current rates of interest available to the Company for loans of similar maturities.

Comprehensive income

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income which represents the change in equity during a period from non-owner sources. The Company has not incurred any such activity other than its net income (loss) for all periods presented.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amounts of assets, liabilities and future operating results.

Interim Financial Information

      The accompanying financial statements and related notes as of March 31, 1998 and for the three months ended March 31, 1997 and 1998 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the financial position as of March 31, 1998, and the results of the Company's operations and its cash flows for the three months ended March 31, 1997 and 1998. The results for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

2. Equipment

      Equipment consists of the following:

                                                       December 31,  March 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
   Furniture and fixtures.............................  $  76,668    $  77,229
   Computers and related equipment....................    349,545      363,778
   Leasehold improvements.............................     21,815       21,815
                                                        ---------    ---------
                                                          448,028      462,822
   Less accumulated depreciation and amortization.....   (334,092)    (356,574)
                                                        ---------    ---------
   Equipment, net.....................................  $ 113,936    $ 106,248
                                                        =========    =========


      At December 31, 1997, the Company had equipment under capital lease, net of related amortization, of $27,300.

                            MICRO INTERACTIVE, INC.

3. Concentrations of Credit Risk

      For the year ended December 31, 1997, two customers (one through multiple operating divisions located in various countries worldwide) accounted for approximately 37.5% and 10.5% of total revenues, respectively.

4. Borrowings

      Borrowings consist of the following:

                                                       December 31,  March 31,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Term loans due to bank payable in monthly
      principal instalments of $9,722 through January
      1999, thereafter $6,944 through June 2000......    $244,444    $215,277
     Notes payable to related parties due March 22,
      2000...........................................     250,000     250,000
                                                         --------    --------
                                                         $494,444    $465,277
                                                         ========    ========

Revolving line of credit

      The Company had a line of credit with the Bank of New York as of December 31, 1996 which allowed for advances up to $250,000 and expired on May 30, 1997. On May 30, 1997, the Company entered into a new agreement with the same bank which increased the line of credit to $500,000 allowing for advances in increments of $25,000 and expiring on May 30, 1998. The line of credit is payable on demand and bears interest at the bank's prime rate plus 1 3/4% (10 1/4% at December 31, 1997). The line of credit is secured by the Company's assets. Amounts outstanding under the agreement at December 31, 1997 and March 31, 1998 were $0 and $25,000, respectively.

Term loans

      On January 25, 1996, the Company entered into an agreement with the bank of New York to borrow $100,000. The note is secured by the Company's assets and bears interest at the bank's prime rate plus 1 3/4% and is payable in monthly instalments of $2,778 through January 1999.

      On May 30, 1997, the Company entered into an agreement with the Bank of New York to increase its borrowings to $250,000. The note is secured by the Company's assets and bears interest at the bank's prime rate plus 1 3/4%. The loan is payable in monthly instalments of $6,944 through June 2000. The Company is subject to certain covenants under the bank debt agreement, including maintaining working capital and tangible net worth requirements, among others. As of December 31, 1997, the Company had violated certain of these covenants. The Company did not obtain waivers for these violations; however, the Company repaid these borrowings subsequent to year end. As a result of the covenant violation, the amount of the term loans outstanding as of December 31, 1997 is classified as current.

Related party debt

      In 1995, the Company entered into loan agreements with two related parties. These loans in the amounts of $137,500 and $112,500 bear interest at rates of 6 1/8% and 8 3/4%, respectively, and are due March 22, 2000. These loans are subordinate to the term loans and line of credit with Bank of New York.

                            MICRO INTERACTIVE, INC.

      Interest expense recognized with respect to these borrowings for the year ended December 31, 1997 was $21,098.

      The aggregate maturities required on borrowings and capital lease obligations as of December 31, 1997 are as follows:

     Year ending December 31,
     ------------------------
       1998........................................................... $276,237
       1999...........................................................   11,694
       2000...........................................................  254,385
       2001...........................................................    1,461
       Less amounts representing interest on capital leases...........   (4,333)
                                                                       --------
                                                                       $539,444
                                                                       ========

5. Private Placement Offering

      In June 1997, the Company sold 46,000 shares of common stock for $299,920. Five of the six investors purchased shares of stock at $8.33 per share with the remaining investor (a related party) purchasing 16,000 shares at $6.25 per share pursuant to a warrant issued contemporaneously with the offering. The Company has recorded a charge to operations of $33,280 to reflect the lower share price paid by this investor. The Company issued 6,000 of the 46,000 shares to its legal counsel as payment for legal services rendered in connection with the offering. Such costs have been netted against the proceeds raised.

6. 1996 Stock Option Plan

      The Company's 1996 Stock Option Plan provides for the granting to certain employees as incentive stock options the purchase of up to 50,000 shares of the Company's common stock. Options are exercisable over the exercise period (which shall not exceed ten years from the date of grant) at such times and upon such conditions as the stock option committee may determine. Options are granted at fair market value as determined by the stock option committee except for stock options to 10% or more shareholders, for whom the option price must be at least 110% of the fair market value.

      Had compensation cost for the Company's plan been determined based on the fair value at the grant date consistent with the provisions of FAS 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                    December 31,
                                                                        1997
                                                                    ------------
     Net loss
       As reported.................................................  $(131,816)
       Pro forma...................................................  $(146,824)

      The minimum value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during 1997; dividend yield of 0% for the period; expected volatility of 0% for the period; average risk free interest rate 6.4%; expected life of 4.5 years for the period.

                            MICRO INTERACTIVE, INC.

      A summary of stock option activity as of and for the year ended December 31, 1997, is as follows:

                                                                 December 31,
                                                                     1997
                                                               -----------------
                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                               Options   Price
                                                               -------  --------
     Outstanding at beginning of year......................... 11,000    $10.00
     Granted.................................................. 16,500    $ 8.33
     Forfeited................................................ (7,000)   $10.00
                                                               ------
     Outstanding at end of year............................... 20,500    $ 9.06
                                                               ======
     Options exercisable at end of year.......................  6,500    $ 8.59
                                                               ------

      The following table summarizes information about stock options outstanding at December 31, 1997:

                            Options Outstanding         Options Exercisable
                       ----------------------------- --------------------------
                                          Weighted
                                           Average                     Weighted
                            Number        Remaining       Number       Average
        Range of        Outstanding at   Contractual  Exercisable at   Exercise
     Exercise Prices   December 31, 1997    Life     December 31, 1997  Price
     ---------------   ----------------- ----------- ----------------- --------
         $ 8.33             11,500          9.58           5,500        $ 8.33
         $10.00              9,000          8.64           1,000        $10.00
                            ------                         -----
                            20,500                         6,500        $ 8.59
                            ======                         =====

7. Commitments

      The Company leases its office under an operating lease which expires December 2001. The lease provides for escalations for increases in real estate taxes and operating expenses. Operating lease expense charged for the year ended December 31, 1997 (consisting of the office lease) was $178,280. The aggregate minimum rentals remaining through dates of expiration payable over the next four years are as follows:

     Year ending December 31,
     ------------------------
       1998........................................................... $184,900
       1999...........................................................  184,900
       2000...........................................................  184,900
       2001...........................................................  184,900
                                                                       --------
       Total minimum lease payments................................... $739,600
                                                                       ========

8. Subsequent Event

      On May 8, 1998, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of iXL Enterprises, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity (deficit), and of cash flows present fairly, in all material respects, the financial position of CommerceWave, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
August 21, 1998

                               COMMERCEWAVE, INC.

                                 BALANCE SHEET

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
ASSETS
Current assets
  Cash................................................  $ 277,080    $   1,251
  Accounts receivable less allowance for doubtful
   accounts of $64,750 and $54,331, respectively......    399,903      195,250
  Other current assets................................     12,131        2,400
                                                        ---------    ---------
    Total current assets..............................    689,114      198,901
Equipment, net........................................    167,086      150,614
Other assets..........................................     22,929       14,719
                                                        ---------    ---------
    Total assets......................................  $ 879,129    $ 364,234
                                                        =========    =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................  $ 225,225    $ 188,142
  Accrued expenses....................................    122,508      143,781
  Current portion of notes payable and capital lease
   obligations........................................    402,510      372,401
  Advances from related parties.......................     27,770       71,276
                                                        ---------    ---------
    Total current liabilities.........................    778,013      775,600
Notes payable and capital lease obligations...........     24,659       25,454
                                                        ---------    ---------
    Total liabilities.................................    802,672      801,054
                                                        ---------    ---------
Shareholders' equity (deficit)
  Preferred stock, Series A, no par value; 4,050,405
   shares authorized, issued and outstanding..........    861,000      861,000
  Common stock, no par value; 24,000,000 shares
   authorized; 8,000,000 shares issued and
   outstanding........................................     20,000       20,000
  Additional paid-in capital..........................   (613,663)    (554,663)
  Accumulated deficit.................................   (190,880)    (763,157)
                                                        ---------    ---------
    Total shareholders' equity (deficit)..............     76,457     (436,820)
                                                        ---------    ---------
Commitments
                                                        ---------    ---------
    Total liabilities and shareholders' equity
     (deficit)........................................  $ 879,129    $ 364,234
                                                        =========    =========

   The accompanying notes are an integral part of these financial statements.

                               COMMERCEWAVE, INC.

                            STATEMENT OF OPERATIONS

                                                    For the six months ended
                                 For the year ended         June 30,
                                 December 31, 1997      1997          1998
                                 ------------------ ------------  ------------
                                                           (unaudited)
Revenues.......................      $1,636,614     $    669,644  $    563,438
Cost of revenues...............         760,673          335,300       438,866
                                     ----------     ------------  ------------
  Gross profit.................         875,941          334,344       124,572
Selling, general and
 administrative expenses.......       1,093,551          510,251       635,111
Depreciation and amortization..          65,294           28,129        33,971
Research and development
 expenses......................         151,568          118,380         5,147
                                     ----------     ------------  ------------
  Loss from operations.........        (434,472)        (322,416)     (549,657)
Interest expense, net..........         (55,044)         (32,303)      (21,820)
Other income...................          32,204           12,451            --
                                     ----------     ------------  ------------
  Loss before income taxes.....        (457,312)        (342,268)     (571,477)
Income tax provision...........             800              800           800
                                     ----------     ------------  ------------
  Net loss.....................      $ (458,112)    $   (343,068) $   (572,277)
                                     ==========     ============  ============


   The accompanying notes are an integral part of these financial statements.

                               COMMERCEWAVE, INC.

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                             Common Stock       Preferred Stock
                          ------------------- -------------------- Additional
                            Shares              Shares              Paid-in    Accumulated
                          Outstanding Amount  Outstanding  Amount   Capital      Deficit     Total
                          ----------- ------- ----------- -------- ----------  ----------- ---------
Balance, December 31,
 1996...................   8,000,000  $20,000         --        --        --    $(346,431) $(326,431)
Sale of preferred stock,
 net of issuance costs..          --       --  4,050,405  $861,000        --           --    861,000
Net loss under S
 Corporation tax status
 (January 1, 1997
 through July 31,
 1997)..................          --       --         --        --        --     (267,232)  (267,232)
S Corporation to C
 Corporation conversion
 effective August 1,
 1997...................          --       --         --        -- $(613,663)     613,663         --
Net loss under C
 Corporation tax status
 (August 1, 1997 through
 December 31, 1997).....          --       --         --        --        --     (190,880)  (190,880)
                           ---------  -------  ---------  -------- ---------    ---------  ---------
Balance, December 31,
 1997...................   8,000,000   20,000  4,050,405   861,000  (613,663)    (190,880)    76,457
Stock compensation
 (unaudited)............          --       --         --        --    59,000           --     59,000
Net loss (unaudited)....          --       --         --        --        --     (572,277)  (572,277)
                           ---------  -------  ---------  -------- ---------    ---------  ---------
Balance, June 30 1998
 (unaudited)............   8,000,000  $20,000  4,050,405  $861,000 $(554,663)   $(763,157) $(436,820)
                           =========  =======  =========  ======== =========    =========  =========


   The accompanying notes are an integral part of these financial statements.

                               COMMERCEWAVE, INC.

                            STATEMENT OF CASH FLOWS

                                                          For the six months
                                             For the year        ended
                                                ended          June 30,
                                             December 31, --------------------
                                                 1997       1997       1998
                                             ------------ ---------  ---------
                                                              (unaudited)
Cash flows from operating activities
 Net loss...................................  $(458,112)  $(343,068) $(572,277)
 Adjustments to reconcile net loss to net
  cash provided by (used in) operating
  activities
  Depreciation and amortization.............     65,294      28,129     33,971
  Stock compensation expense................         --          --     59,000
  Change in operating assets and liabilities
   Accounts receivable......................   (174,711)    105,197    204,653
   Other assets.............................     (7,304)     (4,821)     9,209
   Accounts payable and accrued expenses....     76,830      22,832    (15,809)
                                              ---------   ---------  ---------
    Net cash used in operating activities...   (498,003)   (191,731)  (281,253)
                                              ---------   ---------  ---------
Cash flows from investing activities
 Capital expenditures.......................    (19,072)                (3,469)
                                              ---------   ---------  ---------
    Net cash used in investing activities...    (19,072)         --     (3,469)
                                              ---------   ---------  ---------
Cash flows from financing activities
 Payments on notes payable and capital
  leases....................................   (114,973)    (43,784)   (34,614)
 Proceeds from sale of preferred stock......    861,000          --         --
 Proceeds from advances from related
  parties...................................     17,770     222,609     43,506
                                              ---------   ---------  ---------
    Net cash provided by financing
     activities.............................    763,797     178,825      8,892
                                              ---------   ---------  ---------
    Net increase (decrease) in cash.........    246,722     (12,906)  (275,830)
Cash, beginning of period...................     30,358      30,358    277,081
                                              ---------   ---------  ---------
Cash, end of period.........................  $ 277,080   $  17,452  $   1,251
                                              =========   =========  =========
Supplemental disclosures of cash flow
 information
 Cash paid during the period for interest...  $  17,733   $   8,867  $   7,975
                                              =========   =========  =========
 Cash paid during the period for income
  taxes.....................................  $     800   $      --  $      --
                                              =========   =========  =========
Non-cash investing and financing activities
 Acquisition of equipment through capital
  leases....................................  $  34,366   $  12,553  $   5,299
                                              =========   =========  =========

   The accompanying notes are an integral part of these financial statements.

                               COMMERCEWAVE, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

      CommerceWave, Inc. (the "Company") offers products and consulting services related to electronic commerce. The Company markets a suite of commerce solutions ranging from an Internet-based interactive commerce software for merchants to transaction processing systems. The Company provides consulting services in transaction processing, point-of-sale terminal applications and Internet commerce solutions. Effective September 30, 1996, the Board of Directors of the Company elected to change the Company's name (formerly Professional Business Solutions, Inc.) to CommerceWave, Inc.

Significant accounting policies

Revenue recognition

      Revenue from consulting services is recognized based on actual time incurred which is billed at an agreed-upon hourly rate. Revenue from product sales is recognized upon shipment of the product when the Company has no significant obligations remaining. Revenue from software customizations is recorded as services are provided. Maintenance revenue is recognized on a pro rata basis over the terms of the maintenance agreements.

Equipment

      Equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided on the straight-line method over the estimated useful lives for purchased assets, which range from 3 to 5 years. Equipment held under capital lease is amortized on the straight-line method over the lesser of the useful life or the lease term.

Software development costs

      In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or otherwise Marketed," software development costs are expensed as incurred until technological feasibility has been established, at which time such costs are capitalized until the product is available for general release to customers. To date, the establishment of technological feasibility of the Company's products and general release of such software have substantially coincided. As a result, software development costs qualifying for capitalization have been insignificant, and therefore, the Company has not capitalized any software development costs.

Income taxes

      The Company has applied the asset and liability approach of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" for financial accounting and reporting purposes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes. Provisions for deferred income taxes are made in recognition of such temporary differences, where applicable. A valuation allowance is established against deferred tax assets unless the Company believes it is more likely than not that the benefit will be realized.

                               COMMERCEWAVE, INC.

Stock-based compensation

      The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations and has elected the disclosure option of Statement of Financial Accounting Standards No 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximate fair value. The carrying amounts of convertible notes payable and other borrowings approximate fair value based on current rates of interest available to the Company for loans of similar maturities.

Comprehensive income

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income, which represents the change in equity during a period from non-owner sources. The Company has not incurred any such activity other than the net loss for all periods presented.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amounts of assets, liabilities and future operating results.

Interim financial information

      The accompanying financial statements and related notes as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and reflect all adjustments, which include only normal recurring adjustments, necessary to present fairly the Company's financial position as of June 30, 1998 and the results of the Company's operations and its cash flows for the six months ended June 30, 1997 and 1998. The results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

                               COMMERCEWAVE, INC.

2. Equipment

      Equipment consists of the following:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Office furniture and equipment...................  $  45,103    $  46,427
     Computer equipment...............................    196,512      203,956
     Computer software................................     47,784       47,784
                                                        ---------    ---------
                                                          289,399      298,167
     Less accumulated depreciation and amortization...   (122,313)    (147,553)
                                                        ---------    ---------
     Equipment, net...................................  $ 167,086    $ 150,614
                                                        =========    =========

    Equipment held under capital lease is as follows:


                                                        December 31,  June 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (unaudited)
     Office furniture and equipment....................   $ 23,228    $ 23,228
     Computer equipment................................    119,324     124,623
     Computer software.................................     25,117      25,117
                                                          --------    --------
                                                           167,669     172,968
     Less accumulated amortization.....................    (67,008)    (77,788)
                                                          --------    --------
     Equipment, net....................................   $100,661    $ 95,180
                                                          ========    ========

      Several of the Company's capital leases contain purchase options by which the Company can purchase the equipment at the end of the lease term for $1.00.

3. Accrued Expenses

      Accrued expenses consists of the following:

                                                        December 31,  June 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (unaudited)
     Accrued vacation..................................   $ 43,936    $ 36,168
     Accrued salaries..................................     27,662      27,662
     Accrued interest..................................     37,825      53,688
     Other.............................................     13,085      26,263
                                                          --------    --------
                                                          $122,508    $143,781
                                                          ========    ========

                               COMMERCEWAVE, INC.

4. Borrowings

      Borrowings consist of the following:

                                                        December 31,  June 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (unaudited)
     Convertible note payable, unsecured, which
      accrues interest at 8%..........................   $ 150,000    $ 150,000
     Convertible note payable, unsecured, which
      accrues interest at 8%..........................     150,000      150,000
     Convertible note payable, unsecured, which
      accrues interest at 8%..........................      50,000       50,000
     Note payable to bank, which accrues interest at
      prime plus 2% (10.5% at December 31, 1997) and
      matures on February 15, 1998....................       8,558          --
     Capital leases, payable in monthly instalments of
      $178 to $783 expiring from 1998 to 2000
      collateralized by equipment with a net book
      value of $100,661 and $95,180 at December 31,
      1997 and June 30, 1998, respectively............      68,611       47,855
                                                         ---------    ---------
                                                           427,169      397,855
     Less current maturities..........................    (402,510)    (372,401)
                                                         ---------    ---------
     Long-term portion................................   $  24,659    $  25,454
                                                         =========    =========

      In 1996 the Company issued three notes payable, as indicated in the table above, for total proceeds to the Company of $350,000. The notes are convertible into common stock upon the closing of an equity transaction in which the consideration received by the Company is greater than $1,000,000 (the Equity Transaction). The conversion rate is calculated as 80%, 83%, and 90%, respectively, of the per share price paid by the investors in the Equity Transaction but shall be no less than $8.45 per share. The notes payable were repaid in conjunction with the Company's acquisition by iXL Enterprises, Inc. (see Note 12).

      The Company recognized interest expense of $64,250 and $28,148 for the year ended December 31, 1997 and for the six months ended June 30, 1998, respectively.

      The aggregate maturities required on notes payable and capital leases as of December 31, 1997 are as follows:

                                                      Notes   Capital
     Year ending December 31,                        Payable  Leases    Total
     ------------------------                        -------- -------  --------
       1998......................................... $358,558 $53,898  $412,456
       1999.........................................       --  22,901    22,901
       2000.........................................       --   4,472     4,472
                                                     -------- -------  --------
                                                      358,558  81,271   439,829
       Less amounts representing interest...........       -- (12,660)  (12,660)
                                                     -------- -------  --------
                                                     $358,558 $68,611  $427,169
                                                     ======== =======  ========

                               COMMERCEWAVE, INC.

5. Concentrations of Credit Risk

      Net sales for the year ended December 31, 1997 for several major customers, together with the receivable due from each customer, are presented below. The Company does not obtain, nor require, any collateral or other security instruments related to these balances.

                                                             December 31, 1997
                                                           ---------------------
                                                                       Accounts
                                                           Amount of  Receivable
     Customer                                              Net Sales   Balance
     --------                                              ---------- ----------
      A..................................................  $  176,387  $100,019
      B..................................................     470,887   137,682
      C..................................................     266,719   116,083
      D..................................................     239,184    23,554
      E..................................................          --        --
                                                           ----------  --------
                                                           $1,153,177  $377,338
                                                           ==========  ========

6. 1997 Stock Option Plan

      The Company's stock option plan provides for the granting of options to acquire up to 1,000,000 shares of the Company's common stock. The options may either be incentive stock options or non-qualified stock options as defined in the Internal Revenue Code. The Board of Directors will govern the terms of each option grant and will determine the exercise price, the vesting period and the exercise period of each option. The exercise period may not exceed ten years from the date of grant.

      For the year ended December 31, 1997, no compensation costs were recognized in connection with option grants. In June 1998, the Company granted 308,600 options to certain employees with exercise prices below the estimated fair value of the Company's common stock. These options vested immediately. As a result, the Company recorded compensation costs of $59,000.

      Had compensation cost for the Company's option plan been determined based on the fair value method as described in Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                        December 31,  June 30,
                                                            1997        1998
                                                        ------------ -----------
                                                                     (unaudited)
     Net loss
       As reported.....................................  $(458,112)   $(572,277)
       Pro forma.......................................  $(480,195)   $(596,439)

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants during the December 31, 1997 and June 30, 1998 periods, respectively: dividend yield of 0% for all periods; expected volatility of 0% for all periods; risk free interest rate of 5.71% and 5.52%; expected life of five years and two years. The weighted average fair value of the options granted for the year ended December 31, 1997 and the six months ended June 30, 1998 is $0.05 and $0.13, respectively.

                               COMMERCEWAVE, INC.

      The following table summarizes stock option activity for the year ended December 31, 1997:

                                                            December 31, 1997
                                                            --------------------
                                                                       Weighted
                                                                        Average
                                                                       Exercise
                                                            Options      Price
                                                            ---------  ---------
   Outstanding, beginning of year..........................        --   $  0.00
   Granted.................................................   718,500      0.22
   Exercised...............................................        --      0.00
   Forfeited...............................................    (9,900)     0.22
                                                            ---------
   Outstanding, end of year................................   708,600      0.22
                                                            ---------
   Options exercisable at end of year......................   176,660   $  0.22
                                                            =========

      The stock options outstanding at December 31, 1997 have a weighted average remaining contractual life of 4 years.

7. Shareholders' Equity (Deficit)

Preferred stock

      In August 1997, the Company issued 4,050,405 of Series A convertible preferred stock at $0.22 per share for total proceeds of $861,000, net of issuance cost of $39,000. Two preferred stock investors advanced the Company a total of $200,000 in June and April of 1997, respectively, prior to the issuance of the shares and final settlement of the price in August 1997. The holders of the preferred stock are entitled to elect two members to the Board of Directors and have voting rights equal to common stock on an if-converted basis. Preferred stockholders also are entitled to receive noncumulative dividends in preference to any dividends on common stock at a rate of $0.01 per share. No dividends have been declared for the year ended December 31, 1997 nor for the six months ended June 30, 1998.

      The holders of the preferred stock are entitled to receive their original issuance price of $0.22 per share in liquidation, plus an amount equal to all declared but unpaid dividends, prior and in preference to any distribution to the holders of common stock. Each share of preferred stock is convertible into one share of common stock.

Stock split

      In 1997, the Company approved a 10 for 1 split of its common stock. The Company restated the share data for this transaction as if it occurred at inception of the Company.

8. 401(k) Savings Plan

      Effective October 1, 1996, the Company established a 401(k) plan for substantially all of its employees over the age of 21 with an employment date prior to the effective date of the plan or with more than one year of service, as defined in the plan. The plan allows for discretionary employer matching contributions, subject to limitations. The matching contributions made during the year ended December 31, 1997 and the six months ended June 30, 1998 were not material.

                               COMMERCEWAVE, INC.

9. Commitments

      Future minimum lease payments under non-cancelable operating leases as of December 31, 1997 are as follows:

     Year ending December 31,
     ------------------------
       1998........................................................... $ 78,948
       1999...........................................................   52,835
                                                                       --------
       Total minimum lease payments................................... $131,783
                                                                       ========


      The Company's operating leases are primarily for office equipment and the Company's office facility. Rental expense under operating leases for the year ended December 31, 1997 and for the six months ended June 30, 1998 totaled approximately $102,000 and $43,000, respectively.

10. Income Taxes

      From inception through July 31, 1997 the Company elected to be taxed as an S Corporation for federal and state tax purposes, whereby the Company's taxable income accrues directly to the shareholders. The Company elected to be taxed as a C Corporation for federal and state tax purposes effective August 1, 1997. Due to the change in tax status, the Company has transferred its accumulated deficit as of July 31, 1997 of $613,663 to additional paid in capital.

      The provision for income taxes results from a minimum state tax liability. No other current provision for income tax expense or benefit has been provided by the Company for the year ended December 31, 1997 or for the six months ended June 30, 1998 due to a net loss being recognized for income tax purposes. Further, no deferred income tax expense or benefit has been provided as changes in net deferred tax assets, consisting primarily of net operating loss carryforwards, and liabilities have been fully offset by a valuation allowance.

11. Related Party Transactions

      On June 29, 1998, the Company received an advance from iXL Enterprises, Inc. (iXL) in the amount of $50,000. The advance was used for working capital. The advance was considered as part of the purchase price when the Company was acquired by iXL (see Note 12). The Company also recognized $22,913 of revenues for the six months ended June 30, 1998 in connection with providing professional services to iXL prior to the acquisition. The amount was included in accounts receivable at June 30, 1998.

12. Subsequent Event

      On July 2, 1998, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of iXL Enterprises, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity, and of cash flows present fairly, in all material respects, the financial position of Spinners Incorporated at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 4, 1998

                             SPINNERS INCORPORATED

                                 BALANCE SHEET

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
ASSETS
Current assets
  Cash................................................   $107,361    $176,317
  Accounts receivable.................................    333,300     281,420
  Costs and estimated earnings in excess of billings
   on uncompleted contracts...........................     51,000      67,264
  Investment--held-to-maturity........................     81,413          --
  Other current assets................................     46,436       1,115
                                                         --------    --------
    Total current assets..............................    619,510     526,116
Property and equipment, net...........................    231,447     403,817
Other assets..........................................     27,489      49,898
                                                         --------    --------
    Total assets......................................   $878,446    $979,831
                                                         ========    ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................   $  3,543    $ 52,266
  Accrued expenses....................................     45,934      73,029
  Billings in excess of costs and estimated earnings
   on uncompleted contracts...........................    106,750      52,975
  Current portion of capital lease obligations........     49,540      85,532
                                                         --------    --------
    Total current liabilities.........................    205,767     263,802
Capital lease obligations.............................     41,576     146,761
                                                         --------    --------
    Total liabilities.................................    247,343     410,563
                                                         --------    --------
Shareholders' equity
  Common stock, $.01 par value; 10,000,000 shares
   authorized; 7,000,000 shares issued and
   outstanding........................................     70,000      70,000
  Additional paid-in capital..........................    161,000     161,000
  Unearned compensation...............................   (144,000)   (124,000)
  Retained earnings...................................    544,103     462,268
                                                         --------    --------
    Total shareholders' equity........................    631,103     569,268
                                                         --------    --------
Commitments
                                                         --------    --------
    Total liabilities and shareholders' equity........   $878,446    $979,831
                                                         ========    ========

   The accompanying notes are an integral part of these financial statements.

                             SPINNERS INCORPORATED

                            STATEMENT OF OPERATIONS

                                             For the Year For the Six Months
                                                Ended       Ended June 30,
                                             December 31, -------------------
                                                 1997       1997      1998
                                             ------------ -------- ----------
                                                              (unaudited)
Revenues....................................  $1,742,439  $747,138 $1,104,261
Cost of revenues............................     798,942   316,467    727,238
                                              ----------  -------- ----------
  Gross profit..............................     943,497   430,671    377,023
Selling, general and administrative
 expenses...................................     489,028   139,526    343,956
Depreciation and amortization...............      38,182    12,193     36,814
                                              ----------  -------- ----------
  Income (loss) from operations.............     416,287   278,952     (3,747)
Interest income (expense), net..............      (8,684)    1,912     (6,088)
                                              ----------  -------- ----------
  Net income (loss).........................  $  407,603  $280,864 $   (9,835)
                                              ==========  ======== ==========


   The accompanying notes are an integral part of these financial statements.

                             SPINNERS INCORPORATED

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                            Common Stock
                         ------------------- Additional   Unearned
                           Shares             Paid-in   Compensation Retained
                         Outstanding Amount   Capital     Expense    Earnings   Total
                         ----------- ------- ---------- ------------ --------  --------
Balance, December 31,
 1996...................  7,000,000  $70,000        --          --   $173,100  $243,100
  Distributions.........         --       --        --          --    (36,600)  (36,600)
  Issuance of stock
   options..............         --       --  $161,000   $(161,000)        --        --
  Stock compensation....         --       --        --      17,000         --    17,000
  Net income............         --       --        --          --    407,603   407,603
                          ---------  -------  --------   ---------   --------  --------
Balance, December 31,
 1997...................  7,000,000   70,000   161,000    (144,000)   544,103   631,103
  Distributions
   (unaudited)..........         --       --        --          --    (72,000)  (72,000)
  Stock compensation
   (unaudited)..........         --       --        --      20,000         --    20,000
  Net loss (unaudited)..         --       --        --          --     (9,835)   (9,835)
                          ---------  -------  --------   ---------   --------  --------
Balance, June 30, 1998
 (unaudited)............  7,000,000  $70,000  $161,000   $(124,000)  $462,268  $569,268
                          =========  =======  ========   =========   ========  ========


   The accompanying notes are an integral part of these financial statements.

                             SPINNERS INCORPORATED

                            STATEMENT OF CASH FLOWS

                                       For the Year For the Six Months Ended
                                          Ended             June 30,
                                       December 31, --------------------------
                                           1997         1997          1998
                                       ------------ ------------  ------------
                                                           (unaudited)
Cash flows from operating activities
 Net income (loss)....................  $ 407,603   $    280,864  $     (9,835)
 Adjustments to reconcile net income
  (loss) to net cash provided by (used
  in) operating activities
  Depreciation and amortization.......     38,182         12,193        36,814
  Stock compensation expense..........     17,000             --        20,000
  Changes in operating assets and
   liabilities
   Accounts receivable................   (216,505)       (10,579)       51,880
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts.........................    (51,000)       (63,000)      (16,264)
   Other assets.......................    (57,677)        (1,850)       22,912
   Accounts payable and accrued
    expenses..........................     35,030         26,057        75,818
   Billings in excess of costs and
    estimated earnings on uncompleted
    contracts.........................    106,750          2,000       (53,775)
                                        ---------   ------------  ------------
    Net cash provided by operating
     activities.......................    279,383        245,685       127,550
                                        ---------   ------------  ------------
Cash flows from investing activities
 Capital expenditures.................    (84,945)       (54,539)      (28,142)
 Proceeds from (purchase of)
  investment securities...............    (81,413)       (81,413)       81,413
                                        ---------   ------------  ------------
    Net cash provided by (used in)
     investing activities.............   (166,358)      (135,952)       53,271
                                        ---------   ------------  ------------
Cash flows from financing activities
 Payments on capital leases...........    (22,230)        (4,900)      (39,865)
 Distributions to shareholders........    (36,600)       (36,600)      (72,000)
                                        ---------   ------------  ------------
    Net cash used in financing
     activities.......................    (58,830)       (41,500)     (111,865)
                                        ---------   ------------  ------------
    Net increase in cash..............     54,195         68,233        68,956
Cash, beginning of period.............     53,166         53,166       107,361
                                        ---------   ------------  ------------
Cash, end of period...................  $ 107,361   $    121,399  $    176,317
                                        =========   ============  ============
Supplemental disclosures of cash flow
 information
 Cash paid during the period for
  interest............................  $  12,894   $        365  $     10,271
                                        =========   ============  ============
Non-cash investing and financing
 activities
 Acquisition of property and equipment
  through capital leases..............  $ 100,896   $     32,706  $    181,042
                                        =========   ============  ============

   The accompanying notes are an integral part of these financial statements.

                             SPINNERS INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

      Spinners Incorporated (the "Company" or "Spinners") specializes in providing integrated technology and design services that allow organizations to successfully incorporate internet technology as a core component of their business. Spinners' clients are located in the northeast United States.

Significant accounting policies

Revenue recognition

      Revenue from service contracts is recognized over the contractual period using the percentage-of-completion method based on when services are performed. Advance billings for services in excess of costs represent deferred revenue and are recorded as billings in excess of costs and estimated earnings on uncompleted contracts. Unbilled receivables in excess of billings represent earned revenues and are recorded as costs and estimated earnings in excess of billings. Operating expenses, including indirect costs and administrative expenses, are charged to operations as incurred and are not allocated to contract costs. Any anticipated losses on contracts are charged to earnings when identified. There were no loss contracts at December 31, 1997.

Cash and cash equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Investment securities

      The Company's investment securities consist of a U.S. treasury bill with the face amount of $85,000 that is classified as a held-to-maturity security. Held-to-maturity securities are stated at amortized cost with gains recognized in earnings as required by FAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The maturity date for the U.S. treasury bill is January 8, 1998.

Property and equipment

      Property and equipment are recorded at cost, less accumulated depreciation. Depreciation and amortization are provided using the straight-line method over the estimated useful life. Equipment is depreciated over five years. Equipment held under capital lease is recorded at the lower of the fair market value of the lease or the present value of future minimum lease payments. The leased assets are depreciated over the lesser of the lease term or the estimated useful life. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful life.

Income taxes

      The Company has elected to be taxed as an S Corporation for federal and state tax purposes, whereby the Company's taxable income accrues directly to the shareholders. As a result, no provision for income taxes has been made in the accompanying financial statements.

                             SPINNERS INCORPORATED

Stock-based compensation

      The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related Interpretations and has elected the disclosure option of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (FAS
123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, held-to-maturity securities, and accrued expenses approximate fair value. The carrying amounts of borrowings approximate fair value based on current rates of interest available to the Company for loans of similar maturities.

Comprehensive income

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income, which represents the change in equity during a period from non-owner sources. The Company has not incurred any comprehensive income components other than the net income (loss) for all periods presented.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amounts of assets, liabilities and future operating results.

Interim financial information

      The accompanying financial statements and related notes as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of management these statements have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company's financial position as of June 30, 1998 and the results of the Company's operations and its cash flows for the six months ended June 30, 1997 and 1998. The results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

                             SPINNERS INCORPORATED

2. Equipment

      Equipment consists of the following:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Equipment........................................   $273,829    $353,000
     Furniture and fixtures...........................     12,250     124,163
     Leasehold improvements...........................         --      18,100
                                                         --------    --------
                                                          286,079     495,263
     Less accumulated depreciation and amortization...    (54,632)    (91,446)
                                                         --------    --------
     Equipment, net...................................   $231,447    $403,817
                                                         ========    ========

      At December 31, 1997 and June 30, 1998, the Company had property and equipment under capital lease as follows:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Property and equipment under capital lease.......   $120,951    $281,859
     Less accumulated amortization....................    (11,863)    (29,579)
                                                         --------    --------
                                                         $109,088    $252,280
                                                         ========    ========

3. Borrowings

      Borrowings consist of the following:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Capital lease obligations payable in monthly
      installments of $5,792 to $10,459 expiring from
      1998 to 2003, collateralized by equipment with a
      net book value of $124,011 and $305,053,
      respectively....................................   $ 91,116    $232,293
     Less current maturities..........................    (49,540)    (85,532)
                                                         --------    --------
     Long-term portion................................   $ 41,576    $146,761
                                                         ========    ========

      Total interest expense for the year ended December 31, 1997 and the six months ended June 30, 1997 and 1998 was $12,894, $365 and $10,271, respectively.

                             SPINNERS INCORPORATED

     The aggregate maturities required on capital lease obligations as of December 31, 1997 are as follows:

     Year ending December 31,
     ------------------------
       1998........................................................... $ 65,319
       1999...........................................................   39,298
       2000...........................................................    7,549
       2001...........................................................      926
       Less amounts representing interest.............................  (21,976)
                                                                       --------
                                                                       $ 91,116
                                                                       ========

4. Shareholders' Equity

     From inception until June 10, 1997, the Company had 1,054 shares of no par value common stock outstanding. On June 10, 1997, the Company canceled the 1,054 shares of no par value common stock and in its place issued 7,000,000 shares of $0.01 par value common stock (10,000,000 shares authorized) to existing shareholders based on their proportionate interest. The Company has accounted for this transaction as a stock split and, accordingly, has restated share data in the accompanying financial statements as if it occurred at inception of the Company.

5. Employee Benefits

1997 stock option plan

     In June 1997, the Company adopted a stock option plan (the "Plan") which provides for the grant of incentive and nonqualified stock options to directors, officers, employees of the Company and certain consultants to purchase up to 1,000,000 shares of the Company's common stock. Options expire not later than ten years from the date of grant and other terms are determined by the Board of Directors. At December 31, 1997 and June 30, 1998 outstanding stock options totaled 696,500 and 690,500, respectively, with exercise prices at $.25 per share.

     The following table summarizes stock option activity for the year ended December 31, 1997:

                                                                 December 31,
                                                                     1997
                                                               -----------------
                                                                        Weighted
                                                                        Average
                                                                        Exercise
                                                               Options   Price
                                                               -------  --------
     Outstanding beginning of year............................      --      --
     Granted.................................................. 706,500    $.25
     Exercised................................................      --      --
     Forfeited................................................ (20,000)    .25
                                                               -------    ----
     Outstanding end of year.................................. 686,500    $.25
                                                               =======    ====

     During the year ended December 31, 1997, the Company recorded compensation expense of $17,000 related to the granting of stock options to employees with exercise prices below the estimated fair market value of the common stock at the date of grant. There were no options exercisable at December 31, 1997.

                             SPINNERS INCORPORATED

      In addition, during the year ended December 31, 1997 the Company granted 10,000 stock options to a non-employee consultant for services. The fair value of the options issued has been determined to be insignificant.

      The Company has adopted the disclosure only provision of FAS 123. Had compensation cost for the Company's stock option grants described above been determined based on the fair value at the grant date for awards in 1997 consistent with the provision of FAS 123, the Company's net income would have been decreased to the pro forma amounts indicated below.

                                                                    December 31,
                                                                        1997
                                                                    ------------
   Net income
     As reported...................................................   $407,603
     Pro forma.....................................................   $397,942

      The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1997: dividend yield of 0%, weighted average risk free interest rate of 6.41%, volatility of 0% and expected life of 4 years.

      The following table summarizes information about stock options outstanding at December 31,1997.

                                  Options Outstanding
             -------------------------------------------------------------------------------
                                           Weighted
                                            Average                                 Weighted
               Number                      Remaining                                Average
             Outstanding                  Contractual                               Exercise
             at 12/31/97                     Life                                    Price
             -----------                  -----------                               --------
               686,500                     10 years                                   $.25

401(k) profit sharing plan

      Effective January 1, 1996, the Company established a 401(k) plan for substantially all employees over the age of 21 with no requirement of minimum services. The plan allows for discretionary employer qualified contributions. For the year ended December 31, 1997, the Company made no contribution to the plan.

6. Concentrations of Credit Risk

      Net sales for the year ended December 31, 1997, of three major customers, together with the receivable due from each customer, are presented below. The Company does not obtain, nor require, any collateral or other security instruments related to these balances.

                                                             December 31, 1997
                                                           ---------------------
                                                                       Accounts
                                                           Amount of  Receivable
   Customer                                                Net Sales   Balance
   --------                                                ---------- ----------
   A...................................................... $  702,040  $ 76,838
   B......................................................    280,834   185,400
   C......................................................    183,096        --
                                                           ----------  --------
                                                           $1,165,970  $262,238
                                                           ==========  ========

                             SPINNERS INCORPORATED

7. Commitments

      The Company leases its office facility under a noncancelable operating lease expiring in May 1998 with monthly payments of $12,923. Rental expense charged for the year ended December 31, 1997 and for the six-month period ended June 30, 1998 was $137,802 and $107,192, respectively.

      As of December 31, 1997, future minimum lease payments under non-cancelable operating leases due over the next year total $64,614.

8. Subsequent Events

      On July 30, 1998, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of iXL Enterprises, Inc.

      In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' equity, and of cash flows present fairly, in all material respects, the financial position of Tekna, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
September 24, 1998

                                  TEKNA, INC.

                                 BALANCE SHEET

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
ASSETS
Current assets
  Cash................................................  $ 175,420   $   45,919
  Accounts receivable.................................    274,793      654,960
  Related party receivables...........................      7,675        5,063
                                                        ---------   ----------
    Total current assets..............................    457,888      705,942
Equipment, net........................................    268,313      295,708
Other assets..........................................        103        9,345
                                                        ---------   ----------
    Total assets......................................  $ 726,304   $1,010,995
                                                        =========   ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Accounts payable....................................  $  46,501   $  124,672
  Accrued expenses....................................     54,736       42,887
  Accrued interest....................................      4,913       26,637
  Notes payable to shareholder........................    424,203      424,203
                                                        ---------   ----------
    Total current liabilities.........................    530,353      618,399
Shareholders' equity
  Common stock, $1.00 par value; 1,000,000 shares
   authorized; 850,000 shares issued and outstanding..    850,000      850,000
  Additional paid-in capital..........................         --      664,000
  Unearned compensation...............................         --     (398,380)
  Accumulated deficit.................................   (654,049)    (723,024)
                                                        ---------   ----------
    Total shareholders' equity........................    195,951      392,596
                                                        ---------   ----------
  Commitments.........................................
                                                        ---------   ----------
    Total liabilities and shareholders' equity........  $ 726,304   $1,010,995
                                                        =========   ==========

   The accompanying notes are an integral part of these financial statements.

                                  TEKNA, INC.

                            STATEMENT OF OPERATIONS

                                                For the year   For the six
                                                   ended          months
                                                December 31,  ended June 30,
                                                    1997     1997      1998
                                                ------------ -----  ----------
                                                               (unaudited)
Revenues.......................................   $239,776     --   $1,183,663
Cost of revenues...............................    129,375     --      609,223
                                                  --------   -----  ----------
  Gross profit.................................    110,401     --      574,440
Selling, general and administrative expenses...    111,723     --      618,217
Depreciation and amortization..................     17,397   $ 426      29,513
                                                  --------   -----  ----------
  Loss from operations.........................    (18,719)   (426)    (73,290)
Interest income, net...........................      2,167     --        4,315
                                                  --------   -----  ----------
  Net loss.....................................   $(16,552)  $(426) $  (68,975)
                                                  ========   =====  ==========



   The accompanying notes are an integral part of these financial statements.

                                  TEKNA, INC.

                  STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                             Common Stock
                         -------------------- Additional
                           Shares              Paid-in      Unearned   Accumulated
                         Outstanding  Amount   Capital    Compensation   Deficit    Total
                         ----------- -------- ----------  ------------ ----------- --------
Balance, December 31,
 1996...................     1,000   $  1,000 $  24,000    $      --    $ (23,497) $  1,503
Issuance of common
 stock..................       587        587    74,413           --                 75,000
Capital contributions...        --         --   136,000           --           --   136,000
  Net income............        --         --        --           --      (16,552)  (16,552)
Common stock split......   848,413    848,413  (234,413)          --     (614,000)       --
                           -------   -------- ---------    ---------    ---------  --------
Balance, December 31,
 1997...................   850,000    850,000        --           --     (654,049)  195,951
Issuance of options
 (unaudited)............        --         --   664,000     (664,000)          --        --
Stock compensation
 (unaudited)............        --         --        --      265,620           --   265,620
  Net loss (unaudited)..        --         --        --           --      (68,975)  (68,975)
                           -------   -------- ---------    ---------    ---------  --------
Balance, June 30, 1998
 (unaudited)............   850,000   $850,000 $ 664,000    $(398,380)   $(723,024) $392,596
                           =======   ======== =========    =========    =========  ========


   The accompanying notes are an integral part of these financial statements.

                                  TEKNA, INC.

                            STATEMENT OF CASH FLOWS

                                                For the year   For the six
                                                   ended       months ended
                                                December 31,     June 30,
                                                    1997      1997     1998
                                                ------------ ------  ---------
                                                               (unaudited)
Cash flows from operating activities
 Net loss......................................  $ (16,552)  $ (426) $ (68,975)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities
  Depreciation and amortization................     17,397      426     29,513
  Stock compensation...........................         --      --     265,620
  Changes in operating assets and liabilities
   Accounts receivable.........................   (213,793)     --    (380,167)
   Other assets................................     (7,675)     --      (6,630)
   Accounts payable and accrued expenses.......    106,150      --      88,046
                                                 ---------   ------  ---------
    Net cash used in operating activities......   (114,473)     --     (72,593)
                                                 ---------   ------  ---------
Cash flows from investing activities
 Capital expenditures..........................    (60,107)     --     (56,908)
                                                 ---------   ------  ---------
    Net cash used in investing activities......    (60,107)     --     (56,908)
                                                 ---------   ------  ---------
Cash flows from financing activities
 Proceeds from capital contribution............     75,000      --          --
 Proceeds from note payable to shareholder.....    200,000      --          --
 Proceeds from issuance of common stock........     75,000      --          --
                                                 ---------   ------  ---------
    Net cash provided by financing activities..    350,000      --          --
                                                 ---------   ------  ---------
    Net increase (decrease) in cash............    175,420      --    (129,501)
Cash, beginning of period......................         --      --     175,420
                                                 ---------   ------  ---------
Cash, end of period............................  $ 175,420   $  --   $  45,919
                                                 =========   ======  =========
Non-cash investing and financing activities
 Acquisition of equipment through note payable
  to shareholder...............................  $ 224,203   $  --   $      --
                                                 =========   ======  =========
 Receivable contributed by shareholder for
  acquired service contract....................  $  61,000   $  --   $      --
                                                 =========   ======  =========


   The accompanying notes are an integral part of these financial statements.

                                  TEKNA, INC.

                         NOTES TO FINANCIAL STATEMENTS

1. Nature of Business and Summary of Significant Accounting Policies

Nature of business

      Tekna, Inc. (the "Company") is a provider of internet related development services. Its primary service lines are Web-enabled business applications, object-oriented development, multimedia and Internet-based training for varied clientele ranging from small entities to major Fortune 500 corporations. The Company's customers are located throughout the United States.

      Tekna, Inc. (formerly Booth Technologies, Inc.) was formed in 1994 as a subchapter S corporation. Effective November 1, 1997, the Company acquired certain assets and assumed certain liabilities through issuance of a note payable of $224,203 to its sole shareholder at the time based on the carrying amount of the assets acquired.

Significant accounting policies

Revenue recognition

      Revenue from service contracts is recognized over the contractual period using the percentage-of-completion method based on when services are performed. Advance billings for services in excess of costs, represent deferred revenue and are recorded as billings in excess of costs and estimated earnings on uncompleted contracts. Unbilled receivables in excess of billings represent earned revenues and are recorded as costs and estimated earnings in excess of billings. Operating expenses, including indirect costs and administrative expenses, are charged to income as incurred and are not allocated to contract costs. At the time a loss on a contract becomes known, the entire amount of the estimated loss is accrued. As of December 31, 1997 there are no unbilled receivables or deferred revenue amounts.

Equipment

      Equipment is recorded at cost, less accumulated depreciation. Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation expense is provided on the straight-line method over the estimated useful lives for purchased assets, which range from 5 to 7 years.

Income taxes

      The Company has elected to be taxed as an S corporation for federal and state tax purposes, whereby the Company's taxable income accrues directly to the shareholders. As a result, no provision for income taxes has been made in the accompanying statements.

Stock split

      On December 15, 1997, the shareholders of the Company approved an increase in the number of authorized shares of common stock from 5,000 to 1,000,000. On January 1, 1998, the Company issued 848,413 shares to its two existing shareholders in proportion to their then existing common stock ownership interests. Because the Company elected to retain the $1.00 par value of its common stock, the transaction resulted in a

                                  TEKNA, INC.

transfer of $234,413 and $614,000 from additional paid-in capital and accumulated deficit, respectively, to common stock in the December 31, 1997 balance sheet.

Stock-based compensation

      The Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations and has elected the disclosure option of Statement of Financial Accounting Standards No 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair value of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable and accrued expenses approximate fair value. The carrying amounts of borrowings approximate fair value based on current rates of interest available to the Company for loans of similar maturities.

Comprehensive income

      Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income, which represents the change in equity during a period from non-owner sources. The Company has not incurred any such activity other than the net loss for all periods presented.

Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amounts of assets, liabilities and future operating results.

Interim financial information

      The accompanying financial statements and related notes as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 are unaudited. In the opinion of management, the unaudited interim financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Company's financial position as of June 30, 1998, and the results of the Company's operations and its cash flows for the six months June 30, 1997 and 1998. The results for the six months ending June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

                                  TEKNA, INC.

2. Equipment

      Equipment consists of the following:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
   Furniture and fixtures.............................   $ 64,445    $ 73,160
   Computer equipment.................................    217,316     241,670
   Computer software..................................      6,490      11,620
   Leasehold improvements.............................         --      18,709
                                                         --------    --------
                                                          288,251     345,159
   Less accumulated depreciation and amortization.....    (19,938)    (49,451)
                                                         --------    --------
   Equipment, net.....................................   $268,313    $295,708
                                                         ========    ========

3. Notes Payable to Shareholder

                                                    December 31,  June 30,
                                                        1997        1998
                                                    ------------ -----------
                                                                 (unaudited)
   Note payable to a shareholder, secured by all
    equipment and a second priority interest in
    accounts receivable, which provides for payment
    of the principal balance on demand plus
    interest accrued at 10%........................   $224,203    $224,203
   Note payable to a shareholder, secured by all
    equipment and a second priority interest in
    accounts receivable, which provides for payment
    of the principal balance on demand plus
    interest accrued at 10%........................    200,000     200,000
                                                      --------    --------
                                                      $424,203    $424,203
                                                      ========    ========

      Total interest expense incurred with respect to these borrowings was $4,913 for the year ended December 31, 1997.

4. 401(k) Savings Plan

      Effective January 1, 1998, the Company established a 401(k) savings plan for substantially all of its employees with more than three months of service as defined by the plan. The employer has no obligation under the plan to make a contribution.

                                  TEKNA, INC.

5. Concentrations of Credit Risk

      Net sales for the year ended December 31, 1997 for several major customers, together with the receivable due from each customer, are presented below. The Company does not obtain, nor require, any collateral or other security instruments related to these balances.

                                                              December 31, 1997
                                                             -------------------
                                                              Amount   Accounts
                                                              of Net  Receivable
   Customer                                                   Sales    Balance
   --------                                                  -------- ----------
     A...................................................... $ 60,742  $121,742
     B......................................................   52,739    37,073
     C......................................................   50,260    50,260
     D......................................................   35,000    35,000
                                                             --------  --------
                                                             $198,741  $244,075
                                                             ========  ========

6. Commitments

      Future minimum lease payments under non-cancelable operating leases as of December 31, 1997 are as follows:

   Year ending December 31,
   ------------------------
     1998............................................................. $144,416
     1999.............................................................  154,185
     2000.............................................................  151,976
     2001.............................................................   31,223
                                                                       --------
     Total minimum lease payments..................................... $481,800
                                                                       ========

      The Company's operating leases are primarily for office equipment and the Company's office facility. Rental expense under operating leases for the year ended December 31, 1997 totaled $7,809.

7. Subsequent Events

      In April 1998, the Company entered into a line of credit agreement with a bank. The line of credit allows for borrowings of up to $500,000 at the bank's prime rate plus 2% and any borrowings are payable to the bank on demand. No borrowings have been made on the line as of June 30, 1998.

      In June 1998 the Company granted stock options to certain of its employees. The Company recorded a charge to compensation expense of $265,620 for the six months ended June 30, 1998 related to these options.

      On September 4, 1998, the Company was acquired by iXL Enterprises, Inc.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
iXL Enterprises, Inc.

  In our opinion, the accompanying balance sheet and the related statements of operations, of changes in shareholders' deficit, and of cash flows present fairly, in all material respects, the financial position of Larry Miller Productions, Inc. at December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Atlanta, Georgia
November 10, 1998

                         LARRY MILLER PRODUCTIONS, INC.

                                 BALANCE SHEETS

                                                      December 31,  June 30,
                                                          1997        1998
                                                      ------------ -----------
                                                                   (unaudited)
Assets
Current assets:
 Cash................................................  $  435,442  $   274,956
 Accounts receivable.................................     571,806      476,856
 Costs and estimated earnings in excess of billings
  on uncompleted contracts...........................      72,800       33,389
 Refundable income taxes.............................      96,454          --
 Other current assets................................      26,793       15,093
                                                       ----------  -----------
    Total current assets.............................   1,203,295      800,294
Furniture, fixtures and equipment, net...............     158,220      129,213
Other assets.........................................         --        89,764
                                                       ----------  -----------
    Total assets.....................................  $1,361,515  $ 1,019,271
                                                       ==========  ===========
Liabilities, and Shareholders' Deficit
Current liabilities:
 Accounts payable....................................  $  522,158  $   273,611
 Accrued expenses and other liabilities..............     170,925      197,729
 Prebillings.........................................     248,777      295,630
 Line of credit......................................     250,000      250,000
 Stock repurchase obligation.........................      61,561       61,561
 Current portion of capital lease obligations........      49,745       46,259
 Current portion on notes payable....................         --       100,000
                                                       ----------  -----------
    Total current liabilities........................   1,303,166    1,224,790
 Capital lease obligations...........................      62,568       55,265
 Notes payable.......................................         --       200,000
                                                       ----------  -----------
    Total liabilities................................   1,365,734    1,480,055
                                                       ----------  -----------
Shareholders' deficit
 Common stock
  Class A voting stock, $.01 par value, 1,000 shares
   authorized; 1,000 shares issued...................          10           10
  Class B non-voting stock, $.01 par value, 1,000 and
   2,000 shares authorized, respectively; 350 shares
   issued............................................           3            3
 Treasury stock
  Class A voting stock, 550 shares (Note 6)..........     (61,561)     (61,561)
  Class B non-voting stock, 100 shares at cost.......      (5,000)      (5,000)
 Additional paid-in capital..........................      14,298      105,356
 Retained earnings (accumulated deficit).............      48,031     (499,592)
                                                       ----------  -----------
    Total shareholders' deficit......................      (4,219)    (460,784)
                                                       ----------  -----------
    Total liabilities and shareholders' deficit......  $1,361,515  $ 1,019,271
                                                       ----------  -----------

            The accompanying notes are an integral part of these financial statements.

                         LARRY MILLER PRODUCTIONS, INC.

                            STATEMENT OF OPERATIONS

                                     For the year ended For six months ended
                                        December 31,          June 30,
                                     ------------------ ----------------------
                                            1997           1997        1998
                                     ------------------ ----------  ----------
                                                             (unaudited)
Gross sales........................      $4,195,024     $1,837,634  $1,678,015
Cost of sales......................       2,964,601      1,235,540   1,470,792
                                         ----------     ----------  ----------
  Gross profit.....................       1,230,423        602,094     207,223
Selling, general and administrative
 expenses..........................       1,637,026        692,611     684,824
Depreciation and amortization
 expenses..........................         104,100         46,455      47,871
                                         ----------     ----------  ----------
  Loss from operations.............        (510,703)      (136,972)   (525,472)
Interest income (expense), net.....         (28,225)        (8,846)    (22,151)
Miscellaneous income...............           6,521            --          --
                                         ----------     ----------  ----------
  Loss before income tax benefit...        (532,407)      (145,818)   (547,623)
Income tax benefit from loss
 carryback.........................          75,359         20,640         --
                                         ----------     ----------  ----------
  Net loss.........................      $ (457,048)    $ (125,178) $ (547,623)
                                         ----------     ----------  ----------




   The accompanying notes are an integral part of these financial statements.

                         LARRY MILLER PRODUCTIONS, INC.

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                    Class A       Class B                 Class A         Class B        Retained
                 Common Stock  Common Stock           Treasury Stock   Treasury Stock    Earnings
                 ------------- ------------- Paid-in  ---------------  --------------  (Accumulated
                 Shares Amount Shares Amount Capital  Shares  Amount   Shares Amount     Deficit)     Total
Balance at
 December 31,
 1996........... 1,000   $ 10    350   $  3  $ 14,298   550  $(61,561)   50   $(2,500)  $ 505,079   $ 455,329
Purchase of
 treasury stock
 at cost........   --     --     --     --        --    --        --     50    (2,500)        --       (2,500)
Net loss........   --     --     --     --        --    --        --    --        --     (457,048)   (457,048)
                 -----   ----   ----   ----  --------  ----  --------   ---   -------   ---------   ---------
Balance at
 December 31,
 1997........... 1,000     10    350      3    14,298   550   (61,561)  100    (5,000)     48,031      (4,219)
Issuance of
 warrants in
 connection with
 debt
 (unaudited)....   --     --     --     --     91,058   --        --    --        --          --       91,058
Net loss
 (unaudited)....   --     --     --     --        --    --        --    --        --     (547,623)   (547,623)
                 -----   ----   ----   ----  --------  ----  --------   ---   -------   ---------   ---------
Balance at June
 30, 1998
 (unaudited).... 1,000   $ 10    350   $  3  $105,356   550  $(61,561)  100   $(5,000)  $(499,592)  $(460,784)
                 =====   ====   ====   ====  ========  ====  ========   ===   =======   =========   =========



   The accompanying notes are an integral part of these financial statements.

                         LARRY MILLER PRODUCTIONS, INC.

                            STATEMENT OF CASH FLOWS

                                         For the year   For six months
                                            ended       ended June 30,
                                         December 31, --------------------
                                             1997       1997         1998
                                         ------------ ---------  --------------
                                                          (unaudited)
Cash flows from operating activities
 Net loss...............................  $(457,048)  $(125,178) $(547,623)
 Adjustments to reconcile net loss to
  net cash provided by operating
  activities
  Depreciation and amortization.........    104,100      46,455     47,871
  Changes in assets and liabilities
   Accounts receivable..................   (200,705)   (204,615)    94,950
   Costs and estimated earnings in
    excess of billings on uncompleted
    contracts...........................     13,503     (52,297)    39,411
   Other assets.........................   (106,127)    (31,560)   108,154
   Accounts payable ....................    362,714     135,497   (248,547)
   Accrued expenses and other
    liabilities.........................     54,600     (97,310)    26,804
   Prebillings..........................      4,270    (105,282)    46,853
                                          ---------   ---------  ---------
    Net cash used in operating
     activities.........................   (224,693)   (434,290)  (432,127)
                                          ---------   ---------  ---------
Cash flows from financing activities
 Borrowings on line of credit...........    303,880     303,880        --
 Proceeds from issuance of notes
  payable...............................        --          --     300,000
 Payments on line of credit and capital
  lease obligations.....................   (103,439)    (75,249)   (28,359)
 Purchase of treasury stock.............     (2,500)        --         --
                                          ---------   ---------  ---------
    Net cash provided by financing
     activities.........................    197,941     228,631    271,641
                                          ---------   ---------  ---------
    Net decrease in cash................    (26,752)   (205,659)  (160,486)
Cash, beginning of period...............    462,194     462,194    435,442
                                          ---------   ---------  ---------
Cash, end of period.....................  $ 435,442   $ 256,535  $ 274,956
                                          ---------   ---------  ---------
Supplemental Disclosures of Cash Flow
 Information
 Cash paid during the period for
  interest..............................  $  35,365   $  10,824  $  25,735
                                          ---------   ---------  ---------
Non-cash financing and investing
 activities
 Acquisition of property and equipment
  through capital leases................  $  91,174   $  79,248  $  17,570
                                          ---------   ---------  ---------
 Warrants issued in connection with
  debt..................................  $     --    $     --   $  91,058
                                          ---------   ---------  ---------


            The accompanying notes are an integral part of these financial statements.

                         LARRY MILLER PRODUCTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

1.Nature of Business and Summary of Significant Accounting Policies

    Nature of business

    Larry Miller Productions, Inc. (the "Company") provides marketing strategy and planning, consulting, multimedia presentation design, evaluation, management, and website development. The Company services clients in the northeastern United States.

    Significant accounting policies

    Revenue recognition

    For program design, multimedia creation and Web development contracts, revenues are recognized using the percentage of completion method over the period of contracts based on costs incurred. For event management contracts, revenues are recognized as the services are performed or on a percentage of completion basis for fixed fee arrangements. Website maintenance revenues are billed and recognized monthly over the term of agreements. Billings for services in excess of costs represent deferred revenue and are recorded as prebillings and earned revenue in excess of billings are recorded as costs and estimated earnings in excess of billings on uncompleted contracts in the balance sheet. Operating expenses, including indirect costs and administrative expenses, are charged to operations as incurred and are not allocated to contract costs. Any anticipated losses on contracts are charged to earnings when identified.

      Cash and cash equivalents

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    Furniture, fixtures and equipment

    Furniture, fixtures and equipment are stated at cost less accumulated depreciation, which is computed using an accelerated method over the estimated useful lives of the related assets; generally five to seven years. Equipment held under capital lease is recorded at the lower of the fair market value of the leased property or the present value of future minimum lease payments. Leasehold improvements are amortized over the lesser of the remaining lease term or the estimated useful life of the assets. Upon sale, retirement or other disposition of these assets, the cost and the related accumulated depreciation are removed from the respective accounts and any gain or loss on the disposition is included in operations.

    Income taxes

    The Company has applied the asset and liability approach of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" for financial accounting and reporting purposes. The Company accounts for certain items of income and expense in different time periods for financial reporting and income tax purposes.

                         LARRY MILLER PRODUCTIONS, INC.

                         Notes to Financial Statements

      A reconciliation of the federal statutory rate and the effective income tax rate follows:

                                                                     Year ended
                                                                    December 31,
                                                                        1997
                                                                    ------------
      Statutory federal income tax rate (34%)......................  $(181,019)
      Permanent differences........................................      2,705
      Benefit of state income taxes................................    (24,750)
      Increase in valuation allowance..............................    127,706
                                                                     ---------
       Income tax (benefit) provision..............................  $ (75,359)
                                                                     =========

      The significant components of the Company's net deferred tax assets were as follows:

                                                                    December 31,
                                                                        1997
                                                                    ------------
      Deferred tax assets..........................................
       Deferred revenue............................................  $  94,436
       Loss contract accrual.......................................     11,008
       Net operating loss carryforwards............................     22,261
                                                                     ---------
      Net deferred tax assets......................................    127,705
      Valuation allowance..........................................   (127,705)
                                                                     ---------
                                                                     $     --
                                                                     =========

      At December 31, 1997, the Company had net operating loss carryforwards for income tax purposes of approximately $58,643, expiring in the year 2012. Realization of these assets is contingent on having future taxable earnings. Based on the loss incurred in 1997 and the fundamental change in the strategic direction of the Company, management believes that a full valuation allowance should be recorded against the deferred tax assets. The refundable income taxes at December 31, 1997 of $96,454 is the result of estimated tax payments made in excess of amount owed and the carryback of net operating losses. The Company received this refund in cash in 1998.

      In addition, under the Tax Reform Act of 1986, the amounts of, and the benefits from, net operating loss carryforwards may be impaired or limited in certain circumstances. The company experienced an ownership change as defined under Section 368(a) of the Internal Revenue Code in September 1998. As a result of the ownership change, net operating loss carryforwards, which were incurred prior to the date of change, are subject to annual limitation on their future use.

Fair value of financial instruments

      The carrying amounts of financial instruments including cash, accounts receivable, accounts payable, accrued expenses, line of credit and notes payable approximate fair value. The carrying amounts of capital lease obligations approximate fair value based on monthly lease payments, lease term, interest available to the Company for similar leases and cost of leased assets.

                        LARRY MILLER PRODUCTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

    Comprehensive income

    Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" requires entities to report comprehensive income, which represents the change in equity during a period from non-owner sources. The Company has not incurred any comprehensive income components other than the net income for all periods presented.

    Use of estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates and could materially affect the reported amount of assets, liabilities and future operating results.

2.Unaudited Interim Financial Information

    The accompanying balance sheet as of June 30, 1998, the statement of changes in shareholders' equity (deficit) for the six-month period ended June 30, 1998 and the statements of operations and of cash flows for the six-month periods ended June 30, 1997 and 1998 are unaudited. In the opinion of management these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the results of the interim periods. The financial data and other information disclosed in these notes to financial statements related to these periods are unaudited. The results for the six months ended June 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998.

3.Concentration of Credit Risk

    As of December 31, 1997, three customers accounted for 47% of accounts receivable. As of June 30, 1997 and 1998, three customers accounted for 52% of accounts receivable and two customers accounted for 43% of accounts receivable, respectively. The Company did not obtain or require any collateral or other security instruments related to the balances. For the year ended December 31, 1997, net sales from one customer were $474,730, which accounted for 11% of the Company's total net sales.

                        LARRY MILLER PRODUCTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

4.Furniture, Fixtures and Equipment

      Furniture, fixtures and equipment consists of the following:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Equipment........................................   $390,844    $390,844
     Equipment under capital leases...................    186,757     204,326
     Furniture and fixtures...........................     57,515      57,515
     Leasehold improvements...........................     20,406      20,406
                                                         --------    --------
                                                          655,522     673,091
     Less accumulated depreciation and amortization...   (497,302)   (543,878)
                                                         --------    --------
     Furniture, fixtures and equipment, net...........   $158,220    $129,213
                                                         ========    ========

5.Revolving Line of Credit, Notes Payable and Capital Lease Obligations

      Revolving line of credit

      On April 11, 1997, the Company obtained a line of credit allowing borrowings up to $250,000. Borrowings bear interest at the prime rate (8.5% at December 31, 1997) plus 1.0% per annum. The amounts borrowed are due on demand and collateralized by substantially all of the Company's assets and the shareholder's personal guarantee. The Company has borrowed $250,000 under the line of credit at December 31, 1997 and June 30, 1998, respectively.

      Notes payable and capital lease obligations

      Notes payable and capital lease obligations consist of the following:

                                                       December 31,  June 30,
                                                           1997        1998
                                                       ------------ -----------
                                                                    (unaudited)
     Capital leases payable in monthly instalments of
      $6,468 to $6,031 expiring from 1998 to 2002,
      collateralized by equipment with a net book
      value of $177,231 and $174,601, respectively....   $112,313    $101,524
     Notes payable to an individual creditor with an
      interest rate at 12% per annum, due August 1,
      1998, collateralized by pledge of stocks owned
      by Class A Common stockholders and a
      shareholder's personal guarantee................        --      100,000
     Notes payable to individual creditors in
      quarterly interest only installments until May
      1, 2000, and subsequently in monthly instalments
      of $4,250 through May 1, 2005, with an interest
      rate of 10% per annum, subordinated to the line
      of credit.......................................        --      200,000
                                                         --------    --------
                                                          112,313     401,524
     Less current portion.............................     49,745     148,259
                                                         --------    --------
     Long-term portion................................   $ 62,568    $255,265
                                                         ========    ========

                        LARRY MILLER PRODUCTIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS

    Total interest expense for the year ended December 31,1997 and the six months ended June 30, 1997 and 1998 was $35,365, $10,824 and, $25,735,
    respectively.

    The aggregate maturities required over the next five years on capital lease obligations are as follows:

       Year ending December 31,                                         Total
       ------------------------                                        --------
       1998........................................................... $ 67,405
       1999...........................................................   41,445
       2000...........................................................   24,010
       2001...........................................................    3,384
       2002...........................................................    2,820
       Less amounts representing interest.............................  (26,751)
                                                                       --------
                                                                       $112,313
                                                                       --------

6.Stock Repurchase Agreement

    On January 1, 1994, the Company entered into an agreement with its major shareholder to repurchase all of the Company's stock held by the said shareholder for a purchase price of $61,561. The total price will be paid by monthly installments of $1,710 for a period of 36 months starting on January 1, 1998. The repurchase price may be prepaid by the Company only upon the unanimous agreement of the voting Trustees of the said shareholder's Voting Trust. Until all these payments are made in full on December 1, 2000, the said shareholder shall retain all rights of ownership with respect to shares owned by him. On July 13, 1998, the Company obtained the approval from the voting Trustees of the said shareholder's Voting Trust and repurchased all of 550 shares of Class A Common Stock held by the said shareholder for a lump sum payment of $100,000.

7.Treasury Stock

    During the year ended December 31, 1997, the Company acquired 50 shares of its Class B Non-Voting Common Stock at a cost of $50 per share for an aggregate amount of $2,500.

8.401(k) Retirement Plan

    Effective January 1, 1996, the Company established a 401(k) plan for substantially all employees over the age of 21 with no requirement of minimum services. The plan allows the Company to make discretionary contributions to the Plan. For the year ended December 31, 1997 and for the six-month periods ended June 30, 1997 and 1998, the Company made no contributions to the plan.

9.Commitments

    The Company leases its office facility and vehicles under noncancelable operating leases expiring through January 2001 with aggregate monthly payments of $12,598. Rental expense charged for the year ended December 31, 1997 and for the six-month periods ended June 30, 1997 and 1998 was $163,037, $78,891 and $104,477 respectively.

                         LARRY MILLER PRODUCTIONS, INC.

                         Notes to Financial Statements

    As of December 31, 1997, future minimum lease payments under the non-cancelable operating leases over the next four years are as follows:

       For the year ended December 31,
       -------------------------------
       1998........................................................... $ 147,984
       1999...........................................................   140,004
       2000...........................................................   140,004
       2001...........................................................    23,334
                                                                       ---------
       Total minimum lease payments................................... $ 451,326
                                                                       ---------

10.Subsequent Events

      Stock purchase warrants

    On May 13, 1998, the Company issued stock purchase warrants to two individual creditors in connection with the issuance of $200,000 in the form of Promissory Notes. The stock purchase warrants allow the creditors to purchase up to 40 shares of Class B Non-Voting Common Stock, par value $.01 per share of the Company at the price of $.01 per share at any time through May 1, 2005. The Company has recorded deferred debt issuance cost of $91,058 for the estimated fair value at the grant date of these warrants.

    Settlement agreement

    On June 15, 1998, the Company entered into an agreement with another party to settle a dispute between the two parties with respect to consulting services. The Company has agreed to pay an aggregate amount of $51,500 on an installment basis over a five-month period beginning in June 1998.

    Non-qualified stock options

    In August 1998, the board of directors granted fully vested stock options to certain employees and directors to purchase up to 1,300 shares of Class B Non-Voting Common Stock, $.01 par value, at an exercise price of $25 per share. The options expire ten years from the date of grant.

    Merger

    On September 10, 1998, the Company was acquired by iXL Enterprises, Inc.

      {DIAGRAM LISTING LOGOS OF PROMINENT iXL CLIENTS}

      {CAPTION: Representative Clients}

      {Logo of America Online}

      {Logo of Budget}

      {Logo of Carlson Wagonlit}

      {Logo of Chase}

      {Logo of Cox}

      {Logo of Delta}

      {Logo of Eli Lilly}

      {Logo of FedEx}

      {Logo of First Union}

      {Logo of GE}

      {Logo of McKessonHBOC}

      {Logo of Merrill Lynch}
      {Logo of Mayo Clinic HealthQuest}


      {Logo of Monsanto}

      {Logo of Sun Microsystems}

      {Logo of WebMD}

      {Logo of Bell South}

      (Disclaimer)

    The above trademarks are the sole and exclusive property of their respective owners. The above companies do not endorse the information contained in this document. The above companies had no role in the preparation or submission of any of the information contained herein.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including     (the 25th day after the date of this
prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                6,000,000 Shares

                  [LOGO OF IXL ENTERPRISES, INC. APPEARS HERE]

                             iXL ENTERPRISES, INC.

                                  Common Stock

                               ----------------

                                   PROSPECTUS

                               ----------------

                              Merrill Lynch & Co.
                          Donaldson, Lufkin & Jenrette

                         BancBoston Robertson Stephens
                                    SG Cowen

                                       , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

                 Preliminary Prospectus dated May 13, 1999

PROSPECTUS

                                6,000,000 Shares
                        [Logo of iXL Enterprises, Inc.]

                             iXL ENTERPRISES, INC.

                                  Common Stock

                                 ------------

    This is iXL Enterprises, Inc.'s initial public offering of common stock. The international managers will offer 1,200,000 shares outside the United States and Canada and the U.S. underwriters will offer 4,800,000 shares in the United States and Canada.

    We expect the public offering price to be between $10.00 and $12.00 per share. Currently, no public market exists for the shares. After pricing of the offering, the common stock will trade on the Nasdaq National Market under the symbol "IIXL."

    Affiliates of General Electric Company have agreed to purchase an aggregate of 2,000,000 shares of common stock directly from iXL Enterprises, Inc. in a private placement transaction. This investment is expected to be completed concurrently with the closing of this initial public offering, if regulatory and other conditions are satisfied, at a price per share equal to the initial public offering price.

    Investing in the common stock involves risks which are described in the "Risk Factors" section beginning on page 12 of this prospectus.

                                 ------------

                                                     Per Share Total
                                                     --------- -----
     Public Offering Price ..........................   $       $
     Underwriting Discount ..........................   $       $
     Proceeds, before expenses, to iXL Enterprises,
      Inc. ..........................................   $       $

    The international managers may also purchase up to an additional 180,000 shares at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus to cover over-allotments. The U.S. underwriters may similarly purchase up to an aggregate of an additional 720,000 shares.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    The shares of common stock will be ready for delivery in New York, New
York, on or about       , 1999.

                                 ------------

Merrill Lynch International                         Donaldson, Lufkin & Jenrette

                                 ------------

BancBoston Robertson Stephens                                           SG Cowen

                                 ------------

                   The date of this prospectus is    , 1999.

                                  UNDERWRITING

General

      Merrill Lynch International, Donaldson, Lufkin & Jenrette International, BancBoston Robertson Stephens Inc. and SG Cowen Securities Corporation are acting as lead managers for each of the international managers named below. Subject to the terms and conditions set forth in an international purchase agreement among iXL and the international managers, and concurrently with the sale of 4,800,000 shares of common stock to the U.S. underwriters, iXL has agreed to sell to the international managers, and each of the international managers severally and not jointly has agreed to purchase from iXL the number of shares of common stock set forth opposite its name below.

                                                                       Number of
       International Manager                                            Shares
       ---------------------                                           ---------
     Merrill Lynch International.....................................
     Donaldson, Lufkin, & Jenrette International.....................
     BancBoston Robertson Stephens Inc. .............................
     SG Cowen Securities Corporation.................................
                                                                       ---------
     Total...........................................................  1,200,000
                                                                       =========

      iXL has also entered into a U.S. purchase agreement with certain underwriters in the United States and Canada for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, BancBoston Robertson Stephens Inc. and SG Cowen Securities Corporation are acting as representatives. Subject to the terms and conditions set forth in the U.S. purchase agreement, and concurrently with the sale of 1,200,000 shares of common stock to the international managers pursuant to the international purchase agreement, iXL has agreed to sell to the U.S. underwriters, and the U.S. underwriters severally have agreed to purchase from iXL, an aggregate of 4,800,000 shares of common stock. The initial public offering price, and the total underwriting discount, per share of common stock are identical under the international purchase agreement and the U.S. purchase agreement.

      In the international purchase agreement and the U.S. purchase agreement, the several international managers and the several U.S. underwriters, respectively, have agreed, subject to the terms and conditions set forth therein, to purchase all of the shares of common stock being sold pursuant to each such agreement if any of the shares of common stock being sold pursuant to such agreement are purchased. In the event of a default by an underwriter, the international purchase agreement and the U.S. purchase agreement provide that, in certain circumstances, the purchase commitments of non-defaulting underwriters may be increased or the purchase agreements may be terminated. The closings with respect to the sale of shares of common stock to be purchased by the international managers and the U.S. underwriters are conditioned upon one another.

      The lead managers have advised iXL that the international managers propose initially to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at such price less a concession not in excess of $
per share of common stock. The international managers may allow, and such
dealers may reallow, a discount not in excess of $    per share of common stock
to certain other dealers. After the initial public offering, the public offering price, concession and discount may change.

Over-allotment Option

      iXL has granted options to the international managers, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 180,000 additional shares of common stock at the initial public offering price set forth on the cover page of this prospectus, less the underwriting discount. The international managers may exercise these options solely to cover over-allotments, if any, made on the sale of the common stock offered hereby. To the extent that the international managers exercise these options, each international managers will be obligated, subject to certain conditions, to purchase a number of additional shares of common stock proportionate to that international manager's initial amount reflected in the above table. iXL has granted options to the U.S. underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to an aggregate of 720,000 additional shares of common stock to cover over-allotments, if any, on terms similar to those granted to the international managers.

Commissions and Discounts

      The following table shows the per share and total underwriting discounts and commissions to be paid by iXL to the underwriters and the proceeds before expenses to iXL. This information is presented assuming either no exercise or full exercise by the underwriters of their over-allotment options.

                                          Per Share Without Option With Option
                                          --------- -------------- -----------
Public Offering Price....................     $           $             $
Underwriting Discount....................     $          $             $
Proceeds, before expenses, to the
 Company.................................     $           $             $

      The expenses of the offering, exclusive of the underwriting discount, are estimated at $3.9 million and are payable by iXL.

      The shares of common stock are being offered by the several underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and certain other conditions. The underwriters reserve the right to withdraw, cancel or modify such offer and to reject orders in whole or in part.

Reserved Shares

      At iXL's request, the underwriters have reserved for sale, at the initial public offering price, up to 10% of the shares offered hereby for employees, directors and other persons with relationships with iXL who have expressed an interest in purchasing shares of common stock in the offering. The number of shares of common stock available for sale to the general public will be reduced to the extent such persons purchase such reserved shares. Any reserved shares not so purchased will be offered by the underwriters to the general public on the same basis as the other shares offered in this prospectus.

No Sales of Common Stock or Similar Securities

      iXL and iXL's executive officers and directors and most existing stockholders have agreed, subject to certain exceptions, not to directly or indirectly

    . offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option -- other than options granted by iXL pursuant its stock options plans -- right or warrant for the sale of or otherwise dispose of or transfer any shares of common stock or securities convertible into exchangeable or exercisable for common stock, whether now owned or thereafter acquired by the person executing the agreement or with respect to which the person executing the agreement thereafter acquires the power of disposition, or file a registration statement under the Securities Act with respect to the foregoing -- other than a registration statement on Form S-4 covering up to 4,000,000 shares of common stock to be issued in connection with acquisitions; or

    . enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of the common stock whether any such swap or transaction is to be settled by delivery of common stock or other securities, in cash or otherwise, without the prior written consent of Merrill Lynch on behalf of the underwriters for a period of 180 days after the date of this prospectus. See "Shares Eligible for Future Sale."

Nasdaq National Market Listing

      The common stock has been approved for quotation on the Nasdaq National Market under the trading symbol "IIXL."

      Prior to the offering, there has been no public market for iXL's common stock. The initial public offering price will be determined through negotiations between iXL and the lead managers and the representatives. The factors considered in determining the initial public offering price, in addition to prevailing market conditions, are:

    . price-earnings ratio of publicly traded companies that the lead managers and the representatives believe to be comparable to iXL;

    .  certain financial information of iXL;

    . the history of, and the prospects for, iXL and the industry in which it competes; and

    . an assessment of (1) iXL's management, (2) its past and present operations, (3) the prospects for, and timing of, future revenues of iXL, (4) the present state of iXL's developments, and (5) the above factors in relation to market values and various valuation measures of other companies engaged in activities similar to iXL.

      There can be no assurance that an active trading market will develop for the common stock or that the common stock will trade in the public market subsequent to the offering at or above the initial public offering price.

      The underwriters do not expect sales of the common stock to any accounts over which they exercise discretionary authority to exceed 5% of the number of shares being offered hereby.

Intersyndicate Agreement

      The U.S. underwriters and the international managers have entered into an intersyndicate agreement that provides for the coordination of their activities. Pursuant to the intersyndicate agreement, the U.S. underwriters and the international managers are permitted to sell shares of common stock to each other for purposes of resale at the initial public offering price, less an amount not greater than the selling concession. Under the terms of the intersyndicate agreement, the U.S. underwriters and any dealer to whom they sell shares of common stock will not offer to sell or sell shares of common stock to persons who are non-U.S. or non- Canadian persons or to persons they believe intend to resell to persons who are non-U.S. or non-Canadian persons, and the international managers and any dealer to whom they sell shares of common stock will not offer to sell or sell shares of common stock to U.S. persons or to Canadian persons or to persons they believe intend to resell to U.S. or Canadian persons, except in the case of transactions pursuant to the intersyndicate agreement.

      iXL has agreed to indemnify the underwriters against certain liabilities, including certain liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

Price Stabilization and Short Positions

      Until the distribution of the common stock is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the common stock. As an exception to these rules, the lead managers are permitted to engage in certain transactions that stabilize the price of the common stock. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

      The underwriters may create a short position in the common stock in connection with the offering. This means that if they sell more shares of common stock than are set forth on the cover page of this prospectus.In that case, the representatives and lead managers, respectively, may reduce that short position by purchasing common stock in the open market. The representatives and lead managers, respectively, may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

Penalty Bids

      The representatives and lead managers, respectively, may also impose a penalty bid on certain underwriters and selling group members. This means that if the representatives and lead managers, respectively, purchase shares of common stock in the open market to reduce the underwriters' short position or to stabilize the price of the common stock, they may reclaim the amount of the selling concession from the underwriters and selling group members who sold those shares.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of the common stock to the extent that it discourages resales of the common stock.

      Neither iXL nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither iXL nor any of the underwriters makes any representation that the representatives or lead managers will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Sales in Certain Jurisdictions

      Each international manager has agreed that:

     . it has not offered or sold and, prior to the expiration of the period of six months from the closing date, will not offer or sell any shares of common stock to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995;

     . it has complied and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and of the Financial Services Act 1986 with respect to anything done by it in relation to the shares of Common Stock in, from or otherwise involving the United Kingdom; and

     . it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue or sale of shares of common stock to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

      No action has been or will be taken in any jurisdiction -- except in the United States -- that would permit a public offering of the shares of common stock, or the possession, circulation or distribution of this prospectus or any other material relating to iXL or shares of common stock in any jurisdiction where action for that purpose is required. Accordingly, the shares of common stock may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares of common stock may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

      Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the offering price set forth on the cover page hereof.

Other Relationships

      iXL provides services to Merrill Lynch and certain of its affiliates in the ordinary course of business. Donaldson, Lufkin & Jenrette from time to time provides investment banking services to Kelso & Company and its affiliates.

      General Electric has agreed to purchase an aggregate of 2,000,000 shares of common stock directly from iXL in a private placement transaction. This investment is expected to be completed concurrently with the closing of this initial public offering, at a price per share equal to the initial public offering price. iXL has retained Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation to act as advisors for this private placement and will pay advisory fees not to exceed $250,000 to each of them. iXL will also indemnify these advisors against certain liabilities relating to this private placement, including liabilities under the Securities Act.

      iXL has retained Merrill Lynch to conduct a valuation of CFN for a customary fee not to exceed $500,000.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary..................................................................   4
Risk Factors.............................................................  12
Forward-looking Statements...............................................  21
Trademarks...............................................................  21
Information in Prospectus................................................  21
Relationship with General Electric.......................................  22
Use of Proceeds..........................................................  23
Dividend Policy..........................................................  23
Capitalization...........................................................  24
Dilution.................................................................  27
Pro Forma Consolidated Financial Information.............................  29
Selected Consolidated Financial Data.....................................  38
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................  39
Business.................................................................  57
Management...............................................................  76
Certain Transactions.....................................................  85
Principal Stockholders...................................................  90
Description of Capital Stock.............................................  93
Shares Eligible for Future Sale..........................................  97
United States Federal Tax Considerations for Non-U.S. Holders............  99
Underwriting............................................................. 101
Legal Matters............................................................ 106
Experts.................................................................. 106
Additional Information................................................... 106
Index to Financial Statements............................................ F-1

                                 LEGAL MATTERS

      Certain legal matters with respect to the validity of the issuance of the shares of common stock offered hereby will be passed upon for iXL by Minkin & Snyder, a Professional Corporation, Atlanta, Georgia. Attorneys employed by Minkin & Snyder hold 120,350 shares of common stock and options to purchase 11,449 shares of common stock. From September 1997 to December 17, 1997, Mr. James S. Altenbach, a member of Minkin & Snyder, loaned $100,000 to iXL at an interest rate of 12% per annum. Mr. Altenbach currently serves as Secretary of iXL and its subsidiaries including CFN. Certain other legal matters will be passed upon for iXL by Debevoise & Plimpton, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

                                    EXPERTS

      The financial statements included in this prospectus have been audited by PricewaterhouseCoopers LLP, independent accountants. The companies and periods covered by these audits are indicated in the individual reports of PricewaterhouseCoopers LLP. Such financial statements have been so included in reliance on the reports of PricewaterhouseCoopers LLP given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

      iXL has filed with the Securities and Exchange Commission a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information with respect to iXL and the common stock, reference is hereby made to such Registration Statement and the exhibits and schedules to the Registration Statement, which may be inspected and copied at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of all or any part thereof may be obtained at prescribed rates from the Commission's Public Reference Section at such addresses. Also, the Commission maintains a World Wide Web site on the Internet, at http://www.sec.gov, that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Statements contained in the prospectus as to the contents of any contract or other document that is filed as an exhibit to the Registration Statement are qualified by reference to the full text of the relevant contract or document.

      iXL intends to furnish its stockholders with annual reports containing financial statements audited by an independent public accounting firm and make available to its stockholders quarterly reports for the first three quarters of each fiscal year containing interim unaudited financial information.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      Through and including     (the 25th day after the date of this
prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                                6,000,000 Shares

                  [LOGO OF IXL ENTERPRISES, INC. APPEARS HERE]

                             iXL ENTERPRISES, INC.

                                  Common Stock

                               ----------------

                                   PROSPECTUS

                               ----------------

                          Merrill Lynch International
                          Donaldson, Lufkin & Jenrette

                         BancBoston Robertson Stephens
                                    SG Cowen

                                       , 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

Item 13. Other Expenses of Issuance and Distribution.

      The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by iXL. All amounts are estimates, other than the registration fee, the NASD fee, and the NASDAQ listing fee.

   Registration fee................................................. $   23,978
   NASD fee.........................................................      9,125
   NASDAQ listing fee...............................................     95,000
   Accounting fees and expenses.....................................  1,200,000
   Legal fees and expenses..........................................  1,500,000
   Director and officer insurance expenses..........................    275,000
   Printing and engraving...........................................    740,897
   Transfer Agent fees and expenses.................................      6,000
   Blue sky fees and expenses.......................................      5,000
   Miscellaneous expenses...........................................     25,000
                                                                     ----------
     Total.......................................................... $3,880,000
                                                                     ==========

--------
* To be completed by amendment.

Item 14. Indemnification of Directors and Officers.

      iXL's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of iXL or is or was serving at the request of iXL as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by iXL to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits iXL to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that iXL shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by iXL for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Delaware General Corporation Law for officers and directors.

      Section 145 of the Delaware General Corporation Law provides, among other things, that iXL may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of iXL) by reason of the fact that the person is or was a director, officer, agent or employee of iXL or is or was serving at the iXL's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of iXL, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of iXL as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to iXL, unless the court believes that in light of all the circumstances indemnification should apply.

      The indemnification provisions contained in iXL's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, iXL maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Item 15. Recent Sales of Unregistered Securities.

      The following is a summary of transactions by iXL since its inception involving sales of iXL's securities that were not registered under the Securities Act of 1933.

      1. On April 12, 1996, iXL issued and sold 300 shares of common stock in a private placement to U. Bertram Ellis, Jr., James V. Sandry and James S. Altenbach, each a founder of iXL for an aggregate of $300 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      2. On April 30, 1996, iXL issued and sold 101,500 shares of its Class A Convertible Preferred Stock, in a private placement to eight investors for an aggregate of $10,150,000 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The eight investors were Kelso Investment Associates
V, L.P., Kelso Equity Partners V, L.P., U. Bertram Ellis, Jr., James V. Sandry, James S. Altenbach and three other investors.

      3. On April 30, 1996, iXL issued and sold 3,959,500 shares of common stock in a private placement to ten investors in connection with the acquisition of iXL Interactive Excellence, Inc., Creative Video Library, Inc., Creative Video, Inc. and Entrepreneur Television, Inc. Each of the investors was a stockholder of one of the acquired corporations. The issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      4. During the period from April 30, 1996 through March 30, 1999, iXL granted options for no consideration to purchase an aggregate of 23,994,743 shares of common stock to 1,549 employees pursuant to the IXL Holdings, Inc. 1996 Stock Option Plan in reliance on Rule 701 promulgated under the Securities Act and under Section 4(2) of the Securities Act. Options issued for 18,567,539 shares of common stock cannot be exercised prior to the earlier of the registration of the underlying common stock under the Securities Act or six years from the date of issuance.

      5. On September 30, 1996, iXL issued and sold 10,000 shares of its Class A Convertible Preferred Stock for $1,000,000 in a private placement to U. Bertram Ellis, Jr., James V. Sandry and James S. Altenbach, and 25,000 shares of common stock for $25,000 in a private placement to one additional executive officer of iXL, each in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      6. On December 16, 1996, iXL issued and sold 50,000 shares of common stock in a private placement to one stockholder of Consumer Financial Network, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      7. On February 15, 1997, iXL issued and sold 40,000 shares of common stock in a private placement to two members of Webbed Feet, LLC in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      8. On April 4, 1997, iXL issued and sold 454,400 shares of its common stock in a private placement to one stockholder of The Whitley Group, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      9. From April 4, 1997 through August 29, 1997, iXL issued and sold an aggregate of 57,760 shares of its Class A Convertible Preferred Stock for an aggregate of $14,440,000 to 38 investors in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The 38 investors were Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., six directors or executive officers of iXL and 30 other persons.

      10. On May 31, 1997, iXL issued and sold 3,416,700 shares of common stock, and warrants to purchase 230,900 shares of common stock in a private placement to 11 stockholders of BoxTop Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of securities was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      11. On July 28, 1997, iXL issued and sold 283,900 shares of common stock in a private placement to five stockholders of Swan Interactive Media, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      12. From December 17, 1997 through December 23, 1997, iXL issued and sold in a private placement to four investors (i) 83,075 shares of its Class B Convertible Preferred Stock, and warrants to purchase 10,650 shares of Class B Convertible Preferred Stock for an aggregate of $26,999,375 and (ii) 9,232 shares of its Class C Convertible Preferred Stock, for an aggregate of $3,000,400 in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were Chase Venture Capital Associates, L.P., Flatiron Partners, LLC, Greylock IX Limited Partnership and General Electric Capital Corporation.

      13. On January 23, 1998, iXL issued and sold 271,356 shares of common stock in a private placement to two stockholders of Small World Software, Inc. in connection with the acquisition of that corporation. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      14. On February 5, 1998, iXL issued and sold 344,270 shares of common stock in a private placement to 18 members of Green Room Productions, L.L.C. in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      15. From February 19, 1998 through February 27, 1998, iXL issued and sold in a private placement an aggregate of (a) 3,192 shares of its Class A Convertible Preferred Stock and (b) 15,692 shares of its Class B Convertible Preferred Stock plus warrants to purchase 1,810 shares of Class B Convertible Preferred Stock for an aggregate of $6,137,300 to 13 investors in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The investors were Mellon Ventures II, L.P., Thomson U.S. Inc. and 11 other persons who were either then executive officers or employees of iXL, family members of executive officers or employees of iXL or existing stockholders of iXL.

      16. On March 27, 1998, iXL issued and sold 266,000 shares of common stock in a private placement to Continental Communications Group, Inc. in connection with the acquisition of certain assets of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      17. On May 8, 1998, iXL issued and sold 155,200 shares of common stock in a private placement to five stockholders of Spin Cycle Entertainment, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      18. On May 12, 1998, iXL issued and sold 195,834 shares of common stock in a private placement to three stockholders of InTouch Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      19. On May 12, 1998, iXL issued and sold 359,584 shares of common stock in a private placement to four stockholders of Digital Planet in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      20. On May 14, 1998, iXL issued and sold 740,000 shares of common stock in a private placement to two stockholders of Micro Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      21. On May 20, 1998, iXL issued and sold an aggregate of 539 shares of Class A Convertible Preferred Stock in a private placement to four investors for an aggregate consideration of $175,175. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      22. From June 29, 1998 through September 18, 1998, iXL issued and sold an aggregate of 4,300 shares of Class A Convertible Preferred Stock in a private placement to 53 investors, including David E. Clauson and William C. Nussey, for an aggregate consideration of $4,300,000. This issuance was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      23. On July 2, 1998, iXL issued and sold 877,898 shares of common stock in a private placement to six stockholders of CommerceWAVE, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      24. On July 8, 1998, iXL issued and sold 50,000 shares of common stock in a private placement to two stockholders of Wissing & Laurence, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      25. On July 16, 1998, iXL issued and sold 200,000 shares of common stock in a private placement to two stockholders of 601 Design, Inc. in connection with the acquisition by iXL of certain assets of the 601 Design business. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      26. On July 22, 1998, iXL issued and sold 378,999 shares of common stock in a private placement to six stockholders of Image Communications, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      27. On July 28, 1998, iXL issued and sold 37,107 shares of common stock in a private placement to two Spanish stockholders of Campana New Media, S.L. and The Other Media, S.L. This issuance of common stock was made in reliance on
Section 4(2) of the Securities Act or, in the alternative, on the Securities Act not being applicable to this transaction.

      28. On July 30, 1998, iXL issued and sold 674,132 shares of common stock in a private placement to two stockholders of Spinners Incorporated in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      29. From August 14, 1998 through August 31, 1998, iXL issued and sold an aggregate of 35,700 shares of Class D Nonvoting Preferred Stock, par value $.01 per share, in a private placement to 10 accredited investors for an aggregate consideration of $35,700,000 in reliance on Section 4(2) of the Securities Act. The investors were CB Capital Investors, LP, The Flatiron Fund 1998/99, LLC, Friends of Flatiron, LLC, Mellon Ventures II, L.P., Thomson U.S. Inc., General Electric Capital Corporation, Kelso Investment Associates V, L.P., Kelso Equity Partners V, L.P., U. Bertram Ellis, Jr. and James S. Altenbach.

      30. On September 4, 1998, iXL issued and sold 762,622 shares of common stock in a private placement to two stockholders of Tekna, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      31. On September 7, 1998, iXL issued and sold 321,428 shares of common stock in a private placement to four German stockholders of LAVA Gesellschaft fur Digitale Medien GmbH in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act or, in the alternative, on the Securities Act not being applicable to this transaction.

      32. On September 9, 1998, iXL issued and sold 113,823 shares of common stock and warrants to purchase 9,106 shares of common stock in a private placement to four securities holders of Larry Miller Productions, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      33. On September 10, 1998, iXL issued and sold 42,852 shares of common stock in a private placement to one British stockholder of Denovo New Media Limited in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act or in the alternative, on the Securities Act not being applicable to this transaction.

      34. On September 10, 1998, iXL issued and sold 275,000 shares of common stock in a private placement to one stockholder of Exchange Place Solutions, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      35. On September 18, 1998, iXL issued and sold 271,787 shares of common stock in a private placement to three stockholders of Pantheon Interactive, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      36. On September 18, 1998, iXL issued and sold 269,421 shares of common stock in a private placement to six members of Two-Way Communications, L.L.C. in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      37. On September 22, 1998, iXL issued and sold 701,375 shares of common stock in a private placement to one member of NetResponse, L.L.C. in connection with the acquisition of that company by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      38. On September 23, 1998, iXL issued and sold 358,551 shares of common stock in a private placement to one stockholder of Ionix Development Corporation in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      39. On September 24, 1998, iXL issued and sold 378,066 shares of common stock in a private placement to three stockholders of Pequot Systems, Inc. in connection with the acquisition of that corporation by iXL. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      40. On October 15, 1998, iXL issued and sold 2,000 shares of common stock in a private placement to one investor for an aggregate consideration of $20,000 in connection with a joint marketing relationship. This issuance of common stock was made in reliance on Section 4(2) of the Securities Act.

      41. On December 14, 1998, iXL issued for no cash consideration warrants to purchase 500,000 shares of common stock in a private placement to General Electric Capital Corporation in reliance on Section 4(2) of the Securities Act.

      42. During the period from December 10, 1998 through March 26, 1999, iXL granted options to purchase an aggregate of 590,464 shares of common stock to 31 non-employee directors or consultants of iXL pursuant to the iXL Enterprises, Inc. 1998 Non-Employee Stock Option Plan in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. Options issued for 374,064 shares of common stock cannot be exercised prior to the earlier of the registration of the underlying common stock under the Securities Act or six years from the date of issuance.

      43. On December 31, 1998, iXL issued for no cash consideration warrants to purchase 500,000 shares of common stock in a private placement to Delta Air Lines, Inc., in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. These warrants were issued in connection with a services agreement between iXL, Inc. and Delta Air Lines, Inc.

      44. From January 15, 1999 through January 19, 1999, iXL issued and sold 22,825 shares of Class A Convertible Preferred Stock in a private placement to Greystone Capital Partners I, L.P., Trigon Healthcare, Inc., Cox Technology Investments, Inc., General Electric Capital Assurance Company and 23 other investors, for an aggregate consideration of $22,825,000 in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

      45. On May 3, 1999, iXL issued for no cash consideration warrants to purchase 1,000,000 shares of common stock in a private placement to GE Capital Equity Investments, Inc. in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. These warrants were issued in connection with a services agreement between iXL-New York, Inc. and General Electric Capital Corporation.

      46. On the later of the closing of this offering or the second business day after satisfaction of regulatory conditions, iXL expects to issue and sell to affiliates of General Electric Company (1) 2,000,000 shares of common stock for a price per share equal to the price per share in this offering, and (2) warrants to purchase 1,500,000 shares of common stock (for no cash consideration), each in reliance on the exemption from registration provided by
Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.

Item 16. Exhibits and Financial Statement Schedules.

      a. Exhibits

 Exhibit
 Number                                Description
 -------                               -----------
   1.1   Form of U.S. Purchase Agreement+

   1.2   Form of International Purchase Agreement+

   2.1   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video Library, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video Library, Inc.+

   2.2   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video, Inc.+

   2.3   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., IXL Interactive Excellence, Inc. and its stockholders for the purchase of all of the issued and outstanding Stock of IXL Interactive
         Excellence, Inc.+

   2.4   Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Entrepreneur Television, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Entrepreneur Television, Inc.+

   2.5 Purchase and Sale Agreement, dated as of June 5, 1996, by and among IXL Acquisition Corp., Memphis On Line, Inc. Southern On Line Systems,
         Inc., and Southern Tel Supply, Inc.+

   2.6 Agreement and Plan of Merger, dated as of December 13, 1996, by and among IXL Merger Corp., the Registrant, Consumer Financial Network,
         Inc., Mellett, Reene & Smith, LLC, Derek V. Smith, Michael W. Reene and Edwin R. Mellett.+

   2.7 Asset Purchase Agreement, dated as of February 14, 1997, by and between iXL Enterprises, Inc., iXL, Inc., Webbed Feet, LLC, F. Blair
         Schmidt-Fellner and Michael Brendon Dowdle.+

   2.8 Agreement and Plan of Merger, dated as of April 4, 1997, by and between iXL Enterprises, Inc., IXL Merger Corp. II, Inc., The Whitley
         Group, Inc. and William C. Whitley.+

   2.9 Agreement of Plan of Merger, dated as of May 30, 1997, by and between iXL Enterprises, Inc., IXL Merger Corp. III, Inc., BoxTop Interactive,
         Inc., and the Shareholders of Boxtop Interactive, Inc.+

   2.10 Agreement and Plan of Merger, dated as of July 28, 1997, by and between iXL Enterprises, Inc., IXL Merger Corp. IV, Inc., Mark
         Swanson, N. Blake Patton, Marc Sirkin, Edwin Davis, Estate of Robert
         H. Kriebel and Swan Interactive Media, Inc.+

   2.11 Agreement and Plan of Merger, dated as of January 23, 1998, by and between iXL Enterprises, Inc., iXL-New York, Inc., Small World
         Software, Inc., and the Shareholders of Small World.+

   2.12 Asset Purchase Agreement, dated as of February 5, 1998, by and between iXL Enterprises, Inc., iXL-San Francisco, Inc., Green Room
         Productions, L.L.C. and the Controlling Members.+

   2.13 Asset Purchase Agreement, dated as of March 27, 1998, by and between iXL Enterprises, Inc., iXL-Denver, Inc., Continental Communications
         Group, Inc., d/b/a Customer Communications Group, Inc. and John R.
         Klug.+


 Exhibit
 Number                                Description
 -------                               -----------
   2.14  Agreement and Plan of Merger, dated as of May 4, 1998, by and between
         iXL Enterprises, Inc., iXL-New York, Inc., Micro Interactive, Inc. and
         the Micro Shareholders.+

   2.15 Agreement and Plan of Merger, dated as of May 8, 1998, by and between iXL Enterprises, Inc., iXL-Los Angeles, Inc., Spin Cycle Entertainment and the SCE Shareholders.+

   2.16 Agreement and Plan of Merger, dated as of May 12, 1998, by and between iXL Enterprises, Inc., iXL-Los Angeles, Inc., Digital Planet and the
         Digital Shareholders.+
   2.17 Agreement and Plan of Merger, dated as of May 12, 1998, by and between InTouch Interactive, Inc., iXL Enterprises, Inc., iXL-Charlotte, Inc., and the InTouch Shareholders.+

   2.18 Share Sale and Purchase Agreement dated as of 11 May, 1998 between, iXL London Limited, and Derek Scanlon.+

   2.19 Agreement and Plan of Merger, dated as of July 2, 1998, by and between CommerceWAVE, Inc., iXL Enterprises, Inc., iXL-San Diego, Inc., and the CommerceWAVE shareholders.+

   2.20 Agreement and Plan of Merger, dated as of July 8, 1998, by and between iXL Enterprises, Inc., iXL-New York, Inc., Wissing & Laurence, Inc.
         and the W&L Shareholders.+

   2.21  Asset Purchase Agreement, dated as of July 16, 1998, by and among
         Robert Ortiz and John Tierney, iXL Enterprises, Inc. and iXL-New York,
         Inc.+

   2.22 Agreement and Plan of Merger, dated as of July 22, 1998, by and between Image Communications, Inc., iXL Enterprises, Inc., iXL-DC,
         Inc., and the Image Shareholders.+

   2.23  Share Purchase Agreement, dated as of July 28, 1998, by and among iXL
         Enterprises, Inc., iXL-Madrid, S.A., Campana New Media, S.L, The Other
         Media, S.L., the Campana Companies Beneficial Owners and the Campana
         Companies Shareholders.+

   2.24 Agreement and Plan of Merger, dated as of July 30, 1998, by and among Spinners Incorporated, iXL Enterprises, Inc., iXL-Boston, Inc. and the
         Spinners Shareholders.+

   2.25 Agreement and Plan of Merger, dated as of September 4, 1998, by and among iXL Enterprises, Inc., iXL-Richmond, Inc., Tekna, Inc., and the Tekna Shareholders.+

   2.26 Share Sale and Purchase Agreement, dated as of September 7, 1998, by and between iXL Enterprises, Inc., Jens Bley, Manfred Otterbreit,
         Stephan Balzerand Matthias Oelmann.+

   2.27 Agreement and Plan of Merger dated as of September 9, 1998 by and among iXL Enterprises, Inc., iXL-Boston, Inc., Larry Miller
         Productions, Inc., and the LMP Principals.+

   2.28 Agreement and Plan of Merger, dated as of September 10, 1998, by and between iXL Enterprises, Inc., iXL, Inc., Exchange Place Solutions,
         Inc., and the Exchange Place Shareholder.+

   2.29 Agreement and Plan of Merger, dated as of September 18, 1998, by and among iXL Enterprises, Inc., iXL-San Francisco, Inc., Pantheon
         Interactive, Inc., and the Pantheon Shareholders.+

   2.30 Agreement and Plan of Merger, dated as of September 18, 1998, by and among iXL Enterprises, Inc., iXL-Chicago, Inc., Two-Way
         Communications, L.L.C., and the TWC Members.+

   2.31 Agreement and Plan of Merger, dated as of September 22, 1998, by and between iXL Enterprises, Inc., iXL-DC, Inc., NetResponse, L.L.C., and
         Next Century Communications Corp.+

   2.32 Agreement and Plan of Merger, dated as of September 23, 1998, by and among iXL Enterprises, Inc., iXL-Chicago, Inc., Ionix Development,
         Corporation, and the Ionix Shareholder.+

   2.33 Agreement and Plan of Merger, dated as of September 24, 1998, by and between iXL Enterprises, Inc., iXL-Connecticut, Inc., Pequot Systems,
         Inc. and the Pequot Shareholders.+

   3.1   Form of Amended and Restated Certificate of Incorporation.+

   3.2   Form of Amended and Restated Bylaws.+

   4.1   Form of Common Stock Certificate.+

   4.2   Form of Mandatorily Exercisable Common Stock Warrant Agreement.+

   4.3   Form of Class B Convertible Preferred Stock Warrant Agreement.+


 Exhibit
 Number                                Description
 -------                               -----------
   4.4   Form of Class A Common Stock Warrant Agreement.+

   4.5   Form of Class B Common Stock Warrant Agreement.+

   4.6 Investor Stockholders Agreement, dated as of April 30, 1996, as amended.+

   4.7   Form of Third Amended and Restated Stockholders' Agreement.+

   5.1   Opinion of Minkin & Snyder, a Professional Corporation.

  10.1 Employment Agreement between Boxtop Interactive, Inc. and Kevin Wall, dated as of August 1, 1996, as amended, together with related agreements.+

  10.2   Employment Agreement dated as of May 1, 1998 between iXL, Inc. and
         William C. Nussey.+

  10.3   Employment Agreement dated August 17, 1998 between iXL, Inc. and David
         Clauson.+

  10.4   Employment Agreement dated November 28, 1999 between Consumer
         Financial Network, Inc. and C.  Cathleen Raffaeli.+

  10.5 iXL Enterprises, Inc. 1996 Stock Option Plan, together with related agreements.+

  10.6 iXL Enterprises, Inc. 1998 Non-Employee Stock Option Plan, together with related agreements.+

  10.7   iXL Enterprises, Inc. 1999 Employee Stock Option Plan.+

  10.8   Advisory Agreement dated as of April 30, 1996 by and between IXL
         Holdings, Inc. and Kelso & Company, together with form of amendment.+

  10.9   Consulting Agreement dated as of February 5, 1999 by and between iXL
         Enterprises, Inc. and Kelso & Company.+

  10.10  Promissory Note, dated as of January 14, 1997, made by IXL-Memphis,
         Inc. in favor of First Tennessee Bank National Association, in the original principal amount of $499,000 and agreements related thereto.+

  10.11 Promissory Note, dated as of May 30, 1997, in the principal aggregate amount of $50,000 in favor of the Registrant from Kevin Wall.+

  10.12 Promissory Note, dated as of September 15, 1997, in the principal aggregate amount of $500,000 in favor of U. Bertram Ellis from iXL
         Enterprises, Inc.+

  10.13 Promissory Note, dated as of September 18, 1997, in the principal aggregate amount of $300,000 in favor of James Rocco from iXL
         Enterprises, Inc.+

  10.14 Promissory Note, dated as of September 29, 1997, in the principal aggregate amount of $100,000 in favor of James S. Altenbach from iXL
         Enterprises, Inc.+

  10.15 Promissory Note, dated as of October 10, 1997, in the principal aggregate amount of $1,000,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+
  10.16 Promissory Note, dated as of October 30, 1997, in the principal aggregate amount of $1,000,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.17 Promissory Note, dated as of November 25, 1997, in the principal aggregate amount of $1,000,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.18 Promissory Note, dated as of December 3, 1997, in the principal aggregate amount of $1,300,000 in favor of U. Bertram Ellis, Jr. from iXL Enterprises, Inc.+

  10.19 Promissory Note, dated as of June 19, 1998, in the principal aggregate amount of $4,000,000 in favor of Deborah Hicks Ellis from iXL
         Enterprises, Inc. and certain of its subsidiaries and related agreements.+

  10.20 Promissory Note, dated as of July 20, 1998, in the principal aggregate amount of $2,000,000 in favor of U. Bertram Ellis, Jr. from iXL
         Enterprises, Inc.+

  10.21 Credit Agreement, dated as of July 29, 1998, as amended and restated as of November 30, 1998, among iXL Enterprises, Inc., the Lenders party thereto and The Chase Manhattan Bank as Administrative Agent and related agreements.+


 Exhibit
 Number                                Description
 -------                               -----------
  10.22  Promissory Note, dated as of September 18, 1998, between David Clauson
         (as Maker) and iXL Enterprises, Inc. together with Stock Pledge
         Agreement.+

  10.23 Subscription Agreement for Common Stock dated April 12, 1996 between iXL Enterprises, Inc. and U. Bertram Ellis, Jr.+

  10.24 Subscription Agreement for Common Stock dated April 12, 1996 between iXL Enterprises, Inc. and James S. Altenbach.+

  10.25  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 30, 1996 between iXL Enterprises, Inc. and U. Bertram Ellis,
         Jr.+

  10.26  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 30, 1996 between iXL Enterprises, Inc. and U. Bertram Ellis,
         Jr., James V. Sandry and James S. Altenbach.+

  10.27  Subscription Agreement for Class A Convertible Preferred Stock dated
         June 3, 1996 between iXL Enterprises, Inc. and James S. Altenbach.+

  10.28  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and Kelso Investment
         Associates V, L.P.+

  10.29  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and Kelso Equity Partners
         V, L.P.+

  10.30  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and U. Bertram Ellis, Jr.+

  10.31  Subscription Agreement for Class A Convertible Preferred Stock dated
         April 4, 1997 between iXL Enterprises, Inc. and James S. Altenbach.+

  10.32  Intentionally Omitted.

  10.33  Subscription Agreement for Class A Convertible Preferred Stock dated
         August 25, 1998 between iXL Enterprises, Inc. and William C. Nussey.+

  10.34  Subscription Agreement for Class A Convertible Preferred Stock dated
         September 18, 1998 between iXL Enterprises, Inc. and David Clauson.+

  10.35  Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video Library, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video Library, Inc. (contained in Exhibit 2.1).+

  10.36  Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Creative Video, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of Creative Video, Inc. (contained in Exhibit 2.2).+

  10.37  Exchange Agreement, dated April 30, 1996, between iXL Enterprises,
         Inc., Entrepreneur Television, Inc. and its stockholders for the purchase of all of the issued and outstanding capital stock of, Entrepreneur Television, Inc. (contained in Exhibit 2.3).+

  10.38  Agreement and Plan of Merger, dated May 30, 1997, by and among iXL
         Enterprises, Inc., iXL Merger Corp. III, Inc., Boxtop Interactive,
         Inc., and the Stockholders of Boxtop Interactive, Inc. (contained in
         Exhibit 2.9).+

  10.39  Securities Purchase Agreement, dated December 17, 1997, among iXL
         Enterprises, Inc. and Chase Venture Capital Associates, L.P., Flatiron
         Partners, LLC and Greylock IX Limited Partnership and related agreement.+

  10.40  Warrant Agreement, dated as of December 17, 1997, by and among iXL
         Enterprises, Inc., Chase Venture Capital Associates, L.P., Flatiron
         Partners, L.L.C., and Greylock IX Limited Partnership.+

  10.41  Securities Purchase Agreement, dated December 23, 1997, among iXL
         Enterprises, Inc. and General Electric Capital Corporation.+


 Exhibit
 Number                                Description
 -------                               -----------
  10.42  Warrant Award Agreement dated as of December 23, 1997 by and between
         iXL Enterprises, Inc. and General Electric Capital Corporation.+

  10.43  Warrant Agreement, dated as of December 23, 1997, by and between iXL
         Enterprises, Inc. and General Electric Capital Corporation.+

  10.44  Warrant Award Agreement dated as of March 12, 1998 by and between iXL
         Enterprises, Inc. and Chase Venture Capital Associates, L.P., and related agreement.+

  10.45  Securities Purchase Agreement, dated March 30, 1998, between iXL
         Enterprises, Inc. and Kevin Wall for the purchase of shares of iXL
         Enterprises, Inc.'s Common Stock.+

  10.46  Securities Purchase Agreement, dated August 14, 1998, among iXL
         Enterprises, Inc. and CB Capital Investors, L.P., The Flatiron Fund
         1998/99, LLC, Friends of Flatiron, LLC, and Mellon Ventures II, L.P.+

  10.47  Securities Purchase Agreement, dated January 15, 1999, among iXL
         Enterprises, Inc. and the Purchasers listed therein for the purchase of shares of iXL Enterprises, Inc.'s Class A Convertible Preferred
         Stock.+

  10.48  Stock Purchase Agreement dated November 3, 1998, between Consumer
         Financial Network, Inc. and General Electric Capital Corporation for the purchase of shares of Series A Convertible Preferred Stock, $.01 par value per share, of Consumer Financial Network, Inc.+

  10.49  Warrant Agreement, dated as of November 3, 1998, among iXL
         Enterprises, Inc. and General Electric Capital Corporation.+

  10.50  Stockholders' Agreement dated November 3, 1999 among Consumer
         Financial Network, Inc., iXL Enterprises, Inc. and General Electric
         Capital Corporation.+

  10.51  Guaranty of License Agreement dated April 27, 1998 between Consumer
         Financial Network, Inc. and Charter Federal Savings & Loan Association of West Point, Georgia.+

  10.52  Lease Agreement dated January 8, 1997 between Park Place Emery, L.L.C.
         and iXL, Inc., as amended.+

  10.53  Registration Rights Agreement dated as of April 30, 1996 among iXL
         Enterprises, Inc. and Kelso Investment Associates V, L.P., Kelso
         Equity Partners V, L.P., and certain other stockholders of iXL
         Enterprises, Inc.+

  10.54  Form of Indemnification Agreement.+

  10.55 Form of Amended and Restated Registration Rights Agreement by and among iXL Enterprises, Inc., Consumer Financial Network, Inc., GE
         Capital Equity Investments, Inc., General Electric Pension Trust and
         General Electric Capital Corporation.+

  10.56  Master Services Agreement dated April 7, 1999 by and between iXL-New
         York, Inc. and General Electric Capital Corporation.+

  10.57  Warrant Agreement dated April 7, 1999 by and between iXL Enterprises,
         Inc. and GE Capital Equity Investments, Inc.+

  10.58  Stock Purchase Agreement dated April 7, 1999 by and between Consumer
         Financial Network, Inc., GE Capital Equity Investments, Inc., and
         General Electric Pension Trust.+

  10.59  Securities Purchase Agreement dated April 7, 1999 by and among iXL
         Enterprises, Inc., GE Capital Equity Investments, Inc., and the
         General Electric Pension Trust.+

  10.60  Form of Warrant Agreement by and between iXL Enterprises, Inc. and GE
         Capital Equity Investments, Inc.+

  10.61  Form of Investor Agreement by and between GE Capital Equity
         Investments, Inc., the General Electric Pension Trust, iXL
         Enterprises, Inc. and Consumer Financial Network, Inc.+

 Exhibit
 Number                               Description
 -------                              -----------

  10.62  Form of Amended and Restated Stockholders' Agreement among Consumer
         Financial Network, Inc., iXL Enterprises, Inc., GE Capital Equity
         Investments, Inc., the General Electric Pension Trust and General
         Electric Capital Corporation, as amended.+

  10.63  Information Services Agreement dated June 30, 1997 among Consumer
         Financial Network, Inc., CFN Agency, Inc. and Electric Insurance
         Company.+

  10.64 Master Service Agreement dated as of December 31, 1998 by and between iXL, Inc. and Delta Air Lines, Inc.+

  10.65  Warrant Agreement dated December 31, 1998 by and between iXL
         Enterprises, Inc. and Delta Air Lines, Inc.+

  10.66 Letter Agreement for Marketing Services dated May 11, 1999 by and between iXL Enterprises, Inc. and GE Capital Equity Investments, Inc.

  21.1   Subsidiaries of the Company.+
  23.1   Consent of PricewaterhouseCoopers LLP.
  23.2   Consent of Minkin & Snyder, a Professional Corporation (contained in
         Exhibit 5.1).

  24.1   Power of Attorney.*

  27.1   Financial Data Schedule.+

  99.1   Consent to be Named in Registration Statement+

--------
+ Filed previously.

* With respect to Jeffrey T. Arnold included on signature pages to Amendment No. 1 filed on April 7, 1999; with respect to all other signatures included on the signature page to the initial filing of this Form S-1 on February 5, 1999.

      b. Financial Statement Schedules

      Schedule II--Valuation and Qualifying Accounts

Item 17. Undertakings.

      The undersigned registrant hereby undertakes to provide to the underwriters at the closing certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of express incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

  (1) For purposes determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or
  (4) or 497 (h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 13, 1999.

                                          iXL Enterprises, Inc.,
                                          a Delaware corporation

                                               /s/ M. Wayne Boylston
                                          By: _________________________________
                                             Name:M. Wayne Boylston
                                             Title:Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

      /s/ U. Bertram Ellis, Jr.*       Chief Executive Officer
______________________________________  (Principal Executive
        U. Bertram Ellis, Jr.           Officer)

        /s/ M. Wayne Boylston          Chief Financial Officer       May 13, 1999
______________________________________  (Principal Financial
          M. Wayne Boylston             Officer)

        /s/ Jeffrey T. Arnold*         Director
______________________________________
          Jeffrey T. Arnold

       /s/ Frank K. Bynum, Jr.*        Director
______________________________________
         Frank K. Bynum, Jr.

        /s/ Jerome D. Colonna*         Director
______________________________________
          Jerome D. Colonna

        /s/ I. Robert Greene*          Director
______________________________________
           I. Robert Greene

        /s/ William C. Nussey*         Director
______________________________________
          William C. Nussey


              Signature                          Title                   Date
              ---------                          -----                   ----

       /s/ Thomas G. Rosencrants*      Director
______________________________________
        Thomas G. Rosencrants

        /s/ Kevin M. Wall*             Director
______________________________________
          Kevin M. Wall

       /s/ Thomas R. Wall, IV*         Director
______________________________________
         Thomas R. Wall, IV

        /s/ M. Wayne Boylston                                        May 13, 1999
______________________________________
       *By: M. Wayne Boylston

       Attorney-in-Fact

Schedule II--Valuation and Qualifying Accounts
(in thousands)

                         Balance at Charges to      Deductions                  Balance
                         beginning  costs and           and                     at end
    Description          of period   expenses  Reclassifications (1) Other (2) of period
    -----------          ---------- ---------- --------------------- --------- ---------
Allowance for doubtful
 accounts
For the year ended
 December 31,
------------------
  1998..................    $138      $1,227           $(765)          $196      $796
  1997..................     150         118            (130)           --        138
  1996..................     --          134             (14)            30       150

--------
(1)Amounts represent write-offs.
(2) Amounts represent the beginning balances of the allowance for doubtful accounts for the companies acquired during the respective periods.

                                      S-1